                  AG SERVICES OF AMERICA, INC.

                          EXHIBIT 10.18

               AMENDED AND RESTATED LOAN AGREEMENT
                      DATED MARCH 12, 1997










					-23-
              THIRD AMENDED AND RESTATED LOAN AGREEMENT


                          By and Among


                  AG SERVICES OF AMERICA, INC.

as Borrower


                               and


THE FINANCIAL INSTITUTIONS
FROM TIME TO TIME
PARTIES HERETO

as the Banks



and



      COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.
             "Rabobank Nederland", New York Branch,

  as Administrative Agent for the Banks and as Collateral Agent

                   Dated as of March 12, 1997
            ________________________________________






                        TABLE OF CONTENTS

Section
                                                              Page
ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . .1
Section 1.01  Accounting Principles. . . . . . . . . . . . . . .1
Section 1.02  Defined Terms. . . . . . . . . . . . . . . . . . .2

ARTICLE II  AMOUNT AND TERMS OF LINE OF CREDIT . . . . . . . . 17
Section 2.01  Line of Credit Facility. . . . . . . . . . . . . 17
Section 2.02  Line of Credit Note. . . . . . . . . . . . . . . 18
Section 2.03  Principal. . . . . . . . . . . . . . . . . . . . 18
Section 2.04  Interest . . . . . . . . . . . . . . . . . . . . 19
Section 2.05  Notice of Advance Requests . . . . . . . . . . . 20
Section 2.06  Advances . . . . . . . . . . . . . . . . . . . . 21
Section 2.07  Use of Proceeds. . . . . . . . . . . . . . . . . 22
Section 2.08  Line of Credit Facility Fee. . . . . . . . . . . 22
Section 2.09  Calculation of Interest; Maximum Lawful Rates. . 22
Section 2.10  Notice of Changes in Base Rate . . . . . . . . . 22
Section 2.11  Funding and Disbursements. . . . . . . . . . . . 23
Section 2.12  Payments . . . . . . . . . . . . . . . . . . . . 23
Section 2.13  Application of Payments. . . . . . . . . . . . . 24
Section 2.14  Non-Receipt of Funds by Administrative Agent . . 24
Section 2.15  Increased Cost . . . . . . . . . . . . . . . . . 25
Section 2.16  Risk-Based Capital . . . . . . . . . . . . . . . 26
Section 2.17  Funding Loss Indemnification . . . . . . . . . . 26
Section 2.18  Survival . . . . . . . . . . . . . . . . . . . . 27
Section 2.19  Pro Rata Treatment . . . . . . . . . . . . . . . 27

ARTICLE III COLLATERAL . . . . . . . . . . . . . . . . . . . . 27
Section 3.01  Security Interests . . . . . . . . . . . . . . . 27
Section 3.02  Security Agreement; Collateral Documents . . . . 28
Section 3.03 Collateral Defined; Priority. . . . . . . . . . . 29
Section 3.04  Customer Loans and Security Interests and Liens Securing Customer
     Notes . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Section 3.05  Custodian. . . . . . . . . . . . . . . . . . . . 29
Section 3.06 Release of Lien Upon Sale or Contribution of Acquired Customer
     Advance . . . . . . . . . . . . . . . . . . . . . . . . . 30
Section 3.07 Collateral Monitoring and Audits. . . . . . . . . 30

ARTICLE IV REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . 31
Section 4.01  Corporate Existence. . . . . . . . . . . . . . . 31
Section 4.02  Corporate Powers and Authorization . . . . . . . 31
Section 4.03  Other Agreements; Defaults . . . . . . . . . . . 31
Section 4.04  Financial Statements . . . . . . . . . . . . . . 31
Section 4.05  Financial Condition. . . . . . . . . . . . . . . 32
Section 4.06  Properties and Assets. . . . . . . . . . . . . . 32
Section 4.07  Actions and Proceedings. . . . . . . . . . . . . 32
Section 4.08  Tax Returns and Taxes. . . . . . . . . . . . . . 32
Section 4.09  Assumed Names. . . . . . . . . . . . . . . . . . 32
Section 4.10  No Defaults. . . . . . . . . . . . . . . . . . . 33
Section 4.11  Compliance with Laws . . . . . . . . . . . . . . 33
Section 4.12  No Misrepresentation . . . . . . . . . . . . . . 33
Section 4.13  Legally Enforceable Loan Documents . . . . . . . 33
Section 4.14  Subsidiaries . . . . . . . . . . . . . . . . . . 33
Section 4.15  Hazardous Waste and Toxic Substance Storage. . . 33
Section 4.16  Use of Property. . . . . . . . . . . . . . . . . 33
Section 4.17  Licenses and Permits . . . . . . . . . . . . . . 33
Section 4.18  Borrower's Chief Executive Office. . . . . . . . 34
Section 4.19  Ownership of Collateral. . . . . . . . . . . . . 34
Section 4.20  Liens Under Collateral Documents . . . . . . . . 34
Section 4.21  Casualties Affecting Business or Property. . . . 34
Section 4.22  ERISA. . . . . . . . . . . . . . . . . . . . . . 34
Section 4.23  Use of Loan Proceeds . . . . . . . . . . . . . . 35
Section 4.24  Consents . . . . . . . . . . . . . . . . . . . . 35
Section 4.25  Borrowing Base . . . . . . . . . . . . . . . . . 35

ARTICLE V [INTENTIONALLY OMITTED]. . . . . . . . . . . . . . . 35

ARTICLE VI CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . 35
Section 6.01  Conditions Precedent to Initial Advances . . . . 35
Section 6.02  Conditions Precedent to All Advances . . . . . . 38
Section 6.03  Waiver of Conditions Precedent . . . . . . . . . 39

ARTICLE VII AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . 40
Section 7.01  Corporate Existence. . . . . . . . . . . . . . . 40
Section 7.02  Insurance. . . . . . . . . . . . . . . . . . . . 40
Section 7.03  Reporting Requirements . . . . . . . . . . . . . 40
Section 7.04  Taxes and Claims . . . . . . . . . . . . . . . . 41
Section 7.05  Accounts Receivable; Inventory Sales . . . . . . 41
Section 7.06  Maintenance of Property. . . . . . . . . . . . . 41
Section 7.07  Books and Records; Inspections and Examinations. 41
Section 7.08  Environmental. . . . . . . . . . . . . . . . . . 42
Section 7.09  Compliance with Laws . . . . . . . . . . . . . . 42

ARTICLE VIII NEGATIVE COVENANTS OF BORROWER. . . . . . . . . . 42
Section 8.01  Indebtedness . . . . . . . . . . . . . . . . . . 42
Section 8.02  Liens. . . . . . . . . . . . . . . . . . . . . . 43
Section 8.03  Guarantees and Indemnification . . . . . . . . . 43
Section 8.04  Subsidiaries and Affiliates. . . . . . . . . . . 44
Section 8.05  Mergers and Consolidations . . . . . . . . . . . 44
Section 8.06  Investments and Advances . . . . . . . . . . . . 44
Section 8.07  [Intentionally Omitted.] . . . . . . . . . . . . 44
Section 8.08  Misstatements or Omissions . . . . . . . . . . . 44
Section 8.09  Transactions with Affiliates . . . . . . . . . . 45
Section 8.10  Loans, Advances, Compensation and Fees . . . . . 45
Section 8.11  Accounting Principles; Fiscal Year; Tax Year . . 45
Section 8.12  Sale of Assets . . . . . . . . . . . . . . . . . 45
Section 8.13  Payments on Indebtedness . . . . . . . . . . . . 45
Section 8.14  ERISA Compliance . . . . . . . . . . . . . . . . 45
Section 8.15  Nature of Business . . . . . . . . . . . . . . . 46
Section 8.16  Prepayment of Subordinated Indebtedness. . . . . 46

ARTICLE IX [INTENTIONALLY OMITTED] . . . . . . . . . . . . . . 46

ARTICLE X EVENTS OF DEFAULT; RIGHTS AND REMEDIES . . . . . . . 46
Section 10.01 Events of Default. . . . . . . . . . . . . . . . 46
Section 10.02 Rights and Remedies. . . . . . . . . . . . . . . 49

ARTICLE XI EXPENSES AND COSTS. . . . . . . . . . . . . . . . . 51

ARTICLE XII THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND
     THE CUSTODIAN; AND INTERCREDITOR PROVISIONS . . . . . . . 51
Section 12.01 Appointment and Authorization. . . . . . . . . . 51
Section 12.02 Administrative Agent and Collateral Agent. . . . 52
Section 12.03 Action by Administrative Agent, Collateral Agent and52
Section 12.04 Consultation with Experts. . . . . . . . . . . . 52
Section 12.05 Liability of Administrative Agent, Collateral Agent and
              Custodian                                        53
Section 12.06 Indemnification. . . . . . . . . . . . . . . . . 53
Section 12.07 Reimbursement from Payments. . . . . . . . . . . 54
Section 12.08 Sharing of Loan Payments . . . . . . . . . . . . 54
Section 12.09 Resignation of Administrative Agent, Collateral Agent or54
Section 12.10 Right of Purchase. . . . . . . . . . . . . . . . 55
Section 12.11 [Intentionally Omitted.] . . . . . . . . . . . . 56
Section 12.12 Withholding Tax. . . . . . . . . . . . . . . . . 56
Section 12.13 Borrowers Not a Beneficiary. . . . . . . . . . . 56
Section 12.14 Survival of Provisions . . . . . . . . . . . . . 56
Section 12.15 Defaults . . . . . . . . . . . . . . . . . . . . 57

ARTICLE XIII MISCELLANEOUS . . . . . . . . . . . . . . . . . . 57
Section 13.01 Section Headings . . . . . . . . . . . . . . . . 57
Section 13.02 Notices. . . . . . . . . . . . . . . . . . . . . 57
Section 13.03 Survival of Covenants and Representations. . . . 57
Section 13.04 Governing Law; Consent to Jurisdiction; Jury Trial Waiver58
Section 13.05 Waivers; Amendments; and Releases. . . . . . . . 58
Section 13.06 Entire Agreement . . . . . . . . . . . . . . . . 60
Section 13.07 Amendments to Prior Loan Agreement . . . . . . . 60
Section 13.08 Counterparts . . . . . . . . . . . . . . . . . . 60
Section 13.09 Contact with Borrower's Independent Accountants. 60
Section 13.10 Severability; Rights Cumulative. . . . . . . . . 60
Section 13.11 Usury Savings Clause . . . . . . . . . . . . . . 60
Section 13.12 Indemnification by Borrower. . . . . . . . . . . 61
Section 13.13 Independent Credit Decisions . . . . . . . . . . 61
Section 13.14 Sale or Assignment; Addition of Banks. . . . . . 61
Section 13.15 Participations . . . . . . . . . . . . . . . . . 63
Section 13.16 Confidentiality. . . . . . . . . . . . . . . . . 64
Section 13.17 Acknowledgment of Receipt. . . . . . . . . . . . 64




            THIRD AMENDED AND RESTATED LOAN AGREEMENT

     THIS THIRD AMENDED AND RESTATED LOAN AGREEMENT is entered into as of March 12, 1997, (the "Loan Agreement") by and among AG SERVICES OF AMERICA, INC., an Iowa corporation (the "Borrower"); THE FINANCIAL INSTITUTIONS parties hereto from time to time as lenders (each, a Bank and collectively, the Banks), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "Rabobank Nederland", New York Branch ("Rabobank"), as agent for the Banks hereunder (in such capacity, the Administrative Agent)

R E C I T A L S:

The Borrower, Rabobank and other financial institutions entered into a Second Amended and Restated Loan Agreement, dated as of April 15, 1996 (as amended from time to time, the Prior Loan Agreement). The Borrower has agreed to sell certain Customer Advances to Ag Acceptance Corporation pursuant to a Asset Securitization Purchase and Contribution Agreement, dated as of March 12, 1997, and intends to use the proceeds to pay in full the Borrowers indebtedness currently outstanding under the Prior Loan Agreement. In connection with the sale of Customer Advances and the payment of its indebtedness under the Prior Loan Agreement, the Borrower desires to reduce the aggregate commitments under the Prior Loan Agreement and to modify and amend the terms and conditions of the credit facilities under the Prior Loan Agreement. This Loan Agreement is to be substituted for the Prior Loan Agreement so that on and after the date hereof the terms and conditions of this Loan Agreement shall govern the credit facilities initially established under the Prior Loan Agreement and all credit facilities to be established in favor of, and all credit facilities to be extended to, the Borrower by the Banks. Without limiting the generality of the foregoing, the Prior Loan Agreement is amended hereby to decrease the line of credit facility thereunder to an aggregate maximum amount of $8,500,000.00. Accordingly, upon satisfaction of the conditions precedent to effectiveness set forth herein, the Prior Loan Agreement, shall be amended and as so amended shall be restated in their entirety to read as herein provided.

     NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the sum and sufficiency of which is hereby acknowledged, the parties hereto mutually agree as follows:

                            ARTICLE I
                           DEFINITIONS

     Section 1.01 Accounting Principles. Except as otherwise stated herein, all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in effect in the United States of America from the date hereof, applied on a consistent basis. Whenever the character or amount of any asset or liability or item of income or expense is required to be determined, or any other accounting computation is required to be made, for purposes of this Loan Agreement and any Exhibit hereto, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Loan Agreement or such Exhibit, be made in accordance with generally accepted accounting principles in effect in the United States of America from the date hereof, applied on a consistent basis.

     Section 1.02 Defined Terms. In addition to any other terms defined elsewhere herein, for purposes hereof, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     "Acceleration" shall mean the declaration of all Indebtedness of the Borrower hereunder to be immediately due and payable following an Event of Default in accordance with the provisions of Section 10.02(b) hereof.

     "Accumulated Funding Deficiencies" shall mean an "accumulated funding deficiency" as set forth in Section 412(a) of the Code.

     "Acquired Customer Advance" shall mean any Customer Advance (or portion thereof) contributed by the Borrower to the capital of Ag Acceptance pursuant to the Asset Securitization Purchase and Contribution Agreement or purchased from the Borrower pursuant to the Asset Securitization Purchase and Contribution Agreement.

     "Additional Costs" shall have the meaning attributed to it in Section 2.15 hereof.

     "Adjustment Date" shall have the meaning attributed it in Section 13.14 hereof.

     "Administrative Agent" shall mean Rabobank in its capacity as agent for the Banks hereunder.

     "Advance" shall mean a group of Line of Credit Loans of a single Type made by the Banks on a single date and as to which a single Interest Period is in effect.

     "Affiliate" means any Person (a) which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower or a Subsidiary of the Borrower; (b) which directly or indirectly beneficially owns or holds seven percent (7%) or more of any class of voting stock of the Borrower or any Subsidiary of the Borrower; or
      (c) seven percent (7%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a Subsidiary of the Borrower.

     Ag Acceptance shall mean Ag Acceptance Corporation, a Delaware corporation and the purchaser under the Asset Securitization Purchase and Contribution Agreement and the borrower under the Asset Securitization Credit Agreement.

     "Applicable Percentage" shall mean, as to any Bank as of any date of determination, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) as of such date of such Bank's Line of Credit Commitment divided by the Total Line of Credit Commitment as of such date.

     "Applicant" shall have the meaning attributed in Section 13.14 hereof.

     "Asset Securitization Custodial Agreement" shall mean the Custodial Agreement, dated as of March 12, 1997, by and among the Borrower, Ag Acceptance, CapMAC, Triple-A and Norwest Trust, as the same may be amended, supplemented or otherwise modified from time to time with and subject to the prior approval and consent of the Administrative Agent and the Majority Banks.

     "Asset Securitization Credit Agreement" shall mean the Credit Agreement, dated as of March 12, 1997, by and among Ag Acceptance, the Borrower, Triple-A, CapMAC and CFS, as the same may be amended, supplemented or otherwise modified from time to time with and subject to the prior approval and consent of the Administrative Agent and the Majority Banks.

     "Asset Securitization Documents" shall mean the Asset Securitization Credit Agreement, the Asset Securitization Purchase and Contribution Agreement, the Asset Securitization Custodial Agreement, the Asset Securitization Liquidity Security Agreement, the Asset Securitization Liquidity Agreement and the Asset Securitization Insurance Agreement.

     "Asset Securitization Insurance Agreement" shall mean the Insurance Agreement, dated as of March 12, 1997, by and among CapMAC, CapMAC in its capacity as Collateral Agent under the Asset Securitization Credit Agreement, CFS, in its capacity as administrative agent under the Asset Securitization Credit Agreement, Triple-A and Rabobank, in its capacity as liquidity agent under the Asset Securitization Liquidity Agreement, as the same may be amended, supplemented or otherwise modified from time to time with and subject to the prior approval and consent of the Administrative Agent and the Majority Banks.

     Asset Securitization Liquidity Collateral Agent shall mean Rabobank in its capacity as liquidity collateral agent under the Asset Securitization Liquidity Security Agreement.

     Asset Securitization Liquidity Agreement shall mean the Liquidity Agreement, dated as of March 12, 1997, by and among Triple-A, the Liquidity Banks and Rabobank as the liquidity agent thereunder, as the same may be amended, supplemented or otherwise modified from time to time with and subject to the prior approval and consent of the Administrative
     Agent and the Majority Banks.

     "Asset Securitization Liquidity Security Agreement" shall mean the Liquidity Security Agreement, dated as of March 12, 1997, by and among Triple-A, CapMac and Rabobank as liquidity agent and as liquidity collateral agent thereunder, as the same may be amended, supplemented or otherwise modified from time to time with and subject to the prior approval and consent of the Administrative Agent and the Majority Banks.

     "Asset Securitization Purchase and Contribution Agreement" shall mean the Asset Securitization Purchase and Contribution Agreement, dated as of March 12, 1997, by and among Ag Acceptance and the Borrower, as the same may be amended, supplemented or otherwise modified from time to time with and subject to the prior approval and consent of the Administrative Agent and the Majority Banks.

     "Assignment Certificate" shall have the meaning attributed to it in Section
     13.14 hereof.

     "Base Rate" shall mean the rate of interest equal to prime rate announced by Rabobank in New York, New York from time to time as its prime base or reference rate, whether or not such rate is the lowest rate offered by Rabobank to its borrowers.

     "Base Rate Loan" shall mean any Line of Credit Loan bearing interest at a rate determined by reference to the Base Rate.

     "Borrowing Base" shall have the meaning attributed to it in the Asset Securitization Credit Agreement.

     "Borrowing Base Certificate" shall mean a report substantially in the form of Exhibit E to the Asset Securitization Credit Agreement.

     "Borrowing Base Deficit" shall mean, at any time, the amount, if any, by which the then outstanding principal amount of the Loan exceeds the Line of Credit Borrowing Base then in effect.


     "Borrowing Date" shall mean each Business Day selected by the Borrower as the date on which it will obtain an Advance.

     "Business Day(s)" shall mean any day on which each Bank's commercial lending department is open for business and, in addition, if any determination of a "Business Day" shall relate to a Fixed Rate Loan or the determination of the LIBO Rate, a day on which dealings in U.S. dollar deposits are carried on in the London interbank Eurodollar market.

     "Capitalized Leases" shall mean all leases which have been or should be capitalized on the books of the Borrower in accordance with generally accepted accounting principles consistently applied.

     "CapMAC" shall mean Capital Markets Assurance Corporation, a New York stock insurance company.

     "CFS" shall mean CapMAC Financial Services, Inc.

     "Change in Control" shall happen or occur either: (a) when more than 82.0% of the Borrower's outstanding voting stock is owned or Controlled in the aggregate by any Person or Persons who are not members of the Management Group or (b) immediately upon transfer (whether by gift, sale, exchange, will, intestate succession or otherwise or in connection with or pursuant to a dissolution of marriage) in one or more transfers of more than 82.0% in the aggregate of the Borrower's outstanding voting stock to any Person or Persons who are not members of the Management Group.

     "Classification Report" shall have the meaning attributed to it in Section 7.03(d) hereof.

     "Clean-Down Period" shall mean the period in each calendar year beginning on June 1 and ending on the next succeeding August 31 or the Maturity Date.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     "Collateral" shall have the meaning attributed to it in Section 3.03 hereof.

     "Collateral Agent" shall mean the Person serving as the collateral agent under the Security Agreement.

     "Collateral Documents" shall mean the Security Agreement, the Financing Statements, the Prior Financing Statements, the Custodial Agreement, each as amended, modified or restated from time to time in accordance with the provisions thereof; and all other documents, instruments and agreements which a Bank deems reasonably necessary to vest or fully perfect the Liens in the Collateral.

     "Commitment" shall mean each Bank's obligation to make Line of Credit Loans to the Borrower hereunder.

     "Compliance Certificate" shall have the meaning attributed to it in Section 7.03(e) hereof.

     Consolidated EBT shall have the meaning attributed to it in the Asset Securitization Credit Agreement.

     Consolidated Net Income shall have the meaning attributed to it in the Asset Securitization Credit Agreement.

     Consolidated Net Worth shall have the meaning attributed to it in the Asset Securitization Credit Agreement.

     Consolidated Pre-Tax Income shall have the meaning attributed to it in the Asset Securitization Credit Agreement.

     "Control" or "Controlled By" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Person, whether through the ownership of voting securities, by contract or otherwise.

     "Credit Agreement" shall have the meaning attributed to it in Recital A hereof.

     "Credit Policy" shall mean the Ag Services Credit and Collection Policy attached hereto as Exhibit A.

     "Crop Insurance" shall mean all of a Customer's right and interest in any indemnity payments payable to such Customer under such Customer's crop-hail insurance or multiple peril crop insurance issued either directly through the Federal Crop Insurance Corporation or private insurance companies participating in the Federal Crop Insurance Program.

     "Custodial Agreement" shall mean the Custodial Agreement in the form of Exhibit B attached hereto by and among the Borrower, the Collateral Agent and the Custodian which shall amend and restate the Prior Custodial Agreement.

     "Custodian" shall mean Norwest Bank Iowa, National Association, or a successor as custodian under the Custodial Agreement.

     "Customer" shall mean, with respect to each Customer Loan, the borrower(s) or the account debtor(s) obligated to make payments in respect of the advances arising under such Customer Loan.

     "Customer Advance" shall mean an advance made to a Customer in respect of a Customer Loan, together with interest accrued thereon and owing under the related Customer Loan Documents and the right arising under such Customer Loan Documents to receive any payment or any funds from or on behalf of such Customer, whether or not earned by performance, whether constituting an account, chattel paper, instrument, general intangibles or otherwise.

     "Customer Collateral" shall mean the collateral and Property in which a Lien has been granted, or which has been assigned, to the Borrower to secure payment of a Customer Loan or other Indebtedness owed to the Borrower by a Customer, including, without limitation (a) all of the Borrower's right, title and interest in and to the payments to be made by the Customer and any other rights which are assignable under the related Customer Loan Documents, (b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Customer Loan, whether pursuant to the Customer Loan Documents related to such Customer Loan or otherwise, including, without limitation, all interest in Crop Insurance with respect to such property, (c) all Records, (d) guaranties and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Customer Loan whether pursuant to the Customer Loan Documents related to such Customer Loan or otherwise, and (e) all rights under warranties, indemnities, insurance with respect to the Customer Loans, the related Customer Loan Documents or other Customer Collateral described above.

     "Customer Financing Statement" shall mean each financing statement naming the Borrower as secured party and the Customer as debtor filed with each state or county Governmental Body at which a financing statement must be filed in order to perfect a Lien in any Customer Collateral.

     "Customer Loan" shall mean each advance or loan receivable arising from the extension of credit by the Borrower to a borrower or account debtor in the ordinary course of the Borrower's business other than a loan which has been sold to Ag Acceptance pursuant to the Asset Securitization Purchase and Contribution Agreement and not reacquired by the Borrower.

     "Customer Loan Documents" shall mean, with respect to any Customer Loan, the related Customer Note, the Customer Security Agreement, the related Customer Financing Statements, and any related loan agreement, mortgage, assignment of indemnity, financing statement or other documents, instruments, certificates or assignments (including amendments or modifications thereof) executed by the Customers thereof or by another Person on the Customer's behalf in respect of such Customer Loan, including, without limitation, general or limited guaranties.

     "Customer Note" shall mean a promissory note payable to the order of the Borrower executed by a Customer which evidences a Customer Loan made to such Customer.

     "Customer Security Agreement" shall mean an agricultural security agreement in form and content previously approved by the Administrative Agent executed by a Customer in favor of the Borrower.

     "Default" shall mean an Event of Default or any event which with the giving of notice, the passage of time, or both would constitute an Event of Default.

     "Default Fee" shall have the meaning attributed to it in Section 2.20 hereof.

     "Default Rate" shall mean the per annum rate of interest equal to the Base Rate plus five percent (5.0%).

     "Default Ratio" shall have the meaning attributed to it in the Asset Securitization Credit Agreement.

     "Effective Date" shall mean the date upon which all of the conditions precedent set forth in Section 6.01 hereof shall have been fulfilled.

     "Eligible Advance" shall have the meaning attributed to it in the Asset Securitization Credit Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules, regulations and rulings issued thereunder, as from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with the Borrower would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

     "Event of Default" shall have the meaning attributed to it in Section 10.01 hereof.

     "Fed Funds Rate" shall mean as to any Interest Period or any other period of determination, an interest rate per annum equal for each day during such period to the rate per annum at which Rabobank, as a branch of a foreign bank, in its sole discretion, can acquire federal funds in the interbank term federal funds market in New York City through brokers of recognized standing for such day (or, if such day is not a Business Day, for the next preceding Business Day).

     "Fed Funds Rate Loan" shall mean any Line of Credit Loan bearing interest at a rate determined by reference to the Fed Funds Rate.

     "Federal Crop Insurance Program" shall mean the crop-hail or multi-peril crop insurance program established and offered in accordance with the Federal Crop Insurance Act, as amended.

     "Financing Statement" shall mean a financing statement of the Borrower, naming the Borrower as debtor and the Collateral Agent as secured party, in the form of Exhibit C attached hereto (completed with appropriate insertions), with appropriate changes thereto to reflect the requirements of state or local law or form differences.

     "Fiscal Year" shall mean the annual period of the Borrower from March 1 of each year to the last day of February of the next year.

     "Fixed Rate" shall mean, in respect of a Fixed Rate Loan for a particular Interest Period, the LIBO Rate applicable to such Fixed Rate Loan during such Interest Period.

     "Fixed Rate Loan" shall mean each Line of Credit Loan bearing interest determined by reference to the LIBO Rate.

     "Governmental Body" shall mean any foreign, federal, state, municipal, local or other government, or any department, commission, board, bureau, agency, public authority, official or instrumentality thereof or any court or arbitrator.

     "Indebtedness" means all items of indebtedness, obligations or liabilities of a Person, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, without limitation: (a) all indebtedness and obligations to pay money guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse; and (b) all indebtedness and obligations to pay money guaranteed, directly or indirectly, through agreements, contingent or otherwise: (i) to purchase such indebtedness or obligations; or (ii) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to assure the owner of the indebtedness against loss; or (iii) to supply funds to or in any other manner invest in the debtor; and (c) all indebtedness and obligations to pay money secured by (or for which the holder of such indebtedness or the obligee has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, Lien, security interest or other charge or encumbrance upon property owned or acquired by such Person subject thereto, whether or not the indebtedness or obligations secured thereby have been assumed; and (d) all indebtedness and obligations to pay money as the lessee of property, real or personal, or services under leases that, in accordance with generally accepted accounting principles consistently applied, should not be reflected or capitalized on the lessee's balance sheet; and (e) all indebtedness and obligations to pay money as the lessee of property, real or personal, under leases that, in accordance with generally accepted accounting principles consistently applied are, or are required to be, capitalized for financial reporting purposes; and
     (f) all indebtedness and obligations under letters of credit, under acceptance facilities, in respect of interest rate protection agreements or in respect of unfunded vested benefits under Plans covered by ERISA;
     and (g) all indebtedness or liability for borrowed money, bonds, bills, promissory notes and instruments.

     "Intercreditor Agreement" shall mean the Intercreditor Agreement of even date herewith between the Collateral Agent and CapMAC, as the same may be amended, supplemented or otherwise modified from time to time.

     "Interest Period" shall mean (a) as to any Advance comprised of Fixed Rate Loans, the period commencing on the date such Advance is made, or on the last day of the immediately preceding Interest Period applicable to such Advance, as the case may be, and ending, on the numerically corresponding day (or if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2 or 3 months thereafter, as the Borrower may select, and (b) as to any Advance comprised of Variable
     Rate Loans, the period commencing on the date such Advance is made or on the last day of the immediately preceding Interest Period applicable to such Advance, as the case may be and ending on the earlier to occur of
     (i) the date such Advance is converted to or refinanced as a Fixed Rate Loan or as a Variable Rate Loan whose interest rate is determined by reference to a different Type of Variable Rate or (ii) the Termination Date; provided, however, (x) each Interest Period applicable to an Advance comprised of Fixed Rate Loans that commences on the last
     Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; (y) no Interest Period may extend beyond the Line of Credit Maturity Date; and (z) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next Business Day unless such Business Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

     "Lending Office" shall mean, with respect to each Bank, the office of such Bank specified as its lending office for the relevant Type of Advance or Line of Credit Loan opposite its name on Schedule I hereto or in the Assignment Certificate, pursuant to which said Bank became a Bank hereunder in accordance with the provisions of Section 13.14.

     "LIBO Rate" shall mean, for any Interest Period, with respect to each Fixed Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined by the Administrative Agent to be equal to the quotient of (a) the London Interbank Offered Rate for such Fixed Rate Loan for such Interest Period divided by (b) one (1.00) minus the applicable percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirements applicable to eurodollar fundings (currently referred to as "Eurocurrency Liabilities" in Regulation D) or any other maximum reserve requirements applicable to a member bank of the Federal Reserve System with respect to such eurodollar fundings.

     "Lien" shall mean any mortgage, pledge, assignment, Lien, charge, encumbrance or security interest of any kind or nature, or the interest of a vendor or lessor under any conditional sale agreement, leases which have been or should be capitalized in accordance with United States generally accepted accounting principles or other title retention agreement.

     "Line of Credit Advance" shall mean the aggregate amount of all Advances made by the Banks on the same Borrowing Date.

     "Line of Credit Borrowing Base" shall mean (a) on each date of determination during the months of March, April, May, June, July, August, September and October of each Fiscal Year, (i) an amount equal to the positive difference between the Borrowing Base on such date minus
     (ii) the aggregate principal amount of Triple-A Loans outstanding on such date and (b) on each date of determination during the months of March, November, December, January and February of each Fiscal Year, an amount equal to the positive difference between (iii) seventy-five percent (75.0%) of Net Aggregate Eligible Advances on such date minus
     (iv) the aggregate principal amount of Triple-A Loans outstanding on such date.

     "Line of Credit Commitment" shall mean, at any time with respect to a Bank, the principal amount set forth beside such Bank's name under the heading Line of Credit Commitment on Schedule I hereto or on the signature page of the Assignment Certificate pursuant to which such Bank became a Bank hereunder in accordance with the provisions of Section 13.14.

     "Line of Credit Facility Fee" shall have the meaning attributed to it in
     Section 2.08 hereof.

     "Line of Credit Loan" shall mean each revolving loan made by a Bank to the Borrower pursuant to Section 2.01 hereof. Each Line of Credit Loan shall be a Fixed Rate Loan, a Base Rate Loan or a Fed Funds Rate Loan.

     "Line of Credit Maturity Date" shall mean February 28, 1998.

     "Line of Credit Note" shall have the meaning attributed to it in Section
     2.02 hereof.

     "Loan" shall mean the aggregate of all outstanding Line of Credit Loans of the Banks.

     "Loan Agreement" shall mean this Third Amended and Restated Loan
     Agreement, dated as of March 12, 1997, among the Borrower, the Banks and the Administrative Agent, as the same may be amended, modified, restated or supplemented from time to time in accordance with the provisions hereof.

     "Loan Document(s)" shall mean each of the Loan Agreement, each Note, each Collateral Document, the Intercreditor Agreement, each Subordination Agreement and each other document, agreement or instrument to be issued or contemplated hereunder, as amended, modified or restated from time to time in accordance with the provisions thereof.

     "Loan Fees" shall mean the Line of Credit Facility Fee and each Default
     Fee.

     "Loan Loss Reserve" as of the date of determination shall mean the loan loss reserve as described in, and maintained by the Borrower in accordance with, the Credit Policy.

     "London Interbank Offered Rate" shall mean, for any Interest Period, the annual rate per annum equal to the annual rate (rounded upwards if necessary, to the nearest 1/16th of 1.0%) determined by the Administrative Agent to be the average rate at which U.S. dollar deposits are offered by Rabobank at or about 11:00 a.m. (London time) to major banks in the London interbank eurodollar market two Business Days before the first day of such Interest Period in an amount approximately equal to the amount for which a LIBO Rate is to be fixed and maturing at the end of such Interest Period.

     "Majority Banks" means, at any time, one or more of the Banks holding at least 66 2/3% of the Loans outstanding at such time, or, if there are no Loans outstanding at such time, one or more of the Banks having Stated Line of Credit Commitments aggregating at least 66 2/3% of the Total Stated Line of Credit Commitment at such time.

     "Management Group" shall mean any one or more of Henry C. Jungling, Jr., Gaylen D. Miller and Kevin D. Schipper.

     "Maturity Date" shall mean March 9, 1998.

     "Multiemployer Plan" shall mean a plan described in Section 4001(a)(3) of ERISA which covers employees of Borrower or any ERISA Affiliate.

     "Net Aggregate Eligible Advances" shall have the meaning attributed to it in the Asset Securitization Credit Agreement.

     "Norwest Trust" shall mean Norwest Bank Iowa, National Association.

     "Note(s)" shall mean each Line of Credit Note and each promissory note executed and accepted by a Bank in substitution, amendment, modification, renewal, extension or replacement of or for any Line of Credit Note.

     "Operating Account" means each separate operating account established by the Borrower with a Customer at any time and from time to time and any two or more operating accounts established by the Borrower with different Persons at any time and from time to time which operating accounts are managed or operated by a Customer as a single management farming operation.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Borrower Liens" shall mean the Liens permitted under Section
     8.02 hereof.

     "Permitted Customer Liens" shall mean Liens against a Customer's crops which are by statute granted priority over the Borrower's Lien in such crops or which such Indebtedness to others which the Borrower has deducted in setting the credit limit for such Customer.

     "Person" shall include natural persons, corporations, limited liability companies, limited liability partnerships, business trusts, associations, companies and partnerships.

     "Plan" shall mean any employee benefit plan, pension plan or trust which is covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986 and is either (a) maintained by the Borrower or employees of the Borrower or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions or
     (c) a plan established, maintained or to which contributions have been made by Borrower or any ERISA affiliate. Without limiting the generality of the foregoing, "Plan" shall include any Multiemployer Plan.

     Prior Banks shall mean each of the financial institutions other than Rabobank who are parties to the Prior Loan Agreement.

     "Prior Custodial Agreement" shall mean the Amended and Restated Collateral and Borrowing Base Monitoring Agreement, dated as of April 15, 1996, by and among Rabobank, the Prior Banks and Norwest Trust, as amended from time to time.

     "Prior Financing Statement" shall mean the following Financing Statements filed with the Iowa Secretary of State:

          Original Number               Date of Original Filing
          K109186                       April 13, 1990
          K377499                       July 29, 1992
          K528886                       March 4, 1994
          K734082                       May 6, 1996

     "Prior Loan Document(s)" shall mean each of the Credit Agreement, each Prior Financing Statement, the Prior Security Agreement and the Prior Custodial Agreement.

     "Prior Security Agreement" shall mean the Amended and Restated Security Agreement, dated April 15, 1996, executed by the Borrower in favor of the Collateral Agent, as amended from time to time.

     "Prohibited Transaction" shall mean a "prohibited transaction" as set forth in Section 406 of ERISA or Section 4975 of the Code.

     "Property" shall mean all type of real, personal or mixed property and all types of tangible or intangible property.

     "Provision for Doubtful Notes" as of the date of determination shall mean the amount as of such date, which in accordance with the generally accepted accounting principles used in the preparation of the audited financial statements referred to in Section 4.05 hereof, would properly be included in the provision for doubtful notes in the income statement of the Borrower.

     "Records" shall mean all Customer Loan Documents and other documents, books, credit files, records and other information (including crop limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Customer Loans and their related Customers.

     "Regulations A, D, G, U and X" shall mean Regulations A, D, G, U and X of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

     "Regulatory Change" shall have the meaning attributed to it in Section
     2.15.

     "Remarketing Ratio" shall have the meaning attributed to it in the Asset Securitization Credit Agreement.

     "Reportable Event" shall mean a "reportable event" as set forth in Section 4043 of ERISA.

     "Security Agreement" shall mean the Security Agreement in the form of Exhibit D attached hereto by and between the Borrower and the Collateral Agent which shall amend and restate the Prior Security Agreement.

     "Seller Note" shall mean the promissory note of Ag Acceptance executed in favor of the Borrower evidencing the revolving loan and advances made by the Borrower to Asset Securitization Purchase and Contribution
     Agreement, as the same may be amended, supplemented or otherwise modified from time to time with and subject to the prior approval and consent of the Administrative Agent and the Majority Banks, together with all substitutions therefor and replacements thereof.

     "Servicer's Daily Report" shall mean the report substantially in the form of Exhibit E to the Asset Securitization Credit Agreement furnished to Triple-A by the Borrower pursuant to Section 6.01 of the Asset Securitization Credit Agreement.

     "Subordinated Indebtedness" shall mean Indebtedness of the Borrower, the repayment of which is subordinated to the Line of Credit Loans pursuant to a Subordination Agreement.

     "Subordination Agreement" shall mean any subordination agreement (and all amendments thereto) pursuant to which Subordinated Indebtedness has been subordinated by a creditor of the Borrower in a manner and on terms satisfactory to the Banks.

     "Subsidiary" shall mean, as to any Person, any corporation, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Termination Date" shall mean the earliest of (a) the Line of Credit Maturity Date or (b) the date on which the Commitments are terminated pursuant to Section 10.02(a) hereof.

     "Triple-A" shall mean Triple-A One Funding Corporation, a Delaware corporation.

     "Triple-A Loans" shall mean, as of any date of determination the aggregate principal amount of all loans made by Triple-A to Ag Acceptance under the Asset Securitization Credit Agreement which are outstanding on such date.

     "Type", when used in respect of an Advance or Line of Credit Loan, shall refer to the Rate by reference to which interest on such Advance or Line of Credit Loan is determined. For purposes hereof, the term "Rate" shall include the LIBO Rate, the Base Rate or the Fed Funds Rate.

     "Variable Rate" means the Base Rate or the Fed Funds Rate.

     "Variable Rate Loan" shall mean a Base Rate Loan or a Fed Funds Rate Loan.


                           ARTICLE II
               AMOUNT AND TERMS OF LINE OF CREDIT

     Section 2.01 Line of Credit Facility. (a) Line of Credit. Subject to the terms and conditions hereof, a line of credit arrangement is established by the Banks in favor of the Borrower (the "Line of Credit") whereby each Bank agrees, severally and not jointly, to make line of credit loans to the Borrower on such Borrowing Dates as the Borrower shall select on a prorata basis as to each Advance requested by the Borrower on such Borrowing Date determined by such Bank's Applicable Percentage in an amount up to but not exceeding the Line of Credit Commitment of such Bank; provided, however, that the Banks will not be required and shall have no obligation to make any Line of Credit Loan (i) so long as a Default or Event of Default has occurred and is continuing or (ii) if an Acceleration has occurred; provided further, however, that immediately after giving effect to each such Advance, the aggregate outstanding principal amount of the Loan shall not exceed the lesser of the Line of Credit Borrowing Base or the Total Line of Credit Commitment.

     (b) Advances. Each Line of Credit Loan made by a Bank on a Borrowing Date shall be in an amount equal to such Bank's Applicable Percentage of each Advance to be made to the Borrower on such Borrowing Date. No Bank shall have any obligation to make any Line of Credit Loan after the Line of Credit Maturity Date or after such obligation is sooner terminated or cancelled by the Banks pursuant to the rights afforded them herein. Within such limits, the Borrower may, within the limits of this Section 2.01, and subject to
Article VI hereof, borrow, repay pursuant to Section 2.03(b) hereof and reborrow funds under this Section 2.01. Notwithstanding any other provision of this Agreement, in no event shall any Bank be obligated to make a Line of Credit Loan if immediately thereafter the aggregate outstanding principal amount of all of such Bank's Line of Credit Loans would exceed the lesser of such Bank's then applicable Line of Credit Commitment or such Bank's
Applicable Percentage of the Line of Credit Borrowing Base. Each Advance shall be comprised of Variable Rate Loans or Fixed Rate Loans as specified by the Borrower in the notice of advance request given pursuant to Section 2.06. The Advances comprising each Line of Credit Advance shall be in an aggregate principal amount that is an integral multiple of $50,000 and not less than $1,000,000.00 in the case of an Advance comprised of Fixed Rate Loans or $250,000.00 in the case of an Advance comprised of Variable Rate Loans, or, an aggregate principal amount equal to an amount which will utilize in full the Total Line of Credit Commitment. The failure by any Bank to make any Line of Credit Loan on the specified Borrowing Date shall not relieve any other Bank of its obligation (if any) to make its own Line of Credit Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Line of Credit Loan of such other Bank.

     Section 2.02 Line of Credit Note. The Line of Credit Loans made by each Bank shall be evidenced by a properly executed promissory note of the Borrower substantially in the form of Exhibit E attached hereto (completed with appropriate insertions), payable to the order of such Bank in a stated principal amount equal to such Bank's Stated Line of Credit Commitment Amount (each such promissory note and each modification, extension or replacement thereof or substitution therefor shall hereinafter be called the "Line of Credit Note"). Each Bank is hereby authorized to record the date, Type, and amount of each Line of Credit Loan made by such Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Fixed Rate Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Line of Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation shall not affect the obligations of the Borrower hereunder or under any Line of Credit Note.

     Section 2.03   Principal.

     (a)  Mandatory Repayments.

     (i) General. The Borrower shall be obligated to make a principal repayment of the Loan on each Business Day in an amount equal to the Borrowing Base Deficit on such Business Day, together with accrued interest on such principal amount repaid through the date of payment. The entire aggregate outstanding principal of each Bank's Line of Credit Loans and each Bank's Line of Credit Note shall be due and payable in full on the Termination Date. Mandatory principal repayments shall be applied first to Advances comprised of Variable Rate Loans. If a mandatory principal repayment is applied to Advances comprised of Fixed Rate Loans on a date other than the last day of the Interest Period therefor, the Borrower shall pay to each Bank an amount sufficient to compensate such Bank for any loss, cost or expenses incurred by such Bank as provided in Section 2.17 hereof.

     (ii) Clean-Down Period Reductions. The Borrower agrees to reduce the aggregate outstanding principal balance of the Loan to Zero Dollars ($0.00) for a period of 10 consecutive Business Days during each Clean-Down Period. The Borrower agrees not to increase or extend the terms of its Indebtedness to trade creditors solely to satisfy the foregoing requirement unless such increase or extension is made in the normal course of the Borrower's credit arrangements with its trade creditors.

     (b) Optional Prepayments. The Borrower shall have the right to prepay all or a portion of the Loan at any time upon notice to the Administrative Agent, prior to the time payment is made, on the date of prepayment in the case of Variable Rate Loans and upon notice to the Administrative Agent given no later than 12:00 noon (New York City time) on the third Business Day prior to the date of prepayment in the case of Fixed Rate Loans, which notice shall specify the Advance being prepaid, the aggregate amount thereof to be prepaid, and the date of prepayment. Any repayment of an Advance shall be in an aggregate principal amount which is an integral multiple of $50,000.00 and not less than $1,000,000.00 in the case of an Advance comprised of Fixed Rate Loans or $250,000.00 in the case of an Advance comprised of Variable Rate
Loans or in either case an amount sufficient to repay the outstanding principal amount of such Advance. If a prepayment of an Advance comprised of Fixed Rate Loans is made on a date other than the last day of the Interest Period therefor, the Borrower shall pay to each Bank an amount sufficient to compensate such Bank for any loss, cost or expenses incurred by such Bank as provided in Section 2.17 hereof. Amounts prepaid may be reborrowed as permitted under Section 2.01, subject to the provisions of Section 6.02 hereof.

     (c) Loss Indemnification. The provisions of Section 2.17 hereof shall apply to each mandatory repayment and optional prepayment of any Fixed Rate Loan.

     Section 2.04   Interest.

     (a)  Rate Prior to Delinquency.  (i) Subject to the provisions of
Section 2.04(b), each Advance comprised of Base Rate Loans shall bear interest at a rate per annum equal to the Base Rate. The interest rate on Advances comprised of Base Rate Loans shall change as and when the Base Rate changes, effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

     (ii) Subject to the provisions of Section 2.04(b), each Advance comprised of Fed Funds Rate Loans shall bear interest at a rate per annum equal to the Fed Funds Rate plus a two percent (2.00%). The interest rate on Advances comprised of said Fed Funds Rate Loans shall change as and when the Fed Funds Rate changes, effective as of the opening of business on the day in which such change in the Fed Funds Rate becomes effective.

     (iii)Subject to the provisions of Section 2.04(b), each Advance comprised of LIBOR Loans shall bear interest at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Advance plus one and one-half percent (1.50%).

     (iv) Interest on each Advance shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period or the day such Advance is paid in full if such day is other than the last day of such Interest Period.

     (b)  Default Rate.  Any principal of or interest on a Line of Credit
Loan not paid when due (whether at maturity, by acceleration or otherwise) shall, from the due date therefrom until paid, bear interest at a rate per annum (computed on the same basis as a Base Rate Loan) equal to the Default Rate. The Default Rate shall increase or decrease, without limit, as and when the Base Rate changes, effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

     (c) Required Payments. Interest on each Advance comprised of Fixed Rate Loans shall be due and payable on the last day of the Interest Period applicable to such Advance or the day such Advance is paid in full if such day is other than the last day of such Interest Period. Interest on each Advance comprised of Variable Rate Loans shall be due and payable on the first day of each month and on the day such Advance is paid in full. If in accordance with the foregoing interest on any Advance would be due and payable on a day which is not a Business Day, such interest shall be due and payable on the next Business Day, however, interest shall continue to accrue until paid. Accrued and unpaid interest on all Advances shall be due and payable on the Termination Date.

     Section 2.05 Notice of Advance Requests. (a) Variable Rate Loans or Fixed Rate Loans. The Borrower shall give the Administrative Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy): (a) in the case of an Advance comprised of either Base Rate Loans or Fed Funds Rate Loans not later than 11:00 a.m. (New York City time) on the Borrowing Date of such proposed Advance, and (b) in the case of an Advance comprised of Fixed Rate Loans, not later than 11:00 a.m. (New York City time) three Business Days before the Borrowing Date of such proposed Advance, specifying in each such notice: (i) whether such Advance is to be comprised of Fixed Rate Loans, Base Rate Loans or Fed Funds Rate Loans and if such Advance is to be comprised of Fixed Rate Loans, the Interest Period with respect thereto, and (ii) the date such Advance is to be made and the amount thereof. Each notice shall be accompanied by a Borrowing Base Certificate setting forth supporting documentation and information as of the Business
Day before the date of such notice, signed and dated by an appropriate corporate officer.
The Administrative Agent shall promptly notify each Bank of such notice. If no election as to the Type of Advance is made in any such notice, then the requested Advance shall be comprised of Base Rate Loans. If no Interest
Period with respect to any Advance to be comprised of Fixed Rate Loans is specified in any such notice, then the Interest Period shall be of one month's duration. If the Borrower shall not have given notice in accordance with this Section 2.05 of its election to refinance an Advance prior to the end of the Interest Period in effect for such Advance, then the Borrower shall (unless such Advance is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Advance with Advances comprised of Base Rate Loans. The Fixed Rate applicable to each
Fixed Rate Loan shall be determined by the Administrative Agent and such determinations shall be conclusive absent manifest error. The Administrative Agent shall promptly notify the Banks of the numerical rate of interest applicable to each Line of Credit Loan and each change in a Variable Rate applicable to any Variable Rate Loans outstanding.

     (b) Alternate Rate of Interest. Notwithstanding anything to the contrary herein, if the Administrative Agent determines (which determination shall be conclusive absent manifest error) that quotations of interest rate for the relevant deposits referred to in the definition of LIBO Rate or the London Interbank Offered Rate are not being provided in the relevant amounts or for the relative maturities for purposes of determining the rate of interest on Advances to be comprised of Fixed Rate Loans for any proposed Interest Period as provided in this Agreement, then the Administrative Agent shall forthwith give notice thereof to the Borrower, whereupon (i) the obligation of the Banks to make Fixed Rate Loans shall be suspended until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (ii) such Advances for such proposed Interest Period shall not be made as Fixed Rate Loans and, until the circumstances giving rise to such suspension no longer exist, any request by the Borrower for any Advance comprised of Fixed Rate Loans shall be deemed to be a request for Base Rate Loans, and (iii) the Borrower shall repay in full the then outstanding principal amount of each Fixed Rate Loan, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Fixed Rate Loan.

     Section 2.06 Advances. Each Advance shall be comprised of Fixed Rate Loans, Base Rate Loans or Fed Funds Rate Loans as the Borrower may request pursuant to Section 2.05 hereof. The Borrower may refinance all or any part of any Advance with an Advance of the same or a different Type, subject, in each case, to the conditions and limitations set forth in this Agreement. Any Advance or portion thereof refinanced in accordance with the foregoing shall be deemed to be repaid or prepaid in accordance with Section 2.03, with the proceeds of a new Advance and the proceeds of the new Advance, to the extent they do not exceed the principal amount of the Advance being refinanced, shall not be paid by the Banks to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to Section 2.11 hereof. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Advance if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.
     Section 2.07 Use of Proceeds. Proceeds of the Line of Credit Advances shall be used for the Borrower's working capital.

     Section 2.08 Line of Credit Facility Fee. The Borrower agrees to pay the Administrative Agent, for the pro rata benefit of each Bank based on their Applicable Percentages, a non-refundable fee (the "Line of Credit Facility Fee") equal to one-eighth percent (0.125%) of the daily amount by which the Total Line of Credit Commitment exceeds the average daily outstanding principal balance of the Loan from the Effective Date hereof in the case of each Bank that is a signatory hereto and from the effective date specified in the Assignment Certificate pursuant to which such Bank became a Bank in accordance with Section 13.14 in the case of each other Bank until the Termination Date. The Line of Credit Facility Fee shall be payable on the last day of each fiscal quarter of the Borrower, in arrears, during the term of such Bank's Line of Credit Commitment. No portion of any Line of Credit Facility fee paid to the Administrative Agent shall be refunded for any reason, irrespective of the occurrence of the Termination Date prior to February 28, 1998. Upon receipt of any Line of Credit Facility Fee, the Administrative Agent shall promptly thereafter distribute to each Bank an amount equal to such Bank's Applicable Percentage of such Line of Credit Facility Fee paid to the Administrative Agent.
     Section 2.09 Calculation of Interest; Maximum Lawful Rates. All interest and fees charged hereunder with respect to all Line of Credit Advances, Line of Credit Loans and the Line of Credit Facility Fees and each Line of Credit Note shall be calculated based on a year of 360 days and the actual number of days elapsed. If at any time the interest rate hereunder or under any Line of Credit Note exceeds the highest lawful rate, interest shall accrue at the highest lawful rate. If any payment by or on behalf of the Borrower is received after 2:00 p.m. (New York City time) on any Business Day, it will be deemed to be received on the next succeeding Business Day.
If the time for payment of any amount hereunder is extended by operation of law or otherwise, interest shall continue to accrue for such extended period.

     Section 2.10 Notice of Changes in Base Rate. During the effective period of this Agreement, the Administrative Agent shall promptly advise Borrower of changes in the Base Rate; provided, however, that the failure to give such advice or the failure to give such advice promptly shall not affect the obligation of the Borrower to pay interest in accordance with the terms of any Line of Credit Note and of this Agreement.

     Section 2.11 Funding and Disbursements. Not later than 2:00 p.m. (New York City time) on the Borrowing Date of any Advance requested by the Borrower in accordance with Section 2.05, each Bank shall make available to the Administrative Agent at New York, New York, in immediately available funds, such Bank's share of each requested Advance to be made on such Borrowing Date. After the Administrative Agent's receipt of such funds and upon fulfillment of all the applicable conditions precedent set forth in
Article VI, the Administrative Agent shall make the requested Advance available to the Borrower in immediately available funds not later than 3:00 p.m. (New York City time) on the Borrowing Date of the requested Advance by crediting the amount thereof to the Borrower's account maintained with the Administrative Agent; provided, however, if and to the extent that any Bank fails to timely make all or any portion of its share of a requested Advance available to the Administrative Agent in immediately available funds prior to 2:00p.m. (New York City time) on the Borrowing Date or if the Administrative Agent reasonably believes such Bank may not honor its commitment to fund its share of a requested Advance, the Administrative Agent shall not be required to disburse such portion of the Advance until it has been actually received by the Administrative Agent. The Administrative Agent may, but shall not be obligated to, make the entire amount of such requested Advance available to the Borrower notwithstanding the failure of any Bank to timely fund its respective share of the requested Advance to be made on a Borrowing Date. The Agent shall promptly notify each Bank if any Bank does not honor its commitment to fund its share of a required Advance.

     Section 2.12 Payments. During the effective period of this Agreement and prior to the applicable interest payment date, the Administrative Agent shall send an interest statement to the Borrower specifying the amount of interest due to each Bank on such payment date. The Borrower shall make each payment under this Agreement and each Loan Document not later than 12:00 noon (New York City time) on the date when due in United States dollars to the Administrative Agent for the account of the Administrative
Agent and the Banks, as the case may be, in immediately available funds. All payments made shall be made or remitted to the Administrative Agent. In the event any Bank at any time receives a payment made in respect of principal, interest, fees, costs or expenses on account or in respect of any Loans in excess of its proportionate share thereof, such Bank shall, promptly upon receipt thereof, remit such payment to the Administrative Agent in like funds. The Administrative Agent, upon receipt of immediately available funds with respect to any payment made to the Administrative Agent, shall promptly cause such payment to be distributed to the appropriate Bank or Banks in the amounts necessary so that such Bank or Banks receive their appropriate proportionate share. The Borrower hereby authorizes each. Bank to charge the Borrower's account maintained with such Bank in order to cause the timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for such purpose). Any and all payments by the Borrower hereunder or under any Loan Document shall be made free and clear of and without deduction for any set off or counterclaim or any and all current or future taxes, levies, imports, deductions, charges or withholdings and any and all liabilities with respect thereto. If any such amounts otherwise payable by the Borrower are directly asserted against the Administrative Agent or any Bank, the Administrative Agent or Bank, as the case may be, may pay such amount and the Borrower promptly shall reimburse the Administrative Agent or such Bank to the full extent of the amount paid.

     Section 2.13 Application of Payments. Mandatory payments of a Loan made in the absence of an Acceleration shall be applied first, to accrued and unpaid interest due on the Loan, and second, to principal on the Loan. Unless otherwise specified by the Borrower at the time the prepayment is made and except as otherwise provided herein, prepayments shall be applied first, to accrued and unpaid interest due on the portion of the Loan comprised of Variable Rate Loans, second, to principal of the portion of the Loan comprised of Variable Rate Loans, third, to accrued and unpaid interest due on the portion of the Loan comprised of Fixed Rate Loans, fourth, to any prepayment penalties due under Section 2.03(b), fifth, to rincipal of the portion of the Loan comprised of Fixed Rate Loans and sixth, to unpaid and accrued interest on the Loan, whether or not then due. Each Bank agrees that in computing such Bank's portion of any Line of Credit Advance to be made hereunder or the portion of any payment to be allocated to such Bank hereunder, the Administrative Agent may, in its sole discretion, round each Bank's portion of such payment to the next higher or lower whole dollar amount. Amounts paid by the Borrower pursuant to Sections 2.15,
2.16 or 2.17 or Article XI shall be remitted to the Administrative Agent or the Banks entitled thereto.
     Section 2.14 Non-Receipt of Funds by Administrative Agent. Unless the Administrative Agent shall have received written or telephonic notice from a Bank prior to 1:00 p.m. (New York City time) on the Borrowing Date on which such Bank is to provide to the Administrative Agent for an Advance to be made by such Bank that such Bank will not make available to the Administrative Agent such funds, the Administrative Agent may assume that such Bank has made such funds available to the Administrative Agent on the Borrowing Date of such Advance in accordance with Section 2.11 and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, in reliance upon such assumption, make available to the Borrower on such Borrowing Date a corresponding amount. If such Bank shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Bank's Advance for purposes of this Agreement. If such Bank does not make such amount available to the Administrative
Agent, such Bank shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Fed Funds Rate for the period until such Bank makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Bank does not pay such amount forthwith upon demand therefor by the Administrative Agent, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such amount to the Administrative Agent, with interest thereon as provided in the immediately preceding sentence. The Administrative Agent will promptly notify the Borrower of any notice the Administrative Agent receives from a Bank that such Bank will not make funds available to the Administrative Agent on any Borrowing Date.
     Section 2.15 Increased Cost. From time to time upon notice to the Borrower from a Bank (with a copy to the Administrative Agent) the Borrower shall pay to the Administrative Agent for the account of the applicable Bank such amounts as any Bank may determine to be reasonably necessary to compensate such Bank for any increased costs incurred by such Bank which such Bank determines are attributable to its making or maintaining any Line of Credit Loans hereunder or its obligation to make any such Line of Credit Loans hereunder, or any reduction in any amount receivable by such Bank under this Agreement or its Line of Credit Note in respect of any such Line of Credit Loans or such obligation (such increases in costs or reductions in amounts receivable being herein called "Additional Costs"), resulting solely from any change after the date of this Agreement in U.S., federal, state, municipal, or foreign laws or regulations (including Regulation D), or the adoption or making after such date of any interpretations, directives, or requirements (whether or not having the force of law) applying to a class of banks including such Bank of or under U.S. federal, state, municipal, or foreign laws or regulations by any court or governmental or monetary authority charged with the interpretation or administration thereof ("Regulatory Change"), which: (a) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Line of Credit
Note in respect of any of such Line of Credit Loans (other than taxes imposed on the overall net income of such Bank for any of such Loans by the jurisdiction where the Principal Office is located); or (b) imposes or modifies any reserve, special deposit, compulsory loan, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Line of Credit Loans); or (c) imposes any other condition affecting this Agreement or its Line of Credit Note (or any of such extensions of credit or liabilities). Such Bank will notify the Borrower (with a copy to the Administrative Agent) of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 2.15 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by any Bank for purposes of this Section 2.15 of the effect of any Regulatory
Change on its costsof making or maintaining Line of Credit Loans or on amounts receivable by it in respect of Line of Credit Loans and of the additional amounts required to compensate any such Bank in respect of any Additional Costs shall be conclusive in the absence of demonstrable error, provided that such determinations by such Bank are reasonable and provided further that written notice of such determinations shall have been given to the Borrower by such Bank setting forth in reasonable detail the reasons or basis for such determinations and the additional amounts required to be paid. The payment of the additional amounts required hereunder shall be made by the Borrower immediately on the date any Bank gives the required notice to the Borrower.
     Section 2.16 Risk-Based Capital. In the event that any Bank determines that (a) compliance with any law or regulation or any judicial, administrative, or other governmental interpretation of any law or regulation or (b) compliance by such Bank or any corporation controlling such Bank with any guideline or request from any central bank or other Governmental Body (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by such Bank or corporation controlling such Bank, and such Bank determines that such increase is based in part or in whole upon its Line of Credit Loans or its obligations hereunder, or other similar obligations, the Borrower shall pay to the Administrative Agent, for the account of the applicable Bank, such additional amount as shall be certified by the Bank to be the amount allocable to such Bank's obligations to the Borrower hereunder which is reasonably necessary in the determination of the Bank to compensate such Bank or any corporation controlling such Bank for any reduction in the rate of return on its capital, taking into account such Bank's or corporation's policies with regard to capital adequacy. Such
Bank will notify the Borrower (with a copy to the Administrative Agent and each other Bank) of any event occurring after the date of this Agreement that will entitle such Bank to compensation pursuant to this Section 2.16 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by any Bank for purposes of this Section 2.16 of the effect of any increase in the amount of capital required to be maintained by such Bank and of the amount allocable to such Bank's obligations to the Borrower hereunder shall be conclusive in the absence of demonstrable error, provided that such determinations by such Bank are reasonable and provided further that written notice of such determinations shall have been given to the Borrower by such Bank setting forth inreasonable detail the reasons or basis for such determinations and the additional amounts required to be paid. The payment of the additional amounts required hereunder shall be made by the Borrower within 30 days after the date any Bank gives the required notice to the Borrower.
     Section 2.17   Funding Loss Indemnification.  Upon notice to the
Borrower from a Bank (with a copy to the Administrative Agent) the Borrower shall pay to the Administrative Agent for the account of the applicable
Bank, such amount or amounts as shall be sufficient to compensate it for any loss, cost, or expense incurred as a result of:
     (a) Any repayment or prepayment of a Fixed Rate Loan on a date other than the last day of the Interest Period for such Loan including, but not limited to (i) mandatory payments pursuant to Sections 2.03(d) or (ii) acceleration of the Loans by the Administrative Agent pursuant to Section 10.02; or
    (b) Any failure by the Borrower to borrow, renew or convert an Advance on the date for borrowing, renewal or conversion, as the case may be, specified in the relevant notice under Sections 2.05 or 2.06, as the case may be; or
     (c) Any default in payment of the principal amount of any Line of Credit Loan or any part thereof or interest accrued thereon, as and when due and payable or failure by the Borrower to repay any Line of Credit Loan on the date specified on the notice of repayment given pursuant to Section 2.03(b), including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain any portion of such Line of Credit Loan. Determinations by any Bank for purposes of this Section 2.17 of the amount or amounts sufficient to compensate such Bank shall be conclusive in the absence of demonstrable error, provided that such determinations by such Bank are reasonable and provided further that written notice of such determinations shall have been given to the Borrower by such Bank setting forth in reasonable detail the reasons or basis for such determinations and the additional amounts required to be paid. The payment of the additional amounts required hereunder shall be made by the Borrower within 30 days after the date any Bank gives the required notice to the Borrower.
     Section 2.18 Survival. The Borrower's agreements and obligations under Sections 2.12, 2.15, 2.16 and 2.17 shall survive the payment of all Line of Credit Loans hereunder.
     Section 2.19 Pro Rata Treatment. Except as otherwise specifically provided herein, each Line of Credit Loan, each payment or prepayment of principal of the Loan, each payment of interest on the Loan, each payment of the Line of Credit Fee and a Default Fee, each conversion into, or out of, and renewals of, Fixed Rate Loans shall be allocated pro rata among the Banks in accordance with each Bank's Applicable Percentage. Each Bank agrees that in computing such amount of any Line of Credit Loan to be made by such Bank or any payment to be allocated to such Bank hereunder, the Administrative Agent may, in its discretion, round the dollar amount of each Bank's Line of Credit Loan to the next higher or lower whole dollar amount.

                           ARTICLE III
                           COLLATERAL

     Section 3.01 Security Interests. In order to induce each Bank to execute this Loan Agreement and to make Line of Credit Loans to the Borrower hereunder, and as security for the repayment of all present and future Indebtedness hereunder of the Borrower to the Administrative Agent and each Bank, the Borrower hereby (a) grants the Collateral Agent for the ratable benefit of each Bank, a Lien in all of the Borrower's right, title and interest in and to the following, whether now owned or hereafter arising or acquired: (i) all Customer Advances and related Customer Collateral, (ii) all of the Borrower's inventory, now owned or hereafter acquired, (iii) all of the Borrower's accounts, now existing or hereafter arising, together with all security therefor and all business records, computer records and software relative to its accounts, (iv) all of the Borrower's interest, now existing or hereafter arising, in goods and inventory, the sale or lease of which gives rise to any accounts, (v) all of the Borrower's chattel paper, documents and instruments, now existing or hereafter arising, together with all security therefor, (vi) all of the Borrower's general intangibles (including, without limitation, the Borrower's rights (but not its obligations) undereach of the Asset Securitization Documents), now owned or hereafter acquired, together with all security therefor, (vii) of the Borrower's equipment now owned or hereafter acquired, (viii) of the Borrower's trademarks, royalties, tradenames, trade secrets, patent applications, licenses and patents now existing or hereafter arising or acquired, (ix) all of the issued and outstanding shares of capital stock of Ag Acceptance, together with all warrants, options and other rights to acquire any shares of such capital stock (the "Pledged Shares"), (x) the Seller Note, and (xi) the proceeds, accessories, attachments, parts, repairs, replacements, substitutions, products and accessions of and to all of the foregoing; and
(b) assigns, transfers and sets over to the Administrative Agent, for the ratable benefit of each Bank, all of the Borrower's right, title and interest in and to, and grants each Bank a Lien in all amounts that may be owing from time to time by such Bank to the Borrower, including, without limitation, any balance or share belonging to the Borrower of any deposit or other account with such Bank, which Lien shall be independent of any right of setoff which any Bank may have. The foregoing grant of a Lien and assignment shall be in addition to and supplemental of, and not in limitation, substitution or restriction of, any grant of a Lien or any assignment made under any other Loan Document and shall not affect or impair the Lien or priority of the Collateral Documents and the Collateral subject thereto or the Indebtedness secured thereby.

     Section 3.02 Security Agreement; Collateral Documents. It is the intention and understanding of the Administrative Agent, each Bank and the Borrower that the Liens and security interests in the collateral granted under the Prior Security Agreement (and its predecessor security agreements) shall secure the Borrower's obligations to the Administrative Agent and each Bank in respect of (a) the loans and commitments under the Prior Loan Agreement, as amended, decreased, modified and restated hereunder and (b) all present and future Indebtedness of the Borrower to the Administrative Agent and to each Bank hereunder and the Loan Documents. In confirmation of such intention and understanding, the Borrower shall execute and deliver to the Collateral Agent, for the ratable benefit of each Bank, the Security Agreement and further agrees to execute and deliver to the Collateral Agent financing statements and such further documents or instruments and to take such further action from time to time as may be reasonably necessary to vest and fully perfect the Liens in the Collateral (as defined herein) granted hereunder and under the Security Agreement as prior perfected first Liens therein. The Security Agreement shall be executed and delivered in amendment, modification and restatement of the Prior Security Agreement. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Prior Security Agreement.

     Section 3.03 Collateral Defined; Priority. As used in this Agreement, "Collateral" shall refer to all Property of the Borrower with respect to which a Lien is granted hereunder, under the Security Agreement, under any Loan Document and under any other document, instrument or agreement contemplated by this Agreement or executed pursuant to the requirements hereof. All Liens at any time granted hereunder, under the Prior Security Agreement, under the Security Agreement, under any other Loan Document and under any other document, instrument or agreement contemplated by this Agreement or executed pursuant to the requirements hereof shall be prior and superior in right to all other Liens in the Collateral and Persons.

     Section 3.04   Customer Loans and Security Interests and Liens Securing
Customer Notes.   Each Customer Loan will be established and each
Customer Advance will be made in substantial accordance with the Credit Policy. The Borrower agrees to comply in all material respects with the Credit Policy with regard to each Customer Loan, Customer Advance and Customer Loan Documents. The Liens, assignments and security interests in Customer Collateral which secure Customer Notes or other Indebtedness owed to the Borrower by a Customer shall be perfected Liens and security interests in such Customer Collateral and the Borrower shall take all action from time to time as may be reasonably necessary to maintain such Liens, assignments and security interests securing such Customer Notes and other Indebtedness as perfected Liens, assignments and security interests in such Customer Collateral in accordance with the Credit Policy.

     Section 3.05 Custodian.Within five (5) Business Days after the approval of a Customer Loan, of any documents, instruments and agreements evidencing or otherwise relating to any Customer Advance or related Customer Collateral received by any of the Borrower, the Borrower shall deliver directly to the Custodian for the benefit of the Collateral Agent pursuant to the Custodial Agreement the original Customer Note relating to such Customer Loan, together with copies of all other Customer Loan Documents. The Borrower hereby irrevocably appoints the Collateral Agent the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Collateral Agent's discretion after the occurrence of a Default, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Loan Agreement and, without limiting the foregoing:
(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for monies due and to become due under or in connection with any Collateral; (b) to receive, endorse to the Collateral Agent or any other Person, and collect any Customer Notes, drafts or other instruments, documents and chattel paper, in connection therewith; and (c) to execute and file of record any assignment of any mortgage, deed of trust or financing statement comprising a Customer
Loan Document and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Collateral or the rights of the Collateral Agent with respect to any other Collateral. The Custodian shall hold, maintain and keep custody of all such Customer
Notes and related Customer Loan Documents for the benefit of the Collateral Agent on behalf of the Banks pursuant to the Custodial Agreement. The Borrower shall cause the Custodian to deliver to the Collateral Agent a notice from the Custodian confirming that the Custodian has received the Customer Notes and related Customer Loan Documents.
The Borrower shall deliver to the Custodian the Pledged Shares, together with all certificates representing Shares of Pledged Shares, and the Seller Note. All expenses and costs incurred by the Banks or the Collateral
Agent in connection with the services performed by the Custodian pursuant to the Custodial Agreement shall be repaid to the Banks or the Collateral Agent on demand.

     Section 3.06 Release of Lien Upon Sale or Contribution of Acquired Customer Advance. The Borrower may assign or sell any Acquired Customer Advances to Ag Acceptance pursuant to the Asset Securitization Purchase and Contribution Agreement. Upon any such assignment or sale of all or any portion of the Acquired Customer Advances, the Lien of the Collateral Agent in such Acquired Customer Advances so sold or assigned, and all related Property with respect to such Acquired Customer Advances shall, immediately upon the assignment or sale of such Acquired Customer Advances and without any further action on the part of the Collateral Agent, be released except to the extent of the interest of the Collateral Agent in the proceeds of such assignment or sale.

Section 3.07 Collateral Monitoring and Audits.
     (a) Custodian. Norwest Trust shall serve as agent and custodian for the Collateral Agent pursuant to the Custodial Agreement.

     (b) Collateral Audits. Administrative Agent may perform audits of the Borrower's loan portfolio, Borrowing Base and the Collateral at such times and on such terms and conditions as the Administrative Agent may deem appropriate and the Administrative Agent may perform an audit of the Borrower's loan portfolio, Borrowing Base and Collateral during normal business hours and as often as the Administrative Agent may reasonably request.

     (c) Costs of Collateral Monitoring. All reasonable expenses and costs incurred by the Administrative Agent in connection with (i) the audits as prescribed in Section 3.07(b) shall be repaid to the Administrative
Agent by the Borrower on demand (provided that, prior to the occurrence of a Default, the Borrower shall be required to pay the costs and expenses incurred in connection with no more than two audits conducted during any calendar year) and (ii) the services performed by the Custodian pursuant to the Custodial Agreement shall be repaid to the Custodian by the Borrower on demand.

                           ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES

     In order to induce the Banks to execute this Agreement and make Advances to the Borrower, the Borrower hereby represents and warrants that:

     Section 4.01 Corporate Existence. The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Iowa, has the power and authority to own its Properties and assets and to carry on its business as now being conducted, and is qualified or is in the process of becoming qualified to do business in every jurisdiction wherein such qualification is necessary.
     Section 4.02 Corporate Powers and Authorization. The Borrower has the power to execute, deliver and perform this Loan Agreement and each Loan Document to which the Borrower is a party and the execution and delivery of this Loan Agreement and each Loan Document to which the Borrower is a party have each been duly authorized by all required corporate action.

     Section 4.03 Other Agreements; Defaults. The entry into and performance of the terms hereof and each Loan Document will not violate any provision of law, any order of any Governmental Body, the articles of incorporation or bylaws of the Borrower (and any amendments thereto), or any provision of any indenture, agreement, or other instrument to which the Borrower is a party or by which the Borrower is bound. The Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business.

     Section 4.04 Financial Statements. The unaudited financial statements of the Borrower as of and for the period ended November 30, 1996, previously furnished to the Administrative Agent fairly presented the financial condition of the Borrower as of the dates thereof and the results of its operations and its cash flow for the period then ended in accordance with United States generally accepted accounting principles consistently applied. The financial statements of the Borrower, when and as furnished pursuant to this Agreement, shall be correct and complete; shall fairly present the financial condition of the Borrower as of the dates thereof, and the results of operations and cash flow for the periods then ended; all balance sheets contained therein shall show all known liabilities, direct or contingent, of the Borrower as of the date thereof; and each financial statement shall be prepared in accordance with United States generally accepted accounting principles consistently applied. Each financial statement of the Borrower, when prepared and furnished to the Banks or the Administrative Agent pursuant to this Agreement, shall reflect all Properties and assets of the Borrower as of the date thereof and the Borrower shall have good and marketable title to all such Property and assets reflected in such financial statements furnished to Banks or the Administrative Agent.

     Section 4.05 Financial Condition. Except as noted in the unaudited financial statements of the Borrower as of and for the period ended November 30, 1996, previously furnished to the Banks, there has been no material adverse change in the business, Properties or condition (financial or otherwise) of the Borrower since February 29, 1996, the date of the most recent audited financial statements of the Borrower previously furnished to the Banks. The Borrower has no unusual long term or contingent liabilities which are not disclosed in financial statements or the notes thereto.
     Section 4.06 Properties and Assets. The Borrower now has and will maintain good and marketable title to all of its Properties and assets reflected in the financial statements referred to in Section 4.05 herein except for (a) assets subject to Capitalized Leases and (b) such assets as have been disposed of since the date of such statements as no longer used or useful in the conduct of its business, or as have been disposed of in the ordinary course of business, and all such Properties and assets are free and clear of all Liens other than the lessor's interest in such Capitalized Leases and Permitted Borrower Liens.
     Section 4.07 Actions and Proceedings. Except as otherwise disclosed in Schedule 4.07 attached hereto to the Borrower's knowledge:
(a) there are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened against or affecting the Borrower at law or in equity, or before or by any Governmental Body which will or may result in any material adverse change in the business operations, prospects, Properties or assets of the Borrower; (b) the Borrower is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Governmental Body; and (c) there are no actions, suits, proceedings pending or, to the Borrower's knowledge, threatened, seeking to enforce or seeking to establish liability under any federal, state, municipal or local environmental, hazardous waste or substance, toxic substance or underground storage law or regulation which is pending or threatened against or affecting the Borrower or any Collateral, at law or in equity, before or by any Governmental Body.
     Section 4.08 Tax Returns and Taxes. The Borrower has filed, or caused to be filed, all federal, state, and local tax returns which are required to be filed and said returns are correct; and has paid or caused to be paid all taxes as shown on said returns and any assessment received to the extent that such taxes have become due.
The Borrower does not know of any actual or proposed tax assessment or any basis therefor and no extension of time for the assessment of deficiencies in any federal or state tax has been granted to the Borrower.

     Section 4.09 Assumed Names. The Borrower has not conducted its business under any assumed name or tradename other than "Ag Services Insurance".

     Section 4.10 No Defaults. To the best of the Borrower's knowledge, the Borrower is not in default with respect to any of its existing Indebtedness, obligations or liabilities, whether matured or unmatured, liquidated or unliquidated, direct or contingent, or joint and several.

     Section 4.11 Compliance with Laws. The Borrower has materially complied with all laws with respect to (i) any restrictions, specifications or other requirements pertaining to products manufactured or sold by the Borrower or to services rendered by the Borrower, (ii) the conduct of the Borrower's business, and (iii) the use, maintenance and operation of real and personal Properties owned or leased by the Borrower in the conduct of the business of the Borrower where the failure to so comply would have a materially adverse effect on the business, Properties or condition (financial or otherwise) of the Borrower.

     Section 4.12 No Misrepresentation. No representation, statement, factual information or warranty made by or on behalf of the Borrower to any Bank (whether contained herein or in any certificate or other document furnished by or on behalf of the Borrower pursuant hereto) contains any untrue statement of material fact or omits to state any material fact necessary to make such representation, statement, factual information or warranty not misleading in light of the circumstances under which it was made.

     Section 4.13 Legally Enforceable Loan Documents. This Loan Agreement, the Collateral Documents, the Notes, the Loan Documents to which the Borrower is a party and all other documents and instruments required under this Agreement are, or when executed and delivered will be, valid, binding and enforceable in accordance with their respective terms.

     Section 4.14 Subsidiaries. The Borrower owns no Subsidiaries other than Ag Acceptance.

     Section 4.15 Hazardous Waste and Toxic Substance Storage. To the best of its knowledge, no hazardous waste or substance or toxic substance has been stored, used or disposed of on any Property owned or leased by the Borrower.

     Section 4.16 Use of Property. To the best of its knowledge, none of the Property of the Borrower has been used as a hazardous waste substance or toxic substance disposal site, as a landfill or a dump and the real estate owned or leased by the Borrower is in compliance with all federal, state, local and municipal environmental, hazardous waste or substance, toxic substance and underground storage laws and regulations.

     Section 4.17 Licenses and Permits. The Borrower has procured and is now in possession of all licenses, qualifications or permits required by federal, state or local laws which, if not procured, would have a material adverse effect (a) on the operation of its business in one or more jurisdictions wherein it is now conducting or proposes to conduct a material portion of its business or (b) on the ability of the Borrower to collect the Eligible Receivables and other payment obligations of its customers or account debtors which are a part of the Collateral.

     Section 4.18 Borrower's Chief Executive Office. The Borrower's chief executive office is located in Cedar Falls, Iowa.

     Section 4.19 Ownership of Collateral. The Borrower will be the owner of all the Collateral covered from time to time by this Loan Agreement and the Collateral Documents, free and clear of all Liens and options, except for Permitted Borrower Liens and except for sales and contributions of Acquired Customer Advances made in accordance with the Asset Securitization Purchase and Contribution Agreement.

     Section 4.20 Liens Under Collateral Documents. From and after the filing of each Financing Statement, this Loan Agreement and the Security Agreement will create valid and prior perfected first Liens in the Collateral covered thereby, enforceable against the Borrower and all third parties securing the payment of all Indebtedness purported to be secured thereby and all filings and other actions necessary or desirable to perfect and protect such Liens, as requested by any Bank, will have been duly taken.

     Section 4.21 Casualties Affecting Business or Property. As of the date hereof, and to its actual knowledge, neither the business nor the Property of the Borrower has been materially and adversely affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance).

     Section 4.22 ERISA. The Borrower is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; to its actual knowledge, neither the Borrower nor any ERISA affiliate has completely or partially withdrawn under Section 4201 or 4204 of ERISA from a Multi-employer Plan; to its actual knowledge, the borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans and the present fair market value of all Plan assets exceeds the present vale of all vested benefits under each Plan, as determined on the most recent evaluation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Borrower or any ERISA Affiliate to PBGC or the Plan under title IV of ERISA; neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA in connection with the termination of any Plan.

     Section 4.23 Use of Loan Proceeds. The Borrower will use the proceeds of the Loans for the Borrower's working capital. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

     Section 4.24 Consents. Except for such consents, acknowledgments and agreements delivered by the Borrower pursuant to Section 6.01(k) hereof, if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any Governmental Body or any nongovernmental Person or entity, including, without limitation, any creditor, lessor or stockholder of the Borrower, is requiredon the part of the Borrower in connection with the execution, delivery and performance of this Loan Agreement, the Notes and the Loan Documents or transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Loan Agreement, the Notes or any of the Loan Documents.

     Section 4.25 Borrowing Base. Unless otherwise represented in the Servicer's Daily Report, each Acquired Customer Advance is, as of the date it is acquired by or contributed to Ag Acceptance, and unless otherwise reflect in a Servicer's Daily Report delivered to the Administrative Agent, an Eligible Advance. The computations of the Borrowing Base set forth in each Borrowing Base Certificate are true and correct.


                            ARTICLE V
                     [INTENTIONALLY OMITTED]


                           ARTICLE VI
                      CONDITIONS PRECEDENT

     Section 6.01 Conditions Precedent to Initial Advances. No Bank shall be required to make its initial Line of Credit Loan hereunder unless prior to or concurrently with the date of each Line of Credit Loan the following conditions exist:

     (a) Articles of Incorporation and Bylaws. The Banks shall have received copies of the current Articles of Incorporation and Bylaws of the Borrower and all amendments thereto as such exist on the date hereof, certified by an appropriate corporate officer and, immediately upon any change or amendment, a copy of such change or amendment certified by an appropriate corporate officer specifying each such change.

     (b)  Corporate Resolutions.  The Banks shall have received copies of
(i) resolutions of the Board of directors of the Borrower, certified by its President, Secretary or Assistant Secretary, authorizing the execution of this Agreement and each Loan Document and (ii) all documents evidencing other necessary corporate action in connection with the Borrower's execution of this Agreement and Loan Documents and the performance of the agreements thereunder.

     (c) Incumbency Certificate. The Banks shall have received a certificate of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents and other documents to be delivered by the Borrower under any Loan Document.

     (d) Loan Agreement. The Banks shall have received this Agreement, duly executed by all the parties hereto.

     (e) Notes. Each Bank shall have received each Note payable to it, duly executed by the Borrower, and shall have confirmed to the Administrative Agent its receipt of each such Note.

     (f) Collateral Documents. The Banks shall have received the Security Agreement and each Collateral Document duly executed by each of the parties thereto, together with:

     (i) acknowledgment copies of Financing Statements, duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Banks, desirable or required to perfect the Liens created h ereby or by the Security Agreement,

          (ii) certified copies of Request for Information or Copies
(form UCC-11), or equivalent reports, listing the Financing Statements referred to in paragraph (i) above and all other effective financing statements that name the Borrower as debtor and that are filed in the jurisdictions referred to in paragraph (i) above, together with copies of such other financing statements (none of which shall cover the Collateral purported to be covered by the Security Agreement unless subordinated to Liens therein in favor of the Banks pursuant to a Subordination Agreement),

          (iii)evidence of the completion of all other recordings and filings as may be necessary or, in the opinion of the Banks, desirable or required to perfect the Liens created by the Loan Documents,

          (iv) evidence of the insurance required by the terms of the Loan Documents,

          (v) written confirmation from the Custodian of delivery to it of each Customer Note included as part of the Borrowing Base reflected in the Borrowing Base Certificate furnished to the Banks pursuant to
Section 6.01(1) hereof and the Pledged Shares and the Seller Note, and

          (vi) evidence that all other actions necessary or, in the opinion of the Banks, required or reasonably desirable to perfect and protect the Liens created by the Loan Documents as prior perfected first Liens have been taken.

     (g) Loan Documents and Other Documents. The Banks shall have received each Loan Document duly executed, accepted, consulted to or acknowledged by or on behalf of each and every party thereto and, where appropriate, duly recorded or filed with the appropriate Governmental Body.

     (h) Other Documents and Action. All documents delivered hereunder and all actions taken by any party hereto provided for hereunder shall be satisfactory as to form and substance to counsel for each Bank and the Administrative Agent.

     (i) Reimbursement of Recording Fees and Expenses. All fees, expenses and amounts required under Article X hereof to be paid by the Borrower in connection with the preparation, negotiation, review and administration of this Agreement and each Loan Document shall have been reimbursed and paid to the Banks.

     (j) Loan Fees. The Administrative Agent and the Banks shall each have received the Line of Credit Facility Fee and the Administrative Agent's fee required under Section 12.11.

     (k) Other Consents and Agreements. The Banks shall have received such consents, acknowledgments and agreements of lessors, consignees of the Borrower and other third parties as the Banks may, in their sole discretion, request.

     (l) Borrowing Base Certificate. The Banks shall have received a Borrowing Base Certificate dated and completed with information as of the date preceding the initial Borrowing Date, duly executed and completed by the Borrower.

     (m) Opinion of Borrower's Counsel. The Banks shall have received the favorable written opinion of legal counsel to the Borrower in the form of Exhibit F attached hereto.

     (n) Closing Certificate. The Banks shall have received certificates, signed by the Vice President of the Borrower, to the effect that (i) there has not occurred thereon or prior thereto any adverse material change in the financial position of the Borrower, reflected by the warranties and representations made in Article IV hereof; (ii) no Event of Default hereunder has occurred or is continuing nor has any event occurred or is continuing which, but for the lapse of time, or service of notice or both, would constitute an Event of Default hereunder; (iii) all Customer Notes which serve as a basis for Eligible Receivables included in the Borrowing
Base Certificate delivered to the Administrative Agent pursuant to Section 6.01(l) hereof have been delivered to the Collateral Agent; (iv) the Liens in Customer Collateral required as security for Customer Notes have been granted to the Borrower and are validly and properly perfected first Liens in favor of the Borrower; and (v) the representations and warranties set forth in Article VI hereof and in Section 3.01 of the Security Agreement are true and correct on or at the time with the same force and effect as though the representations and warranties had been made as of such time, except to the extent such representations and warranties expressly relate to an earlier date.

     (o) Financial Statements. The Banks shall have received all financial statements provided for in this Agreement, including, without limitation, the unaudited financial statements of the Borrower as of and for the period ended November 30, 1996.

     (p) Credit Policy. The Banks shall have received a copy of the Credit Policy accompanied by a certificate of the Borrower that the Credit Policy has not been modified or changed and is then in effect.

     (q) Subordination Agreements. The Banks shall have received executed Subordination Agreements from each secured party holding a Lien in the Collateral permitted under Section 8.02(i) hereof.

     (r) Asset Securitization Documents. The Banks shall have received copies of each Asset Securitization Document duly executed by each of the parties thereto, and the Banks shall have received satisfactory confirmation and evidence that all conditions precedent to the effectiveness of each Asset Securitization Document shall have occurred and that the Asset Securitization Documents have all become effective.

     (s) Assignment and Acceptance Certificate. The Administrative Agent shall have received, in form and consent satisfactory to the Administrative Agent, from each of the Prior Banks assigning to Rabobank the entire Commitment under the Prior Loan Agreement of such Prior Bank upon payment of the entire amount of the Borrower's Indebtedness to such Prior Bank under the Prior Loan Agreement.

     Section 6.02 Conditions Precedent to All Advances. The obligation of each Bank to make each Advance (including its initial Advance) shall be subject to the further conditions set forth below (which shall be in addition to and not in limitation of any other conditions set forth elsewhere herein):

     (a)  Compliance.  Both before and after giving effect to such Advance
(i) the Borrower shall be in compliance with all the terms, covenants and conditions hereof and of the Loan Documents, (ii) there shall exist no Default, (iii) the representations and warranties contained herein and in the Loan Documents to which the Borrower is a party shall be true and correct with the same effect as through such representations and warranties had been made on the date an advance is to be made, (iv) all conditions precedent specified in Section 6.01 hereof shall have been fulfilled, and
(v) the aggregate outstanding principal amount of the Loan shall not exceed the then applicable Total Line of Credit Commitment.

     (b)  Representations.  The following statements shall be true:

          (i) The representations and warranties of the Borrower contained in the Loan Documents are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that departures therefrom shall theretofore have been agreed to in writing by the Banks; and

          (ii) No event has occurred and is continuing, or would result from such Advance, that constitutes a Default.

In the case of each Advance other than the initial Advance hereunder, each request for an Advance shall be deemed to be a certification by the Borrower as to the matters set forth in clauses (i) and (ii) above as of the date of such request.

     (c) Other Consents and Approvals. The Banks shall have received such consents, approvals, documents or opinions as either Bank shall reasonably request.

     (d) Borrowing Base Certificate and Borrowing Base Evaluation Report. The Administrative Agent shall have received a completed Borrowing Base Certificate in connection with each Advance request as required under
Section 2.05(a) hereof.

     Section 6.03 Waiver of Conditions Precedent. All conditions and requirements of this Agreement relating to the obligations of the Banks to make any Advance (including, without limitation, the conditions set forth in Section 6.01 and Section 6.02 hereof) are for the sole benefit of the Banks; and no other Person (including, without limitation, the Borrower) shall have the right to rely on the making of any Line of Credit Loan as any evidence, indication or confirmation that any or all of such conditions or requirements have been satisfied or that any such conditions precedent or requirements have not been waived at any time. The Majority Banks shall have the absolute right, in their sole discretion and subject to the provisions of Section 13.05 hereof, to waive any such condition or requirement, without notice to or approval of any Person, which is a condition precedent to making any Advance. Any such waiver shall be subject to such terms and conditions as may be required by the Majority Banks.

                           ARTICLE VII
                      AFFIRMATIVE COVENANTS

     From the date hereof, until payment in full of the principal and interest on the Notes and of all other Indebtedness and liabilities of the borrower hereunder to each Bank and the termination of all Commitments, the Borrower covenants and agrees that it will:

     Section 7.01 Corporate Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights, and franchises, and to comply with all laws applicable thereto; conduct and operate its business substantially as it exists on the date hereof; and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements so that the business carried on by it may be properly and advantageously conducted at all times.

     Section 7.02 Insurance. Maintain insurance with responsible companies, satisfactory to the Banks, in such amounts and against such risks as Bank may reasonably require with each Bank or the Collateral Agent for the ratable benefit of the Banks named as co-insured as its interest may appear; supply the Banks with evidence of such insurance as any Bank may reasonably request; and cause each insurance policy that secures any Collateral to be endorsed or otherwise amended to include a lender's loss payable endorsement in form and substance reasonably satisfactory to the Banks and to name the Collateral Agent as an additional insured.

     Section 7.03   Reporting Requirements.  Furnish to the Administrative
Agent:

     (a) Copies of all reports, documents, certificates and other written information required to be furnished to Triple-A, CapMAC or CFS (individually or in agency capacity) by the Borrower or Ag Acceptance under any Asset Securitization Document, including, without limitation, each Servicer's Daily Report, each Settlement Report (as defined in the Asset Securitization Credit Agreement), the certificate of the servicing officer required to be furnished to CapMAC or CFS under Section 6.01(c) of the Asset Securitization Credit Agreement and the Officer's Certificate required to be furnished to CapMAC or CFS under Section 6.01(d) of the Asset Securitization Credit Agreement, at the same time such reports, documents, certificates and other written information are furnished to CapMAC or CFS. The Administrative Agent and each Bank shall be entitled to rely on such reports, documents, certificates and other written information and the representations and certifications made therein to the same extent that CapMAC or CFS may rely thereon.

     (b) Within 30 days after the end of each quarter, a classification report, in form, content and substance satisfactory to the Administrative Agent and each Bank, setting forth information and supporting documentation with respect to the classification status of the Customer Loans and Acquired Customer Advances as of the last day of such month.

     (c) Promptly after request therefor by any Bank, such other information regarding the operations, business affairs and financial condition of the Borrower as any Bank may reasonably request.

     Section 7.04 Taxes and Claims. Duly pay and discharge, or cause to be paid and discharged, all taxes, assessments and other governmental charges imposed upon it or upon its Properties or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien or charge upon any Property of the Borrower, provided the Borrower shall not be required to
(a) pay any tax, assessment or other charge or (b) discharge or remove a Lien, encumbrance or charge so long as the Borrower shall contest, in good faith, the existence, amount or validity thereof, the amount of damages caused thereby or the extent of its liability therefor by appropriate proceeding which shall operate during the pendency thereof to prevent (i) the collection of, or other realization upon the tax, assessment, charge, lien or encumbrance so contested, (ii) the sale, forfeiture or loss of any Property of the Borrower and (iii) any interference with the use or occupancy of any Property of the Borrower and provided the Borrower shall have maintained adequate reserves therefor in accordance with United States generally accepted accounting principles.

     Section 7.05 Accounts Receivable; Inventory Sales. Collect its accounts receivable and sell or lease its inventory only in the ordinary course of its business.

     Section 7.06 Maintenance of Property. Maintain its inventory, equipment and other properties in good condition and repair (normal wear and tear excepted) and pay and discharge and cause to be paid and discharged when due, all costs and repairs or maintenance of the same and cause to be paid all rental or mortgage payments due on such real estate. The Borrower hereby agrees that, in the event it fails to pay or cause to be paid any such payment, any Bank may do so, and the Borrower will reimburse such Bank for such payment immediately upon request therefor.

    Section 7.07 Books and Records; Inspections and Examinations. Keep accurate books of record and account for itself in accordance with United States generally accepted accounting principles consistently applied and, upon request of any Bank, will give any representative of any Bank access during normal business hours to, and permit such representative to examine, copy or make extracts from, any and all such books, records and documents in its possession, to conduct audits of the Borrower's loan portfolio, Borrowing Base and Collateral, to inspect any of its properties and to discuss with its principal officers, all at such times and as often as it may reasonably request.

     Section 7.08 Environmental. At all times comply with all applicable environmental, hazardous waste or substance, toxic substance and underground storage laws and regulations and will obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures or equipment forming a part of the real estate at any time owned or leased by the Borrower or any of its other real property by reason of any applicable environmental, hazardous waste or substance, toxic substance or underground storage laws or regulations, and will not knowingly permit the real estate at any time owned or leased by the Borrower or any of its property to be used to store or dispose of any hazardous waste or substance, toxic substances or any solid waste and will take all steps necessary to insure that no hazardous waste or substances, toxic substances or solid wastes are disposed of or otherwise released on or to the real estate at any time owned or leased by the Borrower.

     Section 7.09 Compliance with Laws. Comply with the requirements of applicable laws, rules, regulations and orders of any Governmental Body, provided the Borrower shall not be required to comply with any statute, law, rule, regulation, ordinance or order of any Governmental Body so long as the Borrower shall contest, in good faith, the existence, amount or validity thereof, the amount of damages caused thereby or the extent of its liability therefor by appropriate proceedings which shall operate during pendency thereof to prevent (i) the collection of, or other realization upon any tax, assessment, charge, lien or encumbrance so conducted, (ii) the sale, forfeiture or loss of any Property of the Borrower, and (iii) any interference with the use or occupancy of any Property of the Borrower and provided the Borrower shall have maintained adequate reserves therefor in accordance with United States generally accepted accounting principles consistently applied.

                          ARTICLE VIII
                 NEGATIVE COVENANTS OF BORROWER

     From the date hereof, until payment in full of the principal and interest on the Notes, and of all other Indebtedness and liabilities of the Borrower hereunder to each Bank and the termination of all Commitments, Borrower covenants and agrees that it will not:

     Section 8.01 Indebtedness. Incur, permit to remain outstanding, assume or in any way become committed for any Indebtedness other than:
(a) Indebtedness incurred hereunder, (b) trade debt Indebtedness to trade creditors incurred by it in the usual and ordinary course of its business and on terms customarily extended by such trade creditors in the ordinary course of their business, (c) Subordinated Indebtedness and (d) Indebtedness otherwise permitted under Section 8.03 hereof.

     Section 8.02 Liens. Incur, create, assume or suffer to exist any Lien of any nature whatsoever on any Property or assets, now or hereafter owned by it other than (a) Liens arising under workers' compensation, unemployment insurance and social security laws; (b) Liens, deposits or pledges to secure the performance of contracts, statutory obligations or surety on appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of its business; (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmens', vendors' and Landlords' Liens incurred in good faith in the ordinary course of its business with respect to obligations not then delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established by the Borrower; (d) Liens arising out of a judgment or award (i) the validity of which is being currently and diligently contested on a timely basis in good faith by appropriate proceedings (provided that the enforcement of any Liens arising out of such proceedings shall be stayed during such proceedings), and (ii) for which adequate reserves shall have been established; (e) Liens against real property for taxes or assessments or other governmental charges or levies, not yet due and payable or delinquent or, if due and payable or delinquent, which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established by the Borrower; (f) purchase money Liens in Property (other than Inventory or Receivables) acquired or held in the ordinary course of business to secure the purchase price of such Property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such Property by the Borrower, provided that (i) such purchase money Liens secure Indebtedness permitted under Section 8.01(b) hereof, (ii) the Indebtedness secured thereby does not exceed 100% of the lesser of the cost or fair market value of such Property at the time of such acquisition, (iii) such purchase money Liens are incurred, and the Indebtedness secured thereby is created, within 30 days after such acquisition, and (iv) each purchase money Lien attaches only to the Property so acquired and secures only the Indebtedness incurred to finance the acquisition of such Property; (g) Liens securing the Indebtedness to the Banks incurred hereunder; (h) Liens securing Subordinated Indebtedness; and (i) Liens in Customer Loans and Related Security granted to secure the Borrowers obligation as servicer under the Asset Securitization Credit Agreement; provided in the case of each Lien described in clause (a), (b), (c), (d), (h) and (i), which attaches to any Collateral, such Lien is subordinate and inferior to the Lien in the Collateral granted to the Banks hereunder or under any Collateral Document.

     Section 8.03 Guarantees and Indemnification. Assume, guarantee, endorse, pledge its credit or otherwise in any way become or be responsible or liable, directly or indirectly, for any obligation of any other Person except for: (a) the endorsement of negotiable instruments in the ordinary course of business, (b) indemnity agreements in favor of its officers or directors and (c) indemnity agreements in favor of any payor of a negotiable instrument made payable to the Borrower in substitution for a prior negotiable instrument made payable to the Borrower and another Person, provided the aggregate amount of the Borrower's indemnification obligations otherwise permitted under this Section 8.03(c) shall at no time exceed $200,000.

     Section 8.04 Subsidiaries and Affiliates. Form, acquire, establish or incorporate any Subsidiary or Affiliate other than Ag Acceptance.

     Section 8.05 Mergers and Consolidations. Consolidate with or merge into, or with, any other corporation or Person; change its corporate name; dissolve, wind-up or liquidate; discontinue any substantial portion of its business; sell, transfer, assign or lease or otherwise dispose of any substantial part of its assets other than in the ordinary course of its business; to sell or otherwise dispose of any notes or accounts receivables or Indebtedness owed to the Borrower from any account debtor or any assets or Properties necessary or desirable for proper conduct of its business;
or agree to do any of the foregoing, except for sales and other dispositions of assets permitted under Section 8.12 hereof.

     Section 8.06 Investments and Advances. Purchase for cash any stock, other securities or evidence of indebtedness of, make any investment or acquire any interest whatsoever in, make any loan or advances to, or acquire any substantial part of any assets or stock of any Person except (a) direct obligations of the United States or any agency thereon with maturities of one year or less from the date of acquisition, (b) repurchase agreements of a bank which at the time of investment or purchase has capital in excess of $50,000,000, which are fully collateralized or secured by a properly perfected first Lien in or pledge of direct obligations of the United States or any agency thereof, (c) certificates of deposit of a bank which at the time of investment or purchase has capital in excess of $50,000,000, (d) temporary advances to employees permitted under Section 8.10 hereof, (e)Eligible Receivables evidenced by Customer Notes, (f) investments in assets acquired in loan collection actions or proceedings to enforce payment of Indebtedness owed to the Borrower in which the Borrower uses cash to retain title to such assets, and (g) a purchase or acquisition for cash of an entity or assets beyond the normal course of the Borrower's business effected with the consent and approval of the Board of Directors or other active governing body of such entity or seller of such assets, and with the duly obtained approval of such shareholders or other holders of equity interests of such entity or seller of such assets may be required to obtain, so long as (i) the aggregate amount invested or paid in connection with all such purchases and acquisitions shall at no time exceed $5,000,000.00 and (ii)immediately prior to and after the consummation of such purchase or acquisition no Default shall exist.

     Section 8.07   [Intentionally Omitted.]

     Section 8.08 Misstatements or Omissions. Furnish the Administrative Agent or any Bank any certificates or document that will contain any untrue statement or material fact or that will omit to state any material fact necessary to make it not misleading in light of the circumstances under which it was made.

     Section 8.09 Transactions with Affiliates. Enter into or permit to remain in effect of outstanding any transaction, including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any loan or advance to any Affiliate, except in the ordinary course of business and pursuant to the reasonable requirements of the business of the Borrower and the Affiliate and upon terms found by the Board of Directors of the Borrower to be fair and reasonable and no less favorable to the Borrower than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     Section 8.10 Loans, Advances, Compensation and Fees. Pay any unreasonable or excessive bonuses, fees, salaries or wages or compensation or make any loans or advances in any form to any of its employees, officers or directors except forreasonable and necessary temporary advances made to employees in the ordinary course and furtherance of the Borrower's business.

     Section 8.11 Accounting Principles; Fiscal Year; Tax Year. Make any significant change in accounting treatment or reporting practices or change its Fiscal Year for financial reporting purposes or change its tax year.

     Section 8.12 Sale of Assets. Sell, exchange, lease, assign, transfer or otherwise dispose of any Property to any Person, except: (a) inventory disposed in the ordinary course of business, (b) the sale or other disposition of assets no longer used or useful in the conduct of its business and (c) sales of Customer Loans and Related Security made pursuant to the Asset Securitization Purchase and Contribution Agreement.

     Section 8.13 Payments on Indebtedness. Make any payments with respect to principal or interest on any of its Indebtedness to Persons other than the Banks prior to the stated maturity or other due date thereof or prior to the due date of any scheduled installment thereof except that the Borrower make any prepayment on its Indebtedness permitted under
Section 8.01(b) prior to the occurrence of a Default.

     Section 8.14 ERISA Compliance. Permit (a) any Plan to (1) engage in any Prohibited Transaction, (ii) incur any Accumulated Funding Deficiency whether or not waived, or (iii) terminate any Plan in a manner which would result in the imposition of a Lien on the Property of the Borrower pursuant to Section 4068 of ERISA; or (b) permit the present value of all vested benefits under any Plan to exceed the present fair market of the assets of such Plan.

     Section 8.15 Nature of Business. Change the nature of the business in which it is presently engaged; nor will the Borrower purchase or invest in, directly or indirectly, any substantial amount of assets or Property other than assets or Property useful and to be used in its business as presently conducted.

     Section 8.16 Prepayment of Subordinated Indebtedness. Prepay any of its Subordinated Indebtedness, exercise any option or right of redemption of any Subordinated Indebtedness, modify or enter into any agreement as a result of which the terms of payment thereof or of any Indebtedness to Persons other than the Banks which is otherwise permitted under Section 8.01 are waived and modified or pay, redeem or repurchase any Subordinated Indebtedness contrary to the original terms of such Subordinated Indebtedness.

                           ARTICLE IX

[INTENTIONALLY OMITTED]


                            ARTICLE X
             EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     Section 10.01 Events of Default. The occurrence of any one or more of the following events shall be an "Event of Default" hereunder:

     (a) Misrepresentations. Any representation or warranty of the Borrower knowingly made herein or under any Loan Document shall prove to be false or misleading in any material respect when made; or any report, certificate, financial statement or other document or instrument furnished by the Borrower in connection with this Loan Agreement or any Advance hereunder shall prove to be false or misleading in any material respect.

     (b) Principal Payment Defaults. Default in the payment of the principal of any Loan or Note as and when due and payable.

     (c) Other Payment Defaults. Default in the payment of interest on any Loan or Note or any fees, costs or expenses required to be made under this Loan Agreement or any Loan Document as and when due and payable and such default shall continue unremedied for a period of 10 days.

     (d) Covenant Default. The Borrower shall default in the due observance or performance of any covenant, condition or agreement contained in this Loan Agreement and such default shall continue unremedied for a period of 10 days.

     (e) Loan Document Default. The Borrower shall default in the due observance or performance of any covenant, condition or agreement contained in any Loan Document to which the Borrower is a party or any event of default under any Loan Document shall occur and such default shall continue unremedied for a period of 3 days.

     (f) Other Defaults. Default by the Borrower shall occur with respect to any agreement, obligation or Indebtedness of the Borrower to or with a Person and such default shall continue for more than a period of grace, if any, specified therein.

     (g) Insolvency Proceedings; Bankruptcy. The Borrower shall become insolvent or apply for or consent to the appointment of a receiver, trustee or liquidator, or shall admit in writing its inability to pay its debts as they mature, or shall make a general assignment for the benefit of creditors or be adjudicated a bankrupt or insolvent, or file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute; or an order, judgment or decree shall be entered without the application, approval or consent of the debtor by any court of competent jurisdiction approving a petition seeking a reorganization of the Borrower or of all or a substantial part of the properties or assets of the Borrower or appointing a receiver, trustee or liquidator for the Borrower, and such order, judgment or decree shall continue unstayed and in effect for any period of 30 days.

     (h) Judgments. Final judgment for the payment of money in excess of $1,000,000 shall be rendered against the Borrower and (i) the same shall not be fully covered by insurance and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed or (ii) enforcement proceedings shall have been initiated.

     (i) Adverse Changes. Any change in the financial condition of the Borrower shall occur which would have a materially adverse effect on the ability of the Borrower to repay any Note hereunder.

     (j) Invalid Obligations or Liens. Any Loan Document or any other instrument or document to be issued or contemplated hereunder fails to be a valid act or obligation of the Borrower or any other legal entity or Person, as the case may be, in accordance with its terms or any Liens granted by Borrower in Collateral shall be invalid, unenforceable or unperfected.

     (k)  Change in Control.  A Change in Control shall occur.

     (l) ERISA. If any of the following events shall occur or exist with respect to the Borrower or any Plan: (i) any Prohibited Transactions shall occur; (ii) any Reportable Event shall occur with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate a Plan or the termination of any Plan; (iv) any event or circumstance exists which might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA or the termination of, or for the appointment of a trustee to administer, any Plan or the institution by the PBGC of any such proceedings; or (v) any complete or partial withdrawal under Sections 4201 or 4204 of ERISA from a Plan or the reorganization, insolvency or termination of any Plan; complete or partial withdrawal from any Plan; any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, shall occur; notice of intent to terminate any Plan shall be filed, or any such Plan shall be terminated; or circumstances shall exist which constitute grounds entitling the pension benefit guaranty corporation or any successor entity (the "PBGC") to institute proceedings to terminate any pension plan which is covered by Title IV of ERISA or the PBGC shall institute such proceedings, and in each case above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower to any tax, penalty or other liability to a Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate may exceed Two Hundred Thousand Dollars ($200,000).

     (m) Acceleration of Other Indebtedness. Any Indebtedness of the Borrower shall become due before its stated maturity, whether by acceleration, demand, mandatory prepayment or otherwise, or shall become due by its terms and shall not be promptly paid.

     (n) Default under Asset Securitization Documents. An event of default or termination event (however defined) shall occur under any Asset Securitization Document.

     (o) Default Ratio or Remarketing Ratio. As of any date of determination, either of the following shall have occurred; (i) the Default Ratio shall exceed ten percent (10.0%) or (ii) the Remarketing Ratio shall exceed thirty percent (30.0%).

     (p) Dividends. The Borrower shall pay or declare any dividend or other distribution with respect to its capital stock after giving effect to which, the aggregate amount of dividends made in such fiscal year would exceed 10% of Consolidated Net Income.

     (q) Consolidated Pre-Tax Margin and Consolidated Net Worth. (i) As of the end of any of the first three fiscal quarters of any Fiscal Year or for any Fiscal Year, the Borrower's Consolidated Pre-Tax Margin shall be less than two percent (2.0%), or (ii)as of the end of any fiscal quarter of any Fiscal Year, the Borrower's Consolidated Net Worth shall be less than $35,000,000.

     (r) Certain Amendments, Modifications and Waivers. The Borrower shall amend or modify its Articles of Incorporation or By-Laws or the reserve percentages or of classification sections of the Credit Policy or there shall be an amendment, modification or waiver of, or waiver of any non-compliance with, any provision of any Asset Securitization Document or the Seller Note made without the prior written consent of the Administrative Agent and the Majority Banks.

     Section 10.02  Rights and Remedies.

     (a) Termination of Commitments. Upon the occurrence of a Default, the Administrative Agent may (with the consent of the Majority Banks), and upon the request of the Majority Banks shall, declare all Commitments to be terminated, whereupon the same shall forthwith terminate.

     (b) Acceleration. Upon the occurrence of and during the continuance of an Event of Default (other than an Event of Default specified in Section 10.01(f) hereof), the Administrative Agent may (with the consent of the Majority Banks), and upon the request of the Majority Banks shall, declare all Indebtedness of the Borrower to each Bank hereunder and each Note to be forthwith due and payable, whereupon all Indebtedness to each Bank hereunder and each Note, both as to principal and interest, shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind to the Borrower, all of which are expressly waived, anything contained herein or in any Loan Document or any other agreement, document or instrument to be issued or contemplated hereunder to the contrary notwithstanding. Upon the occurrence of an Event of Default specified in Section 10.01(f) hereof there shall be an automatic termination of all Commitments and acceleration of all Indebtedness of Borrower to the Banks with the same force and effect as a declaration by Administrative Agent as above provided.

     (c) Protection and Enforcement of Rights. Upon the acceleration of any Indebtedness as provided in Section 10.02(b) hereof, each Bank may proceed to protect and enforce its rights either by suit or action in law or equity or by other appropriate proceedings, whether for the specific performance
(to the extent permitted by applicable law or equitable principles) of any covenant or agreement contained in this Loan Agreement, any Loan Document, any other agreement, document or instrument to be issued or contemplated hereunder, any note or any instrument evidencing any Indebtedness of the Borrower, or in aid of the exercise of any power granted in this Loan Agreement, any Loan Document, any other agreement, document or instrument to be issued or contemplated hereunder, any note or any such instrument evidencing any Indebtedness of the Borrower, and may proceed to enforce the payment of each Note and all other Indebtedness of the Borrower to such Bank and may enforce any other legal or equitable right which such Bank may have hereunder, under any Note, any Loan Document, or any other agreement, document or instrument to be issued or contemplated hereunder. The foregoing provision is an addition to and not a limitation of any right that any Bank may have under any other agreement, document, or instrument.

     (d) Right of Setoff; Direct Payment. Upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the Indebtedness of the Borrower now or hereafter existing under this Loan Agreement or such Bank's Note or any other Loan Document, irrespective of whether or not the Administrative Agent or such Bank shall have made any demand under this Agreement or such Bank's Note or such other Loan Document and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower (with a copy to the Administrative Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set off and application.
The rights of each Bank under this Section 10.02(d) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which each such Bank may have.

     (e) Application of Amounts Received. In the event that any Note shall have been declared due and payable pursuant to the provisions of this
Section 10.02, the Banks and the Borrower agree that any funds received from or on behalf of the Borrower by the Administrative Agent or any of the Banks (whether as proceeds of, or realization on, Collateral or otherwise) shall be remitted to the Administrative Agent, and shall be applied by the Administrative Agent in payment of the costs, expenses and Indebtedness in the following manner and order: (i) first, to reimburse the Administrative Agent and the Banks for any Loan Fees, expenses and costs which the Borrower is obligated to pay as set forth in Article XI and which have not been reimbursed at the time application of funds is to be made; (ii) second, to the payment pro rata based on the Applicable Percentage, according to the aggregate unpaid principal balance of each Bank's share of all Loans, of interest then due on such Loans; (iii) third, to the payment pro rata based on the Applicable Percentage according to the aggregate unpaid principal balance of each Bank's share of all Loans of the principal amount of each Bank's share of Advances until the principal amount of the Loans shall have been repaid in full; (iv) fourth, to the payment pro rata based on the Applicable Percentage of all other amounts due to the Banks hereunder and under the Loan Documents (including any prepayment penalties then due); and (v) fifth, any remaining funds shall be returned to the Person legally entitled thereto after satisfaction of all of the Borrower's Obligations hereunder.

     (f) Waiver of Defaults. Except as otherwise specifically provided by the provisions of Section 13.05 hereof or any other provision hereof, the Administrative Agent may (with the consent of the Majority Banks), and shall, if requested by the Majority Banks, by written notice to the Borrower, at any time and from time to time, waive in whole or in part, absolutely or conditionally, any Event of Default which shall have occurred hereunder, or under any Note. Any such waiver shall be for such period and subject to such conditions or limitations as shall be specified in any such notice. In the case of any such waiver, the rights and obligations of the Borrower and the Banks under the Loan Documents shall be otherwise unaffected, and any Event of Default so waived shall be deemed to be cured and not continuing to the extent and on the conditions or limitations set forth in such waiver, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right, remedy or power consequent upon any such other Event of Default.

                           ARTICLE XI
                       EXPENSES AND COSTS

     The Borrower agrees to pay Faegre & Benson LLP fees of $10,000.00 plus all of their reasonable costs, expenses and related charges paid or incurred as counsel to the Administrative Agent and the Collateral Agent (including all long distance telephone charges, overnight delivery charges and other out-of-pocket expenses and charges) in connection with the preparation, negotiation, execution and delivery of this Loan Agreement and the Loan Documents executed in connection with this Loan Agreement. The Borrower agrees to pay on demand (a) all reasonable fees, costs, expenses and related charges incurred by the Administrative Agent, and the Collateral Agent in connection with the preparation, negotiation, execution, delivery and administration of any amendments, waivers or consents to this Loan Agreement or any other Loan Document, including, without limitation, counsel fees and costs, expenses and related charges of counsel for the Administrative Agent and the Collateral Agent with respect thereto (including all long distance charges, overnight delivery charges and other out-of-pocket expenses, costs and charges) and with respect to advising the Administrative Agent and the Collateral Agent as to its rights and remedies under the Loan Agreement and the other Loan Documents and (b) all reasonable fees, costs, expenses and related charges, if any, (including counsel fees, and costs, expenses and related charges of counsel) in connection with the enforcement or preservation of the rights and remedies of each of the Administrative Agent, the Collateral Agent and each Bank under this Loan Agreement and the other Loan Documents (including all long distance charges, overnight delivery charges and other out-of-pocket expenses, costs and charges).


                           ARTICLE XII

THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND
           THE CUSTODIAN; AND INTERCREDITOR PROVISIONS

     Section 12.01 Appointment and Authorization. Each Bank appoints and authorizes Rabobank to take such action as Administrative Agent and Collateral Agent on behalf of such Bank and appoints and authorizes Norwest Trust to take such action as Custodian on behalf of such Bank and to exercise such powers under the Agreement, each Note, and each Loan Document as are delegated to the Administrative Agent, the Collateral Agent or the Custodian, as the case may be, by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto, subject, however, to
Section 10.02 hereof. The duties of the Administrative Agent, the Collateral Agent and the Custodian shall be mechanical and administrative in nature and neither the Administrative Agent, the Collateral Agent nor the Custodian shall, by reason of this Loan Agreement or any Loan
Document, be a trustee or fiduciary for any Bank. Neither the Administrative Agent, the Collateral Agent nor the Custodian shall have any duties or responsibilities except those expressly set forth herein or in the Loan Documents. As to any matters not expressly provided for by the Agreement or the Loan Documents (including, without limitation, enforcement or collection of any Note), neither the Administrative Agent, the Collateral Agent nor the Custodian shall be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or so refraining from acting) upon the instructions of the Majority Banks (or by all Banks if the consent or approval of all Banks is otherwise required herein or in any Loan Document), and such instructions shall be binding upon the Banks and all holders of the Notes; provided, however, that neither the Administrative Agent, the Collateral Agent nor the Custodian shall be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to the Agreement, any Loan Document or applicable law.

     Section 12.02 Administrative Agent and Collateral Agent. Rabobank shall have the same rights and powers under this Loan Agreement and the Loan Document as each Bank and may exercise or refrain from exercising such rights and powers the same as though it were not the Administrative Agent or the Collateral Agent.

     Section 12.03 Action by Administrative Agent, Collateral Agent and Custodian. Neither the Administrative Agent, the Collateral Agent nor the Custodian is under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions hereof or of the Security Agreement or the Custodial Agreement, as the case may be, unless it shall be requested to do so by the Majority Banks (or by all Banks if the consent or approval of all Banks is otherwise required herein or in the Security Agreement or the Custodial Agreement, as the case may be), except that the Administrative Agent may undertake routine servicing activities in respect of the Loans at any time and from time to time without the consent of any Bank and each Bank authorizes the Administrative Agent to undertake such routine servicing activities. The Administrative Agent, the Collateral Agent and the Custodian shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Majority Banks (or by all Banks if the consent or approval of all Banks is otherwise required herein or in the Security Agreement or the Custodial Agreement, as the case may be) and, except as otherwise specifically provided herein or in the Security Agreement or the Custodial Agreement, as the case may be, such instructions and any action or inaction pursuant thereto shall be binding on all the Banks.

     Section 12.04 Consultation with Experts. The Administrative Agent, the Collateral Agent and the Custodian may consult with legal counsel, independent public accountants and other experts selected by it with reasonable care and shall not be liable for any action taken, or omitted to be taken, by it in good faith in accordance with the advice of such counsel, accountants or experts selected by it with reasonable care.

     Section 12.05 Liability of Administrative Agent, Collateral Agent and Custodian. Neither the Administrative Agent, the Collateral Agent nor the Custodian nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with its duties as Administrative Agent, Collateral Agent or Custodian, as the case may be, in the absence of its or their own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in the Agreement or any Loan Document. Without limiting the generality of the foregoing, the Administrative Agent, the Collateral Agent and the Custodian (a) may treat the payee of any Note as the holder thereof until the Administrative Agent, the Collateral Agent or the Custodian, as the case may be, receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent, the Collateral Agent or the Custodian, as the case may be; (b) may consult with legal (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts selected by it with reasonable care; (c) shall not be responsible for any representation or warranty made by the Borrower or any other Person made in or in connection with the Agreement or any Loan Document and, without limiting the generality of the foregoing, neither the Administrative Agent, the Collateral Agent nor the Custodian makes any representation or warranty as to the Borrower, any financial statement submitted by or for the Borrower, or any risk of loss with respect to any Advance; (d) shall have no duty to ascertain or inquire as to the performance or observance by the Borrower of any of the terms, covenants, agreements or conditions contained in any Loan Documents, or to inspect the Property (including the books and records) of the Borrower except that the Administrative Agent shall be obligated to make reasonable inquiry of the Borrower concerning the Borrower's operations, business affairs and financial conditions if requested to do so, in writing, by any Bank; (e) shall bear no responsibility to any Bank for the due execution, legality, validity, enforceability, genuineness, perfection, sufficiency, or value of the Agreement, any other instrument or document furnished pursuant hereto or any Collateral; and (f) shall incur no liability under or in respect of this Loan Agreement by acting upon any notice, consent, certificate, or other instrument or writing (which may be sent by telegram, telex, facsimile transmission or similar writing) believed by it to be genuine and signed or sent by the proper party or parties. Each Bank has independently evaluated all aspects of the transactions contemplated by the Loan Documents.

     Section 12.06 Indemnification. Each Bank agrees to indemnify the Administrative Agent, the Collateral Agent and the Custodian (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability
(except such as result from the gross negligence or willful misconduct of the Administrative Agent, Collateral Agent or Custodian, as the case may be) that the Administrative Agent, Collateral Agent or Custodian may suffer or incur in connection with the Agreement or the Loan Documents or any action taken or omitted by it under the Agreement or under any Loan Document with such indemnity to be limited by the next sentence of this
Section 12.06. Liability for all such costs, expenses, claims, demands, actions, losses and liabilities shall be allocated pro rata among the Banks based on their respective Applicable Percentages.

     Section 12.07 Reimbursement from Payments. The Administrative Agent may apply any payments received from the Borrower, the Collateral Agent or any other Person first to reimburse itself, the Collateral Agent or the Custodian for the costs, expenses, claims, demands, actions, losses and liabilities (a) which are subject to indemnification by a Bank under
Section 12.06 herein, (b) which are reimbursable by the Borrower under
Article XI hereof or (c) which are subject to indemnification by the Borrower under Section 13.12 hereof.

     Section 12.08 Sharing of Loan Payments. Except as otherwise specifically provided herein (i) each Bank shall be responsible for funding its share of each Advance and (ii) each Bank shall be entitled to its share of each payment received from the Borrower for application to, and any proceeds of Collateral securing, the Loans as provided for herein. Each Bank agrees that if it shall, by exercising any right of set off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan which is greater than the amount to which, as between the Banks, it is entitled hereunder, the Bank receiving such greater payment shall pay over to the Administrative Agent, for distribution among the Banks, such amount as is necessary so that each Bank shall receive the share of principal and interest that it would have received had the original payment been made to the Administrative Agent for distribution in accordance herewith; provided, that nothing in this Section shall impair the right of any Bank to exercise any right of set off or counterclaim it may have against the Borrower. The Banks shall make such arrangements among themselves such as, for example, the purchase of participations in the Line of Credit Loans of each Bank in order to effectuate the foregoing provision.

     Section 12.09 Resignation of Administrative Agent, Collateral Agent or Custodian. The Administrative Agent, Collateral Agent or the Custodian may, and at the request of all the Banks (other than a Bank which is then serving as Administrative Agent, Collateral Agent or Custodian, as the case may be) shall, resign upon 30 days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation the Majority Banks shall appoint a successor Administrative Agent, Collateral Agent or Custodian, as the case may be, from among the Banks. Upon the acceptance of its appointment as successor Administrative Agent hereunder, its appointment as successor Collateral Agent under the Security Agreement or its appointment as successor Custodian under the Custodian, as the case may be, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring
Administrative Agent, Collateral Agent or Custodian, as the case may be, and such retiring agent shall be discharged from its duties and obligations under this Agreement, the Security Agreement or the Custodial Agreement, as the case may be. If no Administrative Agent, Collateral Agent or Custodian, as the case may be, shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after giving of notice of the retiring agent's resignation as Administrative Agent, Collateral Agent or Custodian, as the case may be, the retiring agent's resignation shall nevertheless thereupon become effective, the respective appointment, powers and duties of the retiring agent as Administrative Agent, Collateral Agent or Custodian, as the case may be, shall be terminated and the Banks shall perform all of the duties of the Administrative Agent, the Collateral Agent or the Custodian, as the case may be, until such time, if any, as the Majority Banks appoint a successor agent as provided above. All parties hereto agree to execute any instruments or documents reasonably required to evidence the appointment of a new Administrative Agent hereunder, the appointment of a new Collateral Agent under the Security Agreement or the appointment of a new Custodian under the Custodian. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the resignation of the Custodian shall take effect only upon the appointment of a successor Custodian by the Majority Banks (with the consent of the Collateral Agent) and the delivery of an instrument signed by such successor Custodian accepting such appointment.

     Section 12.10 Right of Purchase. Upon the occurrence of an Event of Default hereunder and the inability of the Banks to agree upon an appropriate course of action, each Bank agrees that, upon the written request of one or more of the other Banks, it shall sell and convey, without recourse, its entire interest in its Line of Credit Loans, the Loan Documents, and the Collateral to such other Bank or Banks for an amount equal to (i) all principal plus accrued and unpaid interest due on any Note held by it plus (ii) all unpaid fees due it plus (iii) all unpaid Indebtedness owed to the selling Bank by the Borrower arising out of, or pursuant to, this Loan Agreement or the transactions contemplated thereby and shall thereupon transfer its rights and duties, if any, as Administrative Agent hereunder, as Collateral Agent under the Security Agreement, if any, and as Custodian under the Custodian to such other
Bank or Banks. If two or more Banks desire to purchase the interests of another Bank or Banks, then the selling Bank or Banks shall sell and convey, without recourse, their entire interest in their Line of Credit Loans, the Loan Documents and the Collateral to such other Bank or Banks, respectively, based on the Applicable Percentages of such other Bank or Banks. Payment from the purchasing Bank or Banks for such rights must be made in same day funds contemporaneously with the transfer of such rights and property from the selling Bank or Banks. Notwithstanding the foregoing, if each Bank desires to purchase the interests of the other Banks, then this Section
12.10 shall be deemed null and void.
     Section 12.11  [Intentionally Omitted.]

     Section 12.12 Withholding Tax. If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or reduction of, United States withholding tax under Section 1441 or 1442 of the Code, such Bank agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent (a) if such Bank claims an exemption from, or reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of Internal Revenue Service Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid hereunder, (b) if such Bank claims that interest paid hereunder is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of Internal Revenue Service Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid hereunder and (c) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax. Such Bank shall amend any such form or evidence from time to time whenever such amendment is necessary to assure that such form or evidence remains accurate, complete and not misleading and shall furnish to the Borrower two copies of such Internal Revenue Service forms as and when required to be furnished to the Administrative Agent under this Section. Promptly upon notice from any Person (a "Withholding Agent") of any determination by the Internal Revenue Service that any payment previously made under the Agreement by a Withholding Agent to any Bank was subject to United States income tax withholding when made, such Bank shall pay to such Withholding Agent the excess of the aggregate amount required to have been withheld from such payments, together with any applicable penalties and interest, over the aggregate amount, if any, actually withheld by such Withholding Agent. The obligations of the Banks under this Section 12.12 to a Withholding Agent shall survive the payment of all Loans and obligations owed to any Bank hereunder, the termination of this Loan Agreement and the resignation or replacement of any Administrative Agent, Collateral Agent or Custodian.

     Section 12.13  Borrowers Not a Beneficiary.  The agreements in this
Article XII are solely between the Banks, the Administrative Agent, the Collateral Agent and the Custodian, and the Borrower shall not be considered a party to or the beneficiary of any such agreements. However, the Borrower hereby consents to all of the provisions of this Article XII.

     Section 12.14  Survival of Provisions.  The provisions of this
Article XII shall survive the payment of the Loans and the termination of t he Agreement and shall inure to the benefit of each Person who has at any time served as Administrative Agent under the Agreement, Collateral Agent under the Security Agreement or Custodian under the Custodian, as the case may be, including after the resignation or replacement of such Person as the Administrative Agent, Collateral Agent or Custodian, as the case may be, as to any actions taken or omitted to be taken by such Person while it was Administrative Agent, Collateral Agent or Custodian, as the case may be.

     Section 12.15 Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than under Sections 10.01(b) or 10.01(c) hereof unless the Administrative Agent has received notice from a Bank or the Borrower specifying the occurrence of such Default or Event of Default. In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. Unless and until the Administrative Agent shall have received a request from the Majority Banks to take action under Section 10.02 following the occurrence of a Default, the Administrative Agent may take any action, or refrain from taking any action, with respect to such Default as it shall deem advisable in the best interest of the Banks.


                          ARTICLE XIII
                          MISCELLANEOUS

     Section 13.01 Section Headings. Section headings or captions used herein are inserted only as a matter of convenience and only for reference and in no way define, limit the scope of intent of any Section, nor in any way affect this Loan Agreement.

     Section 13.02 Notices. Any notice or other communication required or permitted to be given to any party shall be given in writing (including communication by facsimile copy) and mailed, transmitted, or delivered, as to each party hereto, at its address and/or the number set forth under its name on Schedule I hereto or specified in such party's Assignment Certificate pursuant to which such Bank became a Bank hereunder in accordance with the provisions of Section 13.14 or at such other address or number as shall be designated by such party in a written notice to the other parties hereto.
All such notices and communications shall be effective, upon receipt, or in the face or (a) notice by mail, five days after being deposited in the United States Mail, certified mail, postage prepaid, or (b) notice by facsimile copy, showing machine confirmation of delivery made or verbal communication of receipt is obtained.

     Section 13.03 Survival of Covenants and Representations. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Banks of the Loans herein contemplated, and shall continue in full force and effect so long as any of the Loans are outstanding and unpaid. Whenever in this Loan Agreement any of the parties hereto is referred to, such references shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower which are contained herein may be assigned by each Bank and all such covenants, promises and agreements shall bind and inure to the benefit of the successors and assigns of such Bank.

     Section 13.04 Governing Law; Consent to Jurisdiction; Jury Trial Waiver. This Loan Agreement, each Note, and each other Loan Document shall be construed in accordance with and governed by the laws of the State of New
York without regard to conflicts of law principles. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS LOAN AGREEMENT, ANY NOTE, ANY LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED
STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION
AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE
ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE CUSTODIAN AND
THE BANKS CONSENTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO
THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE
BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE
CUSTODIAN AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION,
INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE
GROUNDS OF FORUM NON-CONVENIENS, WHICH IT MAY NOW OR HEREAFTER
HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDINGS IN SUCH
JURISDICTION IN RESPECT TO THIS AGREEMENT, ANY NOTE OR DOCUMENT
RELATED HERETO.  THE BORROWER, THE ADMINISTRATIVE AGENT, THE
COLLATERAL AGENT, THE CUSTODIAN AND THE BANKS EACH WAIVE
PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS
WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK
LAW AND WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR
COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY,
ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE
LOAN DOCUMENTS.  NO OFFICER OF ANY BANK OR OF THE ADMINISTRATIVE
AGENT HAS AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

     Section 13.05 Waivers; Amendments; and Releases. (a) No failure or delay of the Administrative Agent, Collateral Agent or any Bank in exercising any power or right hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Custodian and the Banks hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision hereof or of any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     (b) No amendment, modification, termination or waiver of any provision hereof or of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any provision hereof or of any Loan Document to which the Borrower is a party, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, or in the case of any Collateral Document the same shall be in writing and signed by the Collateral Agent and consented to by the Majority
Banks, and then such amendment, modification, termination, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such agreement, amendment, modification, termination, waiver or consent shall (i) decrease the principal amount of, or extend the final maturity date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Line of Credit Loan, or reduce any fees payable to any Bank hereunder, without the prior written consent of each Bank, (ii) increase or extend the Commitment of any Bank or subject any Bank, to any additional obligations or decrease the stated rate at which any fees are calculated without the prior written consent of each Bank, (iii) amend, waive, modify or change the Applicable Percentage of any Bank without the prior written consent of each Bank, (iv) amend, waive or modify the provisions of Section 2.03(a), the provisions of Section 2.13, the provisions of Section 10.02, the provisions of this Section 13.05, the definition of "Majority Banks" or any provision of Article III, in each case, without the prior written consent of each Bank, (v) release any material part of the Collateral under any Loan Document, amend in any material respect any Collateral Document, without the prior written consent of each Bank or (vi) waive any of the conditions precedent specified in Article VI hereof without the prior written consent of each Bank; provided, further, that (A) no such agreement, amendment, modification, termination, waiver or consent shall amend, modify, waive or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent, (B) no such agreement, amendment, modification, termination, waiver or consent shall amend, modify, waive or otherwise affect the rights or duties of the Collateral Agent hereunder or under the Security Agreement without the prior written consent of the Collateral
Agent and (C) no such agreement, amendment, modification, termination waiver or consent shall amend, modify, waive or otherwise affect the rights or duties of the Custodian hereunder or under the Custodial Agreement without the prior written consent of the Custodian. Each Bank and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section 13.05 regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Bank or holder of a Note pursuant to this Section 13.05 shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked. Nothing herein shall require any such marking, and each Bank hereby waives any requirement of applicable law to so mark any Note.

     Section 13.06 Entire Agreement. This Loan Agreement and the Loan Documents represent the entire agreement of the parties hereto, with respect to the matters set forth herein and supersede all oral statements and prior writings with respect thereto. In instances where the provisions of this Agreement and any other Loan Document conflict, the provisions hereof (as amended from time to time in accordance with Section 13.05 hereof) shall control.

     Section 13.07 Amendments to Prior Loan Agreement. This Loan Agreement amends the Prior Loan Agreement to read as set forth herein. As so amended and restated, the Prior Loan Agreement is hereby ratified and confirmed in all respects.

     Section 13.08 Counterparts. This Loan Agreement may be executed in two or more counterparts and has different parties hereto in separate counterparts, each of which when so executed shall constitute an original instrument, but all of which together shall constitute one and the same instrument.

     Section 13.09 Contact with Borrower's Independent Accountants. The Borrower hereby authorizes the Banks, at any time and from time to time while any Loans are outstanding, upon prior notice to the Borrower to make direct contact with the independent accountants of the Borrower and to obtain any information about the affairs of the Borrower that may be available to such independent accountants.

     Section 13.10 Severability; Rights Cumulative. In the event any clause or provision hereof or of any Loan Document conflicts with applicable law such conflict shall not affect other provisions of such Loan Document which can be given effect without the conflicting provision and to this end the provisions of each Loan Document are declared to be severable. All rights and remedies provided for herein or in any other Loan Document or which Banks may have otherwise, at law or in equity, shall be distinct, separate, and cumulative and may be exercised concurrently, independently or successively in any order whatsoever, and as often as the occasion therefor arises.

     Section 13.11 Usury Savings Clause. All agreements herein and in the Loan Documents are expressly limited so that in no contingency or event whatsoever, either by reason of advancement or acceleration of maturity of the obligations then owing hereunder or under any Loan Document, or otherwise, shall the amount paid or agreed to be paid thereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision hereof or of any Loan Document, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law that a court of competent jurisdiction may deem applicable thereto then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, a Bank shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be cancelled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the obligations then owing under any Loan Document to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to the Borrower.

     Section 13.12 Indemnification by Borrower. The Borrower hereby agrees to defend, indemnify and hold each Bank, the Collateral Agent, the Custodian and the Administrative Agent harmless from and against any and all claims made by, damages to, judgments in favor of and penalties or fines owed to any Person who is not a party hereto or to any Loan Document (including, without limitation, any Governmental Body), together with all costs and expenses incurred in connection with any of the foregoing (including attorneys' fees and court costs now or hereafter arising from the aforesaid enforcement of this clause, including the allocated cost of in-house counsel) arising directly or indirectly from (a) the activities of the Borrower and its Subsidiaries, and their respective predecessors in interest, (b) any contractual relationship between (i) the Borrower, any of its Subsidiaries or their respective predecessors in interests and
(ii) any third party, or (c) the violation of any environmental protection, health or safety law, whether such claims were asserted by any Governmental Body or any other Person, or (d) the execution or delivery hereof or of any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of the respective obligations thereunder or the consummation of the transactions contemplated thereby. The Borrower's obligation under this Section 13.12 shall survive the termination of the Agreement and the payment of all loans and obligations owed to any Bank hereunder.

     Section 13.13 Independent Credit Decisions. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Loan Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action hereunder. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall have no duty, responsibility to provide any Bank with any credit or any other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries (or any of their Affiliates) which may come into the possession of the Administrative Agent.

     Section 13.14 Sale or Assignment; Addition of Banks. Except as permitted under the terms and conditions of this Section 13.14 or, with respect to participations, under Section 13.15, no Bank may sell, assign or transfer its rights or obligations under this Agreement or its interest in any Note. Any Bank, at any time upon at least two (2) business Days' prior written notice to the Administrative Agent and the Borrower (unless the Agent and the Borrower consent to a shorter period of time), may assign all or a portion (provided such portion is not less than $1,000,000) of such Bank's Note, Line of Credit Loan, and Commitment to a domestic or foreign commercial bank (having a branch office in the United States), an insurance company or other financial institution (an "Applicant") on any date (the "Adjustment Date") selected by such Bank, but only so long as the Borrower at all times other than during the continuance of an Event of Default and the Administrative Agent shall have provided its prior written approval of such proposed Applicant, which prior written approval will not be unreasonably withheld. Upon receipt of such approval and to confirm the status of each additional Bank as a party to this Agreement and to evidence the assignment in accordance herewith:

     (a) the Administrative Agent, the Borrower, the assigning Bank and such Applicant shall, on or before the Adjustment Date, execute and deliver to the Administrative Agent an Assignment Certificate in substantially the form of Exhibit G attached hereto (an "Assignment Certificate");

     (b) the Borrower will execute and deliver to the Administrative Agent, for delivery by the Administrative Agent in accordance with the terms of the Assignment Certificate, (i) new Notes payable to the order of the Applicant in amounts corresponding to the applicable Commitment acquired by such Applicant and (ii) new Notes payable to the order of the assigning
Bank in amounts corresponding to the retained Commitment. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the Notes to be replaced by such new Notes, shall be dated the effective date of such assignment and shall otherwise be in the form of the Notes to be replaced thereby. Such new Notes shall be issued in substitution for, but not in satisfaction or payment of, the Notes being replaced purposes of this Agreement and

     (c) the assigning Bank shall pay to the Administrative Agent an administrative fee of $5,000.

     Upon the execution and delivery of such Assignment Certificate and such new Notes, and effective as of the effective date thereof (i) this Agreement shall be deemed to be amended to the extent, and only to the extent, necessary to reflect the addition of such additional Bank and the resulting adjustment of the Applicable Percentages and Stated Line of Credit Commitments arising therefrom, (ii) the assigning Bank shall be relieved of all obligations hereunder to the extent of the reduction of the assigning Bank's Applicable Percentage, and (iii) the Applicant shall become a party hereto and shall be entitled to all rights, benefits and privileges accorded to a Bank herein and in each other Loan Document or other document or instrument executed pursuant hereto and subject to all obligations of a Bank hereunder, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Majority Banks or all Banks. The Commitment allocated to each Assignee shall reduce such Commitments protanto. Promptly after the execution of any Assignment Certificate, a copy thereof shall be delivered by the Administrative Agent to each Bank and to the Borrower.
In order to facilitate the addition of additional Banks hereto, the Borrower and the Banks shall cooperate fully with the Administrative
Agent in connection therewith and shall provide all reasonable assistance requested by the Administrative Agent relating thereto, including, without limitation, the furnishing of such written materials and financial information regarding the Borrower as the Administrative Agent may reasonably request, the execution of such documents as the Administrative Agent may reasonably request with respect thereto, and the participation by officers of the Borrower, and the Banks in a meeting or teleconference call with any Applicant upon the request of the Agent.

     Section 13.15 Participations. In addition by the rights granted under Section 13.14, any Bank may grant participations in all or any portion of its Line of Credit Loans, Note and Commitment to any domestic or foreign commercial bank (having a branch office in the United States), insurance company, financial institution or affiliate of such Bank, but only so long as the Administrative Agent shall have provided its prior written approval of such proposed participant, which prior written approval shall not be unreasonably withheld; provided, however, that (i) the Originating Bank's obligations under this Agreement shall remain unchanged,
(ii) the Originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the Originating
Bank in connection with the Originating Bank's rights obligations hereunder and the other Loan Documents, (iv) the Originating Bank shall retain for its own account at least 10.0% of its Line of Credit Loans, and (v) no Bank shall transfer or grant any participation interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, the Loan Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would result in or have the effect of increasing the Commitment of the Originating Bank, changing the amount or frequency of payment of principal, interest or fees due hereunder, amending this Section 13.14, releasing any material portion of the Collateral, or extending the maturity of any Line of Credit Loan in which the Participant has purchased a participation interest. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participation interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank hereunder. The Borrower acknowledges and agrees that any Participant may rely upon, and possess all rights under, any opinions, certificates, or other instruments or documents delivered under or in connection with any Loan Documents. Notwithstanding any other provision set forth herein or in any Loan Document, any Bank may at any time create a security interest in all or any portion of its rights hereunder (including, without limitation, the Line of Credit Loans owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     Section 13.16 Confidentiality. Unless otherwise required by applicable law, or of any court or administrative agency, or otherwise by any Governmental Body, the Administrative Agent, the Collateral
Agent and each Bank agrees to maintain the confidentiality, in its communications with third parties and otherwise, of any information regarding Borrower or the transactions contemplated by the Loan
Documents which is obtained in connection with this Loan Agreement and which has been identified by the Borrower as confidential in nature (which identification shall be in writing) (the Confidential Material); provided, however, that the Confidential Material may be disclosed to third parties to the extent such disclosure is (a) required in connection with the exercise of any remedy hereunder or under any Loan Document, (b) to any actual or proposed participant or assignee of or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section, (c) to any other Bank or (d) to any Governmental Body relating to any Bank made in compliance with any guideline or request from such Governmental Body (whether or not having the force of law); provided further, however, that (i) this Loan Agreement and the Loan Documents may be disclosed to effective legal counsel and independent auditors of the Administrative Agent, the Collateral Agent and the Banks, (ii) neither the Administrative Agent, the Collateral Agent nor the Banks shall have any obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such Person.

     Section 13.17 Acknowledgment of Receipt. The Borrower acknowledges receipt of a copy of each Loan Document and each other document and agreement executed by a debtor in connection hereunder or with the Indebtedness to a Bank hereunder.
     IMPORTANT:  READ BEFORE SIGNING.  THE TERMS OF THIS
     AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY
     THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS
     OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN
     CONTRACT MAY BE LEGALLY ENFORCED.  YOU MAY CHANGE
     THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN
     AGREEMENT.

     IN WITNESS WHEREOF, the Borrower, each Bank and the Administrative Agent have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                              AG SERVICES OF AMERICA, INC.
                              (Borrower)


                              By: _______________________________
                                   Name: _______________________
                                   Title: ________________________

                              By: _______________________________
                                   Name: _______________________
                                   Title: ________________________


                              COOPERATIEVE CENTRALE
                              RAIFFEISEN-BOERENLEENBANK, B.A.,
                              "RABOBANK NEDERLAND",
                              NEW YORK BRANCH
                              (Administrative Agent)


                              By: _______________________________
                                   Name: _______________________
                                   Title: ________________________

                              By: _______________________________
                                   Name: _______________________
                                   Title: ________________________

                              COOPERATIEVE CENTRALE
                              RAIFFEISEN-BOERENLEENBANK, B.A.,
                              "RABOBANK NEDERLAND",
                              NEW YORK BRANCH
                              (Bank)


                              By: _______________________________
                                   Name: _______________________
                                   Title: ________________________

                              By: _______________________________
                                   Name: _______________________
                                   Title: ________________________

                  AG SERVICES OF AMERICA, INC.

                          EXHIBIT 10.19

                 MARCH 12, 1997 CREDIT AGREEMENT

CREDIT AGREEMENT


Dated as of March 12, 1997


among

AG ACCEPTANCE CORPORATION
as Borrower


AG SERVICES OF AMERICA, INC.
as Servicer

TRIPLE-A ONE FUNDING CORPORATION


CAPMAC FINANCIAL SERVICES, INC.
as Administrative Agent


and

CAPITAL MARKETS ASSURANCE CORPORATION
as Collateral Agent

                        TABLE OF CONTENTS

                                                             Page
Section

                      ARTICLE IDEFINITIONS

     SECTION 1.01   Certain Definitions. . . . . . . . . . . .-2-
     SECTION 1.02.  Accounting Terms . . . . . . . . . . . . -32-
     SECTION 1.03.  Other Terms. . . . . . . . . . . . . . . -32-
     SECTION 1.04.  Computation of Time Periods. . . . . . . -33-

                  ARTICLE IITHE TRIPLE-A LOANS

     SECTION 2.01.  The Triple-A Loans . . . . . . . . . . . -33-
     SECTION 2.02.  Note.. . . . . . . . . . . . . . . . . . -33-
     SECTION 2.03.  Making the Triple-A Loans. . . . . . . . -34-
     SECTION 2.04.  Reduction of Facility Limit. . . . . . . -35-
     SECTION 2.05.  Repayments; Manner of Payment
                    and Prepayment . . . . . . . . . . . . . -36-
     SECTION 2.06.  Interest on Triple-A Loans;
                    Default Interest . . . . . . . . . . . . -36-
     SECTION 2.07.  Voluntary and Mandatory Prepayment
                    of Triple-A Loans. . . . . . . . . . . . -37-
     SECTION 2.08.  Compensation . . . . . . . . . . . . . . -38-
     SECTION 2.09.  Increased Costs, Capital Adequacy. . . . -39-
     SECTION 2.10.  Taxes. . . . . . . . . . . . . . . . . . -40-
     SECTION 2.11.  Fees . . . . . . . . . . . . . . . . . . -42-

                ARTICLE IIICONDITIONS OF LENDING

     SECTION 3.01.  Conditions Precedent to this
                    Agreement and the Initial Borrowing.   . -42-
     SECTION 3.02.  Conditions Precedent to
                    Each Borrowing.. . . . . . . . . . . . . -43-

            ARTICLE IVREPRESENTATIONS AND WARRANTIES

     SECTION 4.01.  Representations and Warranties
                    of the Borrower. . . . . . . . . . . . . -44-
     SECTION 4.02.  Representations and Warranties
                    Regarding the Collateral . . . . . . . . -54-

                   ARTICLE VGENERAL COVENANTS

     SECTION 5.01.  Affirmative Covenants of the Borrower. . -55-
     SECTION 5.02.  Negative Covenants of the Borrower.. . . -63-

                ARTICLE VIREPORTING REQUIREMENTS

     SECTION 6.01.  Reporting Requirements of the Servicer . -68-
     SECTION 6.02.  Additional Servicer Reporting
                    Requirements . . . . . . . . . . . . . . -70-
     SECTION 6.03.  Miscellaneous Borrower and
                    Servicer Reporting Requirements. . . . . -71-

                  ARTICLE VIISECURITY INTEREST

     SECTION 7.01.  Grant of Primary Lien. . . . . . . . . . -73-
     SECTION 7.02.  Continuing Liability of the Borrower . . -74-
     SECTION 7.03.  Filings; Further Assurances. . . . . . . -75-
     SECTION 7.04.  Place of Business; Change of Name. . . . -76-
     SECTION 7.05.  Lock-Box Accounts. . . . . . . . . . . . -77-
     SECTION 7.06.  Collection Account.. . . . . . . . . . . -77-
     SECTION 7.07.  Preservation of Rights in Collateral.. . -81-
     SECTION 7.08.  Rights Not Exclusive.. . . . . . . . . . -81-
     SECTION 7.09.  No Waiver. . . . . . . . . . . . . . . . -82-

          ARTICLE VIIISERVICING AND ADMINISTRATION OF
              ACQUIRED ADVANCES AND LOAN DOCUMENTS

     SECTION 8.01.  Responsibility for Loan
                    Document Administration. . . . . . . . . -82-
     SECTION 8.02.  Standard of Care . . . . . . . . . . . . -82-
     SECTION 8.03.  Records. . . . . . . . . . . . . . . . . -83-
     SECTION 8.04.  Inspection . . . . . . . . . . . . . . . -83-
     SECTION 8.05.  Enforcement. . . . . . . . . . . . . . . -84-
     SECTION 8.06.  Collateral Agent to Cooperate. . . . . . -85-
     SECTION 8.07.  Other Matters Relating to the Servicer . -85-
     SECTION 8.08.  Servicer Insurance Coverage. . . . . . . -86-
     SECTION 8.09.  Servicing Compensation . . . . . . . . . -86-
     SECTION 8.10.  Costs and Expenses . . . . . . . . . . . -86-
     SECTION 8.11.  Servicer Representations and
                    Warranties . . . . . . . . . . . . . . . -87-
     SECTION 8.12.  Additional Covenants of the Servicer . . -88-
     SECTION 8.13.  The Servicer not to Resign . . . . . . . -90-
     SECTION 8.14.  Merger or Consolidation of,
                    or Assumption of the Obligations
                    of Servicer. . . . . . . . . . . . . . . -90-
     SECTION 8.15.  Examination of Records . . . . . . . . . -91-

              ARTICLE IXEVENTS OF DEFAULT; REMEDIES

     SECTION 9.01.  Events of Default. . . . . . . . . . . . -91-
     SECTION 9.02.  Remedies . . . . . . . . . . . . . . . . -94-

                   ARTICLE XSERVICER DEFAULTS

     SECTION 10.01.  Servicer Defaults . . . . . . . . . . . -95-
     SECTION 10.02.  Appointment of Successor. . . . . . . . -99-
     SECTION 10.03.  Certain Matters Affecting
                     the Successor Servicer. . . . . . . . .-100-

                      ARTICLE XIINDEMNITIES

     SECTION 11.01.  Liabilities to Obligors . . . . . . . .-101-
     SECTION 11.02.  Tax Indemnification . . . . . . . . . .-101-
     SECTION 11.03.  Servicer's Indemnities. . . . . . . . .-101-
     SECTION 11.04.  Borrower's Indemnities. . . . . . . . .-102-
     SECTION 11.05.  Operation of Indemnities. . . . . . . .-104-

                 ARTICLE XIITHE COLLATERAL AGENT

     SECTION 12.01.  Authorization and Action. . . . . . . .-104-
     SECTION 12.02.  Delegation of Duties. . . . . . . . . .-105-
     SECTION 12.03.  Exculpatory Provisions. . . . . . . . .-105-
     SECTION 12.04.  Reliance by Collateral Agent. . . . . .-106-
     SECTION 12.05.  Notice of Events of Default; Etc. . . .-106-
     SECTION 12.06.  Non-Reliance on Collateral Agent
                     and Other Secured Creditors . . . . . .-107-
     SECTION 12.07.  Reimbursement and Indemnification.. . .-107-
     SECTION 12.08.  Collateral Agent in Its
                     Individual Capacity . . . . . . . . . .-108-
     SECTION 12.09.  Successor Collateral Agents.. . . . . .-108-
     SECTION 12.10.  UCC Filings and Title Certificates. . .-109-

                    ARTICLE XIIIMISCELLANEOUS

     SECTION 13.01.  Amendments, Etc.. . . . . . . . . . . .-109-
     SECTION 13.02.  Notices, Etc. . . . . . . . . . . . . .-109-
     SECTION 13.03.  No Waiver; Remedies . . . . . . . . . .-110-
     SECTION 13.04.  Binding Effect; Assignability;
                     Termination . . . . . . . . . . . . . .-110-
     SECTION 13.05.  Release of Collateral . . . . . . . . .-111-
     SECTION 13.06.  GOVERNING LAW . . . . . . . . . . . . .-112-
     SECTION 13.07.  CONSENT TO JURISDICTION;
                     WAIVER OF JURY TRIAL. . . . . . . . . .-112-
     SECTION 13.08.  Costs, Expenses and Taxes . . . . . . .-112-
     SECTION 13.09.  Limitations on Payments . . . . . . . .-114-
     SECTION 13.10.  Execution in Counterparts;
                     Severability. . . . . . . . . . . . . .-114-
     SECTION 13.11.  No Bankruptcy Petition Against
                     Triple-A. . . . . . . . . . . . . . . .-114-
     SECTION 13.12.  Further Assurances. . . . . . . . . . .-114-
     SECTION 13.13.  Captions and Cross References . . . . .-114-

                            EXHIBITS

EXHIBIT A           Form of Notice of Borrowing

EXHIBIT B           Credit and Collection Policy

EXHIBIT C           Forms of Loan Documents

EXHIBIT D           Form of Lock-Box Agreement

EXHIBIT E           Form of Servicer's Daily Report

EXHIBIT F           Form of Settlement Report

EXHIBIT G           Form of Administrative Services Agreement

EXHIBIT H           Form of Triple-A Note

EXHIBIT I           List of Closing Documents

EXHIBIT J           List of Credit Factors



                            SCHEDULES


Schedule 4.01(l)    List of Lock-Box Banks and Lock-Box Accounts

                        CREDIT AGREEMENT


          CREDIT AGREEMENT, dated as of March 12, 1997 (the "Credit Agreement"), among AG ACCEPTANCE CORPORATION, a Delaware corporation (the "Borrower"), TRIPLE-A ONE FUNDING CORPORATION, a Delaware corporation ("Triple-A"), AG SERVICES OF AMERICA, INC., a Iowa corporation ("Ag Services"), in its capacity as Servicer hereunder (in such capacity, the "Servicer"), CAPMAC FINANCIAL SERVICES, INC. ("CFS"), as Administrative Agent (the "Administrative Agent") and CAPITAL MARKETS ASSURANCE CORPORATION, a New York insurance company ("CapMAC"), as Collateral Agent (the "Collateral Agent").


                      W I T N E S S E T H:

          WHEREAS, pursuant to the Purchase and Contribution Agreement, the Borrower has agreed to purchase and otherwise acquire certain Advances and other Acquired Assets from time to time from Ag Services and Ag Services has agreed to act as initial Servicer of the Acquired Assets; and

          WHEREAS, the Borrower has requested that Triple-A make the Triple-A Loans to the Borrower, the proceeds of which shall be used to purchase such Advances and other Acquired Assets from Ag Services in accordance with the terms of the Purchase and Contribution Agreement; and

          WHEREAS, Triple-A will fund such Triple-A Loans by
(i) the issuance of Transaction Commercial Paper Notes or (ii) if Triple-A is unable for any reason to issue Commercial Paper Notes, by borrowing under the Liquidity Agreement, dated as of the date hereof, among Triple-A, the Liquidity Banks and the Liquidity Agent; and

          WHEREAS, as a condition precedent to the foregoing Triple-A Loans, the Borrower has agreed to grant a security interest in favor of the Collateral Agent, for the benefit of each of the Collateral Agent, the Administrative Agent, Triple-A, and the Surety, in all of its right, title and interest in, to and under the Collateral as described herein, in order to secure the Obligations as described herein; and

          WHEREAS, as a further condition precedent to the making of Triple-A Loans, pursuant to the terms of the Insurance Agreement among the Surety, the Liquidity Agent, the Borrower and Triple-A, the Surety has agreed to issue the Surety Bonds to guarantee repayment of the Triple-A Loans and advances to Triple-A made by the Liquidity Banks under the Liquidity Agreement; and

          WHEREAS, subject to the terms and conditions set forth herein, Triple-A is willing to make the Triple-A Loans to the Borrower, the Surety has agreed to issue the Surety Bonds and Ag
Services has agreed to act as Servicer hereunder;

          NOW, THEREFORE, the parties hereto agree as follows:


                            ARTICLE I

                           DEFINITIONS

          SECTION 1.01 Certain Definitions. As used in this Credit Agreement, the Triple-A Note or any certificate or other document made or delivered pursuant hereto or thereto, the capitalized terms used herein and therein shall, unless otherwise defined herein or therein, have the meanings set forth below.

          "Acquired Assets" means (i) all Purchased Assets and
(ii) all Contributed Assets.

          "Acquired Advance" means any Purchased Advance or
Contributed Advance.

          "Administrative Agent" means CFS in its capacity as "Administrative Agent" for Triple-A.

          "Administrative Services Agreement" means the
Administrative Services Agreement, dated as of the date hereof entered into among Ag Services and the Borrower, in substantially the form of Exhibit G hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "Advance" means an advance made to an Obligor in respect of a Loan, together with interest accrued thereon and owing under the related Loan Documents and the right arising under such Loan Documents to receive any payment or any funds from or on behalf of such Obligor, whether or not earned by performance, whether constituting an account, chattel paper, instrument, general intangible or otherwise.

          "Affected Person" has the meaning assigned to such term in Section 2.10 hereof.

          "Affiliate" means, with respect to any Person, a
Person: (i) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; (ii) that beneficially owns or holds 10% or more of any class of the voting stock (or, in the case of a Person that is not a corporation, 10% or more of the equity interest) of such Person; or (iii) 10% or more of the voting stock (or, in the case of a Person that is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock or an equity interest, by contract, or otherwise.

          "Aggregate Crop Concentration Limit Excess" means, at any time, the aggregate of the separate Crop Concentration Limit
Excesses for each Crop at such time.

          "Aggregate Concentration Limit Excess" means, at any time, the sum of (without duplication) (A) the Aggregate Crop Concentration Limit Excess at such time, plus (B) the Aggregate Geographical Concentration Limit Excess at such time, plus (C) the Due Date Concentration Limit Excess at such time, plus (D) the Fixed Rate Concentration Limit Excess at such time, plus (E) the DIP Financing Concentration Limit Excess at such time, plus
(F) the Aggregate Obligor Concentration Limit Excess at such time.

          "Aggregate Geographical Concentration Limit Excess" means, at any time, the aggregate of the separate Geographical
Concentration Limit Excesses at such time.

          "Aggregate Obligor Concentration Limit Excess" means, at any time, the aggregate of the separate Obligor Concentration
Limit Excesses for each Obligor at such time.

          "Agreement Accounting Principles" Contribution
Agreement.

          "Assignment of Indemnity" means an assignment of an Obligor's right, title and interest in Crop Insurance, executed by such Obligor, which when accepted by the insurer, satisfies the conditions necessary for a valid and effective assignment pursuant to C.F.R. Section 401.8, or such successor regulations.

          "Assignment of Payment" means an assignment of an Obligor's right, title and interest in and to entitlements and payments due or to become due in accordance with or under applicable government programs, which satisfies the conditions necessary for a valid and effective assignment pursuant applicable laws and regulations of the appropriate Governmental Authority.

          "Authorized Officer" means, with respect to any corporation or similar legal association, any president, vice president, assistant vice president, director, managing director, treasurer, assistant treasurer, chief financial officer, chief underwriting officer, chief accounting officer, secretary, or assistant secretary or any other such officer or Person customarily performing functions similar to those performed by the above designated officers.

          "Bankruptcy Code" means Title 11 of the United States
Code (11 U.S.C. Section 101 et seq.), as amended from time to time, or any successor statute.

          "Base Rate" means a fluctuating interest rate per annum equal to the higher of (i) the rate of interest published in the New York edition of the Wall Street Journal as the prime rate, or, in the event that no such rate is published, the rate of interest announced by the Liquidity Agent in New York, New York, from time to time as its base rate, whether or not such rate is the lowest rate offered by such institution to its corporate borrowers and (ii) 1/2 of one percent per annum above the Federal Funds Rate.

          "Base Rate Advance" means a Liquidity Advance which bears interest at the Base Rate.

          "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which Ag Services or any ERISA Affiliate thereof is, or at any time within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "Borrower" means Ag Acceptance Corporation, a Delaware corporation.

          "Borrowing" means a borrowing of Triple-A Loans hereunder.

          "Borrowing Base" means, at any time, an amount equal to the lesser of:

     (i) the sum of:

          (A) the Net Aggregate Eligible Advances at such time, minus

          (B) the Loss Reserve at such time, minus

          (C) the Servicing Reserve at such time, minus

          (D) the Interest Reserve at such time, minus

          (E) the Dilution Reserve at such time, minus

          (F) the Liquidation Reserve at such time; or

     (ii) the sum of (a) the Net Aggregate Eligible Advances at such time minus (b) 17% of the Greatest Amount of Eligible
Advances at such time.

          "Borrowing Base Shortfall" means, at any time, the amount, if any, by which the then outstanding principal amount of the Triple-A Loans exceeds the Borrowing Base then in effect.

          "Borrowing Date" means, with respect to any Borrowing, the date on which such Borrowing is funded.

          "Business Day" means any day other than a Saturday, Sunday or public holiday or the equivalent for banks in New York City; provided that, when used in connection with any Eurodollar Rate Advance or other matters concerning the Eurodollar Rate, the term "Business Day" means any such day on which dealings are carried on in the London interbank market and on which banks are open for business in London, England.

          "CapMAC" means Capital Markets Assurance Corporation, a
New York stock insurance company.

          "Carrying Costs" means, at any time, the aggregate amount of (i) all accrued and unpaid interest (exclusive of interest on the Triple-A Loans), fees, premiums and other expenses owing by the Borrower to Triple-A, the Collateral Agent, the Dealer, the Surety, the Servicer, the Administrative Agent or the Custodian (including, without limitation, all fees owed under the Fee Letter, collateral audit fees and expenses, the Servicing Fee, the compensation owing to any Successor Servicer pursuant to
Section 10.02(c) hereof, the CP Dealer Fees and the Surety Bond Premium) plus (ii) all accrued and unpaid ordinary course operating expenses incurred by the Borrower (including rent, salaries, professional fees and expenses incurred in connection therewith); provided that in the event that any such expenses are the subject of allocations made pursuant to the Administrative Services Agreement, "Carrying Costs" shall include such expenses only to the extent allocated to the account of the Borrower thereunder.

          "CERCLA" means the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, as amended.

          "Collateral" has the meaning assigned to such term in
Section 7.01 hereof.

          "Collection Account" has the meaning assigned to such term in Section 7.06 hereof.

          "Collection Account Agreement" means the Collection
Account Agreement dated as of the date hereof, among the Collection Account Bank, the Servicer and the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "Collection Account Bank" means the bank at which the Collection Account is maintained.

          "Collateral Agent" means CapMAC in its capacity as "Collateral Agent" for itself and Triple-A pursuant hereto, and any successor Collateral Agent acting in such capacity.

          "Collection Date" means the earliest date following the Termination Date on which each of the following described events has occurred: (i) the aggregate outstanding principal amount of Triple-A Loans have been paid in full and in cash, (ii) each of Triple-A, the Collateral Agent, the Administrative Agent, CFS, CapMAC and the Surety has received all interest, fees and other amounts payable to such Person under the Credit Agreement and the other Facility Documents, (iii) the Surety Bonds have been released and discharged and (iv) all other Obligations outstanding under the Credit Agreement and the other Facility Documents have been paid in full and in cash. Notwithstanding anything herein or elsewhere to the contrary, in the event that any payment (or any part thereof), release or discharge referred to in the foregoing sentence is subsequently invalidated, declared to be fraudulent or preferential or set aside and required to be repaid to any person (or to the estate, trustee or receiver for any such Person), or otherwise reversed or rescinded (as the case may be), under any bankruptcy law, state or federal law, common law or equitable cause, then the "Collection Date" shall be deemed not to have occurred for any purpose of this Agreement, and any rights, remedies, obligations and liabilities in existence prior to the occurrence of any Collection Date which were terminated or which otherwise ceased to exist as a result of or in connection with the occurrence of a Collection Date hereunder, shall be reinstated and continued in full force and effect as of the date such initial payment, release or discharge occurred, and shall continue until such later time as the "Collection Date" occurs again pursuant to the terms of the first sentence of this definition.

          "Collections" means, with respect to any Acquired Advance, all cash collections and other cash proceeds of such Acquired Advance, including, without limitation, all cash proceeds of Related Security with respect to such Acquired Advance, including, without limitation, (i) all payments or recoveries made to the Collection Account or the Lock-Box Accounts or received by the Borrower or the Servicer in respect of such Advance, (ii) all payments under any insurance policies relating to such Advance and any Related Security, (iii) all payments representing a disposition of Related Security relating to such Advance, (iv) all payments by Ag Services to the Borrower pursuant to its indemnities under the Purchase and Contribution Agreement and relating to such Advance and (v) all Collections of such Advance deemed to have been received pursuant to Section 2.6 of the Purchase and Contribution Agreement.

          "Commercial Paper Notes" means the short-term promissory notes of Triple-A denominated in dollars, and issued from time to time, including, without limitation, the Transaction
Commercial Paper Notes.

          "Consolidated EBT" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, plus
(ii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Consolidated Net Income, minus (iii) the amount of extraordinary gains over extraordinary losses to the extent that such amount is included in the calculation of Consolidated Net Income.

          "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of Ag Services and its Subsidiaries for such period determined in accordance with Agreement Accounting Principles.

          "Consolidated Net Worth" means, as of any date of determination, the consolidated shareholders' equity of Ag
Services and its Subsidiaries determined in accordance with Agreement Accounting Principles.

          "Consolidated Pre-Tax Margin" means, for any period, the ratio (expressed as a percentage) computed by dividing (a) Consolidated EBT for such period by (b) the consolidated gross revenues of Ag Services and its Subsidiaries determined in accordance with Agreement Accounting Principles.

          "Contributed Advance" means any Advance (or portion thereof) contributed by Ag Services to the capital of the Borrower pursuant to the Purchase and Contribution Agreement.

          "Contributed Assets" means all Contributed Advances, all Related Security and other property relating thereto in which the Borrower has acquired an interest as a result of a contribution to its capital by Ag Services pursuant to Section
2.2 of the Purchase and Contribution Agreement; provided that "Contributed Assets" shall exclude the right under the related Loan Documents to make any Advances thereunder, which right and related interest in such Loan Documents shall be retained by Ag Services.

          "CP Dealer Fee" means, on any day, the fees payable to the Dealer in respect of any Transaction Commercial Paper Notes.

          "CP Disruption" means the inability of Triple-A, at any time, whether as a result of a prohibition or any other event or circumstance whatsoever, to raise funds through the issuance of its commercial paper notes (whether or not constituting
Transaction Commercial Paper Notes) in the United States commercial paper market.

          "Credit Agreement" has the meaning given to such term in the first paragraph hereof.

          "Credit and Collection Policy" means the Credit and Collection Policy of Ag Services, a copy of which is attached hereto as Exhibit B, as the same may be amended from time to time in accordance with the provisions of Section 5.02(c) hereof.

          "Credit Factor" means the advance rates (expressed as percentages) applicable to various Crops as set forth on Exhibit
J hereto.

          "Credit Factor Adjustment" means, at any time, an amount equal the aggregate of the following amounts computed as follows for each Obligor of an Eligible Advance: the excess of
(i) the outstanding Principal Balances of Eligible Advances (if any) extended to an Obligor over (ii) the credit limit for such Obligor (as determined pursuant to the Credit and Collection Policy) recomputed using the applicable Credit Factor(s).

          "Crop" means any crop that is insurable under Crop
Insurance and such other crops approved in writing by the Administrative Agent.

          "Crop Concentration Limits" means, at any time, with respect to the acres of a particular Crop financed by Eligible Advances included in Acquired Assets at such time, an amount equal to the percentage listed opposite such Crop multiplied by the aggregate outstanding Principal Balances of Eligible Advances included in Acquired Assets at such time:

                              % of Eligible
               Crop              Advances
               Corn                75%
               Soybeans            50%
               Cotton              10%
               Wheat               25%
               Rice                10%
               Other               25%

          "Crop Concentration Limit Excess" means, at any time, with respect to a Crop, the amount (if any) by which the aggregate outstanding Principal Balances of Eligible Advances included in Acquired Assets used to finance such Crop, exceeds the Crop Concentration Limit for such Crop at such time.

          "Crop Insurance" means all of an Obligor's right, title and interest in any indemnity payments in respect of such Obligor's agricultural crop insurance issued pursuant to the Federal Crop Insurance Program.

          "Custodial Agreement" means that Custodial Agreement, dated as of the date hereof, among Ag Services, the Borrower, the Collateral Agent, Triple-A and Norwest Trust - Des Moines as "Custodian", as the same may be amended, supplemented or otherwise modified from time to time thereafter in accordance with the terms hereof.

          "Custodian" means, at any time, the "Custodian" under the Custodial Agreement at such time.

          "Dealer" or "Commercial Paper Dealer" Any dealer or placement agent of the Commercial Paper Notes.

          "Debt" of any Person means (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) reimbursement obligations under letters of credit, (g) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the types referred to in clauses (a) through (f) above, and (h) liabilities in respect of unfunded vested benefits under plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended.

          "Debtor Relief Laws" means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

          "Default Ratio" means the ratio (expressed as a percentage) computed as of any day by dividing:

     (a) (without duplication) the sum of the aggregate outstanding Principal Balances of Acquired Advances in respect of Loans on such date that have become Defaulted
     Loans or Delinquent Loans in the immediately preceding 12 month period;

      by

     (b) the Greatest Amount of Eligible Advances on such date.

          "Defaulted Loan" means any Loan (i) with respect to which any required payment or portion thereof remains unpaid more than 10 months past the original Due Date therefor, or (ii) which has been, or which pursuant to the Credit and Collection Policy should be, written off as uncollectible.

          "Delinquent Loan" means any Loan which is not a Defaulted Loan or a Remarketing Loan, and with respect to which any required payment or portion thereof remains unpaid after the original Due Date therefor.

          "Depository Institution" means a depository institution or trust company, incorporated under the laws of the United
States or any State thereof, that is subject to supervision and examination by federal and/or state banking authorities.

          "Dilution Factors" means, with respect to the Acquired Advances, any credits, rebates, freight charges, discounts, allowances, disputes, chargebacks, returned or repossessed goods, inventory transfers, allowances for early payments and other allowances or adjustments granted in accordance with the Seller's usual practices.

          "Dilution Ratio" means the ratio (expressed as a per-centage) determined in respect of a calendar year, computed as of the last day of such calendar year (or with respect to the then current year, as of the last day of each calendar month of such year) by dividing:

     (a) the sum of the five (5) highest monthly totals (or all monthly totals if such computation is made prior to the end of June of the then current calendar year) of reductions in the principal balance of the Acquired Advances as a result of any of the Dilution Factors;

      by


     (b) the Greatest Amount of Net Eligible Advances for such calendar year (or with respect to the then current year, the greatest of (x) the Greatest Amount of Net Eligible Advances on such date and (y) the aggregate outstanding Principal Balance of Eligible Advances included in Acquired Advances at such time minus the aggregate outstanding Principal Balance of Remarketing Loans included in Acquired Assets at such time).

          "Dilution Reserve" means, at any time, two (2) times the product of (i) the Greatest Amount of Net Eligible Advances at such time and (ii) the greatest of the Dilution Ratio at such time and the Dilution Ratios for the two immediately preceding calendar years.

          "DIP Financing Limit" means, at any time, the product of (i) 5% and (ii) the aggregate outstanding Principal Balances of Eligible Advances at such time.

          "DIP Financing Concentration Limit Excess" means, at any time, the amount (if any) by which (i) the aggregate outstanding Principal Balances of Eligible Advances to Obligors that are debtors-in-possession (under Chapter 11, 12 or 13 of the Bankruptcy Code) and in respect of which a bankruptcy court has granted approval of a postpetition first priority security interest in the Related Security at such time exceeds (ii) the DIP Financing Concentration Limit at such time.

          "DOL" means the United States Department of Labor and any successor department or agency.

          "Due Date" means, with respect to any Loan, the original stated maturity for such Loan; provided that, in no event shall the Due Date be more than 18 months from the date of the Note evidencing such Loan and the related Advances.

          "Due Date Concentration Limit" means, at any time, the product of (i) 5% and (ii) the aggregate outstanding Principal
Balances of Eligible Advances at such time.

          "Due Date Concentration Limit Excess" means, at any time, the amount (if any) by which (i) the aggregate outstanding Principal Balances of Eligible Advances with Due Dates other than
(a) January 15 or January 31 of the year following the fall harvest in respect of which the Loan and such related Advances were made or (b) with respect to any Loan made to finance a winter wheat crop, September 15 of the year of the harvest in respect of which the Loan and such related Advances were made exceeds (ii) the Due Date Concentration Limit at such time.

          "Effective Date" means the date on which the conditions set forth in Section 3.01 hereof shall have been satisfied.

          "Eligible Advance" means, at any time, an Advance in respect of a Loan:

          (i) which is currently owing under a Note which has been duly authorized and which, together with the related Loan Documents, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Advance to pay the outstanding principal amount of such Advance and interest thereon, and the related Loan Documents are enforceable against such Obligor in accordance with their respective terms except as limited by Debtor Relief Laws and except as such enforceability may be limited by general provisions of equity;

         (ii) which arose in the ordinary course of business of Ag Services, under Loan Documents substantially in the form of Exhibit C hereto, the performance of which have been completed by Ag Services and by all other parties other than the Obligor, and all advances, goods or services in connection therewith have been delivered to or performed for the Obligor;

        (iii) which is not in respect of a Delinquent Loan or a Defaulted Loan and in respect of which (except with respect to a Remarketing Loan) no material default exists (whether matured or otherwise), and with respect thereto there is not then in effect any waiver by Ag Services of any (a) material default with respect to the applicable Loan or (b) any event or circumstance that would, with notice, the passage of time, or both, become a material default with respect to the related Loan;

         (iv) the Obligor of which is not the Obligor of any Defaulted Loans;

          (v)  the Obligor of which is not a Governmental
     Authority;

         (vi) which, together with the Loan Documents related thereto, is an "account", a "general intangible", "chattel paper" or an "instrument" within the meaning of the UCC of all jurisdictions which govern the perfection of the Borrower's interest therein;

        (vii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making of such Advance have been duly obtained, effected or given and are in full force and effect;

       (viii) the Obligor of which is not an Affiliate of any of the parties hereto;

         (ix) the Obligor of which is organized in and a resident of the United States;

          (x)  which is denominated and payable only in United
     States Dollars in the United States;

         (xi) which is due in a single installment of principal and interest on the Due Date for the applicable Loan;

        (xii) which bears interest either (a) at a fluctuating per annum rate equal to or in excess of the prime rate as reported in the Midwestern edition of the Wall Street Journal as in effect from time to time (or, if less, the maximum non-usurious rate), or (b) in respect of Obligors who are residents of Arkansas, at a fixed interest rate per annum which, as of the date of the Note, is equal to or in excess of the prime rate as reported in the Midwestern edition of the Wall Street Journal as in effect on such date (or, if less, the maximum non-usurious rate);

       (xiii) which, together with the Loan Documents related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Loan Documents related thereto is in material violation of any such law, rule or regulation in any respect;

        (xiv) which is prepayable without penalty and, together with the related Loan Documents and Related Security, is fully assignable;

         (xv) which has been originated pursuant to and satisfies in all material respects all applicable requirements of the Credit and Collection Policy;

        (xvi)  with respect to which only one current original
     Note exists, which Note has been delivered to the Custodian;

        (xvii) which is secured by a perfected security interest in the Related Security (including, without limitation, the related Assignment of Payment, if any, but exclusive of the Assignment of Indemnity) in favor of the Borrower, which security interest has the priority required for such security interest in the related Loan Documents and the Credit and Collection Policy;

       (xviii) which has not been compromised, adjusted or similarly modified and is not subject to any Obligor Claims whatsoever and which did not arise pursuant to Loan
     Documents giving the Obligor an explicit right of offset;

          (xix)  which was made under the existing Loan
     Documents, which Loan Documents have not been modified for negative credit reasons, except as agreed to by the Administrative Agent;

           (xx) with respect to which the Loan Documents are complete in accordance with the Credit and Collection
     Policy;

          (xxi) which was not classified by Ag Services as "doubtful" or "loss" under the Credit and Collection Policy at the time of Purchase by the Borrower;

         (xxii) the Obligor of which has been notified of the transfer pursuant to the Purchase and Contribution Agreement and the pledge under this Agreement;

        (xxiii) which is free and clear of any Lien (other than the Primary Lien and Permitted Encumbrances) and in which
     (i) the Borrower has a valid ownership interest (which ownership interest, to the extent it constitutes a security interest under the UCC, shall be perfected and of first priority) and (ii) the Collateral Agent has a first priority perfected security interest; and

        (xxiv) as to which the Administrative Agent has not notified the Servicer or the Borrower that the Administrative Agent has determined, in its sole discretion, that such Loan is not acceptable for eligibility hereunder.

          "Eligible Depository Institution" means a Depository
Institution, the short term unsecured senior indebtedness of which is rated at least A-1 by S&P and P-1 by Moody's.

          "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

          "ERISA" means the U.S. Employee Retirement Income
Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as Ag Services or the Borrower; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of
Section 414(c) of the IRC) with Ag Services, or the Borrower or
(iii) member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as Ag Services or the Borrower, any corporation described in clause (i) above or any partnership or other trade or business described in clause (ii) above.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Rate" means for a Eurodollar Rate Advance and the relevant Interest Period, an interest rate per annum determined by the Liquidity Agent equal to the quotient of
(i) the rate at which the London Branch of Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", would offer deposits in United States dollars to leading banks in the London interbank market for a period equal to such Interest Period and in a principal amount comparable to the relevant amount to be financed hereunder at or about 11:00 A.M. (London time) on the second Business Day before (and for value on) the first day of such Interest Period, divided by (ii) one minus the Eurodollar Reserve Percentage (expressed as a decimal) applicable to that Interest Period.

          "Eurodollar Rate Advance" means a Liquidity Advance which bears interest at a rate per annum calculated by reference to the Eurodollar Rate.

          "Eurodollar Reserve Percentage" means, for an Interest Period for any Eurodollar Rate Advance, the reserve percentage applicable during such Interest Period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) equal to the maximum aggregate reserve requirements (including, without limitation, any emergency, supplemental or other marginal reserve requirement) specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) and then applicable to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Event of Default" has the meaning assigned to such term in Section 9.01 hereof.

          "Face Amount" means (i) with respect to any Commercial Paper Notes issued on a discount basis, the face amount of any such Commercial Paper Notes and (ii) with respect to any Commer-cial Paper Notes issued on an interest-bearing basis, the sum of the principal amount thereof and the amount of all interest stated to accrue thereon through the stated maturity date.

          "Facility Documents" means, collectively, the Purchase and Contribution Agreement, the Seller Note, the Credit Agreement, the Triple-A Note, the Custodial Agreement, the Lock-Box Agreements, the Collection Account Agreement, the Insurance Agreement, the Surety Bonds, the Liquidity Agreement, the Liquidity Note, the Liquidity Security Agreement, the Administra-tive Services Agreement, the Financing Statements, and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith.

          "Facility Limit" means $135,000,000, as such amount may be reduced pursuant to Section 2.04.

          "Federal Crop Insurance Program" means the agricultural crop insurance program established pursuant to the Federal Crop
Insurance Act, as amended.

          "Federal Funds Rate" means, for any day, the fluctuating interest rate per annum at which the Liquidity Agent, as a branch of a foreign bank, in its sole discretion, can acquire funds in the New York City interbank market or other funding sources available to the Liquidity Agent, through brokers of recognized standing, for a period and in an amount comparable to the period and amount requested by the Borrower.

          "Fee Letter" means that certain Fee Letter Agreement, dated as of the date hereof, among Ag Services, the Borrower, Triple-A, and CFS, individually and as the Administrative Agent and CapMAC, individually and as the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "Financing Statements" means, collectively, the UCC-1 financing statements, and the UCC-2 and UCC-3 amendment, partial release, termination, extension and assignment statements, to be executed and delivered in connection with any of the transactions contemplated hereby or any of the other Facility Documents (including, without limitation, the financing statements identified on Exhibit I hereto or otherwise referred to in
Section 3.02(c) hereof).

          "Fixed Rate Concentration Limit" means, at any time, the product of (i) 5% and (ii) the aggregate outstanding
Principal Balances of Eligible Advances at such time.

          "Fixed Rate Concentration Limit Excess" means, at any time, the amount (if any) by which the aggregate outstanding Principal Balances of Eligible Advances which bear interest at a fixed rate exceeds the Fixed Rate Concentration Limit at such time.

          "GAAP" means generally accepted accounting principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of Ag Services and its Subsidiaries adopting the same principles, provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

          "Geographical Concentration Limits" means, at any time, with respect to the acres of Crops in any single state, any five states in the aggregate and in the "South Region" (as defined in the Credit and Collection Policy) financed by Eligible Advances included in Acquired Assets at such time, an amount equal to the percentage listed opposite such state(s)/region multiplied by the aggregate outstanding Principal Balances of Eligible Advances included in Acquired Assets at such time:

                                   % of Eligible
               Category              Advances

               Any single state         20%
               Any five state in
                the aggregate           70%
               South Region             12%


          "Geographical Concentration Limit Excess" means, at any time, with respect to any single state, any five states in the aggregate and in the "South Region" (as defined in the Credit and Collection Policy), the amount (if any) by which the aggregate outstanding Principal Balances of Eligible Advances included in Acquired Assets extended to finance Crops in such state(s)/region, exceeds the Geographical Concentration Limit for such state(s)/region at such time.

          "Governmental Authority" means any country or nation, any political subdivision, state or municipality of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

          "Grant" "Granted" or "Granting" means, as to any asset or property, to pledge, assign and grant, to have pledged, assigned and granted, or the act of so pledging, assigning or granting (as the case may be) a security interest in such asset or property. A "Grant" of any Advance, any Loan Document or any instrument, agreement, account or other item of Collateral shall include all rights, powers and options of the Granting party thereunder or with respect thereto, including without limitation the immediate and continuing right to claim, collect, receive and give receipt for principal, interest and other payments in respect of such Advance, principal and interest payments and receipts in respect of the Permitted Investments, insurance proceeds, purchase prices and all other moneys payable thereunder and all income, proceeds, products, rents and profits thereof, to give and receive notices and other communications, to make waivers or other agreements, to exercise all such rights and options, to bring proceedings in the name of the Granting party or otherwise, and generally to do and receive anything which the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

          "Greatest Amount of Eligible Advances" means, as of any date of determination, an amount equal to the highest aggregate outstanding Principal Balance of Eligible Advances included in Acquired Assets on any single day during the immediately preceding 14 month period.

          "Greatest Amount of Net Eligible Advances" means, as of any date of determination, an amount equal to (a) the Greatest Amount of Eligible Advances on such date minus (b) the aggregate outstanding Principal Balance of Remarketing Loans included in Acquired Assets on the date applicable to the amount determined in clause (a) hereof.

          "Hazardous Material" means: (a) any "hazardous substance", as defined by CERCLA; (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, 42 U.S.C.
Section 690, et seq., as amended; (c) any petroleum product; or
(d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any Environmental Laws.

          "Indemnified Amounts" has the meaning assigned to such term in Section 11.04 hereof.

          "Indemnified Party" has the meaning assigned to such term in Section 11.04 hereof.

          "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the filing of a petition against such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which case remains unstayed and undismissed within 60 days of such filing, or the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property which appointment is not dismissed within 60 days of such appointment, or the ordering of the winding-up or liquidation of such Person's business; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person of its inability to pay its debts generally as they become due.

          "Insolvency Proceeding" means any proceeding of the sort described in the definition of Insolvency Event.

          "Insurance Agreement" means that certain Insurance and Indemnity Agreement, dated as of the date hereof, among Triple-A, the Borrower, the Liquidity Agent, CFS, as the Administrative Agent and CapMAC, as the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "Interest Payment Date" means, with respect to any Triple-A Loan, the last day of the Interest Period then applicable to such Triple-A Loan.

          "Interest Period" means, with respect to any Triple-A Loan, commencing on the date such Triple-A Loan is advanced until the Interest Payment Date therefor, and thereafter commencing on the last day of the then existing Interest Period for such Triple-A Loan until the next Interest Payment Date therefor, a period selected by the Administrative Agent and notified to the Borrower in accordance with Section 2.03(b) hereof. Such Interest Period shall be:

          (i) if such Triple-A Loan is funded through the issuance of Transaction Commercial Paper Notes, a period of from 1 to 270 days;

          (ii) if such Triple-A Loan is funded through Base Rate
     Advances, a period of from 1 to 30 days;

          (iii) if such Triple-A Loan is funded through Eurodollar Rate Advances, a period of one, two, three or six months;

provided, however, that

          (x) whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, except with respect to an Interest Period described in clause (iii) above and such Interest Period would otherwise have ended in the next succeeding calendar month, in which case the last day of such Interest Period shall be deemed to occur on the immediately preceding Business Day;

          (y)  whenever an Interest Period described in clause
     (iii) above commences on the last Business Day in a month or on a date for which there is no numerically corresponding day in the month in which such Interest Period would otherwise end, the last day of such Interest Period shall occur on the last Business Day of the month in which such Interest Period ends; and

          (z) no Interest Period described in clause (iii) above may end later than the Scheduled Termination Date or the Scheduled Liquidity Commitment Termination Date.

          "Interest Reserve" means at any time, an amount equal to four (4) times the product of (i) the aggregate outstanding principal amount of Triple-A Loans on the last Business Day of the immediately preceding February (or, if such date of determination is the last Business Day of February, the aggregate outstanding principal amount of Triple-A Loans at such time), and
(ii) the greatest of the three interest rates described in
Section 2.06(a) at such time.

          "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

          "IRS" means the Internal Revenue Service of the United
States of America.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

          "Liquidation Costs" means, with respect to any Acquired Advance, the aggregate costs, expenses and other amounts (net of recoveries) paid to or retained by third parties in connection with the liquidation of Related Security related to such Acquired Advance.


          "Liquidation Reserve" means, at any time, the greater of (x) an amount equal to 2% of the Greatest Amount of Net Eligible Advances at such time and (y) an amount equal to two (2) times the greatest amount of annual Liquidation Costs computed for all Acquired Advances for the three immediately preceding calendar years.

          "Liquidity Advance" means an advance funded to Triple-A under the Liquidity Agreement.

          "Liquidity Agent" has the meaning specified in the Liquidity Agreement.

          "Liquidity Agreement" means that certain Liquidity Agreement dated as of the date hereof, by and among Triple-A, the Liquidity Banks parties thereto and the Liquidity Agent, as the same may be amended, supplemented or otherwise modified from time to time hereafter.

          "Liquidity Banks" means the parties to the Liquidity
Agreement specified as "Liquidity Banks" thereunder.

          "Liquidity Note" has the meaning assigned to such term in the Liquidity Agreement.

          "Liquidity Security Agreement" means that certain Liquidity Security Agreement dated as of the date hereof, by and among Triple-A, CapMAC and the Liquidity Agent, in its capacity as such and its separate capacity as "Liquidity Collateral Agent", as the same may be amended, supplemented or otherwise modified from time to time.

          "Loan" shall mean a loan receivable evidenced by a Note and comprised of one or more discretionary advances shown on the records of Ag Services as of the Effective Date, and from time to time thereafter, arising from the extension of credit to an Obligor by Ag Services in the ordinary course of its business (exclusive of any loan receivables in respect of "seed financing" or "intermediate loans" as such terms are generally used in the Credit and Collection Policy), and shall include, without limitation, all monies due or owing and all Collections and other amounts received from time to time with respect to such loan receivable and all proceeds (including, without limitation, "proceeds" as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest on the Loans subject to this Agreement) thereof.

          "Loan Document" means, with respect to any Loan, the related Note and any related loan agreement, security agreement, mortgage, Assignment of Indemnity, financing statements and other documents, instruments, certificates or assignments (including amendments or modifications thereof) executed by the Obligor thereof or by another Person on the Obligor's behalf in respect of such Loan and related Note, including, without limitation, general or limited guaranties.

          "Lock-Box Account" means an account maintained at a Lock-Box Bank, subject to a Lock-Box Agreement, for the purpose of receiving Collections.

          "Lock-Box Agreement" means an agreement, in substan-tially the form of Exhibit D hereto, among the Borrower, the Collateral Agent, and the applicable Lock-Box Bank (and if required by the Collateral Agent, the Servicer) which agreement sets forth the rights of the Collateral Agent, the Borrower and the applicable Lock-Box Bank with respect to the disposition and application of the Collections received into the applicable Lock-Box Account, including, without limitation, the right of the Collateral Agent to direct the Lock-Box Bank to remit all Collections directly to the Collateral Agent.

          "Lock-Box Bank" means any of the banks holding one or more lock-box or billings deposit accounts for receiving and/or holding Collections from the Advances.

          "Loss Reserve" means, at any time, an amount equal to the greatest of:

          (i) an amount equal to the product of (a) the Greatest Amount of Eligible Advances at such time and (b) the greater of (x) the average of the three (3) Loss Reserve Ratios calculated as of December 1st of the three immediately preceding years, and (y) the most recently calculated Loss Reserve Ratio;

          (ii) an amount equal to the product of (a) the Greatest Amount of Eligible Advances at such time and (b) three (3) times the average of the following ratios (computed as of the most recent February 1st (the "Target Date")) for each of the three (3) twelve month periods (each a "Computation Period") which end on February 1st of the Computation Periods that are 5, 6 and 7 years, respectively, prior to the Target Date (each such year a "Reference Year"): for each Reference Year, the ratio (expressed as a percentage) computed by dividing:

          (I) the sum of:

               (a) the aggregate outstanding Principal Balances of Acquired Advances in respect of Loans whose Due Date occurred during such Reference Year, but were unpaid on the fifth anniversary of February 1st of such Reference Year (the "Measurement Date") plus

               (b) the Principal Balance of Acquired Advances with Due Dates in such Reference Year that were written off as uncollectible on or prior to such Measurement
          Date;

          by

          (II) the Greatest Amount of Net Eligible Advances on
               February 1st of such Reference Year; and

          (iii) five (5) times the Obligor Concentration Limit at such time.

          "Loss Reserve Ratio" means the ratio (expressed as a percentage) computed as of any day by dividing:

     (a) (without duplication) the sum of:

          (i) the aggregate outstanding Principal Balances of Acquired Advances in respect of Loans that were Defaulted
     Loans as of the immediately preceding December 1st, plus

          (ii) the aggregate outstanding Principal Balances of Acquired Advances in respect of Loans on such day that would have become Defaulted Loans as of the immediately preceding December 1st if such Loans had not become Defaulted Loans during the twelve month period immediately preceding such December 1st, plus

          (iii) the aggregate outstanding Principal Balances of Acquired Advances in respect of Loans that became Defaulted
     Loans during the 12 month period immediately preceding such day;

          by

          (b) the Greatest Amount of Net Eligible Advances on
     February 1st of the year that includes the immediately preceding December 1st.

          "Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on

          (a) the business, properties, operations, profits, prospects, or condition (financial or otherwise) of Ag Services and its Subsidiaries (taken as a whole), the Borrower, Triple-A, the Surety, the Collateral Agent or the Administrative Agent;

          (b) the ability of any of the Servicer, the Borrower or Ag Services to perform its respective obligations under any of the Facility Documents to which it is a party;

          (c) the validity or enforceability of, or collecti-bility of amounts payable under, the Credit Agreement, the Purchase and Contribution Agreement or any other Facility
     Document;

          (d)  the status, existence, perfection or priority of
     (i) the Primary Lien, (ii) the Borrower's interest in and title to the Collateral, or (iii) Ag Services' interest in the Acquired Assets, in each case free of any Lien (other than the Primary Lien and the Permitted Encumbrances);

          (e) the value, validity, enforceability or collecti-bility of the Triple-A Loans, the Loan Documents, or any of the other Collateral (as applicable).

          "Maturity Date" means the earliest to occur of (i) Scheduled Termination Date, (ii) the date on which all amounts owing under Triple-A Loans hereunder are accelerated and become due and payable pursuant to Section 9.02 hereof, and (iii) the date on which all amounts of principal and interest then outstanding under the Triple-A Loans would be required to be repaid as a result of application of amounts on deposit in the Collection Account pursuant to Section 7.06 hereof.

          "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

          "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Seller or any ERISA Affiliate.

          "Net Aggregate Eligible Advances" means, at any time, the aggregate outstanding Principal Balance of the Eligible Advances included in Acquired Assets at such time minus the Aggregate Concentration Limit Excesses at such time minus the Credit Factor Adjustment at such time.

          "Note" means any promissory note evidencing the indebtedness of an Obligor under a Loan and each Advance made in respect thereof, together with any modifications thereto.

          "Notice of Borrowing" has the meaning assigned to such term in Section 2.03(a) hereof.

          "Obligations" means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to Triple-A, the Col-lateral Agent, the Administrative Agent, the Surety and/or the Indemnified Parties, arising under or in connection with the Credit Agreement, the Triple-A Note, the Fee Letter, the Insurance Agreement and any other Facility Documents to which it is a party or the transactions contemplated thereby and shall include, without limitation, all liability for principal of and interest on the Triple-A Loans, prepayment premiums, closing fees, audit fees, expense reimbursements, indemnifications, and other amounts due or to become due under the Facility Documents, including, without limitation, interest, premiums, fees and other obligations that accrue after the commencement of an Insolvency Proceeding (in each case whether or not allowed as a claim in such Insolvency Proceeding).

          "Obligor" means, with respect to any Loan, the Person or Persons obligated to make payments in respect of the Advances arising thereunder (including, without limitation, any co-signer or guarantor for a Person so obligated).

          "Obligor Concentration Limit" means for any Obligor at any time, 1.5% of the Greatest Amount of Eligible Advances at such time; provided, however, the Concentration Limit shall be calculated as if such Obligor and all of such Obligor's
Affiliates were one Obligor.

          "Obligor Concentration Limit Excess" means, at any time, with respect to an Obligor, the amount (if any) by which the aggregate outstanding Principal Balances of Eligible Advances to such Obligor included in Acquired Advances exceeds the Obligor Concentration Limit.

          "Obligor Claim" means any dispute, claim, offset or defense of the Obligor of a Loan, including, without limitation, the defense of usury, or any other claim of such Obligor against or adjustment to such Loan resulting from the transaction out of which such Loan arose or any related or unrelated transaction.

          "Officer's Certificate" means a certificate signed by the President, any Senior Vice President or the Treasurer of the Borrower or the Servicer, as the case may be.

          "Opinion of Counsel" means a written opinion of independent counsel reasonably acceptable to the Collateral Agent, in form and substance satisfactory to the Collateral Agent, which independent counsel may be regular outside counsel for the Borrower, the Servicer or the Collateral Agent.

          "Other Parties" has the meaning assigned to such term in Section 12.01 hereof.

          "Other Taxes" has the meaning assigned to such term in
Section 2.10(b) hereof.

          "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

          "Permitted Encumbrances" means, with respect to any Related Security constituting Crops, (a) Liens against such Crops which are by statute granted priority over the Lien granted to Ag Services pursuant to the Loan Documents, or (b) which secure Debt to Persons other than parties hereto which have been deducted by Ag Services in setting the credit limit for the related Obligor.

          "Permitted Investments" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities on or before the first Settlement Date after the date of acquisition; (ii) demand deposits, time deposits and certificates of deposit having maturities on or before the first Settlement Date after the date of acquisition, maintained with or issued by any commercial bank having capital and surplus in excess of $500,000,000 and having a short term senior unsecured debt rating of at least A-1 by S&P, and at least P-1 by Moody's;
(iii) repurchase agreements having maturities on or before the first Settlement Date after the date of acquisition for underlying securities of the types described in clauses (i) and
(ii) above or clause (iv) below and/or overnight time deposits in either case with any Eligible Depositary Institution; (iv) commercial paper maturing on or before the first Settlement Date after the date of acquisition and having a short term senior unsecured debt rating of at least A-1 by S&P, and at least P-1 by Moody's; and (v) freely redeemable shares in money market funds which invest solely in obligations, bankers' acceptances, certificates of deposit, repurchase agreements and commercial paper of the types described in clauses (i) through (iv) above, without regard to the limitations as to the maturity of such obligations, bankers' acceptances, certificates of deposit, repurchase agreements or commercial paper set forth in such clauses, which money market funds are rated at least AAm or AAm-g by S&P and Aa1 by Moody's.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unin-corporated association, limited liability company, joint venture, government (or any agency or political subdivision thereof) or other entity.

          "Plan" means an employee benefit plan defined in Sec-tion 3(3) of ERISA in respect of which the Seller or any ERISA
Affiliate is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

          "Plan Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Primary Custodial Documents" has the meaning assigned to such term in Section 5.01(k)(ii) hereof.

          "Primary Lien" has the meaning assigned to such term in
Section 7.01 hereof.

          "Principal Balance" means, with respect to an Advance, and as of a date of determination, the unpaid principal balance of such Advance on such date.

          "Program Fees" has the meaning assigned to such term in the Fee Agreement.

          "Purchase" means a purchase (whether by means of cash payment or otherwise) of Acquired Assets by the Borrower from Ag
Services pursuant to Section 2.2 of the Purchase and Contribution
Agreement.

          "Purchase and Contribution Agreement" means that certain Purchase and Contribution Agreement, dated as of the date hereof by and among Ag Services and the Borrower, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "Purchase Price" means the applicable purchase price to be paid by Borrower to Ag Services under and as defined in
Section 2.2(b) of the Purchase and Contribution Agreement.

          "Purchased Advance" means any Advance (or portion thereof) purchased by the Borrower pursuant to the Purchase and Contribution Agreement.

          "Purchased Assets" means all Purchased Advances, Related Security and other property relating thereto in which the Borrower has purchased an interest pursuant to Section 2.2 of the Purchase and Contribution Agreement; provided that "Purchased Assets" shall exclude the right under the related Loan Documents to make any Advances thereunder, which right and related interest in such Loan Documents shall be retained by Ag Services.

          "Records" means all Loan Documents and other documents, books, credit files, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Loans and the related Obligors.

          "Related Security" means, with respect to any Advance,
(i) all of Ag Services' and/or the Borrower's right, title and interest in and to the payments to be made by the Obligor and any other rights which are assignable under the related Loan Documents; (ii) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Advance, whether pursuant to the Loan Documents related to such Advance or otherwise, including without limitation, all interests in Crop Insurance with respect to such property; (iii) all Records; (iv) guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Advance whether pursuant to the Loan Documents related to such Advance or otherwise; (v) in the case of the Borrower, all of its right, title and interest in and to the Purchase and Contribution Agreement and (vi) all rights under warranties, indemnities, or insurance with respect to the Advances, related Loan Documents or other Related Security described above, including without limitation any such warranties, indemnities made by Ag Services under the Purchase and Contribution Agreement.

          "Remarketing Loan" means a Loan (i) which is not a Defaulted Loan, (ii) which remains unpaid in whole or part after the Due Date for such Loan, (iii) which, on or prior to the Due Date for such Loan, the Borrower has elected to classify such Loan as a "Remarketing Loan", and (iv) with respect to which, on or prior to the date that is four weeks after the Due Date for such Loan, the Borrower or the Servicer has notified the Obligor thereof that such Loan is past due and that the Borrower's election not to demand payment of such Loan at the time of such notice neither constitutes an extension of the Due Date nor a waiver of the Borrower's right to demand immediate payment.

          "Remarketing Ratio" means the ratio (expressed as a percentage) computed as of any day by dividing (a) the sum of the aggregate Principal Balances of Remarketing Loans on the immediately preceding February 1st by (b) the Greatest Amount of Eligible Advances.

          "Reorganization" means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event" means any of the events described in
Section 4043 of ERISA.

          "Scheduled Liquidity Commitment Termination Date" has the meaning assigned to that term in the Liquidity Agreement.

          "Scheduled Termination Date" means the fifth anniversary of the Effective Date; provided that if such date is not a Business Day then the "Scheduled Termination Date" shall be the immediately preceding Business Day.

          "Secured Creditors" has the meaning assigned to such term in Section 12.01 hereof.

          "Seller" means Ag Services.

          "Seller Note" has the meaning assigned to such term in
Section 2.2 of the Purchase and Contribution Agreement.

          "Servicer" means Ag Services, until any Servicer
Transfer hereunder, and thereafter means the new Servicer appointed pursuant to Article IX hereof.

          "Servicer Default" means the defaults specified in
Section 10.01 hereof.

          "Servicer's Daily Report" has the meaning specified in
Section 6.01(a) hereof.

          "Servicer Termination Notice" shall have the meaning specified in Section 10.01 hereof.

          "Servicer Transfer" means the transfer specified in
Section 10.01 hereof.

          "Servicing Fee" has the meaning assigned to that term in Section 8.09 hereof.

          "Servicing Fee Percentage" has the meaning assigned to that term in Section 8.09 hereof.

          "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Loan Documents whose name appears on a list of servicing officers furnished to the Collateral Agent by the Servicer, as such list may be amended from time to time.

          "Servicing Reserve" means, as of any date of determination, an amount equal to the product of (i) one percent
(1%) multiplied by (ii) the Greatest Amount of Eligible Advances on such date.

          "Settlement Date" means with respect to each calendar month, the fifth Business Day of the immediately succeeding month.

          "Settlement Report" means a report, in substantially the form of Exhibit F hereto, furnished by the Servicer to the Collateral Agent pursuant to Section 6.01(b) hereof.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

          "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Successor Servicer" means the Servicer appointed pursuant to Section 6.9 of the Purchase and Contribution
Agreement.

          "Surety" means CapMAC.

          "Surety Bonds" means the Surety Bonds for the benefit of Triple-A and the Liquidity Banks issued by the Surety from time to time under the Insurance Agreement.

          "Taxes" has the meaning assigned to such term in
Section 2.10(a) hereof.

          "Termination Date" means the earliest to occur of the following events: (i) the Scheduled Termination Date, (ii) the occurrence of an Event of Default described in Section 9.01(g) hereof, (iii) the declaration by the Collateral Agent of the occurrence of the "Termination Date" in the event of the occurrence of any Event of Default other than an Event of Default described in Section 9.01(g) hereof and (iv) the termination of the commitments of the Liquidity Banks under the Liquidity Agreement.

          "Termination Event" has the meaning specified in
Section 6.1 of the Purchase and Contribution Agreement.

          "Transaction Commercial Paper Notes" means the
Commercial Paper Notes issued by Triple-A in connection with the transactions contemplated by the Facility Documents, including any portion of such short-term promissory notes that are identified on the books and records of Triple-A as issued in respect of the transactions contemplated by the Facility
Documents.

          "Triple-A" means Triple-A One Funding Corporation, a
Delaware corporation.

          "Triple-A Loan" has the meaning assigned to such term in Section 2.01 hereof.

          "Triple-A Note" has the meaning assigned to such term in Section 2.02 hereof.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York, except that, with respect to the perfection or priority of any security interest created under the Uniform Commercial Code, the term "UCC" means the Uniform Commercial Code as in effect in the jurisdiction whose law governs the perfection and effect of perfection or non-perfection of such security interest.

          "Unmatured Event of Default" means any event which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

          "Unmatured Servicer Default" means any event which, with the giving of notice or the passage of time or both, would constitute a Servicer Default.

          "Unmatured Termination Event" means any event which, with the giving of notice or the passage of time or both, would constitute a Termination Event.

          SECTION 1.02. Accounting Terms. As used herein, in the Triple-A Note and in any certificate or other document made or delivered pursuant hereto and thereto, accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under GAAP.

          SECTION 1.03. Other Terms. (a) All other undefined terms contained in this Credit Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

          (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole, as amended, restated, supplemented or otherwise modified from time to time after the date hereof, and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.

          (c)  Capitalized terms used herein and in the Triple-A
Note shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 1.04. Computation of Time Periods. In this Credit Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall each mean "to but excluding."


                           ARTICLE II

                       THE TRIPLE-A LOANS

          SECTION 2.01. The Triple-A Loans. (a) Subject to the terms and conditions hereof, Triple-A agrees to make loans ("Triple-A Loans") from time to time during the period from the Effective Date to the Termination Date, in an aggregate outstanding principal amount not to exceed at any time the least of (i) the Facility Limit in effect at such time, (ii) the Borrowing Base in effect at such time, and (iii) the aggregate principal amount of advances and unused commitments of the Liquidity Banks under the Liquidity Agreement. Notwithstanding anything in this Agreement to the contrary, under no circum-stances shall Triple-A make any Triple-A Loan if, after giving effect thereto, a Borrowing Base Shortfall would exist.

          (b) The Borrowing Base in effect on any date shall be determined by reference to the most recent Servicer's Daily Report delivered by the Servicer to Triple-A in accordance with
Section 6.01 hereof, as adjusted to reflect additional Eligible Advances to be funded by the Borrower on the date of any Proposed Borrowing.

          (c) All of the Triple-A Loans shall mature, and become due and payable, on the Maturity Date.

          SECTION 2.02. Note. All of the Triple-A Loans shall be evidenced by a promissory note in the form attached hereto as Exhibit H (the "Triple-A Note") appropriately completed, duly executed and delivered on behalf of the Borrower and payable to the order of Triple-A. The Borrowing Date and principal amount of each Triple-A Loan, the interest rate and Interest Period applicable thereto and each repayment or prepayment of principal thereof shall be recorded in Triple-A's internal records and, prior to any transfer of the Triple-A Note, on the grid schedule annexed thereto, and the Borrower hereby authorizes Triple-A (or the Administrative Agent on behalf of Triple-A) to make such re-cordation; provided, however, that the failure of Triple-A to set forth any or all of such information on such schedule or any error in such schedule shall not in any manner affect the obliga-tion of the Borrower to repay the Triple-A Loans in accordance with the terms hereof and of the Triple-A Note. Such updated grid schedules, or other proper records maintained by Triple-A (or by the Administrative Agent on behalf of Triple-A) in lieu thereof, shall be presumptively correct evidence of the Triple-A Loans made by Triple-A to the Borrower. The aggregate outstanding principal amount of the Triple-A Loans at any time shall be the aggregate principal amount owing on the Triple-A Note at such time.

          SECTION 2.03.  Making the Triple-A Loans.

          (a) Notice of Borrowing. Whenever the Borrower wishes to make a Borrowing hereunder of Triple-A Loans, it shall deliver to Triple-A a notice ("Notice of Borrowing") in substantially the form of Exhibit A hereto no later than 2:30 P.M. (New York City time) on the Business Day immediately prior to the proposed Bor-rowing Date; provided that, if the Borrower requests that the Borrowing be funded with the proceeds of Eurodollar Rate Advances, such notice shall be given not later than 11:00 A.M. (New York City time) at least three (3) Business Days prior to the proposed Borrowing Date. Each Notice of Borrowing shall be by telephone or facsimile transmission (in the case of any such notice by telephone, confirmed immediately in writing) and shall specify therein the proposed (1) Borrowing Date of such Borrowing, which shall be a Business Day, (2) aggregate amount of such Borrowing requested (which amount shall be equal to $200,000 or an integral multiple of $100,000 in excess thereof and (3) Interest Period relating thereto and the proposed principal amount of each Triple-A Loan to be allocated to each Interest Period. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

          (b) Selection of Interest Periods. Upon receiving each Notice of Borrowing, the Administrative Agent shall, following its review of the Borrower's proposal, promptly inform the Borrower if one or more of the Interest Periods requested in such notice are not acceptable, and, in such event, select (in the exercise of its sole discretion) the Interest Periods for the Triple-A Loan thereby requested; provided, however, that the Administrative Agent shall use reasonable efforts to select Interest Periods which approximately match the duration of those requested by the Borrower. At least one Business Day prior to the last day of each Interest Period for any Triple-A Loan, the Borrower shall request new Interest Periods for all Triple-A Loans, or any portions thereof, the Interest Periods of which are then ending and which are not to be prepaid as provided in
Section 2.07 below; provided that, in the case of any Interest Period for a Triple-A Loan for which interest is requested to be determined by reference to the Eurodollar Rate, such request shall be given not later than 11:00 A.M. (New York City time) at least three (3) Business Days prior to the last day of the relevant Interest Period; and provided further that the portion of any Triple-A Loan assigned to an Interest Period shall not be less than $200,000. The Administrative Agent shall, on the date of any Borrowing hereunder and, so long as such Triple-A Loan is outstanding, on the first day of each successive Interest Period for such Triple-A Loan, notify the Collateral Agent and the Borrower of the duration of the relevant Interest Period and the interest rate which will be applicable to the Triple-A Loans during such Interest Period as described in Section 2.06 below. Any Interest Period that commences before the Termination Date and would otherwise end on a date occurring after the Termination Date shall end on the Termination Date and the duration of any Interest Period that commences on or after the Termination Date shall be of such duration as shall be selected by the Administrative Agent. In addition, if a CP Disruption shall have occurred and be continuing, Triple-A, or the Administrative Agent on its behalf, may, upon notice to the Borrower, terminate any Interest Period then in effect if Triple-A has funded the Triple-A Loan allocated to such Interest Period by issuing Transaction Commercial Paper Notes. All outstanding Triple-A Loans (and all outstanding portions thereof) shall be assigned an Interest Period at all times, which Interest Periods will be limited as set forth in the definition thereof.

          (c) Funding. Triple-A shall on the proposed Borrowing Date of each Borrowing, subject to satisfaction of the applicable conditions set forth in Article III and the limitations set forth in Section 2.01, make available to the Borrower a wire transfer of such funds to the Borrower in accordance with the Borrower's written wire transfer instructions.

          SECTION 2.04. Reduction of Facility Limit. The Borrower shall have the right, at any time upon at least three
(3) Business Days' notice to Triple-A, to terminate in whole or reduce in part the unused portion of the Facility Limit in a minimum amount of $1,000,000 and increments of $1,000,000 in excess thereof; provided, that (i) in no event shall the Facility Limit be reduced to less than the aggregate principal amount of the Triple-A Loans then outstanding and (ii) the Facility Limit may not be reduced to an amount less than $25,000,000 unless the Facility is terminated in full. Any such termination shall be without premium or penalty of any kind, except for any indemnification which may be owed in connection with such termination pursuant to Section 2.08.

          SECTION 2.05. Repayments; Manner of Payment and Prepayment. Each of the Triple-A Loans shall be payable in full on the Maturity Date. Each payment hereunder or prepayment of principal of and interest on the Triple-A Note and each payment of fees, premiums, indemnities and all other amounts payable by the Borrower hereunder shall be made by the Borrower in immediately available funds to the Person to which such payment is owed not later than 11:30 A.M. (New York City time) on the date on which payable. Payments received by a required recipient hereunder after such time shall be deemed to have been received on the next Business Day. All payments by the Borrower under this Credit Agreement and the Triple-A Note shall be made without setoff, deduction or counterclaim and the Borrower agrees to pay on demand any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Triple-A Note or from the execution, delivery or registration of, or otherwise with respect to, this Credit Agreement or the Triple-A Note. Whenever any payment to be made hereunder or under the Triple-A Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next applicable Business Day and interest shall be payable at the applicable rate during such extension; provided, that if such extension would cause payment of interest on or principal of any Eurodollar Loan to be made in the next following month, such payment shall be made on the next preceding Business Day.

          SECTION 2.06.  Interest on Triple-A Loans; Default
Interest.

          (a) The Borrower shall pay to Triple-A, as interest on the Triple-A Loans outstanding, the following amounts on the following dates:

          (i) on any Interest Payment Date for Triple-A Loans being funded or maintained through the issuance of Transaction Commercial Paper Notes, interest on such Triple-A Loans in an amount equal to the imputed interest on such maturing Transaction Commercial Paper Notes plus the CP Dealer Fee on any such maturing Transaction Commercial Paper Notes;

          (ii) on any Interest Payment Date for Triple-A
     Loans funded or maintained through the making of Base
     Rate Advances under the Liquidity Agreement, accrued and unpaid interest on such Triple-A Loans at a per annum rate equal to the Base Rate, computed on the basis of the actual number of days elapsed over a year of 365 (or 366, as the case may be) days; and

          (iii) on any Interest Payment Date, and, if the related Interest Period is longer than three months, on each three month anniversary of the first day of such Interest Period that occurs prior to such Interest Payment Date, for Triple-A Loans funded or maintained through the making of Eurodollar Rate Advances under the Liquidity Agreement, accrued and unpaid interest on such Triple-A Loans at a per annum rate equal to the Eurodollar Rate plus the following "Margin" then in effect as specified in the following table, computed on the basis of the actual number of days elapsed over a year of 360 days:
          (b) From and after the due date of any Triple-A Loan until such Triple-A Loan is paid in full, the Borrower shall pay interest to Triple-A, payable on demand, on the outstanding principal amount of such Triple-A Loan for each day until paid in full at a per annum rate equal to two percent (2%) plus the otherwise applicable rate under Section 2.06(a) for such Triple-A Loan for such day.

          SECTION 2.07. Voluntary and Mandatory Prepayment of Triple-A Loans. (a) The Borrower shall have the right on any Business Day and from time to time to prepay any Triple-A Loans, in whole or in part, upon at least two Business Days' written notice to the Administrative Agent, which notice shall specify the proposed prepayment date and the amount of such prepayment, provided that (i) any partial prepayment shall be equal to an integral multiple of $100,000; (ii) the Borrower shall, in connection with any such prepayment, indemnify Triple-A and hold Triple-A harmless from any funding loss pursuant to the terms of
Section 2.08, and (iii) any such voluntary prepayment, to the extent made with funds on deposit in the Collection Account, shall be made subject to the provisions of Section 7.06. If any such notice is given, the amount specified in such notice shall be presumed correct absent manifest error and shall be due and payable on the date specified therein. Each notice of prepayment shall be irrevocable and binding on the Borrower.

          (b) On each Interest Payment Date, the Borrower shall be obligated to make principal repayments of the Triple-A Loans in an amount equal to the Borrowing Base Shortfall, if any, then in effect.

          To the extent any such repayments are made with funds on deposit in the Collection Account, such repayments shall be subject to the provisions of Section 7.06.

          (c)  On each Business Day from and after the
Termination Date, the Borrower shall be obligated to make principal repayments of the Triple-A Loans in an amount equal to the lesser of (i) the aggregate amount of funds remaining on deposit in the Collection Account on such day (other than any funds retained in the Collection Account in respect of Carrying Costs then accrued and unpaid to the extent required under
Section 7.06(d)) after giving effect to the required applications of such funds pursuant to clauses (i) through (iii) of Section 7.06(d), and (ii) the then outstanding principal balance of the Triple-A Loans.

          (d) In the event of any prepayment or repayment of a Triple-A Loan or any portion thereof on any date other than the last day of the Interest Period applicable thereto, the Borrower shall indemnify Triple-A and hold Triple-A harmless from any funding loss (in an amount equal to the amount of interest Triple-A would have received but for such prepayment through the last day of the relevant Interest Period less the interest earned on investing such funds) and expense which Triple-A may sustain or incur as consequence of such prepayment in accordance with
Section 2.08.

          SECTION 2.08. Compensation. The Borrower shall compensate Triple-A, upon its written request, for all losses, expenses and liabilities, including, without limitation, any indemnification payments owed by Triple-A pursuant to the Liquidity Agreement, on account of any liquidation or reemployment of deposits or other funds acquired by such party to make, fund or maintain a Triple-A Loan hereunder, (i) if for any reason the funding of any Triple-A Loan does not occur on a date specified therefor in the Notice of Borrowing; (ii) if for any reason any payment, prepayment or conversion of principal of any Triple-A Loan occurs on a date which is not the last day of the Interest Period for such Triple-A Loan or (iii) as a consequence of any required prepayment of any Triple-A Loan or required conversion of any Eurodollar Rate Advance prior to the last day of the Interest Period for the relevant Triple-A Loan. Any request for compensation under this Section 2.08 shall be accompanied by a copy of a statement from Triple-A or the Administrative Agent on its behalf setting forth in reasonable detail the basis for requesting compensation and the determination of the amount thereof in such statement shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.09.  Increased Costs, Capital Adequacy.

          (a) If, after the date hereof due to either (i) the introduction of or any change in or to the interpretation of any law or regulation by the governmental authority that promulgated or administers compliance with such law or regulation (other than laws or regulations with respect to income taxes or any change by way of imposition or increase of reserve requirements included in the Eurodollar Reserve Percentage) or (ii) the compliance with any guideline or request from any central bank or other fiscal, monetary or governmental authority, rating agency or similar agency (whether or not having the force of law), and taking into account the obligations of the Liquidity Banks under the Liquidity Agreement, the obligations of CapMAC under the Surety Bonds and/or the Insurance Agreement and otherwise in connection with Triple-A's asset-supported financing business, any reserve or deposit or similar requirement shall be imposed, modified or deemed applicable or, any basis of taxation shall be changed or any other condition shall be imposed, and there shall be any increase in the cost to Triple-A (either directly or indirectly through any increase in the costs to the Liquidity Banks or CapMAC) of (i) making, funding, or maintaining Triple-A Loans or in the cost to Triple-A of agreeing to make, fund, or maintain Triple-A Loans (including the reduction of any sum received or amount of principal or interest receivable under the Equity Advances), or of (ii) issuing, or making, funding or maintaining any payments under, the Surety Bonds or the Insurance Agreement, then, in any such case, the Borrower shall from time to time, upon demand by Triple-A or CapMAC (as the case may be), by the submission of the certificate described below, pay to Triple-A or CapMAC (as the case may be), additional amounts sufficient to compensate Triple-A or CapMAC (as the case may be), for such increased cost. A certificate setting forth in reasonable detail the amount of such increased cost submitted to the Borrower by Triple-A or CapMAC (as the case may be), or the Administrative Agent on behalf of Triple-A shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any of Triple-A, CapMAC, or any Liquidity Bank determines that compliance with any law or regulation or any guideline or request or any written interpretation from any central bank or other fiscal, monetary or governmental authority, rating agency or similar agency (whether or not having the force of law) which is introduced, implemented or received by Triple-A, CapMAC or such Liquidity Bank after the date hereof, affects or would affect capital adequacy or the amount of capital required or expected to be maintained by Triple-A, CapMAC or such Liquidity Bank or any corporation controlling Triple-A, CapMAC or such Liquidity Bank and that the amount of such capital is increased by or based upon the Triple-A Loans or the existence of this Credit Agreement, the Surety Bonds or the Insurance Agreement or upon the Liquidity Advances or such Liquidity Bank's commitment to lend under the Liquidity Agreement and other commitments of that type, or has or would have the effect of reducing such Person's rate of return on capital, then, upon demand by Triple-A, the Administrative Agent on its behalf, or CapMAC (as the case may be), by the submission of the certificate described below, the Borrower shall pay to Triple-A or CapMAC (as the case may be), from time to time as specified by Triple-A or CapMAC (as the case may be), additional amounts sufficient to compensate Triple-A, the relevant Liquidity Bank or CapMAC (as the case may be), in the light of such circumstances, to the extent that Triple-A or CapMAC (as the case may be) reasonably determines such increase in capital to be allocable to the Triple-A Loans or the existence of this Credit Agreement, the Surety Bonds or the Insurance Agreement or any such Liquidity Bank's commitment to lend under the Liquidity Agreement and other commitments of that type, or to the extent that Triple-A owes compensation to CapMAC or to a Liquidity Bank in respect of or on account of such events. A certificate setting forth in reasonable detail such amounts submitted to the Borrower by Triple-A or the Administrative Agent on its behalf, or (as the case may be), shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.10. Taxes. (a) All payments made by the Borrower under this Credit Agreement, the Insurance Agreement and the Triple-A Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority having taxing authority, excluding net income taxes and franchise taxes (imposed in lieu of income taxes) imposed on Triple-A or CapMAC as a result of any present or former connection between the jurisdiction of the government or taxing authority imposing such tax or any political subdivision or taxing authority thereof or therein and Triple-A or CapMAC (excluding a connection arising solely from Triple-A or CapMAC having executed, delivered or performed its obligations or received a payment under, or enforced, this Credit Agreement, the Triple-A Note or any other Facility Document to which Triple-A or CapMAC is a party) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes").
If any Taxes are required to be withheld from any amounts payable to or under the Triple-A Note, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10), Triple-A or CapMAC receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery or regis-tration of, or otherwise with respect to, this Credit Agreement or the Insurance Agreement (hereinafter "Other Taxes").

          (c) The Borrower will indemnify Triple-A or CapMAC for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by Triple-A or CapMAC and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to each of Triple-A and CapMAC a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Triple-A the required receipts or other required documentary evidence, the Borrower shall indemnify each of Triple-A and CapMAC for any incremental Taxes, interest or penalties that Triple-A and/or CapMAC is legally required to pay as a result of any such failure.

          (d) If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to Triple-A, its Affiliates, successors or assigns (each, an "Affected Person") (whether directly or through a participation) in connection with this Credit Agreement or the funding or maintenance of purchases of Acquired Assets hereunder, such Affected Person is required to compensate a bank or other financial institution in respect of taxes under circumstances similar to those described in this Section 2.10, then upon demand by such Affected Person, the Borrower shall pay to such Affected Person such additional amount or amounts as may be necessary to pay such provider of liquidity support, credit enhancement or other similar support the amounts due or to reimburse such Affected Person for any amounts paid by it.

          (e) The agreements in this Section 2.10 shall survive the termination of this Credit Agreement, the Insurance Agreement and the payment of the Triple-A Note.

          SECTION 2.11. Fees. In further consideration of the Triple-A Loans to be made hereunder, the Borrower agrees to pay to CapMAC and Triple-A, all fees specified in the Fee Letter, which fees will be due and payable at the times and in the manner set forth in the Fee Letter.


                           ARTICLE III

                      CONDITIONS OF LENDING

          SECTION 3.01. Conditions Precedent to this Agreement and the Initial Borrowing. The effectiveness of this Agreement and the agreement of Triple-A to make the initial Triple-A Loan hereunder is subject to satisfaction of each of the following conditions precedent:

          (a) Each of the Administrative Agent, the Collateral Agent and Triple-A shall have received all of the documents, covenants, authorizations, agreements and instruments described on the List of Closing Documents attached as Exhibit I hereto, each in form and substance satisfactory to the Administrative Agent, and in each case where applicable (x) duly executed by each of the parties thereto, (y) to the extent required in
Exhibit I, duly filed with the appropriate filing officer or other governmental authority of the listed jurisdiction, as evidenced by an appropriate acknowledgment evidencing that such filing is of record, and (z) dated and/or certified (as appli-cable) as of a date reasonably acceptable to the Administrative Agent;

          (b) All fees and expenses due and owing under the Facility Documents (including, without limitation, all fees and expenses payable under the Fee Letter entered into in connection with this Credit Agreement) shall have been paid;

          (c)  Each of the Collateral Agent, the Administrative
Agent, Triple-A and the Surety shall have received such other approvals, documents or opinions as it may reasonably request;
and

          (d) Each of S&P and Moody's shall have delivered written confirmation to the Administrative Agent to the effect that the consummation of this Credit Agreement will not result in the reduction or withdrawal of their respective ratings of the Commercial Paper Notes.

          SECTION 3.02. Conditions Precedent to Each Borrowing. The agreement of Triple-A to make any Triple-A Loan hereunder (including, without limitation, the initial Triple-A Loan) shall be subject to satisfaction of each of the following conditions precedent:

          (a)  Each of the Administrative Agent, the Collateral
Agent and Triple-A shall have received:

               (i) a Settlement Report dated as of the most recent Settlement Date;

               (ii) a timely Notice of Borrowing, appropriately filled-out by the Borrower;

               (iii) a Servicer's Daily Report, appropriately filled-out by the Servicer as of the Borrowing Date
          (after giving effect to such Borrowing and to the application of the proceeds therefrom); and

               (iv) such other approvals or documents as the Administrative Agent may reasonably request in connection with the contemplated Borrowing;

          (b) on the Borrowing Date of such Borrowing, before and after giving effect to such Borrowing, and to the application of the proceeds from such Borrowing, the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the Borrowing Date of such Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

          (i)  the representations and warranties contained in
     Article IV and all representations and warranties of the Seller in the Purchase and Contribution Agreement are true and accurate as of such Borrowing Date in all material respects with the same force and effect as though such representations and warranties had been made as of such date;

          (ii) no event has occurred and is continuing, or would result from such Borrowing, which constitutes an Event of Default, Unmatured Event of Default, Servicer
     Default or Unmatured Servicer Default, and there is no Termination Date currently in effect;

          (iii)  there exists no Borrowing Base Shortfall;
     and

          (iv) (A) the proceeds of such Triple-A Loan shall be used (1) to acquire Advances or (2) to otherwise fund costs and expenses to be paid under the terms of the Facility Documents in connection with the transactions contemplated by the Purchase and Contribution Agreement, and (B) all conditions to such funding or acquisition under the Purchase and Contribution Agreement on such date have been satisfied;

          (c)  No event or circumstance having a Material Adverse
Effect shall have occurred; and

          (d)  The aggregate commitments under the Liquidity
Agreement shall equal or exceed the outstanding principal balance of all Triple-A Loans (after giving effect to the contemplated
Borrowing).


                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  Representations and Warranties of the
Borrower. The Borrower represents and warrants to each of Triple-A, the Collateral Agent, the Administrative Agent and the
Surety that:

          (a) Due Incorporation and Good Standing. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under each of the Facility Documents to which it is a party. The Borrower is duly qualified to do business and is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such licenses and approvals would render any Acquired Advance or related Loan Document unenforceable by the Borrower or would otherwise have a Material Adverse Effect.

          (b) Due Authorization and No Conflict. The execution, delivery and performance by the Borrower of each of the Facility Documents to which it is a party, and the consummation of each of the transactions contemplated hereby and thereby, including the acquisition of the Advances under the Purchase and Contribution Agreement and the Grants contemplated hereunder, have in all cases been duly authorized by the Borrower by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws, (ii) any law, rule or regulation applicable to the Borrower, (iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, deed of trust, security agreement, bond, note, or other agreement or instrument binding on or affecting the Borrower or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or its property (except where such contravention would not have a Material Adverse Effect), and do not, except as otherwise expressly contemplated hereunder and except with respect to Permitted Encumbrances on Related Security acquired by the Borrower, result in or require the creation of any Lien upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (c) Governmental and Other Consents. All approvals, authorizations, consents, orders or other actions of, and all registration, qualification, designation, declaration, notice to or filing with, any Person or of any governmental body or official required in connection with the execution and delivery of any of the Facility Documents to which the Borrower is a party, the consummation of the transactions contemplated hereby or thereby, the performance of and the compliance with the terms hereof or thereof, have been obtained, except where the failure so to do would not have a Material Adverse Effect.

          (d) Enforceability of Facility Documents. Each of the Facility Documents to which the Borrower is a party have been duly and validly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be subject to or limited by Debtor Relief Laws or by general principles of equity (whether considered in a suit at law or in equity).

          (e) No Litigation. There are no proceedings or investigations pending or, to the best knowledge of the Borrower, threatened against the Borrower before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Credit Agreement or any of the other Facility Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Credit Agreement or any of the other Facility Documents,
(iii) seeking any determination or ruling that would adversely affect the performance by the Borrower of its obligations under this Credit Agreement or any of the other Facility Documents,
(iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Credit Agreement or any of the other Facility Documents, or (v) seeking any determination or ruling that would, if adversely determined, be reasonably likely to have a Materially Adverse Affect.

          (f) Use of Proceeds. All proceeds of any Triple-A Loan shall be used by the Borrower exclusively to fund a Purchase of Advances from the Seller under the Purchase and Contribution Agreement, or to otherwise fund costs and expenses permitted to be paid under the terms of the Facility Documents in connection with the transactions contemplated to take place hereunder.

          (g)  Perfection of Security Interests in Collateral.

          (i) Upon the making of each Triple-A Loan, the Collateral Agent has a legal, valid, and enforceable
     Lien upon all the Collateral and a first priority perfected security interest in all Collateral in which a security interest can be created under Article 9 of the UCC, as security for the repayment of the Obligations, which Lien upon and security interest in the Collateral is free and clear of all Liens (other than with respect to any Related Security, any Permitted Encumbrances);

          (ii) The Borrower has good and valid title to (and, to the extent that Article 9 of the UCC is applicable to the Borrower's acquisition thereof under the Purchase and Contribution Agreement, a valid and perfected security interest in) the Collateral, which interest in and title to the Collateral is free and clear of all Liens (other than the Primary Lien and any Permitted Encumbrances); and

          (iii) No effective financing statement or other instrument similar in effect that covers all or part of any Collateral or any interest therein is on file in any recording office except such as may be filed (A) in favor of the Purchaser pursuant to the Purchase and Contribution Agreement, and (B) in favor of the Collateral Agent, for the benefit of the Secured Creditors, in accordance with this Credit Agreement or otherwise filed by or at the direction of the Collateral Agent.

          (h) Accuracy of Information. All certificates, reports, financial statements and similar writings furnished by or on behalf of the Borrower to Triple-A, the Collateral Agent, or the Administrative Agent at any time pursuant to any requirement of, or in response to any request of any such party under this Credit Agreement or any other Facility Document or any transaction contemplated hereby or thereby, have been, and all such certificates, reports, financial statements and similar writings hereafter furnished by the Borrower to such parties will be, true and accurate in every respect material to the transac-tions contemplated hereby on the date as of which any such certificate, report, financial statement or similar writing was or will be delivered, and shall not omit to state any material facts or any facts necessary to make the statements contained therein not materially misleading.

          (i) Governmental Regulations. The Borrower is not (1) an "investment company" or a company controlled by an "investment company" registered or required to be registered under or the Investment Company Act of 1940, as amended, (2) a "public utility company" or a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of
Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public
Utility Holding Company Act of 1935, as amended, or (3) otherwise subject to any other federal or state statute or regulation limiting its ability to incur or pay indebtedness.

          (j) Margin Regulations. The Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in any of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time). No part of the proceeds of any of the Triple-A Loans has been used for so purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of any of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          (k) Location of Chief Executive Office and Records. The principal place of business and chief executive office of the Borrower is located at the address set forth below its name on the signature pages hereof, and the offices where the Borrower's Records are maintained are listed on signature pages hereto, and the Borrower does not operate its business or maintain the Records at any other location (provided that, at any time after the Effective Date, upon 30 days' prior written notice to the Collateral Agent, the Borrower may relocate its principal place of business and chief executive office, and/or the office where the Borrower maintains all of its Records, to such other locations within the United States where all action required by
Section 7.04 shall have been taken and completed).

          (l) Lock-Box Accounts. The account numbers of all Lock-Box Accounts, together with the names, addresses, ABA numbers and names of contact persons of all the Lock-Box Banks maintaining such Lock-Box Accounts are specified in Schedule 4.01(l). From and after the Effective Date, none of Ag Services or the Borrower shall have any rights, title and/or interest (except for Ag Services' right as Servicer) in or to any of the Lock-Box Accounts and maintain no lock-box accounts in their own names for the collection of payments in respect of any Advances. The Borrower has no other lock-box accounts for the collection of the Advances except for the Lock-Box Accounts.

          (m) No Trade Names. Since the date of its formation, the Borrower has not (i) been known by any legal name other than its corporate name as of the date hereof, (ii) been the subject of any merger or other corporate reorganization that resulted in a change of name, identity or corporate structure, or (iii) used any trade names, fictitious names, assumed names or "doing business as" names other than its actual corporate name.

          (n) Separate Identity. The Borrower is operated as an entity separate from Ag Services and Ag Services' other
Affiliates and:

               (i) has its own board of directors;

               (ii) has at least two independent directors, each of which (A) is reasonably acceptable to Triple-A and not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, customer or supplier of any of Ag Services or any of Ag Services' other Affiliates or relative of any thereof, nor a trustee in bankruptcy for any thereof and (B) is an individual with at least three years' prior experience in transactions involving the securitization of financial assets, and prior experience as an independent director for a corporation (other than the Borrower) whose charter documents require the unanimous consent of all independent directors before such corporation could file a bankruptcy proceeding or consent to the institution of bankruptcy proceedings against it;

               (iii) maintains its assets in a manner which facilitates their identification and segregation from those of its Affiliates, has a separate telephone number from that of Ag Services and any of Ag Services' other Affiliates and has separately leased office space for the maintenance of its Records;

               (iv) has all office furniture, fixtures and equipment necessary to operate its business and such furniture, fixtures, and equipment are either owned by the Borrower or leased pursuant to written leases;

               (v) conducts all intercompany transactions with each of Ag Services and Ag Services' other Affiliates on terms which the Borrower reasonably believes to be on an arm's-length basis;

               (vi) has not guaranteed any obligation of any of Ag Services or any of Ag Services' other Affiliates, nor has it had any of its obligations guaranteed by any such entities and has not held itself out as responsible for debts of any such entity or for the decisions or actions with respect to the business and affairs of any such entity;

               (vii) has not permitted the commingling or pooling of its funds or other assets with the assets of any of Ag Services or any of Ag Services' other Affiliates (other than in respect of items of payment which are not material in the aggregate and which have been mistakenly forwarded by an Obligor directly to Ag Services or any of Ag Services' other Affiliates);

               (viii) has separate deposit and other bank accounts to which neither Ag Services (except in its capacity as Servicer) nor any of Ag Services' other Affiliates has any access and does not at any time pool any of its funds with those of Ag Services or any of Ag Services' other Affiliates;

               (ix) maintains financial records which are separate from those of Ag Services or any of Ag
          Services' other Affiliates;

               (x) compensates all employees, consultants and agents, or reimburses Ag Services from the Borrower's own funds, for services provided to the Borrower by such employees, consultants and agents other than the services covered under the terms of the Administrative Services Agreement;

               (xi) has agreed with Ag Services pursuant to the terms of the Administrative Services Agreement to allocate among themselves shared corporate operating services and expenses which are not reflected in the Servicing Fee (including, without limitation, the services of shared employees, consultants and agents, and reasonable legal and auditing expenses) on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered;

               (xii) pays for its own account any incidental administrative costs and expenses not covered under the terms of the Administrative Services Agreement;

               (xiii) conducts all of its business (whether in writing or orally) solely in its own name;

               (xiv) is not, except with respect to insurance policies concerning the Acquired Assets and/or the other Collateral and covering any liability which may be incurred in connection with ownership of any Acquired Assets, directly or indirectly, named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of Ag Services or any of Ag Services' other Affiliates and has entered into no agreement to be named as such a beneficiary or payee;

               (xv) acknowledges that Triple-A, the
          Administrative Agent, the Collateral Agent, the Surety, the Liquidity Agent and the Liquidity Banks are entering into the transactions contemplated by this Credit Agreement and the other Facility Documents in reliance on the Borrower's identity as a separate legal entity from Ag Services and each of Ag Services' other Affiliates; and

               (xvi) practices and adheres to corporate formali-ties such as complying with its By-laws and corporate resolutions and the holding of regularly scheduled board of directors meetings.

          (o) Subsidiaries. The Borrower has no Subsidiaries and does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

          (p) Facility Documents. The Purchase and Contribution Agreement is the only agreement pursuant to which the Borrower purchases or otherwise acquires Advances or otherwise acquires any rights under any Loan Documents. The Borrower has furnished to Triple-A true, correct and complete copies of each Facility Document to which the Borrower is a party, each of which is in full force and effect. Neither the Borrower nor any Affiliate thereof is in default of any of its obligations thereunder in any material respect. Upon each Purchase pursuant to the Purchase and Contribution Agreement the Borrower shall be the lawful owner of, and have good title to, each Advance so purchased or otherwise acquired and all of the Collateral relating thereto, free and clear of any Liens (other than the Primary Lien and any Permitted Encumbrances). All such Advances and other Collateral are purchased or otherwise acquired without recourse to the Seller except as described in the Purchase and Contribution Agreement. The Purchases by the Borrower under the Purchase and Contribution Agreement constitute valid and true sales and transfers for consideration (and not merely a pledge of assets for security purposes), enforceable against creditors of Ag Services and no Advances or related Collateral, whether purchased from or contributed by Ag Services, shall constitute property of Ag Services.

          (q) Business. Since its incorporation, the Borrower has conducted no business other than the execution, delivery and performance of the Facility Documents contemplated hereby, the purchase of Advances thereunder and such other activities as are incidental to the foregoing. The Borrower has incurred no Debt except that expressly incurred hereunder and under the other Facility Documents.

          (r) Ownership of the Borrower. One hundred percent (100%) of the outstanding capital stock of the Borrower is directly owned (both beneficially and of record) by Ag Services. Such stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire capital stock from the Borrower.

          (s) Taxes. The Borrower has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Borrower has set aside adequate reserves on its books in accordance with GAAP and which proceedings have not given rise to any Lien.

          (t) Solvency. The Borrower, both prior to and after giving effect to each Borrowing, (i) is not "insolvent" (as such term is defined in 101(32)(A) of the Bankruptcy Code); (ii) is able to pay its debts as they become due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage. All Purchases and contributions under the Purchase and Contribution Agreement constitute true transfers for reasonably equivalent value given to Ag Services, and shall not be voidable under any preference or fraudulent conveyance laws.

          (u) Reporting and Accounting Treatment. For reporting and accounting purposes, and in its books of account and records, the Borrower will treat each Purchase of any Advance pursuant to the Purchase and Contribution Agreement as a purchase of, or absolute assignment of, Ag Services' full right, title and ownership interest in each such Advance, and the Borrower has not in any other manner accounted for or treated the transactions. All Acquired Advances and related Collateral shall be at all times represented in the financial statements and records of the Borrower as accounts receivable or amounts owed from Obligors in accordance with GAAP consistently applied by the Seller.

          (v) ERISA. There has been no (i) occurrence or expected occurrence of any Reportable Event with respect to any Plan of the Borrower or any ERISA Affiliate, or any withdrawal from, or the termination, Reorganization or Plan Insolvency of any Multiemployer Plan, or (ii) institution of proceedings or the taking of any other action by PBGC or the Borrower or any ERISA Affiliates or any such Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Plan Insolvency of, any such Plan.

          (w) No Material Adverse Change. The financial statements delivered to the Borrower by Ag Services under the Purchase and Contribution Agreement fairly present the assets, liabilities and financial condition of Ag Services and its Subsidiaries as of August 31, 1996 and February 29, 1996 and fairly present the results of operations of Ag Services and its Subsidiaries for the fiscal year or six-month period, as applicable, then ended and the other periods therein referred to, all in accordance with GAAP consistently applied for such periods (subject to normal year-end adjustments in the case of the February 29, 1996 statements), and, since February 29, 1996, there has been no material adverse change in the financial condition, operations and/or business of Ag Services nor any other event or circumstance which has had a Material Adverse Effect.

          (x) Insurance. The Borrower maintains insurance as is reasonably customary and advisable for companies in the business of owning Advances and the related Collateral and has caused Ag Services to name it and the Collateral Agent as loss payee on all insurance policies maintained by Ag Services which relate to or otherwise provide casualty and liability coverage with respect to Acquired Assets and any Related Security relating thereto.

          (y)  Credit and Collection Policy.  The copy of the
Credit and Collection Policy delivered pursuant to Section 5.01 is a true and complete copy thereof.

          (z) Environmental. To the best of the Borrower's knowledge,

          (i) There have been no past (other than as disclosed to the Purchaser, the Administrative Agent and the Collateral Agent prior to the Effective Date), and there are no pending or threatened

          (A) claims, complaints, notices or requests for information received by the Borrower or any of its Affiliates with respect to any alleged violation of any Environmental Law in relation to any Related Security or any real property owned or leased by the Borrower or any of its Affiliates, or

          (B) claims, complaints, notices or requests for information to the Borrower or any of its Affiliates regarding potential liability under any Environmental Law in relation to any Related Security or any real property owned or leased by the Borrower or any of its Affiliates;

          (ii) there have been no releases (as defined in CERCLA) of Hazardous Materials at, on or under any property constituting Related Security or any real property owned or leased by the Borrower or any of its Affiliates;

          (iii) the Borrower and its Affiliates have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable in relation to any real property owned or leased by the Borrower or any of its Affiliates;

          (iv) there are no underground storage tanks, active or abandoned, on or under any real property owned or leased by the Borrower or any of its Affiliates that contain or have contained any Hazardous Material;

          (v) no conditions exist, at, on or under any real property owned or leased by the Borrower or any of its Affiliates which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law,

          The representations and warranties of the Borrower set forth in this Section 4.01 shall be deemed to be remade, without further act by any Person, on and as of the Effective Date and each Borrowing Date. The representations and warranties set forth in this Section 4.01 shall survive the Grant of the Collateral by the Borrower to the Collateral Agent.

          SECTION 4.02. Representations and Warranties Regarding the Collateral. The Borrower represents and warrants to each of Triple-A, the Collateral Agent, the Administrative Agent and the Surety, as to each Acquired Advance, the related Loan Documents:

          (a) Eligibility. Unless otherwise represented in the Daily Servicer's Report as of the applicable date of acquisition or creation, such Advance is, as of the date it is acquired or otherwise created, and on each Business Day thereafter unless otherwise reflected in a Servicer's Daily Report or Settlement Report delivered to the Collateral Agent, an Eligible Advance.

          (b) Origination. Each Eligible Advance was originated by Ag Services in the ordinary course of its business and was purchased or otherwise acquired by the Borrower from Ag Services pursuant to the terms of the Purchase and Contribution Agreement, in the ordinary course of their respective businesses in a transaction constituting a "true sale".

          (c) Lawful Assignment. No Eligible Advance nor any related Loan Document was originated in nor is subject to the laws of any jurisdiction the laws of which would make unlawful the transfer of such Eligible Advance or Loan Documents under the Purchase and Contribution Agreement or the Grant of any interest therein under this Credit Agreement.

          (d) Compliance with Law. The requirements of any federal, state or local law (including, without limitation, usury, truth in lending and equal credit opportunity laws) applicable to each Eligible Advance and Loan Document have been complied with.

          (e) Loan Documents in Force. The Loan Documents in respect of each Eligible Advance are in full force and effect and have not been satisfied in whole or in part, or rescinded.

          (f)  Form. The Loan Documents in respect of each
Eligible Advance were executed in substantially the form of Loan
Documents attached hereto as Exhibit C (as such Exhibit C may be amended from time to time with the consdvances arising under such Loan Documents.

          All of the representations and warranties of the Borrower set forth in this Section 4.02 shall be deemed to be made on the Effective Date and on each Borrowing Date.

                            ARTICLE V

                        GENERAL COVENANTS

          SECTION 5.01.  Affirmative Covenants of the Borrower.
From the Effective Date until the later of the Termination Date or the Collection Date, the Borrower shall, unless the Collateral
Agent shall otherwise consent in writing:

          (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties, and all Loan
Documents and Facility Documents to which it is a party.

          (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privil-eges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation, and maintain all necessary licenses and approvals, in each jurisdiction, except where the failure to preserve and maintain such existence, rights, franchises, privileges, qualifications, licenses and approvals would not have a Material Adverse Effect.

          (c) Audits. At any time and from time to time during regular business hours, permit the Collateral Agent, or its agents or representatives, access

          (i) to the offices and properties of the Borrower (including, without limitation, any repository used by the Borrower, or the Servicer on the Borrower's behalf, to store the computer tapes or other computer records constituting the Servicer's Daily Report), in order to examine and make copies of and abstracts from all books, correspondence and Records of the Borrower as appropriate to verify the Borrower's compliance with this Credit Agreement, the Purchase and Contribution Agreement, any other Facility Documents to which it is a party and any other agreement contemplated hereby or thereby, and the Collateral Agent and/or its agent and their representatives may examine and audit the same, and make photocopies and computer tape or other computer replicas thereof (as appropriate), and Borrower agrees to render to the Collateral Agent and/or its agent and representatives, at Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto; and

          (ii) to the officers or employees of the Borrower in order to discuss matters relating to the Collateral or the Borrower's performance hereunder with any of the officers or employees of the Borrower having knowledge of such matters.

The number and frequency of any such audits shall be limited to such number and frequency as shall be reasonable in the exercise of the Collateral Agent's reasonable commercial judgment. Each such audit shall be at the sole expense of the Borrower (subject to the Borrower's right under the Purchase and Contribution Agreement to recover such expenses from the Seller). The Collateral Agent and its agents and representatives shall also have the right to discuss the Borrower's affairs with the officers and employees of the Borrower and Borrower's independent accountants and to verify under appropriate procedures the validity, amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral.

          (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Acquired Advances, Loan Documents and other Related Security in the event of the destruction or loss of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all such Advances, Loan Documents and other Related Security (including, without limitation, records adequate to permit the daily identification of all Collections with respect to, and adjustments of amounts payable under, each Advance).

          (e) Performance and Compliance with Advances and Loan Documents. At its expense, timely and fully perform and comply, in all material respects, with all provisions, covenants and other promises required to be observed by it under the Loan Documents.

          (f) Credit and Collection Policy. Comply in all material respects with the Credit and Collection Policy in regard to each Loan Document and Advance and the related Collateral.

          (g) Collections. From and after the occurrence of a Termination Event, instruct all Obligors to send all Collections directly to a Lock-Box Account in accordance with the procedures described in Section 7.05. If the Borrower, the Servicer or Ag Services shall receive any Collections in form suitable for deposit, the Borrower shall hold, or shall cause the Servicer or Ag Services (as the case may be) to hold, such Collections in trust for the benefit of the Collateral Agent and deposit such Collections into the Collection Account, or from and after the occurrence of a Termination Event deposit such Collections into a Lock-Box Account, in either case, for application in accordance with Section 7.05 within two Business Days following receipt thereof; provided that prior to the Termination Date, if the Borrower, the Servicer or Ag Services receives any Collections under any insurance policies relating to any Acquired Advance and/or any Related Security, and Ag Services elects not to remit, or requests the Borrower or the Servicer not to remit such Collections to the Collection Account solely in an effort to avoid prejudice to any dispute relating to the insurance claim by the related Obligor, the Borrower shall not be deemed to be in violation of this provision as a result of such failure if Ag Services deposits the amount of such Collections to the Collection Account upon the earlier of its receipt of a waiver from the related insurance company or the date required pursuant to Section 2.6 of the Purchase and Contribution Agreement. If the amount of any Collection is in excess of the aggregate amount owed by the related Obligor, the Borrower shall remit, or shall cause the Servicer to remit such excess amount to the appropriate party within seven days of receipt of such excess amount pursuant to Section 7.06(c)(i) hereof.

          (h) Compliance with ERISA. Comply in all material respects with the provisions of ERISA, the IRC, and all other applicable laws, and the regulations and interpretations thereunder.

          (i) Legal Opinion. On or before May 31st in each calendar year commencing with 1997, the Borrower shall furnish to the Collateral Agent an Opinion of Counsel stating that, in the opinion of such counsel, such action has been taken with respect to the execution, recording, filing, re-recording and refiling of any financing statements, continuation statements or other requisite documents as is necessary to maintain a perfected security interest in the Collateral created under the Purchase and Contribution Agreement or by this Credit Agreement (to the extent that Article 9 of the UCC is applicable to the sale of such Collateral under the Purchase and Contribution Agreement or the creation under this Agreement of a security interest in such Collateral) and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such Liens. Such Opinion of Counsel shall also describe the recording, filing, rerecording and refiling of any financing statements, continuation statements or other requisite documents that will, in the opinion of such counsel, be required to maintain any such perfected security interests until May 31st in the following calendar year.

          (j) No Release. The Borrower shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any Loan Documents or other document, instrument or agreement included in the Collateral, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such Loan Document or other document, instrument or agreement, except as expressly provided in this Credit Agreement or such other instrument or document.

          (k)  Custodian.

               (i)  Within five (5) Business Days after the
     effective date of any documents, instruments and agreements evidencing or otherwise relating to any Acquired Advance or related Collateral received by any of the Borrower or Ag Services, the Borrower shall deliver or cause to be delivered directly to the Custodian for the benefit of the Collateral Agent pursuant to the Custodial Agreement:

               (a) the original Note relating to each such Advance duly endorsed by the Seller (directly on such Note or by means of an allonge to such Note) in blank or in the name of the Borrower, with all prior and intervening endorsements showing a complete chain of endorsement to the Seller;

               (b) the executed agricultural security agreement duly executed by the Obligor, as debtor, granting a security interest in favor of Ag Services, as secured party, in the property of the Obligor securing the Note;

               (c) a copy of the related Assignment of Indemnity duly executed by the Obligor, together with a Statement of Insurance, substantially in the form included in Exhibit C hereto, appropriately completed and duly executed by an agent of the insurer;

               (e) a copy of the related Assignment of Payment (substantially in the form included in Exhibit C hereto) applicable to each county in which Crops constituting Related Security are located, duly executed by the Obligor with respect to each Obligor where such Assignment of Payment has been relied on as collateral for the Note of such Obligor in determining whether or not to extend the Loan to such Obligor evidenced by such Note;

               (f) copies of each financing statement filed with the appropriate state or county office as necessary to perfect the security interest (to the extent such security interest can be perfected by filing a financing statement) granted pursuant to the security agreement described in clause (b) above;

               (g) if received, warehouse receipts and other documents (negotiable and non-negotiable), if any, issued for storage of Crops which secure the Note; and

               (h) executed originals or copies of the other Loan
          Documents related to such Advances included in such Purchase.

     The Custodian shall hold, maintain and keep custody of all such Notes, Loan Documents, Crop Insurance policies, Assignments of Crop Insurance and other documentation for the benefit of the Collateral Agent in a secure, fire proof location at its storage facility, as set forth in the Custodial Agreement.

               (ii) The Custodian shall at all times maintain control of the Notes, Loan Documents, Crop Insurance policies, Assignments of Crop Insurance and other documents described in clause (i) above (the "Primary Custodial

     Documents") for the benefit of the Collateral Agent on behalf of Triple-A and the Surety pursuant to the Custodial Agreement. Each of Ag Services and the Borrower may access the Primary Custodial Documents at the Custodian's location only for the purposes and upon the terms and conditions set forth herein and in the Custodial Agreement.

               (iii) The Borrower shall at all times comply with the terms of, and its obligations under, the Custodial Agreement, and shall not enter into any modification, amendment or supplement of or to, and shall not terminate, the Custodial Agreement, without the Collateral Agent's prior written consent.

               (iv) The Borrower shall deliver, or cause the Custodian to deliver, to the Servicer, the Administrative Agent and the Collateral Agent, a notice from the Custodian in substantially the form of Exhibit A to the Custodial Agreement confirming that the Custodian has received the Primary Loan Documents for each Acquired Advance within five
     (5) Business Days after such Primary Loan Documents are required to be delivered to the Custodian pursuant to
     Section 5.01(k)(i) hereof.

          (l) Separate Identity. Take all actions required to maintain the Borrower's status as a separate legal entity.
Without limiting the foregoing, the Borrower shall:

          (i) conduct all of its business, and make all communi-cations to third parties (including all invoices (if any), letters, checks and other instruments) solely in its own name (and not as a division of any other Person), and require that its employees, if any, when conducting its business identify themselves as such and not as employees of any other Affiliate of the Borrower (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Borrower's employees);

          (ii) compensate all employees, consultants and agents directly or indirectly through reimbursement of the Seller, from the Borrower's bank accounts, for services provided to the Borrower by such employees, consultants and agents (except to the extent provided under the Administrative Services Agreement) and, to the extent any employee, consultant or agent of the Borrower is also an employee, consultant or agent of any Affiliate of the Borrower, allocate the compensation of such employee, consultant or agent between the Borrower and such Affiliate on a basis which reflects the respective services rendered to the Borrower and such Affiliate;

          (iii) (A) pay its own incidental administrative costs and expenses not covered under the terms of the Administra-tive Services Agreement, from its own funds, (B) allocate all other shared overhead expenses (including, without limitation, telephone and other utility charges, the services of shared employees, consultants and agents, and reasonable legal and auditing expenses) which are not reflected in the Servicing Fee, and other items of cost and expense shared between the Borrower and any Affiliate, pursuant to the terms of the Administrative Services Agreement, on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use or the value of services rendered, and (C) allocate taxes on the basis set forth in the Administrative Services Agreement;

          (iv) at all times have at least two "Independent Directors", both of which satisfy the requirements set forth in Section 4.01(n)(ii) hereof and under the Borrower's Certificate of Incorporation, and have at least one officer responsible for managing its day-to-day business and manage such business by or under the direction of its board of directors;

          (v) maintain its books and records separate from those of any Affiliate;

          (vi) prepare its financial statements separately from those of its Affiliates and use its best efforts to ensure that any consolidated financial statements of Ag Services have notes to the effect that the Borrower is a separate corporate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders and therefore to any creditors of Ag Services;

          (vii) not commingle its funds or other assets with those of any of its Affiliates (other than in respect of items of payment which are not material in the aggregate and which have been mistakenly forwarded by an Obligor directly to Ag Services or any of its other Affiliates), and not to hold its assets in any manner that would create an appearance that such assets belong to Ag Services or any such Affiliate, not maintain bank accounts or other depository accounts to which Ag Services or any such Affiliate is an account party, into which Ag Services or any such Affiliate makes deposits or from which Ag Services or any such Affiliate has the power to make withdrawals, and not act as an agent or representative of Ag Services or any of its Affiliates in any capacity;

          (viii) not permit any of its Affiliates to pay the Borrower's operating expenses (except pursuant to allocation arrangements that comply with the requirements of subsection
     (ii) or (iii) of this Section 5.01(l) or pursuant to the terms of the Purchase and Contribution Agreement);

          (ix) not guarantee any obligation of any of its Affiliates nor have any of its obligations guaranteed by any such Affiliate, (either directly or by seeking credit based on the assets of such Affiliate) or otherwise hold itself out as responsible for the debts of any Affiliate;

          (x) maintain at all times stationery and a telephone number separate from that of any Affiliate and which telephone number will be answered in its own name, and have all its officers and employees conduct all of its business solely in its own name;

          (xi) hold regular meetings of its board of directors in accordance with the provisions of its Certificate of Incorporation and otherwise take such actions as are necessary on its part to ensure that all corporate procedures required by its Certificate of Incorporation and by-laws are duly and validly taken;

          (xii) maintain a separate office from the offices of any of its Affiliates and identify such office by a sign in its own name;

          (xiii) not advance funds or other assets to, or commit to advance funds or other assets to (other than by way of payments in respect of a Purchase under the Purchase and Contribution Agreement), or accept funds from (other than by way of contributions to capital) Ag Services or any of its other Affiliates for any purpose or transaction (other than in compliance with the provisions of Section 5.02(j) with respect to transactions with Affiliates), or permit Ag Services or any of its other Affiliates to be involved in the management of the Borrower;

          (xiv) respond to any inquiries with respect to ownership of an Advance by stating that it is the owner of such Advance, and that an interest in such Advance has been Granted to the Collateral Agent for the benefit of itself, the Administrative Agent, Triple-A and the Surety;

          (xv) on or before May 31 of each year, beginning in 1997, deliver to the Collateral Agent an Officer's Certificate stating that Borrower has, during the preceding year, observed all of the requisite corporate formalities and conducted its business and operations in such a manner as required for the Borrower to maintain its separate corporate existence from any other entity; and

          (xvi) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the non-consolidation opinion described in the List of Closing Documents attached as Exhibit I remain true and correct at all times.

          (m) Computer Files. Mark or cause to be marked each Advance in its computer files to indicate the interest of the Collateral Agent in such Advance and other Related Property relating thereto.

          (n) Taxes. File or cause to be filed, and cause each of its Affiliates with whom it shares consolidated tax liability to file, all federal, state and local tax returns which are required to be filed by it, except where the failure to file such returns could not reasonably be expected to have a Material Adverse Effect, or which could otherwise be reasonably expected to expose the Borrower to a material liability. The Borrower shall pay or cause to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Borrower or the applicable Affiliate shall have set aside adequate reserves on its books in accordance with GAAP, and which proceedings could not reasonably be expected to have a Material Adverse Effect, or which could otherwise be reasonably expected to expose the Borrower to a material liability.

          (o) Facility Documents. Comply in all material respects with the terms of, employ the procedures outlined in and enforce the obligations of Ag Services under the Purchase and Contribution Agreement, and all of the other Facility Documents to which the Borrower is a party, and take all such action to such end as may be from time to time reasonably requested by the Collateral Agent, maintain all Facility Documents to which the Borrower is a party in full force and effect and make to Ag Services such reasonable demands and requests for information and reports or for action as the Borrower is entitled to make thereunder and as may be from time to time reasonably requested by the Collateral Agent.

          (p) Segregation of Collections. Prevent the deposit into any of the Lock-Box Accounts or the Collection Account of any funds other than Collections in respect of the Advances (provided that this covenant shall not have been breached to the extent that items other than Collections, which are not material in the aggregate, have been mistakenly forwarded by an Obligor directly to any of the Lock-Box Accounts or the Collection Account) and, to the extent that any such funds are nevertheless deposited into any of such Lock-Box Accounts or the Collection Account, promptly identify any such funds to the Servicer for segregation and remittance to the owner thereof. In furtherance of the foregoing, the Borrower shall (or shall cause the Servicer to) promptly file all required notices under the Food Securities Act of 1985 (or any successor statute) in respect of its interests in the Related Security relating to all Acquired Advances.

          (q) Insurance. Maintain insurance with respect to all of its property and maintain liability insurance so that the representations and warranties set forth in Section 4.01(x) shall remain true and correct at all times.

          SECTION 5.02.  Negative Covenants of the Borrower.
From the Effective Date until the later of the Termination Date or the Collection Date, the Borrower shall not, without the prior written consent of the Collateral Agent:

          (a) Sales, Liens, Etc. Against Advances and Related Security. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Lien (other than the Primary Lien and any Permitted Encumbrances) upon or with respect to, any Acquired Advance or any other Collateral, or any interests in either thereof, or upon or with respect to the Collection Account or any Lock-Box Account, or assign any right to receive income in respect thereof. The Borrower shall immediately notify the Collateral Agent of the existence of any Lien on any Advance or any other Collateral, and the Borrower shall defend the right, title and interest of each of the Borrower and the Collateral Agent in, to and under the Advances and all other Collateral, against all claims of third parties.

          (b) Extension or Amendment of Loan Document Terms. Extend, amend, waive or otherwise modify the terms of any Advance or related Loan Documents, or permit the rescission or cancellation of any Advance or related Loan Documents, whether for any reason relating to a negative change in the related Obligor's creditworthiness or inability to make any payment under any such Advance or otherwise, except for: (i) extensions of any past-due Advances entered into by the Servicer in order to maximize Collections thereof and (ii) amendments entered into in accordance with the Credit and Collection Policy, which do not reduce the amount or interest rate or extend the maturity of required payments; provided that no such amendments described above shall (x) modify, in any manner adverse to the Borrower, the provisions of the Loan Documents relating to assignability, indemnification, the rights of the Collateral Agent to demand payment thereunder, or (y) otherwise affect or impair in any material respect the rights of the Borrower or the Collateral Agent to receive payment under the applicable Loan Documents.

          (c) Change in Business or Credit and Collection Policy. Make any change in the character of its business or in the Credit and Collection Policy, or, unless previously approved by the Surety in writing, deviate from the requirements thereof, which change or deviation would, in either case, in the sole discretion of CapMAC, impair the value or collectibility of any Advance in any amount which is material.

          (d) Change in Payment Instructions to Obligors. Add or terminate any bank as a Lock-Box Bank from those listed in
Schedule 4.01(l) or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account at a Lock-Box Bank, unless the Collateral Agent shall have received
(i) 30 days' prior notice of such addition, termination or change; (ii) written confirmation from the Borrower that after the effectiveness of any such termination, there shall be at least one (1) Lock Box Account in existence; and (iii) prior to the effective date of such addition, termination or change,
(x) executed copies of Lock-Box Agreements executed by each new Lock-Box Bank, the Borrower, and the Collateral Agent (and, at the option of the Collateral Agent, the Servicer) and (y) copies of all agreements and documents signed by either the Borrower or the respective Lock-Box Bank with respect to any new Lock-Box Account.

          (e) Stock, Merger, Consolidation, Etc. Sell any shares of any class of its capital stock to any Person (other than Ag Services) or consolidate with or merge into or with any other corporation, or purchase or otherwise acquire all or substantially all of the assets or capital stock, or other ownership interest of, any Person or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, except for the granting of the Primary Lien as expressly permitted under the terms of this Credit Agreement.

          (f) Change in Corporate Name, etc. Make any change to its corporate name, or use any trade names, fictitious names, assumed names or "doing business as" names.

          (g) ERISA Matters. (i) Engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the DOL; (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the IRC, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability of the Borrower or any ERISA Affiliate under ERISA or the IRC.

          (h) Debt. Create, incur, assume or suffer to exist any Debt except for (i) Debt to Triple-A, the Administrative
Agent, the Collateral Agent or the Surety expressly contemplated hereunder and (ii) Debt to the Surety under the Insurance
Agreement.

          (i) Guarantees. Guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement or indemnification obligations in favor of Triple-A, the Collateral Agent, the Surety or any Liquidity Bank as provided for under this Credit Agreement.

          (j) Limitation on Transactions with Affiliates. Enter into, or be a party to any transaction with any Affiliate, except for:

          (i) the transactions contemplated hereby, by the Purchase and Contribution Agreement;

          (ii) transactions related to the allocation of shared overhead expenses or taxes as described in clause (iii) of Section 5.01(l) or transactions otherwise evidenced by the Administrative Services
     Agreement; and

          (iii)  to the extent not otherwise prohibited
     under this Credit Agreement, other transactions in the nature of employment contracts and directors' fees, upon fair and reasonable terms materially no less favorable to the Borrower than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

          (k) Facility Documents. Except as otherwise permitted under Section 13.01, (a) terminate, amend or otherwise modify any Facility Document to which it is a party, or grant any waiver or consent thereunder or (b) exercise any discretionary rights granted to the Borrower under the Purchase and Contribution Agreement pursuant to provisions thereof providing for certain actions to be taken "with the consent of the Purchaser", "acceptable to the Purchaser" as "specified by the Purchaser", "in the reasonable judgment of the Purchaser" or similar provisions (it being understood that inaction by the Borrower shall not be considered to be an exercise of such discretionary rights).

          (l) Charter and By-Laws. Amend or otherwise modify its Certificate of Incorporation or By-laws in any manner which requires the consent of an "Independent Director" (as defined in the Borrower's Certificate of Incorporation).

          (m) Lines of Business. Conduct any business other than that described in Section 4.01(q), or enter into any transaction with any Person which is not contemplated by or incidental to the performance of its obligations under the Facility Documents to which it is a party.

          (n) Accounting Treatment. Prepare any financial statements or other statements, (subject to the rules under GAAP for consolidated financial reporting and any tax filings made on a consolidated basis with those of Ag Services) which shall account for the Acquired Advances as property of Ag Services or otherwise account for the purchase transactions contemplated by the Purchase and Contribution Agreement in any manner other than as the sale to the Borrower of, or a capital contribution of, the Acquired Advances purported to be transferred by the Seller thereunder.

          (o) Limitation on Loan and Investments. Make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person (including, without limitation, any officer, employee or shareholder) except for (i) Permitted Investments and (ii) the purchase of Advances pursuant to the terms of the Purchase and Contribution Agreement.


          (p) Restricted Payments. Pay or declare any dividend or other distribution with respect to its capital stock, or make any payment on account of the purchase, redemption or other acquisition or retirement of its capital stock or any warrant, option or other right to acquire any such capital stock, either directly or indirectly (any such distribution or payment being a "Restricted Payment") if, either before or immediately after giving effect to such declaration, payment or distribution of such Restricted Payment (A) a Borrowing Base Shortfall or Event of Default shall have occurred and be continuing, or (B) the Borrower (1) would be "insolvent" (as such term is defined in 101(32)(A) of the Bankruptcy Code), (2) would be unable to pay its debts as they become due, or (3) would have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage. In addition to the foregoing, the Borrower shall not make any Restricted Payment during the period commencing on the Termination Date and continuing until the Collection Date.

          (q) Net Worth. At all times maintain a positive net worth (as defined under generally accepted accounting principles).


                           ARTICLE VI

                     REPORTING REQUIREMENTS

          SECTION 6.01. Reporting Requirements of the Servicer. From the Effective Date until the later of the Termination Date or the Collection Date, the Servicer shall, unless the Collateral Agent shall otherwise consent in writing, furnish to the Collateral Agent, or a designated agent or repository therefor as identified hereinbelow or as otherwise notified by the Collateral Agent to the Servicer, and with respect to Sections 6.01(b), (c),
(e), (f) and (g) hereof, furnish to the Liquidity Agent:

          (a) Daily Reports. By not later than 2:30 p.m. (New York time), on each Business Day on which either (i) a Borrowing shall have been requested to occur and/or (ii) the Borrower or the Servicer is requesting a release of funds from the Collection Account under clause (iv) or (vii) of Section 7.06(c), a report substantially in the form of Exhibit E, by facsimile, containing such information with respect to daily Collections and other performance criteria concerning the Collateral, and in such format, as the Collateral Agent may reasonably request from time to time (each such report being referred to herein as a
"Servicer's Daily Report").   Any transmission or other delivery
of each Servicer's Daily Report to the Collateral Agent, or a repository therefor, as the case may be, shall be deemed to be a representation and warranty by the Servicer to the Collateral Agent that the information contained therein is true and correct in all material respects.

          (b) Settlement Reports. By not later than 10:00 a.m. (New York time) on each Settlement Date, a report substantially in the form of Exhibit F (each such report being referred to herein as a "Settlement Report"), appropriately filled-out, containing current information with respect to the then most recently concluded month. Any transmission of such report to the Collateral Agent shall be deemed to be a representation and warranty by the Servicer to the Collateral Agent that the information contained therein is true and correct in all material respects.

          (c) Certificate of Servicing Officer. Simultaneously with the delivery of the Settlement Report, as contemplated in the form thereof, a certificate of a Servicing Officer, certifying the accuracy of such report and that no Event of Default or Unmatured Event of Default has occurred, or if such event has occurred and is continuing, specifying the event and its status.

          (d) Other Data. At the request of the Collateral Agent, such underlying data in respect of the Acquired Advances, in addition to the data described in Sections 6.01(a), (b) and
(c) above, as can be generated by the Servicer's existing data processing system without undue modification or expense.

          (e) Annual Servicer's Certificate. On or before May 31 of each calendar year, beginning in 1997, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding fiscal year (or, in the case of the first such Officer's Certificate, the period since the Effective
Date) and of its performance under this Credit Agreement was made under the supervision of the officer signing such certificate and
(ii) to the best of such Servicing Officer's knowledge, based on such review, the Servicer has fully performed all of its obligations under this Credit Agreement throughout such year, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          (f) Annual Report of Accountants. On or before May 31 of each calendar year, beginning in 1997, a report prepared and delivered by a firm of nationally recognized independent public accountants (who may also render other services to the Servicer, the Borrower or Ag Services), or any other accounting or auditing firm acceptable to the Collateral Agent, which report shall contain (A) a report relative to the servicing of the Acquired Advances, on internal control policies and procedures placed in operation by the Servicer and tests of operating effectiveness in accordance with Statement of Auditing Standards No. 70, Processing of Transactions by Service Organizations and (B) a report on agreed-upon procedures in accordance with Statement on Standards for Attestation Engagements No. 4, Agreed-Upon Procedures Engagements, comparing amounts set forth in the Servicer's Daily Reports and Settlement Reports to supporting underlying documentation with the specific procedures and the adequacy thereof being agreed to by the Servicer and the Lender.

          (g) Servicer Default. As soon as possible and in any event (A) within three Business Days after a Servicing Officer becomes aware of the occurrence of a Servicer Default or Unmatured Servicer Default, the statement of the chief financial officer or chief accounting officer or other Servicing Officer setting forth details of such Servicer Default or Unmatured Servicer Default, and the action which the Servicer has taken and proposes to take with respect thereto, and (B) within three Business Days after a Servicing Officer becomes aware of the occurrence thereof, notice of any other event, development or information which is reasonably likely to materially and adversely affect the ability of the Servicer to perform its obligations under this Credit Agreement.

          In the event that Ag Services is no longer acting as Servicer, any Successor Servicer appointed and acting pursuant to
Section 10.02 shall deliver or make available to the Borrower and Ag Services each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to the provisions of this Section 6.01(g).

          (h) Officer's Certificate of Acknowledgment of Assignments of Indemnity. As soon as possible and in any event not later than October 15th of each year as of the immediately preceding October 1st, an Officer's Certificate by an officer of the Borrower certifying the percentage of Eligible Advances for the related crop year for which either (x) written acceptance of the related Assignment of Indemnity or (y) other written evidence that the Borrower has been named loss payee under the related Crop Insurance have been received from the related insurer.

          SECTION 6.02.  Additional Servicer Reporting
Requirements. From the Effective Date until the later of the Termination Date or the Collection Date, the Servicer shall, for so long as the Servicer is an Affiliate of the Borrower (and thereafter, the Borrower shall), unless the Collateral Agent shall otherwise consent in writing, furnish to the Collateral
Agent:

          (a) as soon as available, and in any event not later than the earlier of (i) 50 days following the end of each quarterly accounting period or (ii) 10 days following the filing of a Form 10-Q, if any, with the Securities and Exchange Commission, unaudited consolidated statements of income and cash flows for Ag Services and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of Ag Services and its Subsidiaries as at the end of such quarterly period, setting forth in each case figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by the authorized financial officer of Ag Services, as applicable, subject to changes resulting from normal year-end adjustments, together with a statement from such officer setting forth in reasonable detail and certifying such calculations as are necessary for the Borrower to determine whether an Event of Default with respect to the financial performance of Ag Services shall have occurred and be continuing;

          (b) as soon as practicable, and in any event not later than the earlier of (i) 95 days following the end of each annual accounting period or (ii) within 10 days following the filing of a Form 10-K, if any, with the Securities and Exchange Commission audited consolidated statements of income and cash flows for Ag Services and its Subsidiaries for such year, and a consolidated balance sheet of Ag Services and its Subsidiaries as at the end of such year, setting forth in each case corresponding figures from the preceding annual financial statements, all in reasonable detail and certified by a firm of nationally recognized independent public accountants;

          (c)  to the extent not covered in subsections (a) and
(b) above, as soon as practicable and in any event within ten
(10) days after such filing, any financial reports filed by Ag
Services with the Securities and Exchange Commission.

          SECTION 6.03. Miscellaneous Borrower and Servicer Reporting Requirements. From the Effective Date until the later of the Termination Date or the Collection Date, the Servicer shall, for so long as the Servicer is an Affiliate of the Borrower (and thereafter, the Borrower shall), unless the Collateral Agent shall otherwise consent in writing, furnish to the Collateral Agent, and with respect to Sections 6.03(d), (f) and (g) hereof, furnish to the Liquidity Agent:

          (a) as soon as available, and in any event not later than 50 days following the end of each quarterly accounting period, unaudited consolidated statements of income and cash flows for the Borrower for the period from the beginning of the current fiscal year to the end of such quarterly period, and an unaudited consolidated balance sheet of the Borrower as at the end of such quarterly period, setting forth in each case figures for the corresponding period in the preceding fiscal year (if any), all in reasonable detail and certified by the chief financial officer of the Borrower, subject to changes resulting from normal year-end adjustments;

          (b) as soon as practicable, and in any event not later than 95 days following the end of each annual accounting period, audited consolidated statements of income and cash flows for the Borrower for such year, and a consolidated balance sheet of the Borrower and its subsidiaries as at the end of such year, setting forth in each case corresponding figures from the preceding annual financial statements (if any), all in reasonable detail and certified by a firm of nationally recognized independent public accountants;

          (c) to the extent not already delivered to the Collateral Agent pursuant to the terms of this Agreement, promptly upon receipt thereof, copies of (i) all financial statements delivered to the Borrower by Ag Services pursuant to the Purchase and Contribution Agreement, and (ii) all other reports and other written information not specified above which are required to be delivered by Ag Services (individually or as Servicer) to the Borrower pursuant to the terms of the Purchase and Contribution Agreement;

          (d) as soon as possible and in any event within five Business Days after the occurrence of each Event of Default or Unmatured Event of Default, the statement of the chief financial officer of the Borrower setting forth details of such Event of Default or Unmatured Event of Default and the action which the Borrower proposes to take with respect thereto;

          (e) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which the Borrower or any Affiliate files under ERISA with the IRS or the PBGC or the DOL or which the Borrower receives from the PBGC;

          (f) as soon as possible and in any event within two Business Days after an Authorized Officer of the Borrower has knowledge thereof, written notice that describes in reasonable detail any event or occurrence which, individually or in the aggregate for all such events or occurrences, has had, or that the Seller, in its reasonable good faith judgment determines could reasonably be expected to have, a Material Adverse Effect;

          (g) as soon as possible and in any event within two Business Days after an Authorized Officer of the Borrower has knowledge thereof, written notice of (i) any litigation, investigation or proceeding of the type described in Section 4.1(f) of the Purchase and Contribution Agreement or in Section 4.01(e) hereof not previously disclosed to the Collateral Agent and (ii) any material adverse development that has occurred with respect to any such previously disclosed litigation, investigation or proceeding;

          (h) together with the financial statements to be delivered under clauses (a) and (b) above, a certificate of the chief executive officer or chief financial officer of the Borrower to the effect that no Event of Default or Unmatured Event of Default shall have occurred and be continuing or, if any such event shall have occurred and be continuing, specifying in reasonable detail the nature thereof and the action taken or proposed to be taken with respect thereto; and

          (i)  promptly, from time to time, such other
information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower or Ag Services in each case as the Collateral Agent or Triple-A may from time to time reasonably request.

                           ARTICLE VII

                        SECURITY INTEREST

          SECTION 7.01. Grant of Primary Lien. To secure the prompt and complete payment when due of the Obligations and the timely performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to this Credit Agreement and the other Facility Documents in favor of any of the Collateral Agent, the Administrative Agent, Triple-A and/or the Surety, the Borrower hereby assigns and pledges to the Collateral Agent and grants to the Collateral Agent, for the benefit of the Collateral Agent, the Administrative Agent, Triple-A, and the Surety a security interest (the "Primary Lien") in all of the Borrower's right, title and interest in, to and under all property and all interests in property of the Borrower of any kind or nature, whether tangible or intangible, whether real or personal, and whether now owned or existing or hereafter arising or acquired and wheresoever located (collectively, the "Collateral"), including, without limitation, the following property and interests in property:

          (a)  all Advances;

          (b)  all Related Security relating to such Advances;

          (c) the Purchase and Contribution Agreement, including, without limitation, all monies due and to become due to the Borrower from Ag Services under or in connection therewith;

          (d) all Records, including, without limitation, all software, books, records and documents used to account for the Advances and related Loan Documents, and all relevant licenses and sublicenses relating to any such software (including, without limitation, all such rights arising under software and related licenses transferred to the Borrower by Ag Services pursuant to the Purchase and Contribution Agreement);

          (e) the Collection Account and all other bank and similar accounts established, in whole or in part, for the benefit of any of the Borrower, the Collateral Agent, the Administrative Agent, Triple-A and/or the Surety, all funds held therein or in such other accounts, all financial assets, investment property and other investments from time to time on deposit, or made with proceeds, in any such accounts, and all income arising from such funds held in any such accounts or from such financial assets, investment property and other investments;

          (f) all lock boxes, Lock-Box Accounts, and all other bank and similar accounts into which Collections in respect of the Advances are or are intended to be deposited, and all funds held therein or in such other accounts;

          (g) all certificates and instruments if any, from time to time representing or evidencing any of the foregoing property described in clauses (a) through (f) above;

          (h) any Acquired Assets, accounts, inventory, general intangibles, chattel paper, contract rights, investment property, financial assets, instruments and documents, to the extent not described in any of clauses (a) through (g) above;

          (i)  all proceeds of the foregoing property
     described in clauses (a) through (h) above, and all interest, dividends, cash, instruments, financial assets, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for or on account of the sale or other disposition of, any or all of the then existing Collateral, and including all payments under any insurance policies relating to the foregoing property (whether or not any of Triple-A, the Surety or the Collateral Agent is the loss payee thereof) or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Collateral; and

          (j) all other monies or property of the Borrower coming into the actual possession, custody or control of the Collateral Agent, the Administrative Agent, the Surety or Triple-A (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise).

          SECTION 7.02. Continuing Liability of the Borrower. The security interests described above are granted as security only and shall not subject any of the Collateral Agent, the Administrative Agent, Triple-A or the Surety or their respective assigns to, or transfer or in any way affect or modify, any obligation or liability of the Borrower with respect to, any of the Collateral or any transaction in connection therewith. None of the Collateral Agent, the Administrative Agent, Triple-A or the Surety, or their respective assigns, shall be required or obligated in any manner to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance by any party under any such obligation, or to make any payment or present or file any claim, or to take any action to collect or enforce any performance or the payment of any amount thereunder to which any such Person may be entitled at any time.

          SECTION 7.03.  Filings; Further Assurances.

          (a) On or prior to the Effective Date, the Borrower shall have caused, at its sole expense, the UCC-1 financing statements, assignments thereof and other items referred to in the Closing List set forth in Exhibit I hereto as items which are required to be filed or recorded, to be so filed or recorded in the appropriate offices, and shall have caused evidence of such filings to be delivered to the Collateral Agent.

          (b) The Borrower shall, at its sole expense, from time to time prepare, execute and deliver, or cause to be prepared, executed and delivered, all such financing statements, continuation statements, instruments of further assurance and other instruments, in such forms, and shall take such other actions, as shall be required by the Collateral Agent or as the Collateral Agent otherwise deems necessary or advisable to perfect the security interest of the Collateral Agent in the Collateral. The Servicer agrees, at its sole expense, to cooperate with and assist the Borrower in taking any such action (whether at the request of the Borrower or the Collateral Agent). Without limiting the foregoing, the Borrower shall from time to time, at its sole expense, execute, file, deliver and record all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, or other statements, specific assignments or other instruments or documents and take any other action that either of the Servicer or the Collateral Agent deems necessary or advisable to: (i) Grant more effectively all or any portion of the Collateral; (ii) maintain or preserve the Liens Granted hereunder (and the priority thereof) or carry out more effectively the purposes hereof; (iii) perfect, publish notice of, or protect the validity of any Grant made or to be made pursuant to this Credit Agreement; (iv) enforce any of the Advances or related Loan Documents or any of the other Collateral (including, without limitation, by cooperating with the Collateral Agent, at the expense of the Borrower, in filing and recording such UCC financing statements against such Obligors as the Collateral Agent shall deem necessary or advisable from time to time); (v) preserve and defend title to any Advances, related Loan Documents and all or any other part of the Collateral, and the rights of the Collateral Agent in such Advances, Loan Documents or other Collateral, against the claims of all Persons and parties; or
(vi) pay any and all taxes levied or assessed upon all or any part of the Collateral. The Borrower hereby designates the Servicer its agent and attorney-in-fact to execute, upon the Borrower's failure to do so, any financing statement, continuation statement or other instrument required pursuant to this Section 7.03 to maintain the Liens and security interests granted hereunder with respect to the Collateral.

          (c) The Borrower shall, within five Business Days after acquiring an interest in any Advance, deliver the original copy of all Primary Custodial Documents relating thereto to the Custodian, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. In the event that the Borrower receives any other instrument which, in either event, evidences an Advance or other Collateral, the Borrower shall deliver such instrument to the Custodian on behalf of the Collateral Agent, the Administrative Agent, Triple-A and/or the Surety within five Business Days after the Borrower's receipt thereof, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.

          (d) The Borrower hereby authorizes the Collateral Agent, and gives the Collateral Agent its irrevocable power of attorney (which authorization is coupled with an interest and is irrevocable), in the name of the Borrower or otherwise, to execute, deliver, file and record any financing statement, con-tinuation statement, specific assignment or other writing or paper and to take any other action that the Collateral Agent in its sole discretion may deem necessary or appropriate to further perfect the security interests created hereby. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Credit Agreement or of a financing statement is sufficient as a financing statement where permitted by applicable law. Any expenses incurred by the Collateral Agent pursuant to the exercise of its rights under this Section 7.03(d) shall be for the sole account and responsibility of the Borrower, and shall constitute "Carrying Costs" payable by the Borrower hereunder.

          SECTION 7.04. Place of Business; Change of Name. As of the date hereof, the chief executive office of the Borrower and principal place of business and the location where the Borrower maintains all Records relating to the Acquired Advances and the other Collateral is listed below the Borrower's name on the signature pages hereof. The Borrower will not (x) change its principal place of business or chief executive office from such location, (y) change its name, identity or corporate structure or
(z) change the location of its Records relating to the Collateral such location, unless in any such event the Borrower shall have given the Collateral Agent at least thirty (30) days' prior written notice thereof and shall have taken all action necessary or reasonably requested by the Collateral Agent to amend its existing financing statements and continuation statements so that they are not misleading and to file additional financing state-ments in all applicable jurisdictions to perfect the Primary Lien of the Collateral Agent on behalf of itself, the Administrative Agent, Triple-A, and the Surety in all of the Collateral.

          SECTION 7.05. Lock-Box Accounts. (a) The Borrower has established and shall maintain a system of operations, accounts and instructions with respect to the Obligors and Lock-Box Accounts at the Lock-Box Banks as described in Sections 4.01(l), 5.01(g), 5.01(p) and 5.02(d) and shall establish and maintain the Collection Account as provided in Section 7.06.

          (b) All funds received in the Lock-Box Accounts and the Collection Account shall be held in trust for the benefit of the Collateral Agent, the Administrative Agent, Triple-A and the Surety and none of Ag Services or the Borrower, nor any Person claiming by, through or under Ag Services or the Borrower, shall have any control over the use of, or any right to withdraw any item or amount from, any Lock-Box Account or Collection Account, except in the case of Ag Services acting in its capacity as the Servicer to the extent expressly provided in this Agreement. The Collateral Agent on behalf of Triple-A and the Surety is hereby irrevocably authorized and empowered, as the Borrower's attorney-in-fact, to endorse any item deposited in any Lock-Box Account or the Collection Account, requiring the endorsement of the Borrower, which authorization is coupled with an interest and is irrevocable.

          (c) The taxpayer identification number associated with the Lock-Box Accounts shall be that of the Borrower and the Borrower will report for federal, state and local income tax purposes the income, if any, earned on funds in any such bank accounts. The Collateral Agent shall, except as provided in
Section 7.06(b) hereof, have the sole and exclusive right to withdraw or order a transfer of funds from the Lock-Box Accounts and the Collection Account, in all events in accordance with the foregoing terms and provisions of this Section 7.05 and the information most recently delivered to the Collateral Agent pursuant to Section 6.01.

          SECTION 7.06. Collection Account. (a) On or prior to the Effective Date, the Borrower shall establish and maintain, or cause to be established and maintained, for the sole and exclusive benefit of the Collateral Agent on behalf of the Collateral Agent, the Administrative Agent, Triple-A and the Surety, and their respective assigns, a cash collateral account (the "Collection Account"). The Collection Account shall be a special purpose segregated account, designated as the "Capital Markets Assurance Corporation Collateral Agent Collection Account", maintained in a segregated trust account in the trust department of a Depository Institution, and shall be under the sole dominion and control of, and in the name of, the Collateral Agent, acting on behalf of itself, the Administrative Agent, Triple-A and the Surety.

          (b) All funds held in the Collection Account, including investment earnings thereon, may be invested in Permitted Investments at the direction of the Servicer; provided, however, that from and after the Termination Date, the Collateral Agent shall have the sole right to further restrict the maturities of any Permitted Investments held in the Collection Account and to direct the withdrawal or liquidation of any such Permitted Investments, to be used solely for the purposes and in the order of priority set forth at Section 7.06(d). The taxpayer identification number associated with the Collection Account shall be that of the Borrower and the Borrower will report for federal, state and local income tax purposes the income, if any, earned on funds in the Collection Account. The Collateral Agent shall have the sole and exclusive right to withdraw or order a transfer of funds from the Collection Account, in all events in accordance with the terms and provisions of this Section 7.06 and the information most recently delivered to the Collateral Agent pursuant to Section 6.01; provided, however, that the Collateral Agent shall, pursuant to the terms of the Collection Account Agreement, and absent further instructions to the Collection Account Bank to the contrary from the Collateral Agent (which instructions the Collateral Agent may give at any time), permit the Servicer to make withdrawals or order transfers of funds from the Collection Account, in all events in accordance with the provisions of this Section 7.06 and the information most recently delivered pursuant to Section 6.01.

          (c) All funds in the Collection Account shall be held in trust for the benefit of the Collateral Agent, the Administrative Agent, Triple-A and the Surety and, except as otherwise provided in Section 7.06(d) below with respect to all periods from and after the Termination Date, shall be used on each Business Day solely for the following purposes and in the following order of priority:

          (i) To pay to any Obligor or any other Person all amounts due to such Obligor or other Person which have been deposited to the Collection Account as part of a remittance of Collections, but which do not constitute Collections;

          (ii) To pay the following amounts which are then due and payable in the following order of priority: (A) interest on the Triple-A Loans (including in any such amount the accrued and unpaid CP Dealer Fee then due and payable);
     (B) any fees specified in the Fee Letter; (C) any expenses of the Collateral Agent; and (D) any Servicing Fee;

        (iii) To be retained in the Collection Account to the extent of any Borrowing Base Shortfall, except to the extent used to make voluntary prepayments of Triple-A Loans as provided in clause (vi) below;


       (iv) To pay the Purchase Price of any Eligible Advances pursuant to the terms of the Purchase and Contribution
     Agreement;

        (v) To pay any other Obligations (including, without limitation, the outstanding principal amount of Triple-A
     Loans) which may be due and payable at such time;

         (vi) To make any voluntary prepayments of the Triple-A Loans as provided in Section 2.07(a), upon the direction of the Borrower;

       (vii) All remaining amounts to be remitted to the Borrower for any purposes not otherwise prohibited under this Agreement, including, without limitation, the payment of any and all tax or other obligations under the Administrative Services Agreement not previously paid for and the payment of corporate dividends in each case to the extent the making of such payment at such time would not be otherwise prohibited by this Agreement.

It shall be a precondition to the release of funds to the Borrower pursuant to clause (vii) that it shall have delivered a Servicer's Daily Report to the Collateral Agent, provided however, that if the Servicer fails to deliver such report for any reason, then after consultation with the Collateral Agent, funds may, at the direction of the Servicer, be transferred to the Borrower for the purpose of acquiring additional Eligible Advances as described in clause (iv) above. All payments to be made under any clause or sub-clause set forth above shall be made before any payments to be made under any clauses or sub-clauses of lower priority may be made. If, on any such Business Day, the funds on deposit in the Collection Account and available for withdrawal under clause (i), any of subclauses (A) through (D) of clause (ii) or under any other clause are less than the amount of the due and unpaid obligations described in such sub-clause or clause, as applicable, such available funds shall be allocated to the Persons to whom such obligations are owed ratably according to the respective amounts owed.

          (d)  On each Business Day from and after the
Termination Date, notwithstanding anything herein or elsewhere to the contrary, funds shall be withdrawn on any day from the Collection Account solely upon direction of the Collateral Agent to be used solely for the following purposes and in the following order of priority:

          (i) To pay any accrued and unpaid Servicing Fee then due and payable to a Person other than Ag Services, the Borrower or any Affiliate thereof (together with any accrued and unpaid additional compensation then due and payable to a Successor Servicer as agreed to between the Collateral Agent and the Successor Servicer in accordance with Section 10.02(c)), and to be retained in the Collection Account to the extent such fee (or such additional compensation) is accrued but not then due and payable;

        (ii) To pay any accrued and unpaid expenses of the Collateral Agent then due and payable, and to be retained in the Collection Account to the extent such amount is accrued but not then due and payable;

       (iii) To pay any accrued and unpaid interest on the Triple-A Loans (including any accrued and unpaid CP dealer fees) then due and payable, and to be retained in the Collection Account to the extent such amount is accrued but not then due and payable;

        (iv)  To repay the principal amount of any Triple-A
     Loans then outstanding;

         (v) To pay any other accrued and unpaid Obligations which have not been paid pursuant to clauses (i) through (iv) above (except in respect of clauses (vi) and (vii) below);

        (vi) To pay any other accrued and unpaid Carrying Costs which are due and payable but have not been paid pursuant to clauses (i) through (v) above (except with respect to the Carrying Costs described in clause (vii) below), and to be retained in the Collection Account to the extent such amounts are accrued but not then due and payable;

       (vii) To pay any accrued and unpaid Servicing Fee owed to any of Ag Services or any Affiliate thereof; and

      (viii) To be remitted to the Borrower or as otherwise required by law.

All payments to be made under any clause or sub-clause set forth above shall be made before any payments to be made under any clauses or sub-clauses of lower priority may be made. If, on any such Business Day, the funds on deposit in the Collection Account and available for withdrawal under any clause above are less than the amount of the due and payable obligations described in such clause, such available funds shall be allocated to the Persons to whom such obligations are owed ratably according to the respective amounts owed.

          SECTION 7.07. Preservation of Rights in Collateral. Except as herein otherwise expressly provided, neither the Collateral Agent nor Triple-A shall be obligated to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and the Borrower agrees to take such steps. In any case, each of the Collateral Agent and Triple-A shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral as the Borrower may have reasonably requested either of the Collateral Agent or Triple-A to take, and the omission of the Collateral Agent or Triple-A to take any action not requested by the Borrower shall not be deemed a failure to exercise reasonable care. No segregation or specific allocation by any of the Collateral Agent or Triple-A of specified items of Collateral against any liability of the Borrower shall waive or affect any security interest in or lien against other items of Collateral or any of the Collateral Agent's or Triple-A's options, powers or rights under this Credit Agreement or otherwise arising.

          SECTION 7.08. Rights Not Exclusive. The Collateral Agent's and Triple-A's respective rights, powers, privileges and immunities specified in or arising under this Credit Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. Each of the Collateral Agent and Triple-A is expressly given the right and power, in furtherance of any right, power or privilege herein specified or which the Collateral Agent or Triple-A may otherwise have, to execute and file or record endorsements, assignments and other instruments of conveyance or transfer, as well as financing statements, in the name of the Borrower with respect to documents, property and interests relating to any property of the Borrower in which the Collateral Agent has a security interest or standing in the name of the Borrower or belonging to the Borrower which may at any time come into the possession or control of the Collateral Agent or Triple-A by virtue of this Credit Agreement. Each of the Collateral Agent and Triple-A is also authorized to file any financing statement without the Borrower's signature to the extent permitted by applicable law.

          SECTION 7.09. No Waiver. Failure or delay on the part of any of the Collateral Agent or Triple-A to exercise or enforce any of its rights, powers or privileges hereunder, or to require strict compliance with the terms hereof in one or more instances, shall not constitute a waiver or relinquishment thereof. None of such rights, powers, privileges and immunities shall be deemed waived unless each of Triple-A and the Collateral Agent shall have signed a waiver thereof and, unless expressly stated therein, no such waiver shall be effective as to any transaction which occurs after the date of such waiver nor as to the continuance of any breach of the terms hereof after such date.


                          ARTICLE VIII

   SERVICING AND ADMINISTRATION OF ACQUIRED ADVANCES AND LOAN
DOCUMENTS

          SECTION 8.01. Responsibility for Loan Document Administration. The Servicer shall manage, administer, service and make collections on the Acquired Advances and related Loan Documents and perform or cause to be performed all contractual and customary undertakings of the holder of the Loan Documents to the Obligors, on behalf of Triple-A, the Administrative Agent, the Collateral Agent, the Surety and the Borrower (provided that nothing herein or in any of the other Facility Documents shall constitute, or be deemed to constitute, an acceptance or assumption on the part of any of Triple-A, the Administrative Agent, the Collateral Agent or the Surety of any obligations arising under the Loan Documents whatsoever, whether in favor of the Obligor thereof or any other Person).

          The Collateral Agent, at the request of a Servicing Officer, shall furnish the Servicer with any reasonable documents or take any action reasonably requested, which is necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Ag Services is hereby appointed the Servicer until such time as any Servicer Transfer shall be effected under Article VIII.

          SECTION 8.02.  Standard of Care.  In managing,
administering, servicing and making collections on the Loan
Documents pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with the Credit and Collection Policy.

          SECTION 8.03. Records. The Servicer shall, during the period it is Servicer hereunder, maintain such books of account, computer data files and other Records as will enable the Collateral Agent to determine the status of each Acquired Advance and will enable each Acquired Advance and related Loan Documents to be serviced, in accordance with the terms of this Agreement, by a Successor Servicer following a Service Transfer.

          SECTION 8.04.  Inspection.

          (a) Inspection of Servicer. Each of the Borrower, Triple-A, the Administrative Agent and the Collateral Agent, and their respective representatives shall at all times upon reasonable prior notice have full and reasonable access during regular business hours to all offices and Records of the Servicer (wheresoever located, including, without limitation, any repository used by the Servicer on the Borrower's behalf, to store the computer tapes constituting the Servicer's Daily Report), as appropriate to verify the Servicer's compliance with this Agreement, and each of the Borrower, Triple-A, the Administrative Agent, the Collateral Agent and the Surety and their representatives may examine and audit the same, and make photocopies and computer tape replicas thereof, and the Servicer agrees to render to the Borrower, Triple-A, the Administrative Agent, the Collateral Agent and the Surety and their representatives, at the Servicer's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Borrower, Triple-A, the Administrative Agent, the Collateral Agent and the Surety and their respective representatives shall also have the right to discuss the Servicer's affairs with the officers of the Servicer and the Servicer's independent accountants and to verify under appropriate procedures the validity, amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral. The number and frequency of any such audits shall be limited to such number and frequency as shall be reasonable in the exercise of the Collateral Agent's reasonable commercial judgment. Each such audit shall be at the sole expense of the Borrower (subject to the Borrower's right under the Purchase and Contribution Agreement to recover such expenses from Ag Services).

          (b) Confidential Information. Each of the parties hereto agrees that, to the extent that any information obtained by any of Triple-A, the Surety, the Administrative Agent and the Collateral Agent or any of their respective representatives pursuant to Section 8.04(a) shall be Confidential Information, such Person may only disclose such Confidential Information to
(i) such Person's and its Affiliates' directors, officers, employees, agents, trustees and professional consultants, (ii) any assignee or participant, or proposed assignee or participant with respect to all or any part of such Person's interests with respect to all or any part of the transactions contemplated hereby and by the other Facility Documents, (iv) any governmental authority having jurisdiction over such Person, (v) any rating agency, (vi) any credit enhancer, provider of reinsurance, provider of a letter of credit or provider of liquidity, or prospective credit enhancer, provider of reinsurance, provider of a letter of credit or provider of liquidity with respect to all or any part of the transactions contemplated hereby and by the other Facility Documents, (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (1) in compliance with any law, rule, regulation or order applicable to such Person (2) in response to any subpoena or other legal process, (3) in connection with any litigation to which such Person is or may become a party, (4) in order to protect such Person's rights, title and interest in and to the Collateral and in the transactions contemplated hereby and by the other Facility Documents, or (5) as required by law or regulation in connection with the sale of securities of any such Person.

          SECTION 8.05.  Enforcement.

          (a) The Servicer will, consistent with Section 8.02, act with respect to the Acquired Advances and related Loan
Documents in such manner as will maximize the receipt of Collections in respect of such Acquired Advances and related Loan
Documents.

          (b) The Servicer may sue to enforce or collect upon Acquired Advances, in its own name, if possible, or as agent for the Borrower; provided that the Servicer may not name the Collateral Agent, Triple-A or the Surety as a party to any such litigation without each such party's prior written consent.

          (c) The Servicer, upon obtaining the prior written consent of the Collateral Agent, may grant to the Obligor on any Loan Document any rebate, refund or adjustment out of the Collection Account that the Servicer in good faith believes is required as a matter of law; provided that, on any Business Day on which such rebate, refund or adjustment is to be paid hereunder, such rebate, refund or adjustment shall only be paid to the extent of funds otherwise available for distribution from the Collection Account pursuant to Section 7.06(c)(vii) or
Section 7.06(d)(viii), as applicable.

          (d) The Servicer will not permit any modification, amendment, waiver, rescission or cancellation of any Acquired Advance or related Loan Documents by the Obligor, whether for any reason relating to a negative change in the related Obligor's creditworthiness or inability to make any payment under a Acquired Advance or related Loan Documents or otherwise, without the prior written consent of the Collateral Agent; provided, however, that the following modifications may be made to a Acquired Advance from time to time without the necessity of obtaining such consent: extensions of any past due Acquired Advances which are intended to maximize Collections thereof and
(ii) amendments, entered into in accordance with the Credit and Collection Policy, which do not reduce the amount of required payments.

          SECTION 8.06. Collateral Agent to Cooperate. Upon request of a Servicing Officer, but subject to all other provisions hereof, the Collateral Agent shall perform such other acts as are reasonably requested by the Servicer (including, without limitation, the execution of documents) and otherwise cooperate with the Servicer upon the reasonable request of the Servicer in enforcement of rights and remedies of each of Triple-A, the Surety, the Collateral Agent and the Administrative Agent with respect to the Acquired Advances and the Loan Documents.

          SECTION 8.07. Other Matters Relating to the Servicer. The Servicer is hereby authorized and empowered (i) to make withdrawals from time to time from the Collection Account when specifically permitted pursuant to the terms of Section 7.06 and the Collection Account Agreement, but only to the extent that the Collateral Agent has not otherwise instructed the Collection Account Bank in accordance with the terms hereof and of the Collection Account Agreement, (ii) to advise the Collateral Agent in connection with the amount of permitted withdrawals from the Collection Account in accordance with the provisions hereof,
(iii) to the extent permitted pursuant to the other terms and conditions of this Agreement, to execute and deliver, on behalf of the Borrower, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Acquired Advances and Loan Documents and, after the delinquency of any Acquired Advance and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Acquired Advance including, without limitation, the exercise of rights under any power-of-attorney granted in any Loan Document or other document executed in connection therewith and (iv) to make any filings, reports, notices, applications, registrations with, and to seek any authorization from the Securities and Exchange Commission and any state securities authority on behalf of the Borrower as may be necessary or advisable to comply with any federal or state securities or reporting requirements laws.

          SECTION 8.08. Servicer Insurance Coverage. The Servicer shall maintain, and shall cause Ag Services to maintain, fidelity insurance insuring the Collateral Agent's, the Administrative Agent's, Triple-A's and the Surety's respective risks against losses through wrongdoing of the Servicer's or Ag Services' officers and employees involved in the servicing of Loan Documents covering such actions and in an amount no less than $1,000,000 per occurrence and naming the Collateral Agent, for the benefit of itself, the Administrative Agent, Triple-A and the Surety, as an additional named insured. Each such insurance policy required pursuant to this Section 8.08 shall provide for written notice to the Collateral Agent by the insurer at least 30 days prior to the cancellation of such insurance. Evidence reasonably satisfactory to the Collateral Agent of all renewals or replacements necessary to maintain such insurance from time to time in force shall be delivered by the Servicer to the Collateral Agent prior to the expiration date of the then current insurance policy.

          SECTION 8.09. Servicing Compensation. As compensation for its servicing activities hereunder, the Servicer shall be entitled to receive, on each Settlement Date, the servicing fee (the "Servicing Fee")in an amount equal to 1.00% (the "Servicing Fee Percentage") times the outstanding principal balance of Triple-A Loans under the Credit Agreement as of the last day of the prior calendar month times a fraction, the numerator of which is the number of actual days elapsed in such calendar month and the denominator of which equals 360. In the event of the appointment of a Successor Servicer, the Servicing Fee and the Servicing Fee Percentage may be adjusted as required by such Successor Servicer and as agreed to by the Borrower and the Collateral Agent.

          SECTION 8.10. Costs and Expenses. (a) The costs and expenses incurred by the Servicer in carrying out its duties hereunder, including without limitation the fees and expenses incurred in connection with the enforcement of Acquired Advances, shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder.

          (b) The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and maintenance of perfection, as against all third parties, of all of the right, title and interest of each of the Collateral Agent, the Administrative Agent, Triple-A and the Surety, in and to the Collateral to the extent that such payments and disbursements are not made by the Borrower in accordance with Section 7.03.

          SECTION 8.11. Servicer Representations and Warranties. Ag Services, as initial Servicer, hereby makes, and each Successor Servicer by acceptance of its appointment hereunder shall make, the following representations and warranties, (1) in the case of the initial Servicer, as of the Effective Date and
(2) in the case of any Successor Servicer, the date of such appointment, to each of Triple-A, the Collateral Agent, the Administrative Agent and the Surety:

          (a) Due Incorporation and Good Standing. The Servicer is a corporation (or, in the case of any Successor Servicer, a corporation or Depository Institution) duly organized, validly existing and in good standing under the applicable laws of its jurisdiction of organization or incorporation and has, in all material respects, full corporate power and authority and legal right to own its properties and conduct its business (including the servicing of Loan Documents) as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under each of the Facility Documents to which it is a party. The Servicer is duly qualified to do business and is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Acquired Advances and Loan Documents in accordance with the terms of this Credit Agreement requires such qualification, except where failure to qualify or to obtain such licenses and approvals would not have a Material Adverse Effect.

          (b) Due Authorization and No Conflict. The execution, delivery and performance by the Servicer of each of the Facility Documents to which it is a party, and the consummation of each of the transactions contemplated hereby and thereby, have in all cases been duly authorized by the Servicer by all necessary corporate action, and do not contravene (i) the Servicer's charter or by-laws, (ii) any law, rule or regulation applicable to the Servicer, (iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Servicer or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property. Each of the Facility Documents to which the Servicer is a party have been duly executed and delivered on behalf of the Servicer.

          (c) Governmental and Other Consents. All approvals, authorizations, consents, orders or other actions of, and all registration, qualification, designation, declaration, notice to or filing with, any Person or of any governmental body or official required in connection with the execution and delivery by the Servicer of any of the Facility Documents to which it is a party, the consummation of the transactions contemplated hereby or thereby, the performance of and the compliance with the terms hereof or thereof, have been obtained, except where the failure to do so would not have a Material Adverse Effect.

          (d) Enforceability of Facility Documents. Each of the Facility Documents to which the Servicer is a party have been duly and validly executed and delivered by the Servicer and constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with their respective terms, except as enforceability may be subject to or limited by Debtor Relief Laws or by general principles of equity (whether considered in a suit at law or in equity).

          (e) No Litigation. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Credit Agreement or any of the other Facility Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Credit Agreement or any of the other Facility Documents,
(iii) seeking any determination or ruling that would adversely affect the performance by the Servicer of its obligations under this Credit Agreement or any of the other Facility Documents,
(iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Credit Agreement or any of the other Facility Documents, or (v) seeking any determination or ruling that would, if adversely determined, be reasonably likely to have a Material Adverse Effect.

          (f)  Daily Reports and Other Reports.  Each Servicer's
Daily Report, Settlement Report, and any other report or certificate delivered by the Servicer pursuant to this Credit
Agreement shall be true and correct in all material respects as of the date such report or certificate is delivered.

          (g) Servicer Default. No Servicer Default has occurred and is continuing.

          The representations and warranties set forth in this
Section 8.11 shall survive the Grant of Collateral to the Collateral Agent. Upon a discovery by the Borrower, the Servicer or the Collateral Agent of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other such parties.

          SECTION 8.12.  Additional Covenants of the Servicer.
From the Effective Date until the later of the Termination Date or the Collection Date, unless the Collateral Agent shall otherwise consent in writing:

          (a) Change in Payment Instructions to Obligors. The Servicer shall not add or terminate any bank as a Lock-Box Bank from those listed in Schedule 4.01(l) or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Bank, unless the Collateral Agent shall have received
(i) 30 Business Days' prior notice of such addition, termination or change and (ii) prior to the effective date of such addition, termination or change, (x) executed copies of Lock-Box Agreements executed by each new Lock-Box Bank, the Borrower and the Collateral Agent (and, at the option of the Collateral Agent, the Servicer) and (y) copies of all agreements and documents signed by either the Borrower or the respective Lock-Box Bank with respect to any new Lock-Box Account.

          (b)  Collections.  Subject to the proviso set forth in
Section 5.01(g) hereof, if the Servicer shall receive any Collections, the Servicer shall hold such Collections in trust for the benefit of the Collateral Agent and if such Collections are in a form suitable for deposit, deposit such Collections into a Lock-Box Account or the Collection Account within two Business Days following Borrower's receipt thereof, and (ii) if Ag Services or the Borrower receives any Collections, the Servicer shall cause Ag Services or the Borrower, as the case may be, to hold such Collections in trust for the benefit of the Collateral Agent and deliver such Collections to the Servicer for deposit, or deposit such Collections into a Lock-Box Account or the Collection Account within two Business Days following such Person's receipt thereof.

          (c) Compliance with Requirements of Law. The Servicer shall maintain in effect all qualifications required under all relevant laws, rules, regulations and orders in order to service each Acquired Advance and Loan Document and shall comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties, and the servicing of the Acquired Advances and Loan Documents.

          (d) Protection of Rights. The Servicer shall take no action which would impair in any material respect the rights of any of the Collateral Agent, the Administrative Agent, Triple-A or the Surety, in the Collateral.

          (e) Credit and Collection Policy. The Servicer shall comply in all material respects with the Credit and Collection
Policy in regard to each Acquired Advance and each Loan Document.

          (f) Notice to Obligors. From and after the occurrence of an Event of Default, the Servicer shall ensure that the Obligor of each Acquired Advance shall have been instructed to remit payments thereunder directly to a Lock-Box Account.

          (g) Relocation of Servicer. The Servicer shall give the Collateral Agent at least 30 days prior written notice of any relocation of any office from which it services Acquired Advances or keeps records concerning the Acquired Advances or related Loan Documents or of its principal place of business and chief executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statement or amendments as may be necessary to continue the perfection of the Collateral Agent's security interests in the Collateral and the proceeds thereof. The Servicer shall at all times maintain each office from which it services Acquired Advances or related Loan Documents and its principal place of business and chief executive office within the United States of America.

          (h) Segregation of Collections. The Servicer shall prevent the deposit into any of the Lock-Box Accounts or Collection Account of any funds other than Collections in respect of the Acquired Advances and, to the extent that any such funds are nevertheless deposited into any of such Lock-Box Accounts or the Collection Account, promptly segregate such funds and provide for the remittance of such funds to the owner thereof.

          SECTION 8.13. The Servicer not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it hereunder except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which can be taken to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer pursuant to clause (i) hereof shall be evidenced by an Opinion of Counsel to such effect delivered to the Collateral Agent. No such resignation shall be effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02 hereof.

          SECTION 8.14.  Merger or Consolidation of, or
Assumption of the Obligations of Servicer.

          The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

               (i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia and, if the Servicer is not the surviving entity, shall expressly assume by an agreement supplemental hereto, executed and delivered to the Collateral Agent in form satisfactory to the Collateral Agent, the performance of every covenant and obligation of the Servicer hereunder;

               (ii) the Servicer has delivered to the Collateral

          Agent an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.14, and all conditions prec-edent provided for herein relating to such transaction have been satisfied;

               (iii) the Collateral Agent shall have each expressly approved such merger, consolidation, conveyance or transfer; and

               (iv) immediately prior to and after the consumma-tion of such merger, consolidation, conveyance or transfer, no event which, with notice or passage of time or both, would become a Servicer Default under the terms of this Agreement shall have occurred and be continuing.

          SECTION 8.15. Examination of Records. Each of the Borrower and the Servicer shall clearly and unambiguously identify each Acquired Advance and each Loan Document in its respective computer or other records to reflect that such Acquired Advance and all of the Borrower's rights under such Acquired Advances and Loan Documents have been Granted to the Collateral Agent pursuant to this Agreement.

                           ARTICLE IX

                   EVENTS OF DEFAULT; REMEDIES

          SECTION 9.01.  Events of Default.  Each of the
following events shall constitute an "Event of Default" within the meaning of this Credit Agreement:

          (a) The occurrence of any Servicer Default described in Section 10.01; or

          (b) The Borrower, the Servicer (if the Servicer is Ag Services or any Affiliate thereof) or Ag Services shall fail to make any payment or deposit to be made by it when due hereunder, or any retention in the Collection Account pursuant to Section
7.06 when required hereunder, and, solely in the case of any such payments, deposits or retentions, which do not constitute payments or deposits of principal or interest on the Triple-A Loans, such failure shall remain unremedied for three Business Days after written notice from the Collateral Agent; or

          (c) The Borrower (i) shall fail to perform or observe any term, covenant or agreement contained in Section 5.02(a),
(d), (e), (h), (i), (k), (l), (m), (o), or (p), or (ii) shall fail to perform or observe any other term, covenant or agreement contained in Sections 5.01 or 5.02 which failure described in this clause (ii) shall remain unremedied for five Business Days after written notice from the Collateral Agent; or

          (d) Any representation or warranty made or deemed to be made by the Borrower, or any of its officers or employees, under or in connection with this Credit Agreement, any other Facility Document, any Servicer's Daily Report, Settlement Report or other information or report delivered pursuant hereto, shall prove to have been false or incorrect in any material respect when made or deemed made; or

          (e) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Credit Agreement or in any other Facility Document on its part to be performed or observed and any such failure shall remain unremedied for ten Business Days after written notice from the Collateral Agent; or

          (f) The Borrower shall cease or otherwise fail to have a good and valid title to (or, to the extent Article 9 is applicable to the Borrower's acquisition thereof, a valid perfected security interest in) the Collateral; or the Primary Lien shall, for any reason, cease or otherwise fail to be a valid and perfected Lien on, and, to the extent Article 9 applies thereto, a first priority security interest in, the Collateral in favor of the Collateral Agent; or

          (g) (i) An Insolvency Event shall occur with respect to any of the Borrower or Ag Services; or (ii) either of the Borrower or Ag Services shall take any corporate action to authorize the filing of any such Insolvency Proceeding; or

          (h) As of the close of business on any Business Day, there shall exist any Borrowing Base Shortfall which shall have not been cured within two Business Days after the date such shortfall has been determined to exist; or

          (i) Ag Services shall cease to own 100% of the issued and outstanding stock of the Borrower; or

          (j) There shall have occurred, since the Effective Date, in the reasonable judgment of the Collateral Agent, a material adverse change in the operations, management or financial condition of Ag Services or the Borrower or there shall have occurred any event which materially and adversely affects the collectibility of the Acquired Advances generally or the ability of the Borrower to perform hereunder; or

          (k) Borrower shall become (1) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or under the control of such an "investment company",
(2) a "public utility company" or a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, or
(3) otherwise subject to any other federal or state statute or regulation limiting its ability to incur or pay indebtedness; or

          (l) There shall have occurred a "Termination Event" under the Purchase and Contribution Agreement; or

          (m) Either of Triple-A or the Surety shall reasonably determine that continuation of this Credit Agreement will impose a material adverse regulatory or rating agency impact on Triple-A or the Surety, as the case may be provided that, at the Borrower's request, Triple-A or the Surety shall demonstrate the basis for such determination; or

          (n)  There shall have occurred a "Liquidity Commitment
Termination Date" under the Liquidity Agreement; or

          (o) As of any date of determination, either of the following shall have occurred: (i) the Default Ratio shall exceed ten percent (10.0%) or (ii) the Remarketing Ratio shall exceed thirty percent (30.0%); or

          (p) Ag Services shall pay or declare any dividend or other distribution with respect to its capital stock after giving effect to which, the aggregate amount of dividends made in such fiscal year would exceed 10% of Consolidated Net Income; or

          (q) The excess of (x) the per annum interest rate (calculated on a weighted average basis) accruing at any time in respect of outstanding Acquired Advances over (y) the sum of (i) the per annum interest rate (calculated on a weighted average basis) then accruing under Section 2.06 in respect of the Triple-A Loans, plus (ii) the Servicing Fee Percentage, plus (iii) the Program Fees, shall be less than one percent (1.0%); or

          (r) (i) As of the end of any of the first three fiscal quarters of any year or for any fiscal year, Ag Services'
Consolidated Pre-Tax Margin shall be less than two percent
(2.0%), or (ii) as of the end of any fiscal quarter, Ag Services'
Consolidated Net Worth shall be less than $35,000,000; or

          (s) The Borrower or Ag Services shall fail to pay any principal of or interest on any Debt having a principal amount of $50,000 or greater in the case of the Borrower, or $250,000 or greater in the case of Ag Services, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall con-tinue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt of Ag Services or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

          (t)  The percentage certified to pursuant to Section
6.01(h) hereof shall be less than 95%; or

          (u) The Surety shall have a long-term debt rating of A or lower by S&P or A-2 or lower by Moody's.

          SECTION 9.02. Remedies. During the existence of an Event of Default, the Collateral Agent on behalf of itself, Triple-A, the Administrative Agent and the Surety may, by written notice to the Borrower, take any or all of the following actions, at the same or different times: (i) declare the Termination Date to have occurred; (ii) declare the Obligations then accrued and unpaid to be immediately due and payable; (iii) pursue any other legal or equitable remedy available under this Credit Agreement or any of the other Facility Documents; (iv) exercise any rights and remedies of a secured party under Article 9 of the UCC or under any other applicable laws, rules or regulations, which rights and remedies shall be cumulative to those provided for under this Credit Agreement and the other Facility Documents; and
(v) obtain from the Custodian such original copies of the Primary Custodial Documents as it may reasonably request for the purpose of preserving rights hereunder or undertaking enforcement against an Obligor; provided, however, that in the case of any event described in Section 9.01(g) above with respect to the Borrower, then, automatically upon the occurrence of such event without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Triple-A Note to the contrary notwith-standing and the Obligations then accrued and unpaid shall be immediately due and payable and the Termination Date shall be deemed to have occurred automatically; provided, further that in the case of any event described in Section 9.01(u) above, the Collateral Agent shall declare the Termination Date to have occurred only upon the written direction of the Liquidity Agent.

          The rights and remedies of a secured party which may be exercised by the Collateral Agent pursuant to clause (iv) of this
Section 9.02 shall include, without limitation, the right to (x) identify and engage a Successor Servicer to act as Servicer for the Acquired Advances and Loan Documents in the event of a Servicer Default in accordance with the provisions of Section 10.02, and (y) without notice except as specified below solicit and accept bids for and sell the Collateral or any part thereof in one or more parcels at a public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each of the Borrower and the Servicer agrees that, to the extent notice of sale shall be required by law, five Business Days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and that it shall be commercially reasonable for the Collateral Agent to sell the Collateral on an as-is where-is basis, without representation or warranty of any kind. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given and may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                            ARTICLE X

                        SERVICER DEFAULTS

          SECTION 10.01.  Servicer Defaults.  If any one of the
following events (a "Servicer Default") shall occur and be continuing:

          (a) any failure by the Servicer (i) to deliver any information to the Collateral Agent required pursuant to Section 6.01(f) on or before the date such information is required to be given under the terms of this Credit Agreement and such failure shall remain unremedied for three Business Days after written notice from the Collateral Agent, (ii) to deliver any other information or reports to the Collateral Agent required pursuant to Section 6.01 (including, without limitation, the failure to deliver any Servicer's Daily Report or Settlement Report) on or before the date such information, Servicer's Daily Report or Settlement Report is required to be given or made under the terms of this Credit Agreement and such failure shall (in the case of any report other than a Servicer's Daily Report or Settlement Report) remain unremedied for ten Business Days after written notice from the Collateral Agent, or (iii) to make any payment, transfer or deposit on or before the date such payment, transfer or deposit is required to be made under the terms of this Credit Agreement or any of the other Facility Documents to which it is a party; or

          (b) any failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Credit Agreement or any of the other Facility Documents to which it is a party, which failure continues unremedied for a period of ten days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Collateral Agent, or to the Servicer and the Collateral Agent by any of the Administrative Agent, the Surety, or Triple-A; or the Servicer shall assign its duties under this Credit Agreement or under any of the other Facility Documents to which it is a party, except as permitted in accordance with the terms of Sections 10.02 and 13.04; or

          (c) any representation, warranty or certification made by the Servicer in this Agreement or any other Facility Document to which it is a party or in any certificate delivered pursuant to this Credit Agreement or any other Facility Document to which it is a party shall prove to have been incorrect in any material respect when made; or

          (d)  the Servicer shall become subject to an Insolvency
Event; or

          (e) a final judgment is rendered against Ag Services while acting as Servicer in an amount greater than $1,000,000 and, within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 10 days after the expiration of any such stay, such judgment is not discharged; or

          (f) the Servicer or any Affiliate of the Servicer shall fail to pay any principal of or premium or interest on any Debt for which the Servicer is liable (whether as a primary or secondary party) if the aggregate principal amount of such Debt is $250,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

          (g) if the Servicer is Ag Services or an Affiliate of Ag Services, the occurrence of any Event of Default specified in
Section 9.01(l) or (r); or

          (h) any of the Collateral Agent, the Administrative Agent, Triple-A or the Surety (A) shall receive notice from the Servicer that the Servicer is no longer able to discharge its duties under this Agreement or (B) shall determine, in their respective reasonable judgment and based upon published reports (including wire services), which they reasonably believe in good faith to be reliable, that the Servicer (1) has experienced a material adverse change in its business, assets, liabilities, operations, or financial condition, (2) has defaulted on any of its material obligations (other than those included in this Agreement), or (3) has ceased to conduct its business in the ordinary course; or

          (i) the Servicer shall fail to comply in any material respect with the Credit and Collection Policy in the performance of its duties hereunder;

THEN, so long as such Servicer Default shall not have been remedied, the Collateral Agent by notice given in writing to the Servicer (a "Servicer Termination Notice"), may at the request and shall at the direction of Triple-A or the Surety (and in either case, with the consent of the Liquidity Agent) terminate all of the rights and obligations of the Servicer as Servicer under this Agreement (such termination being herein called a "Servicer Transfer"). After receipt by the Servicer of such Termination Notice, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer appointed pursuant to Section 10.02; and, without limitation, the Collateral Agent is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights.

          The Servicer agrees to cooperate with the Collateral Agent and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Acquired Advances and Loan Documents provided for under this Agreement, including, without limitation, all authority over any Collections which shall on the date of transfer be held by the Servicer for deposit or withdrawal in a Lock-Box Account or the Collection Account or which shall thereafter be received by the Servicer with respect to the Acquired Advances and Loan Documents, and in assisting the Successor Servicer in enforcing all rights under this Agreement including, without limitation, allowing the Successor Servicer's personnel access to the Servicer's premises for the purpose of collecting payments on the Acquired Advances and Loan Documents. The Servicer shall promptly transfer its electronic records relating to the Acquired Advances and Loan Documents to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other Records and necessary for the continued servicing of the Acquired Advances and Loan Documents in the manner and at such times as the Successor Servicer shall reasonably request. The Servicer shall allow the Successor Servicer access to the Servicer's officers and employees. To the extent that compliance with this Section 10.01 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest and as shall be satisfactory in form and substance to the Successor Servicer.
The Servicer hereby consents to the entry against it of an order for preliminary, temporary or permanent injunctive relief by any court of competent jurisdiction, to ensure compliance by the Servicer with the provisions of this paragraph.

          SECTION 10.02.  Appointment of Successor.

          (a) Appointment. On and after the receipt by the Servicer of a Servicer Termination Notice pursuant to Section 10.01, or any permitted resignation of the Servicer pursuant to
Section 8.13, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Collateral Agent in writing or, if no such date is specified in such Servicer Termination Notice, or otherwise specified by the Collateral Agent, until a date mutually agreed upon by the Servicer and the Collateral Agent. The Collateral Agent, with the consent of the Liquidity Agent, shall as promptly as possible after the giving of a Termination Notice appoint a successor Servicer (in any case, the "Successor Servicer") and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Collateral Agent. The Collateral Agent hereby agrees to act as Successor Servicer if no alternative Successor Servicer is available and willing to act; provided however that the Collateral Agent shall have no liability whatsoever for declining to act as Successor Servicer if and when any such request is made.

          (b)  Duties and Obligations of Successor Servicer.
Upon its appointment, the Successor Servicer shall be the suc-cessor in all respects to the Servicer with respect to servicing functions under this Credit Agreement and shall be subject to all the responsibilities and duties relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Credit Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

          (c) Compensation of Successor Servicer. In connection with such appointment and assumption, the Collateral Agent may make such arrangements for the compensation of the Successor Servicer out of Collections as it and such Successor Servicer shall agree.

          (d) Termination of Servicer's Authority. All authority and power granted to any Successor Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement pursuant to Section 13.04, and shall pass to and be vested in the Borrower and, without limitation, the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights upon termination of this Agreement. The Successor Servicer shall cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Acquired Advances and related Loan Documents. The Successor Servicer shall transfer its electronic records relating to the Acquired Advances and Loan Documents to the Borrower in such electronic form as the Borrower may reasonably request and shall transfer all other records, correspondence and documents relating to the Acquired Advances and Loan Documents to the Borrower in the manner and at such times as the Borrower shall reasonably request. To the extent that compliance with this Section 10.02 shall require the Successor Servicer to disclose the information of any kind which the Successor Servicer deems to be confidential, the Borrower shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests and as shall be reasonably satisfactory in form and substance to the Borrower.

          SECTION 10.03. Certain Matters Affecting the Successor Servicer. The Successor Servicer hereunder shall be entitled to the following rights, remedies, and protections in carrying out its duties as Servicer hereunder: (i) the Successor Servicer shall not be liable for any act or omission in carrying out its duties, in the absence of its negligence, bad faith or willful misconduct; (ii) the Successor Servicer may rely on and be fully protected in acting or refraining from acting in accordance with any resolution, certificate, letter, statement, instrument, opinion, report, notice, request, consent order, appraisal, bond, or other document received by it which it has reason to believe is genuine and signed or presented to it by a proper party; (iii) the Successor Servicer may consult with counsel, and any opinion from such counsel (so long as such counsel is not an employee of the Successor Servicer or an Affiliate of the Successor Servicer) shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Successor Servicer in good faith in accordance with such opinion; and (iv) the Successor Servicer shall not be required to expend or risk its own funds for extraordinary expenses or otherwise incur extraordinary financial liability in the performance of its duties hereunder if it reasonably believes that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (which assurance shall be deemed to have been given by an unsecured indemnity agreement from an institutional investor having a long term unsecured indebtedness rating of at least A or its equivalent from either of S&P or Moody's). The reference to extraordinary expenses and liabilities in clause (iv) of the preceding sentence refers to the out-of-pocket costs and expenses, including any attorneys' fees and expenses, incurred in connection with suits against Obligors for the enforcement of Acquired Advances, together with the risk of any liabilities or counterclaims which could be incurred in connection therewith.


                           ARTICLE XI

                           INDEMNITIES

          SECTION 11.01. Liabilities to Obligors. No obligation or liability to any Obligor or any other Person arising under or in connection with any of the Loan Documents or any other documents entered into in connection therewith is intended to be assumed by any of the Collateral Agent, the Administrative Agent, Triple-A or the Surety under or as a result of this Credit Agreement, any of the other Facility Documents and the transactions contemplated hereby and thereby, and, to the maximum extent permitted by law, each of the Collateral Agent, the Administrative Agent, Triple-A and the Surety expressly disclaim any such obligation and liability.

          SECTION 11.02. Tax Indemnification. The Borrower agrees to pay, and to indemnify, defend and hold harmless each of the Collateral Agent, the Administrative Agent, Triple-A and the Surety from any taxes which may at any time be asserted with respect to the Borrower's Purchase of any Acquired Advances, or any Grant of the Collateral to the Collateral Agent, including, without limitation, any sales, transfer, mortgage, gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other income taxes arising out of distributions in respect of the Triple-A Loans, other than any such income taxes imposed by a jurisdiction in which the indemnified person is not otherwise subject to tax on its income) and costs, expenses and reasonable counsel fees in defending against the same.

          SECTION 11.03. Servicer's Indemnities. The Servicer shall defend and indemnify each of the Borrower, the Collateral Agent, the Administrative Agent, Triple-A, the Surety, their respective officers, directors, employees and agents and any of their respective successors and permitted assigns, against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken, or failure to take any action by the Servicer (but not by any predecessor Servicer) with respect to this Credit Agreement, any other Facility Document, any Acquired Advance or any Loan Document; provided, however, that if a Successor Servicer is acting as Servicer, such indemnity shall apply only in respect of any grossly negligent action taken, or grossly negligent failure to take any action, or reckless disregard of duties hereunder, or bad faith or willful misconduct by such Successor Servicer. This indemnity shall survive any Servicer Transfer (but a Servicer's obligations under this Section 11.03 shall not relate to any actions or failures to act of any Successor Servicer after a Servicer Transfer).

          SECTION 11.04. Borrower's Indemnities. (a) Without limiting any other rights which any of the Collateral Agent, the Administrative Agent, Triple-A, the Surety, their respective officers, directors, employees and agents or any of their respective successors and assigns (each, an "Indemnified Party") may have hereunder or under applicable law, the Borrower hereby agrees to defend and indemnify each Indemnified Party from and against any and all costs, expenses, losses, damages, claims and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Credit Agreement, any other Facility Document, or any transaction contemplated hereby or thereby, or from any action taken, or failure to take any action by the Borrower with respect to this Credit Agreement, or any other Facility Document, including, but not limited to, any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising as a result of or otherwise in connection with:

          (i) the failure of the Borrower to deliver to the Custodian all original copies of each Primary Custodial
     Document;

         (ii) any breach by the Borrower of any of its representations, warranties, covenants or other obligations under this Credit Agreement or any other Facility Document;

        (iii) the failure to vest in the Borrower good and valid title to (or, to the extent Article 9 of the UCC is applicable to the Borrower's acquisition thereof, a first priority perfected security interest in) the Collateral, free and clear of any Lien (other than the Primary Lien and Permitted Encumbrances), or the failure to vest in the Collateral Agent perfected security interests in the Collateral for the benefit of the Collateral Agent, the Administrative Agent, Triple-A and the Surety, in each case free and clear of any Lien (other than Permitted Encumbrances);

         (iv) the failure to have filed, or any delay in filing, financing statements or other similar instruments or docu-ments under the UCC of any applicable jurisdiction or other applicable laws with respect to perfection of interests in any Collateral;

          (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Acquired Advance (including, without limitation, a defense based on such Acquired Advance, this Credit Agreement or any other Facility Document not being a legal, valid and binding obligation of the Obligor thereof, enforceable against it in accordance with its terms), or any other claim resulting from the sale or Grant of a Acquired Advance, this Credit Agreement or any other Facility Document;

        (vii) any products liability, consumer liability, personal injury, any related claim by any third party, or other claim arising out of or in connection with any Acquired Advance, Related Security, this Credit Agreement or any other Facility Document;

       (viii) the commingling of Collections at any time with any other funds;

         (ix) any failure of Ag Services or the Borrower to perform its duties or obligations in accordance with applicable law;

          (x) any action or omission by Ag Services or the Borrower, reducing or impairing the rights of the Collateral Agent with respect to any Acquired Advance, or the value of any Acquired Advance (including, without limitation, any cancellation or modification of any Acquired Advance by Ag Services or the Borrower;

         (xi) any investigation, litigation or proceeding related to this Credit Agreement or the use of proceeds of the Triple-A Loans or in respect of any Acquired Advance; or

        (xii) any environmental liability which may arise or be incurred (including, without limitation, with respect to investigation, laboratory and consultants' fees) by reason of the ownership of, or any Lien on, any Acquired Asset or other Collateral;

excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified party, (b) recourse for uncollectible Acquired Advances or (c) any income or franchise taxes (or any interest, penalties or additions to tax with respect thereto) incurred by such Indemnified Party arising out of or as a result of this Credit Agreement or the interest Granted hereunder in any Collateral.

          (b) If any Indemnified Party is required to compensate any provider of liquidity support, credit enhancement or other similar support in connection with this Credit Agreement or the funding or maintenance of purchases of Acquired Assets hereunder as a result of any event or circumstance similar to those described in clauses (a)(i) through (a)(xii) above, then upon demand by such Indemnified Party, the Borrower shall pay to such Indemnified Party such additional amount or amounts as may be necessary to pay such provider of liquidity support, credit enhancement or other similar support the amounts due or to otherwise reimburse such Indemnified Party for any amounts paid by it.

          SECTION 11.05. Operation of Indemnities. Any indemni-fication under this Article XI shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments to any of the Borrower, the Collateral Agent, the Administrative Agent, Triple-A or the Surety pursuant to this Article XI and if any such Indemnified Party thereafter collects any of such amount from others, each such Indemnified Party shall promptly repay such amounts collected to the Servicer without interest. Notwithstanding anything to the contrary in this Agreement, solely for purposes of the indemnification obligations set forth in Section 11.04, any representations, warranties and covenants made by the Borrower in this Agreement or by the Borrower or the Seller in any other Facility Documents which are qualified by or limited to events or circumstances which have, or are reasonably likely to have, given rise to a Material Adverse Effect, or which are otherwise qualified or limited by concepts of materiality, shall not be deemed to be so qualified or limited.


                           ARTICLE XII

                      THE COLLATERAL AGENT

          SECTION 12.01. Authorization and Action. Each of CapMAC, the Administrative Agent, Triple-A and the Surety (collectively with their respective successors and assigns, the "Secured Creditors") hereby designates and appoints CapMAC as "Collateral Agent" under this Credit Agreement and each of the other Facility Documents, and authorizes the Collateral Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of the Facility Documents, together with such powers as are reasonably incidental thereto. The Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Facility Documents. In addition, the Collateral Agent shall not have any fiduciary relationship with any Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Collateral Agent shall be read into the Facility Documents or otherwise exist for the Collateral Agent. The provisions of this Article XII govern the relationship between the Collateral Agent and the Secured Creditors and are solely for the benefit of the Collateral Agent and the Secured Creditors, and none of the Borrower, the Servicer, or Ag Services (collectively, the "Other Parties") shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XII. In performing its functions and duties under the Facility Documents, the Collateral Agent shall act solely as agent for the Secured Creditors and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Other Parties or any of their respective successors or assigns. The Collateral Agent shall not be required to take any action which exposes the Collateral Agent to personal liability or which is contrary to the terms of any of the Facility Documents or applicable law. The appointment and authority of the Collateral Agent under the Facility Documents shall terminate on the Collection Date.

          SECTION 12.02. Delegation of Duties. The Collateral Agent may execute any of its duties under the Facility Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          SECTION 12.03. Exculpatory Provisions. Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in
Section 12.02 under or in connection with the Facility Documents (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Secured Creditors for any recitals, statements, representations or warranties made by any of the Other Parties contained in any of the Facility Documents or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, any of the Facility Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Facility Documents or any other document furnished in connection therewith, or for any failure of any of the Other Parties to perform its respective obligations thereunder, or for any failure of any Obligor to perform its obligations under any Loan Document, or for the satisfaction of any conditions specified in Article III of this Credit Agreement. The Collateral Agent shall not be under any obligation to any Secured Creditor to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, the Facility Documents, or to inspect the properties, books or records of any of the Other Parties. This Section 12.03 is intended solely to govern the relationship between the Collateral Agent, on the one hand, and the Secured Creditors, on the other.

          SECTION 12.04. Reliance by Collateral Agent. The Collateral Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Other Parties), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall in all cases be fully justified in failing or refusing to take any action under any of the Facility Documents or any other document furnished in connection therewith unless it shall first receive such advice or concurrence of the Secured Creditors or all of them, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Secured Creditors against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action.
The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Facility Documents, in accordance with a request of Triple-A made pursuant to the Facility Documents.

          SECTION 12.05. Notice of Events of Default; Etc. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, Servicer Default, Unmatured Event of Default or Unmatured Servicer Default unless the Collateral Agent has received notice from a Secured Creditor or one of the Other Parties referring to this Credit Agreement, stating that any Event of Default, Servicer Default, Unmatured Event of Default or Unmatured Servicer Default, has occurred hereunder and describing such Event of Default, Servicer Default, Unmatured Event of Default or Unmatured Servicer Default. The Collateral Agent shall take such action with respect to such Event of Default, Servicer Default, Unmatured Event of Default or Unmatured Servicer Default as shall be directed by all of the Secured Creditors; provided that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default, Servicer Default, Unmatured Event of Default or Unmatured Servicer Default as the Collateral Agent shall deem advisable and in the best interests of the Secured Creditors.

          SECTION 12.06. Non-Reliance on Collateral Agent and Other Secured Creditors. Each Secured Creditor expressly acknowledges that neither the Collateral Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereafter taken, including, without limitation, any review of the affairs of any of the Other Parties, shall be deemed to constitute any representation or warranty by the Collateral Agent. Each Secured Creditor represents and warrants to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Secured Creditor and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the Acquired Advances, Loan Documents, and the business, operations, property, prospects, financial and other conditions and creditworthiness of the Other Parties, and made its own decision to enter into this Credit Agreement and any of the other Facility Documents to which it is a party. Each Secured Creditor also represents that it will, independently and without reliance upon the Collateral Agent or any other Secured Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and any of the other Facility Documents, and to make such investigation as it deems necessary to inform itself as to the Acquired Advances, Loan Documents, and the business, operations, property, prospects, financial and other condition and creditworthiness of each of the Other Parties. The Collateral Agent shall not have any duty or responsibility to provide any Secured Creditor with any credit or other information concerning the Acquired Advances, Loan Documents or the business, operations, property, prospects, financial and other condition or creditworthiness of the Other Parties which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          SECTION 12.07.  Reimbursement and Indemnification.
Each of the Secured Creditors agrees to reimburse and indemnify the Collateral Agent and its officers, directors, employees, representatives and agents ratably according to their pro rata shares of outstanding Obligations, to the extent not paid or reimbursed by the Other Parties (i) for any amounts for which the Collateral Agent, acting in its capacity as Collateral Agent hereunder, is entitled to reimbursement by the Other Parties hereunder and (ii) for any other expenses incurred by the Collateral Agent, in its capacity as Collateral Agent and acting on behalf of the Secured Creditors, in connection with the administration and enforcement of the Facility Documents, the Loan Documents, and any of the other Collateral.

          SECTION 12.08. Collateral Agent in Its Individual Capacity. Each of the Collateral Agent, the Surety and Triple-A and each of its respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Other Parties or any Affiliate of the Other Parties as though the Collateral Agent, the Surety or Triple-A were not the Collateral Agent, the Surety or Triple-A hereunder, respectively. With respect to the transactions contemplated pursuant to the Facility Documents, CapMAC as the Collateral Agent shall have the same rights and powers under the Facility Documents as any other Secured Creditor and may exercise the same as though it were not the Collateral Agent, and the terms "Secured Creditor," and "Secured Creditors" shall include CapMAC as the Collateral Agent in its individual capacity.

          SECTION 12.09. Successor Collateral Agents. The Collateral Agent may, upon thirty (30) days' notice to the Borrower and each of the Secured Creditors, and the Collateral Agent shall, upon the direction of all of the Secured Creditors resign as Collateral Agent. If the Collateral Agent shall resign as Collateral Agent under the Facility Documents, then the Secured Creditors during such thirty (30) day period shall appoint a successor agent, which successor agent shall (so long as no Event of Default has occurred and is continuing), be approved by the Borrower, such approval not to be unreasonably withheld or delayed. Upon any such appointment, such successor agent shall succeed to the rights, powers and duties of the Collateral Agent and the term "Collateral Agent" shall mean such successor agent, effective upon its appointment, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Credit Agreement. If for any reason no successor Collateral Agent is appointed by Triple-A during such thirty (30) day period, then effective upon the termination of such thirty (30) day period, the Secured Creditors shall perform all of the duties of the Collateral Agent under the Facility Documents and the Borrower shall make all payments in respect of the Obligations directly to the applicable Secured Creditor and for all purposes shall deal directly with the Secured Creditors. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under the Facility Documents.

          SECTION 12.10.  UCC Filings and Title Certificates.
The Secured Creditors and the Other Parties expressly recognize and agree (x) that the Collateral Agent may be listed as the secured party of record on the various Uniform Commercial Code filings and any other assignments or recordations required to be made under this Credit Agreement in order to perfect the collateral assignments from the Borrower to the Secured Creditors of security interests in the Collateral, and (y) that such listings shall be for administrative convenience only in creating a record or nominee secured party to take certain actions under the Facility Documents on behalf of one or more of the Secured Creditors and that such listing will not affect in any way the respective status of the Secured Creditors as the beneficial owners of their respective security interests in the Collateral. In addition, such listings shall impose no duties on the Collateral Agent other than those expressly and specifically undertaken in accordance with the provisions of this Article XII.

                          ARTICLE XIII

                          MISCELLANEOUS

          SECTION 13.01. Amendments, Etc. No amendment to or waiver of any provision of this Credit Agreement nor consent to any departure by the Borrower or the Servicer, shall in any event be effective unless the same shall be in writing and signed by
(i) the Collateral Agent, the Administrative Agent, Triple-A and the Surety, the Borrower and the Servicer (with respect to an amendment) or (ii) the Collateral Agent, the Administrative Agent, Triple-A and the Surety, (with respect to a waiver or consent by any of them), the Borrower (with respect to a waiver or consent by it), or the Servicer (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Credit Agreement and the other Facility Documents collectively contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and collectively shall constitute the entire agreement (together with their respective exhibits) among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings (except such understandings as are set forth in the Fee Letter).

          SECTION 13.02.  Notices, Etc.   All notices and other
communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address (or number, as the case may be) set forth under its name on the signature pages hereof or at such other address (or number) as shall be designated by such party in a written notice to the other parties hereto; provided that, in the case of notices to the Collateral Agent, all Servicer's Daily Reports and Settlement Reports shall be directed to the attention of "Data Administration" and all notices of Events of Default, or Unmatured Events of Default shall be directed to the attention of the "Head of Exposure Management". All such notices and communications shall be effective upon receipt, or in the case of delivery by mail, five days after being deposited in the mails, or, in the case of notice by telex, when telexed against receipt of answer back, or in the case of notice by facsimile copy, when verbal communication of receipt is obtained, in each case addressed as aforesaid, except that notices and communications pursuant to
Article II shall not be effective until received.

          SECTION 13.03. No Waiver; Remedies. No failure on the part of any of the Collateral Agent, the Administrative Agent, Triple-A or the Surety to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 13.04. Binding Effect; Assignability; Termination. This Credit Agreement shall be binding upon the Borrower, the Servicer, Ag Services, Triple-A, the Collateral Agent, the Administrative Agent and the Surety and their respec-tive successors and permitted assigns (which successors of the Borrower shall include a trustee in bankruptcy), and shall inure to the benefit of each such Person, and each of their respective successors and permitted assigns. Except for the assignment pursuant to and in connection with the Third Amended and Restated Loan Agreement of even date herewith among Ag Services, the financial institutions from time to time party thereto as "Banks" and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch as "Administrative Agent" and "Collateral Agent" thereunder, to which Triple-A and the Collateral Agent hereby consent, none of the Borrower, the Servicer or Ag Services may assign any of its rights or obligations hereunder or any interest herein without the prior written consent of Triple-A and the Collateral Agent. Each of the Collateral Agent, the Administrative Agent and the Surety may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of the Borrower or the Servicer, and Triple-A may at any time assign its rights and obligations hereunder and interests herein to any other Person with the prior consent of the Borrower, which consent shall not be unreasonably withheld. Without limiting the foregoing, the Borrower hereby acknowledges that Triple-A has agreed pursuant to the Liquidity Agreement, the Liquidity Security Agreement and certain related agreements that, subject to the restrictions set forth therein, and under certain circumstances as described therein, certain parties providing credit enhancement and/or liquidity for Triple-A in connection with the Credit Agreement (including, without limitation, the "Liquidity Collateral Agent" under the Liquidity Security Agreement), shall be entitled to exercise Triple-A's rights under this Credit Agreement and in addition, shall constitute third-party beneficiaries of this Credit Agreement. The Borrower hereby consents to the foregoing and agrees to cooperate with any such Person electing to exercise Triple-A's rights under this Credit Agreement.

          This Credit Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Termination Date, as the Collection Date shall occur; provided, however, that the rights and remedies with respect to any breach of any representations, warranties or covenants made by any of the Borrower, the Servicer, or Ag Services and the indemnification and payment provisions hereof (including, without limitation, the indemnification and payment provisions of each of the Borrower, the Servicer and Ag Services under Sections 11.02, 11.03, 11.04 and 13.08), shall be continuing and shall survive any termination of this Credit Agreement; provided further, however, that to the extent that a payment, transfer or deposit is made by or on behalf of any of the Borrower, the Servicer, or Ag Services, to any of the Collateral Agent, the Administrative Agent, Triple-A or the Surety, which payment, transfer or deposit (or any part thereof) is subsequently invalidated, declared to be fraudulent or preferential or set aside and required to be repaid to any of the Borrower, the Servicer or Ag Services, or its respective estate, trustee or receiver or any other Person, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such repayment, the agreements hereunder in respect of such Obligations or part thereof which had been so repaid, shall be reinstated and continued in full force and effect as of the date such initial payment, transfer or deposit occurred.

          SECTION 13.05. Release of Collateral. Upon the termination of this Credit Agreement pursuant to Section 13.04, the Collateral Agent shall release all liens and assign to the Borrower (without recourse, representation or warranty) all right, title and interest of the Collateral Agent in and to the Collateral, and all proceeds thereof. The Collateral Agent shall execute and deliver such instruments of assignment, in each case without recourse, as shall be reasonably requested by Borrower to release the security interests of the Collateral Agent in the Collateral.

          SECTION 13.06. GOVERNING LAW. THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE COLLATERAL AGENT IN THE COLLATERAL OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          SECTION 13.07. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE SERVICER, AND AG SERVICES HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE APPLICABLE PARTY AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID AND BY SERVICE UPON CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, WHICH THE SELLER HEREBY IRREVOCABLY APPOINTS AS ITS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN OR AMONG THE PARTIES HERETO, OR ANY OF THEM, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS CREDIT AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. WITH RESPECT TO THE FOREGOING CONSENT TO JURISDICTION, EACH OF THE BORROWER AND AG SERVICES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS
SECTION 13.07 SHALL AFFECT THE RIGHT OF TRIPLE-A OR THE COLLATERAL AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF TRIPLE-A OR THE COLLATERAL AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OF THE BORROWER OR AG SERVICES OR ITS RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

          SECTION 13.08.  Costs, Expenses and Taxes.  (a)  The
Borrower agrees to pay on demand

          (x) subject to certain agreements with respect to limitations on the fees and out-of-pocket expenses of counsel for Triple-A, the Collateral Agent, the Administrative Agent and the Surety with respect the preparation, execution and delivery of this Credit Agreement and the related documents, all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing fees as provided for in Section 5.01(c), and any requested amendments, waivers or consents) of this Credit Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Triple-A, the Collateral Agent, the Administrative Agent and the Surety with respect thereto and with respect to advising Triple-A, the Collateral Agent, the Administrative Agent and the Surety as to its rights and remedies under this Credit Agreement, the other Facility Documents, and the other agreements to be delivered hereunder and thereunder, and

          (y) all reasonable costs and expenses, if any (includ-ing reasonable counsel fees and expenses), in connection with the enforcement or preservation of the rights and remedies of each of Triple-A, the Collateral Agent, the Administrative Agent and the Surety under this Credit Agreement, the other Facility Documents and the other agreements and documents to be delivered hereunder and thereunder.

          (b) The Borrower agrees to pay, indemnify and hold each of Triple-A, the Collateral Agent, the Administrative Agent, the Surety and their respective officers, directors, employees and agents harmless from and against any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Credit Agreement, the other Facility Documents and the other agreements, instruments and documents to be delivered hereunder and thereunder, and agrees to indemnify each of Triple-A, the Collateral Agent, the Administrative Agent, the Surety, their respective officers, directors, employees and agents and their respective assignees against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          (c) The Borrower agrees to pay, indemnify and hold each of Triple-A, the Collateral Agent, the Administrative Agent, the Surety and their respective officers, directors, employees and agents harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance, administration and management of this Credit Agreement, the other Facility Documents and the other agreements and documents to be delivered hereunder and thereunder (all the foregoing, collectively, the "indemnified amounts"), provided that the Borrower shall have no obligation hereunder to any of Triple-A, the Collateral Agent, the Administrative Agent and the Surety with respect to indemnified amounts arising from the gross negligence or willful misconduct of any of Triple-A, the Collateral Agent, the Administrative Agent and the Surety.

          SECTION 13.09. Limitations on Payments. Notwithstand-ing anything herein or elsewhere to the contrary, the Borrower's obligations to make payments hereunder, or under any of the other Facility Documents, to the extent that a source of any such payment is the Collection Account and/or the funds or investments maintained therein, shall be subject in all events to the limitations on permitted payment dates and the designation of payment priorities set forth in Section 7.06.

          SECTION 13.10.  Execution in Counterparts;
Severability. This Credit Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Credit Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 13.11. No Bankruptcy Petition Against Triple-A. Each of the Borrower, Ag Services, the Servicer, the Collateral Agent and the Administrative Agent covenants and agrees that it will not institute against Triple-A, or join any other Person in instituting against Triple-A, any Insolvency Proceeding under bankruptcy law or under any similar federal or state law.

          SECTION 13.12. Further Assurances. Each of the Borrower and Ag Services covenants and agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Collateral Agent more fully to effect the purposes of this Credit Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Collateral for filing under the provisions of the UCC of any applicable jurisdiction.

          SECTION 13.13.  Captions and Cross References.  The
various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation
of any provision of this Agreement.          IN WITNESS WHEREOF, the parties
below have caused this Credit Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

                         AG ACCEPTANCE CORPORATION


                         By:_____________________________________
                         Title:_______________________

                         Address:  P.O. Box 668
                                   2302 West First Street
                                   Cedar Falls, Iowa 50613
                                   Attn:  Brad Schlotfeldt
                         Telephone:  (319) 277-4444
                         Facsimile:  (319) 277-0144


                         AG SERVICES OF AMERICA, INC.


                         By:_____________________________________
                         Title:_______________________


                         Address:  P.O. Box 668
                                   2302 West First Street
                                   Cedar Falls, Iowa 50613
                                   Attn:  Hank Jungling
                         Telephone:  (319) 277-0261
                         Facsimile:  (319) 277-0277


                         TRIPLE-A ONE FUNDING CORPORATION

                         By:  Capital Markets Assurance
                    Corporation, is Attorney-in-Fact



                         By: ____________________________________
                         Title:_______________________
                         Address:  885 Third Avenue
                                   New York, New York  10022
                                   Attn:     Exposure Management
                                             - Officer
                         Telephone:     (212) 755-1155
                         Facsimile:     (212) 755-5487


                         CAPITAL MARKETS ASSURANCE CORPORATION


                         By: ____________________________________
                         Title:    Vice President
                         Address:  885 Third Avenue
                                   New York, New York  10022
                                   Attn:  Exposure Management
                                     - Officer
                         Telephone:     (212) 755-1155
                         Facsimile:     (212) 755-5487



                         CAPMAC FINANCIAL SERVICES, INC.


                         By: ____________________________________
                         Title:    Vice President
                         Address:  885 Third Avenue
                                   New York, New York  10022
                                   Attn:  Exposure Management
                                     - Officer
                         Telephone:     (212) 755-1155
                         Facsimile:     (212) 755-5487

                  AG SERVICES OF AMERICA, INC.

                          EXHIBIT 10.20

               PURCHASE AND CONTRIBUTION AGREEMENT
                      DATED MARCH 12, 1997

               PURCHASE AND CONTRIBUTION AGREEMENT

                   Dated as of March 12, 1997

                             Between

                    AG ACCEPTANCE CORPORATION

                        as the Purchaser

                               and

                  AG SERVICES OF AMERICA, INC.

                          as the Seller
                        TABLE OF CONTENTS

Section                                                       Page


                       ARTICLE IDEFINITIONS
     SECTION 1.1.  Certain Defined Terms. . . . . . . . . . . . 1
     SECTION 1.2.  Other Terms. . . . . . . . . . . . . . . . . 2
     SECTION 1.3.  Computation of Time Periods. . . . . . . . . 2

   ARTICLE IIAMOUNTS AND TERMS OF THEPURCHASES AND CONTRIBUTIONS
     SECTION 2.1.  Agreement to Sell and Contribute . . . . . . 2
     SECTION 2.2.  Initial Purchase; Payment for Purchases. . . 3
     SECTION 2.3.  Purchases of Purchased Assets. . . . . . . . 5
     SECTION 2.4.  Servicing of Loan Documents. . . . . . . . . 5
     SECTION 2.5.  Transfer of Records. . . . . . . . . . . . . 5
     SECTION 2.6.  Collections; Deemed Collections. . . . . . . 6
     SECTION 2.7.  No Assumption. . . . . . . . . . . . . . . . 8
     SECTION 2.8.  No Recourse. . . . . . . . . . . . . . . . . 8
     SECTION 2.9.  True Sales . . . . . . . . . . . . . . . . . 8
     SECTION 2.10.  Payments and Computations, Etc. . . . . . . 8
     SECTION 2.11.  Perfection of Liens; Further Assurances . . 9

                ARTICLE IIICONDITIONS OF PURCHASES
     SECTION 3.1.  Conditions Precedent to Initial Purchase . . 9
     SECTION 3.2.  Conditions Precedent to All Purchases. . . .10
     SECTION 3.3.  Effect of Payment of Purchase Price. . . . .10

             ARTICLE IVREPRESENTATIONS AND WARRANTIES
     SECTION 4.1. Representations and Warranties of the
                    Seller. . . . . . . . . . . . . . . . . . .10
     SECTION 4.2.  Representations and Warranties
                    Concerning the Acquired Assets. . . . . . .19



             ARTICLE VGENERAL COVENANTS OF THE SELLER
     SECTION 5.1.  Affirmative Covenants of the Seller. . . . .20
     SECTION 5.2.  Reporting Requirements of the Seller . . . .26
     SECTION 5.3.  Negative Covenants of the Seller . . . . . .28

   ARTICLE VIADDITIONAL RIGHTS AND OBLIGATIONS INRESPECT OF THE
     ACQUIRED ASSETS
     SECTION 6.1.  Rights of the Purchaser. . . . . . . . . . .30
     SECTION 6.2.  Further Action Evidencing Transfers. . . . .31
     SECTION 6.3.  Responsibilities of the Seller . . . . . . .32
     SECTION 6.4.  Application of Collections . . . . . . . . .32
     SECTION 6.5.  Power of Attorney Relating to Loan
                    Documents . . . . . . . . . . . . . . . . .32

                   ARTICLE VIITERMINATION EVENTS
     SECTION 7.1.  Termination Event. . . . . . . . . . . . . .33

                    ARTICLE VIIIINDEMNIFICATION
     SECTION 8.1.  Indemnities by the Seller. . . . . . . . . .34
     SECTION 8.2.  Operation of Indemnities . . . . . . . . . .36

                      ARTICLE IXMISCELLANEOUS
     SECTION 9.1.  Amendments, Etc. . . . . . . . . . . . . . .36
     SECTION 9.2.  Notices, Etc.. . . . . . . . . . . . . . . .36
     SECTION 9.3.  No Waiver; Remedies. . . . . . . . . . . . .37
     SECTION 9.4.  Binding Effect; Assignability. . . . . . . .37
     SECTION 9.5.  GOVERNING LAW. . . . . . . . . . . . . . . .39
     SECTION 9.6.  CONSENT TO JURISDICTION; WAIVER OF
                    JURY TRIAL. . . . . . . . . . . . . . . . .39
     SECTION 9.7.  Costs, Expenses and Taxes. . . . . . . . . .39
     SECTION 9.8.  Execution in Counterparts; Severability. . .40
     SECTION 9.9.  No Proceedings . . . . . . . . . . . . . . .40
     SECTION 9.10.  Captions and Cross References . . . . . . .41

                         LIST OF EXHIBITS


EXHIBIT A      Form of Settlement Report

EXHIBIT B      Description of Credit and Collection Policy

EXHIBIT C      Form of Seller Note

EXHIBIT D      List of Offices of Seller where Records Are Kept

EXHIBIT E      Form of Lock-Box Agreement

EXHIBIT F      List of Lock-Box Banks

EXHIBIT G      Trade Names and Assumed Names

EXHIBIT H      List of Computer Software






                PURCHASE AND CONTRIBUTION AGREEMENT



          THIS PURCHASE AND CONTRIBUTION AGREEMENT (this
"Agreement"), dated as of March 12, 1997 is made by and between AG SERVICES OF AMERICA, INC., an Iowa corporation, as seller ("Ag
Services" or the "Seller"), and AG ACCEPTANCE CORPORATION, a
Delaware corporation (the "Purchaser"), as purchaser.

          WHEREAS, pursuant to Loan Documents with various
Obligors, the Seller has made certain Advances pursuant to such Loan Documents and may hereafter, from time to time, make further
Advances;

          WHEREAS, the Seller wishes to sell such Advances, and the Related Security that it now owns and from time to time hereafter will own to the Purchaser, and the Purchaser is willing, on the terms and subject to the conditions contained in this Agreement, to purchase such Advances and the Related Security relating thereto from the Seller from time to time; and

          WHEREAS, in connection with the foregoing transactions, the Purchaser is entering into a Credit Agreement, dated as of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Purchaser, Ag Services as Servicer (the "Servicer"), Triple-A One Funding Corporation ("Triple-A"), CapMAC Financial Services, Inc. ("CFS"), as Administrative Agent (the "Administrative Agent") and Capital Markets Assurance Corporation, a New York insurance company ("CapMAC") as Collateral Agent (the "Collateral Agent"), pursuant to which, among other things, Triple-A has agreed to provide funding for the Purchaser's purchases hereunder and Ag Services has agreed to act as Servicer for the Acquired Advances acquired by the Purchaser under or in connection with this Agreement;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                             ARTICLE I

                            DEFINITIONS

          SECTION 1.1.  Certain Defined Terms.  (a) As used in
this Agreement, capitalized terms used herein shall, unless otherwise defined herein, have the meanings assigned to them in the Credit Agreement referred to above.

          (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to Sections, subsections, Schedules and Exhibits of this Agreement unless otherwise specified.

          SECTION 1.2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."


                            ARTICLE II

                     AMOUNTS AND TERMS OF THE
PURCHASES AND CONTRIBUTIONS

          SECTION 2.1.  Agreement to Sell and Contribute.   (a)
On the terms and conditions hereinafter set forth, the Purchaser agrees to purchase and the Seller agrees to sell, all of the Seller's right, title and interest in and to certain Advances originated by the Seller. The Purchaser shall make the initial Purchase hereunder on the Effective Date by purchasing from the Seller all Eligible Advances of the Seller existing as of the close of business on the Business Day immediately prior to the Effective Date, together with all of the Related Security relating to such Advances, all Collections with respect to, and other proceeds of, such Advances. The Seller shall transfer to the Purchaser as a contribution to the capital of the Purchaser, all Advances (other than those described in the immediately preceding sentence), together with all of the Related Security relating to such Advances, all Collections with respect to, and other proceeds of, such Advances, existing as of the close of business on the business Day immediately prior to the Effective Date with respect to Loans with original Due Dates of September 1, 1996 or later. On each Business Day after the initial Purchase until the occurrence of the Termination Date, the Purchaser shall acquire all Advances originated by the Seller which have not been previously purchased or contributed hereunder, together with all of the Related Security relating to such Advances and all Collections with respect to and other proceeds of such Advances. Prior to making any Purchase hereunder, the Purchaser may request of any Seller, and the Seller shall deliver, such approvals, opinions, information, reports or documents as the Purchaser may reasonably request.

          (b) It is the intent of the Seller and the Purchaser that the transfer by the Seller to the Purchaser of the Acquired Assets constitute a sale, in part, and a contribution to capital, in part, which sales and contributions are absolute and irrevocable, without recourse except as otherwise provided in this Agreement, and will provide the Purchaser with full ownership of the Acquired Assets. Each of Seller and the Purchaser hereby agrees to treat such transfer as a sale and a contribution for tax, reporting and accounting purposes (except to the extent that such transfer is not recognized due to the reporting of taxes on a consolidated basis where applicable and the application of consolidated financial reporting principles under GAAP). The Seller agrees to respond to any inquiries with respect to the transfer hereunder by confirming the sale and contribution of the Advances and the Related Security to the Purchaser, and to note on its financial statements that such Advances and the Related Security have been sold and/or contributed to the Purchaser.

          SECTION 2.2.  Initial Purchase; Payment for Purchases.
(a) The initial Purchase shall be made on the Effective Date or on such later date mutually agreeable to the parties hereto as set forth in a notice requesting such Purchase received by the Purchaser at least one Business Day before the date of such initial Purchase (the date of the initial Purchase and each subsequent Purchase being hereinafter referred as a "Purchase Date").

          (b) The purchase price (the "Purchase Price") for each Advance (together with the other related Purchased Assets) shall be 100% of the Principal Balance of each such Advance on the Purchase Date therefor, except that the Purchaser may, with respect to any Purchase, offset against such Purchase Price any unpaid amounts owing hereunder from the Seller to the Purchaser and the Seller may treat a portion of the Principal Balance of new Advances as a contribution to the capital of the Purchaser. The Seller may, on the Purchase Date of the initial Purchase hereunder and on any other Purchase Date, elect to designate all or a portion of the Advances proposed to be transferred to the Purchaser on such date as a capital contribution to the Purchaser. In such event, the Purchase Price payable with respect to such Purchase shall be reduced by the aggregate Principal Balance of the contributed Advances; provided, however, that Advances (and the other related Contributed Assets) contributed to the Purchaser as capital shall otherwise constitute Acquired Assets for purposes of this Agreement.

          (c) The Purchaser shall pay the Purchase Price for the Advances (together with the other related Purchased Assets) sold by the Seller under this Agreement on the Purchase Date therefor. On each Purchase Date, the Purchaser shall, upon satisfaction of the applicable conditions set forth in Article III, make avail-able to the Seller the Purchase Price, in cash in same day funds.

          (d) All invoices and monthly statements delivered to each Obligor of an Acquired Advance shall include a written notice informing each such Obligor that Advances outstanding thereunder have been assigned by the Seller to the Purchaser under this Agreement and that a security interest in such Advances has been granted by the Purchaser to the Collateral Agent under the Credit Agreement.

          (e) If, on any day, the amount of cash available to the Purchaser under the Credit Agreement is less than the Purchase Price owing for all Purchases of Advances to be made on such day, then the Purchaser may, by notice to the Seller, elect to pay such remaining part of the Purchase Price by borrowing a revolving loan (each a "Seller Loan") and the Seller shall have irrevocably agreed to advance, and shall be deemed to have advanced, a Seller Loan in the amount so specified by the Purchaser; provided, however, that the Purchaser may not make any such election and the Seller shall not have any obligation to extend any Seller Loans to the Purchaser if, as a result thereof, the aggregate unpaid principal amount of all of the Seller Loans would exceed the lesser of (i) 8% of the outstanding principal amount of Triple-A Loans at such time or (ii) the aggregate outstanding Principal Balance of Acquired Advances at such time minus the aggregate outstanding principal amount of Triple-A Loans at such time minus the Loss Reserve at such time minus the Interest Reserve at such time.

          (f) The Seller Loans advanced by the Seller shall be evidenced by, and payable in accordance with the terms and provisions of, a promissory note (as the same may be amended, modified or supplemented from time to time, together with all replacements thereof and substitutions therefor, the "Seller Note") payable to the Seller in the form of Exhibit C attached hereto. On each Business Day, to the extent that the Purchaser receives either Collections or proceeds from any Triple-A Loans under the Credit Agreement which, in any case, it is not required to hold in trust for, or remit to, the Collateral Agent or the Servicer pursuant to the Credit Agreement, then the Purchaser shall remit such funds to the Seller (net of any funds needed to pay existing expenses which are then accrued and unpaid) in the following order of priority and application: first to pay the Purchase Price owed on such date, and second to pay amounts owed by Purchaser to the Seller under the Seller Note.

          (g) The Seller Loans shall, subject to the terms of the Seller Note, be subordinated to the prior right and payment in full of all recourse obligations of the Purchaser under the Credit Agreement.

          SECTION 2.3. Purchases of Purchased Assets. Although the Purchaser may from time to time purchase or receive a capital contribution of Advances, the Seller shall remain obligated
(i) to perform, or cause to be performed, all of the obligations of the originator under the related Loan Documents (and the exercise by the Purchaser of any of its rights thereunder or hereunder shall not relieve the Seller of such obligations) and
(ii) to pay or cause to be paid, when due any taxes, including without limitation, sales, excise and personal property taxes payable in connection with the Advances, unless the payment of such taxes in being contested in good faith and by appropriate proceedings; provided, that, the Purchaser shall have the right to exercise any of the rights of the Seller under any such Advance.

          SECTION 2.4. Servicing of Loan Documents. Consistent with the Purchaser's ownership, as between the parties to this Agreement, of all Acquired Advances and other Acquired Assets, and subject to the terms of the Loan Documents and the rights of the Servicer under the Credit Agreement, the Purchaser shall have the sole right to service, administer and collect all Acquired Advances and other Related Security, to assign such right and to delegate such right to others. In consideration of the Purchaser's purchase of the Purchased Assets, and as more fully set forth in Section 9.4, the Seller hereby acknowledges and agrees that the Purchaser shall assign to the Collateral Agent for the benefit of the Secured Creditors the rights and interests granted by the Seller to the Purchaser hereunder and that the Purchaser and the Collateral Agent have agreed for the Seller, at least initially, to service the Acquired Assets. The Seller agrees to cooperate fully with the Servicer, the Purchaser and the Collateral Agent in the exercise of such rights.

          SECTION 2.5. Transfer of Records. (a) The transfer of Acquired Assets hereunder shall include the transfer to the Purchaser of all of the Seller's right and title to and interest in the Records relating to such Acquired Assets, which transfer shall be effected automatically on the Purchase Date for such Acquired Assets without any further documentation. In connection with such transfer, the Seller hereby grants to the Purchaser an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by the Seller to account for the Advances and the Loan Documents to the extent necessary to administer the Acquired Assets, whether such software is owned by the Seller or is owned by others and used by the Seller under license agreements with respect thereto, such use to be subject to the terms and conditions of any such license agreements with third parties where applicable. The license granted hereby shall be irrevocable, and shall terminate on the date on which the aggregate Principal Balances shall have been reduced to zero.

          (b) The Seller shall take such action requested by the Purchaser, from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser and its assigns have (i) an enforceable ownership interest in the Records relating to the Acquired Assets and (ii) an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Acquired Assets and/or to recreate such Records, such use to be subject to the terms and conditions of any license agreements with third parties pursuant to which the Seller has the right to use the applicable computer software.

          SECTION 2.6. Collections; Deemed Collections. (a) Any Collections of Acquired Advances received (or deemed to have been received) by the Seller shall be held by the Seller in trust for the benefit of the Purchaser. If such Collections are in a form suitable for deposit, the Seller shall deposit such Collections directly into the Collection Account or otherwise remit such Collections directly to the Servicer, in either case, within two Business Days of Seller's receipt (or deemed receipt) thereof.

          (b) If on any day the Principal Balance of any Advance is either (i) reduced or adjusted as a result of any defective, rejected, returned or repossessed merchandise, any defective or rejected services, or any discount or any other adjustment made or performed by the Seller or any other Person, or (ii) reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof against the Seller or any other Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Seller shall be deemed to have received on such day a Collection in respect of such Advance in the amount of such reduction, cancellation or adjustment. If any Collections in respect of any Acquired Advance is received by the Seller, the Servicer or the Purchaser and such Collections fail to be in form suitable for deposit, and such failure continues until the earlier to occur of (i) the Termination Date hereunder or (ii) 30 days after such Person's receipt thereof, the Seller shall be deemed to have received on such day a Collection in respect of such Advance in the amount of such Collections applicable to such Acquired Advance. Notwithstanding the foregoing to the contrary, if, prior to the receipt of any Collections, the Seller, the Servicer or Purchaser is in possession of an order from a court exercising jurisdiction over such Collections and such Person is required pursuant to such order to return such Collections, such Collections shall not be deemed to have been received for the purposes of this Agreement or the other Facility Documents. If any Collections in respect of any Acquired Advance is received by the Seller, the Servicer or the Purchaser in a form suitable for deposit, any portion of which represents the proceeds of any insurance claim by the related Obligor, the Seller may request that such Collections not be remitted to the Collection Account pursuant to
Section 2.6(a) hereof if such request is solely in an effort not to prejudice the status of any insurance claim by the related Obligor; provided that if such Collections have not been deposited to the Collection on or before the earlier to occur of
(i) the Termination Date hereunder or (ii) 30 days after such Person's receipt thereof, the Seller shall be deemed to have received onspect of such Advance in the amount of such Collections applicable to such Acquired Advance. If on any day any of the representations or warranties of Section 4.1(h) is no longer true with respect to an Advance or if the Seller has breached its obligations under Section 5.1(j), then the Seller shall be deemed to have received on such day a Collection of such Advance as follows: (x) if such representation, warranty or covenant relates to the non-existence of any Lien, the Seller shall be deemed to have received a Collection of such Advance in the dollar amount of the Liens attaching thereto and (y) if such representation or warranty relates to the validity or perfection of the transfer of such Advance under this Agreement or the perfection of the Purchaser's security interest in any Related Security as against the Obligor thereunder, then the Seller be deemed to have received a Collection of such Advance in an amount equal to the Principal Balance thereof. To the extent that any such deemed Collection reduces the Principal Balance of such Advance to zero, then, upon the Seller's payment to the Purchaser of such deemed Collection, the Purchaser shall re-assign to the Seller all of its right, title and interest in and to the relevant Advance, the Loan Documents under which such Advance arose and the Related Security relating thereto.

          (c) On or prior to each Settlement Date the Seller shall prepare and forward to the Purchaser, a Settlement Report as of the close of business of the Seller on the last day of the immediately preceding month, in substantially the form set forth in Exhibit A.

          SECTION 2.7. No Assumption. The sales and purchases of Acquired Assets from the Seller do not constitute and are not intended to result in a creation or an assumption by the Purchaser of any obligation of the Seller or any other Person in connection with the Advances or the other Acquired Assets or under the related Loan Documents or any other agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors. No such obligation or liability is intended to be assumed by the Purchaser hereunder, and any such assumption is expressly disclaimed.

          SECTION 2.8. No Recourse. Except as specifically provided in this Agreement, the sale and purchase of the Acquired Assets from the Seller and the acquisition of any other Acquired Assets under this Agreement shall be without recourse to the Seller; provided that the Seller shall be liable to the Purchaser for all representations, warranties, covenants and indemnities made by it pursuant to the terms of this Agreement (it being understood that such representations, warranties, covenants and indemnities do not create any recourse to the Seller on account of the inability of an Obligor to pay an Advance due to credit reasons relating to such Obligor).

          SECTION 2.9. True Sales. The Seller and the Purchaser intend the transfers of Purchased Assets and Contributed Assets hereunder to be true sales by the Seller to the Purchaser that are absolute and irrevocable and that such transfers provide the Purchaser with the full benefits of ownership of the Acquired Assets, and neither the Seller nor the Purchaser intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from the Purchaser to the Seller.

          SECTION 2.10. Payments and Computations, Etc. Except as otherwise provided herein, all amounts to be paid or deposited by the Seller or the Servicer to the Purchaser hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to an account that the Purchaser or the Collateral Agent shall from time to time specify in writing. In the event that any payment becomes due on a date which is not a Business Day, then such payment shall be made on the next succeeding Business Day. The Seller shall, to the extent per-mitted by law, pay to the Purchaser interest on all amounts not paid or deposited when due hereunder (whether owing by the Seller individually or as Servicer) at 2% per annum above the Base Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

          SECTION 2.11. Perfection of Liens; Further Assurances. Upon the request of the Purchaser, the Seller shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action (including, without limitation, the execution and filing of such financing or continuation statements, or amendments thereto or assignments thereof), that may be necessary or desirable, or that the Purchaser may request, in order to (i) perfect and protect any security interest granted or purported to be granted by an Obligor under any Loan Document and (ii) perfect and protect any ownership or security interest granted or purported to be granted to the Purchaser hereunder or (iii) to enable the Purchaser to exercise and enforce its rights and remedies hereunder with respect to any Acquired Assets. The Seller hereby authorizes the Purchaser to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any part of the Acquired Assets now existing or hereafter arising without the signature of the Seller where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Acquired Assets or any part thereof shall be sufficient as a financing statement. The Seller will furnish to the Purchaser from time to time statements and schedules further identifying and describing the Acquired Assets and such other reports in connection with the Acquired Assets as the Purchaser may reasonably request, all in reasonable detail.


                            ARTICLE III

                      CONDITIONS OF PURCHASES

          SECTION 3.1. Conditions Precedent to Initial Purchase. The initial Purchase hereunder is subject to the conditions precedent that, on or before the Effective Date, (i) each of the conditions precedent to the execution, delivery and effectiveness of the Credit Agreement (other than a condition precedent relating to the effectiveness of this Agreement) shall have been satisfied or waived, (ii) each of the parties hereto shall have received an original copy of this Agreement duly executed by each of the parties hereto and (iii) in addition to the capital contributions expressly contemplated under Section 2.1(b) the Purchaser shall have received (unless otherwise indicated) sufficient capital in the form of cash in the amount necessary to fund all fees and expenses then due and owing under the Credit Agreement.

          SECTION 3.2. Conditions Precedent to All Purchases. Each Purchase (including the initial Purchase) by the Purchaser from the Seller shall be subject to the further conditions precedent that (a) with respect to any such Purchase, on or prior to the date of such Purchase, the Seller shall have delivered to the Purchaser in form and substance satisfactory to the Purchaser, a completed Settlement Report as of the end of the immediately preceding calendar month and containing such additional information as may be reasonably requested by the Purchaser; (b) on the date of such Purchase the following statements shall be true and the Seller by accepting the cash portion of the Purchase Price shall be deemed to have certified that:

          (i) The representations and warranties contained in Section 4.1 are correct on and as of such day as though made on and as of such date and

          (ii) No event has occurred and is continuing, or would result from such Purchase which constitutes a Termination Event or would constitute a Termination
     Event but for the requirement that notice be given or time elapse or both;

and (c) the Purchaser shall have received such other approvals or documents as the Purchaser may reasonably request.

          SECTION 3.3.  Effect of Payment of Purchase Price.
Upon the payment of the Purchase Price for any Purchase, (whether in cash or through a capital contribution), title to the related Acquired Assets shall vest in the Purchaser, whether or not the conditions precedent to such Purchase were in fact satisfied; provided, however, that the Purchaser shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent.


                            ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES

          SECTION 4.1. Representations and Warranties of the Seller. In order to induce the Purchaser to enter into this Agreement and to make purchases hereunder, the Seller hereby makes the representations and warranties set forth in this
Section 4.1, in each case on and as of the date hereof, on and as of the Effective Date and on the date of each Purchase hereunder.

          (a) Due Incorporation and Good Standing. The Seller and each of its Subsidiaries (other than the Purchaser as to whom no such representation is made) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction named at the beginning hereof and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on (i) the interests hereunder of the Purchaser or any of its assignees, (ii) the collectibility of any Advance, (iii) the business, properties, operations, prospects, profits or condition (financial or otherwise) of the Seller or any of its Subsidiaries or (iv) the ability of the Seller or any or its Subsidiaries (individually or as Servicer) to perform its obligations hereunder.

          (b) Due Authorization and No Conflict. The execution, delivery and performance by the Seller of this Agreement and all agreements, instruments and documents to be delivered hereunder, and the transactions contemplated hereby and thereby, including the sales and contributions of the Acquired Assets hereunder, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws, (ii) any law, rule or regulation applicable to the Seller, (iii) any contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agree-ment or instrument binding on or affecting the Seller or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its Subsidiaries or its property (except where such contravention would not have a Material Adverse Effect), and do not result in or require the creation of any Lien upon or with respect to any of its proper-ties (other than in favor of the Purchaser as contemplated hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (c) Governmental and Other Consents. Except for the filing of financing statements pursuant to the UCC required to perfect the sales of accounts and chattel paper under this Agreement and the security interests granted under the Credit Agreement or under the other Facility Documents and except for consents under certain contractual agreements which have been obtained, no authorization, consent, approval or other action by, and no registration, qualification, designation, declaration, notice to or filing with, any governmental authority or other Person is or will be necessary in connection with the execution and delivery of this Agreement or any other Facility Document to which the Seller is a party, or any of the other documents contemplated hereby or thereby, consummation of the transactions herein or therein contemplated, or performance of or compliance with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof or thereof.

          (d) Enforceability of Facility Documents. Each of the Facility Documents to which the Seller is a party have been duly and validly executed and delivered by the Seller and constitute the legal, valid and binding obligations of the Seller enforce-able against the Seller in accordance with their respective terms, except as enforceability may be limited by Debtor Relief Laws or by general principles of equity (whether considered in a suit at law or in equity).

          (e) Financial Statements. (i) The consolidated balance sheets of the Seller and its consolidated Subsidiaries at February 29, 1996, and the related statements of income, retained earnings and cash flows of the Seller and its consolidated Subsidiaries for the fiscal year then ended, certified by certified by nationally recognized independent public accountants, and for the six-month period ending August 31, 1996, fairly present the results of operations of the Seller and its Subsidiaries for the fiscal year ended February 29, 1996 and for the six month period ended August 31, 1996, and the other periods therein referred to, all in accordance with GAAP consistently applied for such periods (subject to normal year end adjustments in the case of the February 29, 1996 statements), and since February 29, 1996, there has been no material adverse change in the financial condition, operations and/or business of the Seller nor any other event or circumstance which has had a Material Adverse Effect. Neither the Seller nor any of its Subsidiaries has any material liabilities or obligations other than those disclosed in the financial statements referred to above or for which adequate reserves are reflected in such financial statements.

          (f) No Litigation. There are no proceedings or investigations pending or, or to the best knowledge of the Seller threatened, against or affecting the Seller or any of its Subsidiaries, or the property of the Seller or any of its Subsidiaries, in any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any of the other Facility Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Facility Documents, (iii) seeking any determination or ruling that would adversely affect the performance by the Seller of its obligations under this Agreement or any of the other Facility Documents, (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Agreement or any of the other Facility Documents or of the transactions contemplated hereby and thereby, or (v) seeking any determination or ruling that would, if adversely determined, be reasonably likely to have a Material Adverse Effect.

          (g) Use of Proceeds. No proceeds of any Purchase will be used by the Seller to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange
Act of 1934, as amended.

          (h)  Perfection of Interest in Acquired Assets.

          (i) Immediately prior to each Purchaser's Purchase and/or acquisition of each Acquired Asset hereunder, the Seller is or will be the lawful owner of, and have good title to, such Acquired Asset free and clear of any Lien (other than, with respect to Related Security, any Permitted Encumbrance); and the Seller shall have made all filings and shall have taken all other action under applicable law in each relevant jurisdiction in order to protect and perfect the ownership interest of the Purchaser and its successors in all the Acquired Assets enforceable against creditors of, and purchasers from, the Seller.

          (ii) Upon each Purchase and/or acquisition by the Purchaser of Acquired Assets hereunder, the Purchaser shall have acquired good and valid title to and, to the extent that Article 9 of the UCC is applicable to the Purchaser's acquisition of any such interest, a valid and perfected security interest in each acquired Advance and in the Related Security, the other Acquired Assets and Collections and with respect thereto, in each case free and clear of any Lien (other than, with respect to Related Security, any Permitted Encumbrance).

          (iii) All Purchases of Advances and related Acquired Assets constitute true and valid sales, and all Purchases and contributions of Advances and related Acquired Assets constitute true and valid transfers and assignments of all of Seller's right, title and interest in, to and under such Acquired Assets (and not merely a pledge of such Advances and related Acquired Assets for security purposes), enforceable against creditors of the Seller and no such Acquired Assets shall constitute property of the Seller.

          (iv) No effective financing statement or other instrument similar in effect covering any Advance, the Related Security, Collections or the other Acquired Assets shall at any time be on file in any recording office except such as may be filed in favor of the Purchaser (or its assignees) in accordance with this Agreement.

          (i) Accuracy of Information. All certificates, reports, financial statements and similar writings furnished by or on behalf of the Seller to the Purchaser or any assignee thereof at any time pursuant to any requirement of, or in response to any request of any such party under this Agreement or any other Facility Document or any transaction contemplated hereby or thereby, have been, and all such certificates, reports, financial statements and similar writings hereafter furnished by the Seller to such parties will be, true and accurate in every respect material to the transactions contemplated hereby on the date as of which any such certificate, report, financial state-ment or similar writing was or will be delivered, and shall not omit to state any material facts or any facts necessary to make the statements contained therein not materially misleading.

          (j) Location of Chief Executive Office and Records. The principal place of business and chief executive office of the Seller is located at its address set forth on the signature pages hereof, and all other offices where the Seller maintains any Records are listed on Exhibit D hereto. The Seller does not operate its business or maintain the Records at any other locations (provided that, at any time after the Effective Date, upon 30 days' prior written notice to the Purchaser, the Seller may relocate its principal place of business and chief executive office, and/or the offices where the Seller maintains any of its Records, to such other locations within the United States where all action required by Section 5.1(f) shall have been taken and completed).

          (k) Lock-Box Accounts. The Purchaser shall have the right to direct each Obligor with respect to an Advance that constitutes a portion of Acquired Assets to remit payment on the Advances directly to a Lock-Box Account. From and after the Effective Date, the Seller will have no right, title and/or interest to any of the Lock-Box Accounts and will maintain no lock-box accounts in its own name for the collection of such Advances. The account numbers of all Lock-Box Accounts, together with the names and addresses of all the Lock-Box Banks maintaining such Lock-Box Accounts, are specified in Exhibit F.

          (l) No Trade Names. Except as described in Exhibit G, the Seller has no trade names, fictitious names, assumed names or "doing business as" names.

          (m)  Separate Identity.  The Seller:

          (i) acknowledges that the Purchaser is required to be operated as an entity separate from Ag Services and Ag Services' other Affiliates in accordance with the requirements set forth in Section 4.01(n) of the Credit Agreement;

          (ii) confirms that it has taken all appropriate action on its part as a shareholder to cause the Purchaser to satisfy such requirements;

          (iii) maintains its assets and those of its other
     Affiliates in a manner which facilitates their identification and segregation from those of the Purchaser;

          (iv) conducts and causes its Affiliates to conduct all intercompany transactions with the Purchaser on terms which the Seller reasonably believes to be on an arm's-length basis;

          (v) has not guaranteed, and has not allowed its other Affiliates to guarantee, any obligation of the Purchaser nor has it had any of its or their obli-gations guaranteed by the Purchaser and neither the Seller nor any such other Affiliate has held itself out as responsible for debts of the Purchaser or (except for actions by the Seller in its capacity as Servicer under the Credit Agreement) for the decisions or actions with respect to the business and affairs of the Purchaser;

          (vi) has not permitted the funds and assets of it and its other Affiliates to be commingled or pooled with the funds and assets of the Purchaser (other than in respect of items of payment which are not material in the aggregate and which have been mistakenly forwarded by an Obligor directly to Ag Services or any of Ag Services' other Affiliates);

          (vii) except in its capacity as Servicer under the Credit Agreement, has no access to the Purchaser's deposit and other bank accounts;

          (viii) maintains financial records which are separate from those of the Purchaser;

          (ix) has agreed with the Purchaser pursuant to the terms of the Administrative Services Agreement to allocate among themselves shared corporate operating services and expenses which are not reflected in the Servicing Fee (including, without limitation, the services of shared employees, consultants and agents, and reasonable legal and auditing expenses) on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered;

          (x) has not paid any incidental administrative costs and expenses of the Purchaser not covered under the terms of the Administrative Services Agreement;

          (xi) has not, directly or indirectly, named the Purchaser as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of Ag Services or any of Ag Services' other Affiliates and has entered into no agreement to name the Purchaser as such a beneficiary or payee;

          (xii) acknowledges that Triple-A, the
     Administrative Agent, the Collateral Agent, the Surety, and the Liquidity Banks are entering into the transactions contemplated by the Credit Agreement and the other Facility Documents in reliance on the Purchaser's identity as a separate legal entity from Ag Services and each of Ag Services' other Affiliates; and


          (xiii) practices and adheres to all corporate formalities required to be observed on its part as a shareholder of the Purchaser.

          (n) Taxes. The Seller has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller has set aside adequate reserves on its books in accordance with GAAP and which have not given rise to any Liens.

          (o) Solvency. The Seller (i) is not "insolvent" (as such term is defined in 101(32)(A) of the Bankruptcy Code, (ii) is able to pay its debts as they mature; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

          (p) No Fraudulent Conveyance. The transactions contemplated by this Agreement and by each of the Facility Documents are being consummated by the Seller in furtherance of the Seller's ordinary business, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors. By its receipt of the Purchase Prices hereunder and its ownership of the capital stock of the Purchaser, the Seller shall have received reasonably equivalent value for the Acquired Assets sold or otherwise conveyed to the Purchaser under this Agreement.

          (q) Software. Attached as Exhibit H is a list of all computer software used by the Seller to administer the Advances and other Acquired Assets. Each of the Purchaser and the Collateral Agent, as assignee of the Purchaser, has (or will have, concurrently with the effectiveness hereof) an enforceable right (whether by license, sublicense or assignment) to use all of the computer software used to account for the Acquired Assets to the extent necessary to administer the Advances and other Acquired Assets, such use to be subject to the terms and conditions of any license agreement for such software between the Seller and any third parties where applicable.

          (r) Other Debt. The Seller is not in default under any material indenture, loan or credit agreement with respect to any Debt, the effect of which is to cause, or which would, with the giving of notice of the lapse of time or both, permit the holder or holders thereof to cause, such Debt to become due prior to its stated maturity.

          (s) Governmental Regulations. The Seller is not (1) an "investment company" or a company controlled by an "investment company" registered or required to be registered under or the Investment Company Act of 1940, as amended, (2) a "public utility company" or a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of
Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public
Utility Holding Company Act of 1935, as amended, or (3) otherwise subject to any other federal or state statute or regulation limiting its ability or those of its Subsidiaries to incur or pay indebtedness.

          (t) ERISA. Neither the Seller nor any of its ERISA Affiliates maintains, contributes to or has any obligation to contribute to any Plan which could reasonably be expected to, individually or in the aggregate, materially adversely affect the ability of the Seller to perform its obligations under this Agrhe Purchaser to any material liability under ERISA. No accumulated or waived funding deficiency (as defined in Section 302(a)(2) of ERISA or Section 412(a) of the Internal Revenue Code) exists with respect to any Benefit Plan, and the Seller has not failed to satisfy the minimum funding requirements under ERISA or the Internal Revenue Code with respect to any Benefit Plan. Neither the Seller nor any of its ERISA Affiliates has incurred any liability to or on account of a Benefit Plan or Multiemployer Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of
ERISA or expects to incur any liability under any of the foregoing sections on account of the termination of participation in or contributions to any such Plan or Multiemployer Plan.

          (u) Margin Regulations. The Seller is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in any of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time). No part of the proceeds of any of Purchase Price has been used for so purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of any of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          (v) Ownership of the Purchaser. The Seller directly owns one hundred percent (100%) of the outstanding capital stock of the Purchaser, has not sold its interest in such capital stock and, except in connection with pledges of such capital stock approved by the Collateral Agent in accordance with Section 5.3(k) hereof, has not granted any options or other rights to any Person to acquire such capital stock from the Seller.

          (w) Insurance. The Seller maintains insurance as is reasonably customary and advisable for companies in the business of making Advances and has named the Purchaser as loss payee on all insurance policies maintained by it which relate to or otherwise provide casualty and liability coverage with respect to any Acquired Assets.

          (x)  Credit and Collection Policy.  The copy of the
Credit and Collection Policy of the Seller delivered pursuant to
Section 5.1 is a true and complete copy thereof.

          (y) Environmental. To the best of the Seller's knowledge,

          (i) There have been no past (other than as disclosed to the Purchaser, the Administrative Agent and the Collateral Agent prior to the Effective Date) and there are no pending or threatened

          (A) claims, complaints, notices or requests for information received by the Seller or any of its Subsidiaries or Affiliates with respect to any alleged violation of any Environmental Law in relation to any Related Security, or

          (B) claims, complaints, notices or requests for information to the Seller or any of its Subsidiaries or Affiliates regarding potential liability under any Environmental Law in relation to any Related Security;

          (ii) there have been no releases (as defined in CERCLA) of Hazardous Materials at, on or under any property constituting Related Security;

          (iii) the Seller and its Subsidiaries and Affiliates have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable in relation to any Related Security;

          (iv) there are no underground storage tanks, active or abandoned, on or under any Related Security that contain or have contained any Hazardous Material;

          (v)  no conditions exist, at, on or under any Related
     Security, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

          (z) Reporting and Accounting Treatment. For reporting and accounting purposes, and in its books of account and records, the Seller will treat all Acquired Assets as the Purchaser's own property and will cause any consolidated financial statements prepared on its behalf to contain footnotes or other appropriate disclosures to the effect that the Purchaser is a separate corporate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders and therefore to any creditors of Ag Services.

          SECTION 4.2.  Representations and Warranties Concerning
the Acquired Assets.   The Seller hereby represents and warrants
with respect to each Advance, on and as of the Effective Date and on and as of each date of each Purchase hereunder, and with respect to the related Loan Documents, that:

          (a) Eligibility. (i) On the Effective Date, each Advance included in the Acquired Assets is, unless otherwise identified to the Purchaser, an Eligible Advance, (ii) as of the date of Purchase, each Advance which the Seller transfers to the Purchaser to hereunder is, unless otherwise identified to the Purchaser, an Eligible Advance and (iii) each such Advance referred to in clauses (i) and (ii) above is, on each Business Day thereafter unless otherwise identified to the Purchaser and Servicer, an Eligible Advance.

          (b) Origination. Each Eligible Advance was originated by Ag Services in the ordinary course of its business.

          (c) Lawful Assignment. No Eligible Advance nor any related Loan Document was originated in nor is subject to the laws of any jurisdiction the laws of which would make unlawful the transfer of such Eligible Advance or Loan Document under this Agreement or the grant by the Purchaser of any security interest therein under the Credit Agreement.

          (d) Compliance with Law. The requirements of any federal, state or local law (including, without limitation, usury, truth in lending and equal credit opportunity laws) applicable to each Eligible Advance and Loan Documents have been complied with.

          (e) Loan Documents in Force. The Loan Documents in respect of each Eligible Advance are in full force and effect and have not been satisfied in whole or in part, or rescinded.

          (f) Form/Governing Law. The Loan Documents in respect of each Eligible Advance were executed in substantially one of the forms attached to the Credit Agreement as Exhibit C thereto except for changes required by apARTICLE V

                  GENERAL COVENANTS OF THE SELLER

          SECTION 5.1. Affirmative Covenants of the Seller. From the Effective Date until the later of the Termination Date or the Collection Date, the Seller will, unless the Purchaser shall otherwise consent in writing:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Advances and related Loan Documents and Facility Documents to which it is a party.

          (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privil-eges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction except where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would not materially adversely affect (i) the interests hereunder of the Purchaser, (ii) the collectibility of any Acquired Asset (or any portion thereof), (iii) the business, properties, operations, prospects, profits or condition (financial or otherwise) condition of the Seller or (iv) the ability of the Seller (individually or as Servicer) to perform its obligations hereunder and under the other Facility Documents to which it is a party.

          (c) Audits. At any time and from time to time upon prior written notice to the Seller and during regular business hours, permit the Purchaser and its designees (including the Collateral Agent), or their respective agents or representatives,
(i) to examine and make copies of and abstracts from all Records, and (ii) to visit the offices and properties of the Seller for the purpose of examining such Records, and to discuss matters relating to the Advances or the Seller's performance hereunder with any of the officers or employees of the Seller having knowledge of such matters. Each such audit shall be at the sole expense of the Seller.

          (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Advances in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Advances (including, without limitation, records adequate to permit the daily identification of all Collections of and adjustments to each Advance).

          (e) Performance and Compliance with Advances and Loan Documents. At its expense timely and fully perform and comply, in all material respects, with all material provisions, covenants and other promises required to be observed by it under the Loan Documents.

          (f) Location of Records. Keep its chief place of business and chief executive office, and the offices where it keeps the Records, at the address(es) of the Seller referred to in Section 4.1(j), or, in any such case, upon 30 days' prior written notice to the Purchaser, at such other locations within the United States where all action required by Section 2.11 shall have been taken and completed.

          (g) Credit and Collection Policies. Comply in all material respects with its Credit and Collection Policy attached hereto as Exhibit B in regard to each Advance and the related
Loan Documents.

          (h) Collections. At the direction of the Purchaser, instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account and if the Seller shall receive any Collections (including, without limitation, any Collections deemed to have been received pursuant to Section 2.6), the Seller shall hold such Collections in trust for the benefit of the Purchaser and remit such Collections to the Purchaser by depositing such Collections into the Collection Account or a Lock-Box Account, if such Collections are in a form suitable for deposit, otherwise by remitting such Collections in the form received, to the Servicer, in either case, within one Business Day following Seller's receipt thereof.

          (i) Compliance with ERISA. Establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the IRC, and all other applicable laws, and the regulations and interpretations thereunder.

          (j) Perfected Security Interest under Loan Documents. Take such action with respect to each Advance as is necessary to ensure that the Purchaser maintains, as against the Obligor thereunder, a perfected security interest in any Related Security relating thereto free and clear of Liens (other than Permitted Encumbrances).

          (k)  Maintenance of Insurance.   Maintain insurance
with respect to all of its property and maintain liability insurance so that the representations and warranties set forth in
Section 4.1(w) shall remain true and correct at all times.

          (l) Separate Identity. Take all actions required to maintain the Purchaser's status as a separate legal entity.
Without limiting the foregoing, the Seller shall:

          (i) except in its capacity as Servicer under the Credit Agreement and to the extent provided thereunder, not conduct any business of the Purchaser, nor make any communications to third parties (including all invoices (if any), letters, checks and other instruments) on behalf of the Purchaser in the name of the Seller or any other Affiliate, nor refer to the Purchaser as a division; and require that its employees, if any, when conducting the business of the Purchaser, identify themselves as such and not as employees of the Seller or any other Affiliate of the Seller (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Purchaser's employees);

          (ii) not compensate, and not allow any of its other Affiliates to compensate, any employees, consultants or agents of the Purchaser directly or indirectly except to the extent provided under the Administrative Services Agreement and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of any Affiliate of the Purchaser, allocate the compensation of such employee, consultant or agent between the Seller and the Purchaser on a basis which reflects the respective services rendered to the Seller and the Purchaser (provided that any fees and expenses payable to the Custodian under the Custodial Agreement shall be the responsibility of the Servicer to be paid out of its Servicing Fee);

          (iii) (A) not, and not allow any of its other Affiliates to, pay the Purchaser's incidental administrative costs and expenses not covered under the terms of the Administrative Services Agreement, (B) allocate, and cause all of its other Affiliates to allocate, all other shared overhead expenses (including, without limitation, telephone and other utility charges, the services of shared employees, consultants and agents, and reasonable legal and auditing expenses) which are not reflected in the Servicing Fee, and other items of cost and expense shared between the Seller and the Purchaser, pursuant to the terms of the Administrative Services Agreement, on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use or the value of services rendered, and (C) allocate, and cause all of its other Affiliates to allocate, taxes on the basis set forth in the Administrative Services Agreement;

          (iv) take all actions reasonably required on its part to assure that the Purchaser has at all times at least two "Independent Directors" as required under the Credit Agreement, and has at least one officer responsible for managing its day-to-day business by or under the direction of its board of directors;

          (v)  maintain its, and cause each of its other
     Affiliates to maintain their, books and records separate from those of the Purchaser;

          (vi) ensure that any consolidated financial statements of Ag Services have notes to the effect that the Purchaser is a separate corporate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders and therefore to any creditors of Ag Services;

          (vii) not commingle, nor permit any of its other Affiliates to commingle, any of their funds or other assets with those of the Purchaser (other than in respect of items of payment which are not material in the aggregate and which have been mistakenly forwarded by an Obligor directly to Ag Services or any of its other Affiliates), and not to hold any Acquired Assets in any manner that would create an appearance that such assets belong to Ag Services or any such Affiliate, not become an account party to any bank accounts or other depository accounts of the Purchaser nor make any deposits or withdrawals from any such accounts;

          (viii) not pay, nor permit any of its other Affiliates to pay, the Purchaser's operating expenses (except pursuant to allocation arrangements that comply with the requirements of subsection (ii) or (iii) of this Section 5.1(l));

          (ix)  not guarantee, nor permit any of its other
     Affiliates to guarantee, any obligation of the Purchaser nor have any of its or their obligations guaranteed by the Purchaser;

          (x) otherwise take such actions as are necessary on its part to ensure that all corporate procedures required by the Purchaser's Certificate of Incorporation and by-laws are duly and validly taken;

          (xi) not, and not permit any of its other Affiliates to, advance funds or other assets to, or commit to advance funds or other assets to the Purchaser (other than by way of payments in respect of a Purchase under this Agreement, contribution to capital or the payment of other obligations owed to the Purchaser hereunder;

          (xii) respond to any inquiries with respect to ownership of an Acquired Asset by stating that the Purchaser is the owner of such Acquired Asset, and that an interest in such Acquired Asset has been granted to the Collateral Agent for the benefit of itself, the Administrative Agent, Triple-A and the Surety;

          (xiii) on or before May 31 of each year, beginning in 1997, deliver to the Collateral Agent as assignee of the Purchaser an Officer's Certificate stating that the Seller has, during the preceding year, observed all of the requisite corporate formalities and conducted its business and operations in such a manner as required for the Purchaser to maintain its separate corporate existence from any other entity; and

          (xiv) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the non-consolidation opinion rendered in connection with Credit Agreement remain true and correct at all times.

          (m) Taxes. File or cause to be filed, and cause each of its Subsidiaries with whom it shares consolidated tax liabil-ity to file, all federal, state and local tax returns which are required to be filed by it, except where the failure to file such returns could not reasonably be expected to have a material adverse effect on the collectibility of any Acquired Assets (or any portion thereof) or the ability of the Seller to perform its obligations hereunder or under any other Facility Document to which it is a party or which could otherwise be reasonably expected to expose the Purchaser to a material liability. The Seller shall pay or cause to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Seller or the applicable subsidiary shall have set aside adequate reserves on its books in accordance with GAAP and which proceedings could not reasonably be expected to have a material adverse effect on the collectibility of any Acquired Assets or the ability of the Seller to perform its obligations hereunder or under any other Facility Document to which it is a party or which could otherwise be reasonably expected to expose the Purchaser to a material liability.

          (n) Segregation of Collections. Prevent the deposit into any Collection Account or Lock-Box Accounts of any funds other than Collections in respect of the Acquired Assets and, to the extent that any such funds are nevertheless deposited into any of such accounts, promptly identify any such funds to the Servicer for segregation and remittance to the owner thereof.

          (o) Custodian. Within five (5) Business Days after each Purchase or other transfer of Acquired Assets by the Seller to the Purchaser, the Seller shall deliver the Primary Custodial Documents (or cause to be delivered) directly to the Custodian for the benefit of the Collateral Agent pursuant to the Custodial
Agreement.   The Custodian shall hold, maintain and keep custody
of all such Loan Documents and other documentation as more fully described in the Credit Agreement and the Custodial Agreement. The Seller shall at all times comply with the terms of, and its obligations under, the Custodial Agreement, and shall not enter into any modification, amendment or supplement of or to, and shall not terminate, the Custodial Agreement without the Purchaser's prior written consent.

          (p) No Release. The Seller shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any Contract or other document, instrument or agreement included in the Acquired Assets, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such Contract or other document, instrument or agreement, except as expressly provided in this Agreement, the Credit Agreement or such other instrument or document.

          SECTION 5.2. Reporting Requirements of the Seller. From the Effective Date until the later of the Termination Date or the Collection Date, the Seller will, unless the Purchaser shall otherwise consent in writing, furnish to the Purchaser:

          (a) as soon as available, and in any event not later than the earlier of (i) 50 days following the end of each quarterly accounting period or (ii) 10 days following the filing of a Form 10-Q, if any, with the Securities and Exchange Commission, unaudited consolidated statements of income and cash flows for Ag Services and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of Subsidiaries as at the end of such quarterly period, setting forth in each case figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by the authorized financial officer of Ag Services, as applicable, subject to changes resulting from normal year-end adjustments, together with a statement from such officer setting forth in reasonable detail and certifying such calculations as are necessary for the Purchaser to determine whether a Termination Event under Section 7.1(h) of this Agreement with respect to the financial performance of Ag Services shall have occurred and be continuing;

          (b) as soon as practicable, and in any event not later than the earlier of (i) 95 days following the end of each annual accounting period or (ii) within 10 days following the filing of a Form 10-K, if any, with the Securities and Exchange Commission audited consolidated statements of income and cash flows for Ag Services and its Subsidiaries for such year, and a consolidated balance sheet of Subsidiaries as at the end of such year, setting forth in each case corresponding figures from the preceding annual financial statements, all in reasonable detail and certified by a firm of nationally recognized independent public accountants;

          (c)  to the extent not covered in subsections (a) and
(b) above, as soon as practicable and in any event within ten
(10) days after such filing, any financial reports filed by Ag
Services with the Securities and Exchange Commission;

          (d) as soon as possible and in any event within five Business Days after the occurrence of each Termination Event or Unmatured Termination Event, the statement of the chief financial officer of the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action which the Seller proposes to take with respect thereto;

          (e) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which the Seller or any Affiliate files under ERISA with the IRS or the PBGC or the DOL or which the Seller receives from the PBGC;

          (f) as soon as possible and in any event within two Business Days after an Authorized Officer of the Seller has knowledge thereof, written notice that describes in reasonable detail any event or occurrence which, individually or in the aggregate for all such events or occurrences, has had, or that the Seller, in its reasonable good faith judgment determines could reasonably be expected to have, a Material Adverse Effect;

          (g) as soon as possible and in any event within two Business Days after an Authorized Officer of the Seller has knowledge thereof, written notice of (i) any litigation, investigation or proceeding of the type described in Section 4.1(f) not previously disclosed to the Purchaser and (ii) any material adverse development that has occurred with respect to any such previously disclosed litigation, investigation or proceeding;

          (h)  as soon as possible and in any event within ten
(10) Business Days after receipt thereof by an Authorized Officer of the Seller, notice and copies of all written claims, complaints, notices, actions, proceedings, requests for information or inquiries relating to compliance with Environmental Laws in relation to the Related Security;

          (i) together with the financial statements to be delivered under clauses (a) and (b) above, a certificate of the chief executive officer or chief financial officer of the Seller to the effect that no Termination Event or Unmatured Termination Event shall have occurred and be continuing or, if any such event shall have occurred and be continuing, specifying in reasonable detail the nature thereof and the action taken or proposed to be taken with respect thereto; and

          (j)  promptly, from time to time, such other
information, documents, records or reports respecting the Acquired Assets or the condition or operations, financial or otherwise, of the Seller, in each case as the Purchaser may from time to time reasonably request.

          SECTION 5.3.  Negative Covenants of the Seller.  From
the Effective Date until the later of the Termination Date or the Collection Date, the Seller will not, without the written consent of the Purchaser:

          (a)  Sales, Liens, Etc. Against Advances and Acquired
Assets.   Sell, assign (by operation of law or otherwise) or
otherwise dispose of, or create or suffer to exist, any Lien (other than the Primary Lien and any Permitted Encumbrances) upon or with respect to, any Acquired Advance or other Acquired Asset, or any interests therein, or upon or with respect to any Lock-Box Account or Collection Account, or assign any right to receive income in respect thereof. The Seller shall immediately notify the Purchaser of the existence of any Lien on any Acquired Advance or any other Acquired Asset (other than the Primary Lien or a Permitted Encumbrance), and the Seller shall defend the right, title and interest of the Purchaser and its assigns in, to and under the Acquired Advances and all other Acquired Assets, against all claims of third parties (other than those created by the Purchaser under the Credit Agreement).

          (b) Extension or Amendment of Advances. Extend, amend or otherwise modify, the terms of any Advance, or amend, modify or waive, any term or condition of any Loan Document related thereto, except to the extent that the Seller, in its capacity as Servicer, may make such amendments in accordance with the Credit and Collection Policy or as otherwise permitted under Article VI hereof.

          (c) Change in Business or Credit and Collection Policy. Without the prior written consent of the Collateral Agent, make any material change in the character of its business or make any change in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Acquired Assets or allow for the origination of Advances under credit standards less stringent than those applicable to Advances originated prior to either such change.

          (d) Change in Payment Instructions to Obligors. (i) Make any change in such instructions to Obligors regarding payments to be made to the Purchaser or payments to be made to any Lock-Box Bank or (ii) add or terminate any bank as a Lock-Box Bank from those listed in Exhibit F unless the Purchaser shall have received (A) ten Business Days' prior notice of such addition, termination or change and (B) prior to the effective date of such addition, termination or change, (x) executed copies of Lock-Box Agreements executed by each new Lock-Box Bank and
(y) copies of all agreements and documents signed by the Seller or the respective Lock-Box Bank with respect to any new Lock-Box Account.

          (e) Merger Etc. Sell any shares of any class of the Purchaser's capital stock to any Person or consolidate with or merge into or with any other corporation, or purchase or otherwise acquire all or substantially all of the assets or capital stock, or other ownership interest of, any Person or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, except for the sale of Purchased Assets under this Agreement.

          (f) Change in Location; Change in Corporate Name. The Seller will not (x) change its principal place of business or chief executive office from the location referred to in such
Section 9.2 hereof, (y) change its name, identity or corporate structure or (z) change the location of its Records relating to the Collateral from the locations listed on Exhibit D, unless in any such event the Seller shall have given the Purchaser at least thirty (30) days' prior written notice thereof and shall have taken all action necessary or reasonably requested by the Purchaser to amend its existing financing statements and continuation statements (whether filed hereunder or under the Credit Agreement in favor of the Collateral Agent) so that they are not misleading and to file additional financing statements in all applicable jurisdictions to perfect the Liens of the Collateral Agent on behalf of itself, the Administrative Agent, Triple-A and the Surety in all of the Acquired Assets in which a Lien has been Granted under the Credit Agreement.

          (g) ERISA Matters. (i) Engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the DOL; (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the IRC, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Seller or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability of the Seller or any ERISA Affiliate under ERISA or the IRC.

          (h) Accounting Treatment. Prepare any financial statements or other statements which shall account for the transactions contemplated by this Agreement in any manner other than as the sale of, or a capital contribution of, the Acquired Assets by the Seller to the Purchaser (it being understood that non-recognition of such transaction due to the application of consolidated financial reporting principles under GAAP or the filing of tax returns on a consolidated basis shall not constitute a violation of this covenant).

          (i) Certificate of Incorporation. Cause the Purchaser to amend its Certificate of Incorporation or By-laws in any manner which would require the consent of the Purchaser's independent director or directors, without the Collateral Agent's prior written consent.

          (j) Pledge of Capital Stock of the Purchaser. Without the prior written consent of the Collateral Agent, pledge or otherwise assign any interest in the capital stock of the Purchaser.

                            ARTICLE VI

               ADDITIONAL RIGHTS AND OBLIGATIONS IN
RESPECT OF THE ACQUIRED ASSETS

          SECTION 6.1. Rights of the Purchaser. With respect to the Acquired Assets, at any time:

          (a) The Purchaser may notify the Obligors of the Advances, or any of them, of the Purchaser's ownership interest in Acquired Assets and direct such Obligors, or any of them, that payment of all amounts payable under any Advance be made directly to the Purchaser or its designee (including, without limitation, the Collateral Agent).

          (b) The Seller shall, at the Collateral Agent's or Purchaser's request and at the Seller's expense, from and after the Termination Date direct that payments be made directly to the Purchaser or its designee (including, without limitation, the Collateral Agent).

          (c) The Seller shall, at the Purchaser's request, assemble all Records which the Purchaser reasonably believes are necessary or appropriate for the administration and enforcement of the Acquired Assets, and shall promptly make the same available to the Purchaser at a place selected by the Purchaser or its designee.

          (d) The Seller hereby authorizes the Purchaser and the Collateral Agent to take any and all steps in the Seller's name and on behalf of the Seller necessary or desirable, in the determination of the Purchaser and/or the Collateral Agent, to collect all amounts due under any and all Acquired Assets or related Advances, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Advances and the related Loan Documents.

          (e) The Purchaser shall have no obligation to account for, to replace, to substitute or to return any Acquired Asset to the Seller. Except for payments of the Purchase Price specifically provided for in this Agreement, the Purchaser shall have no obligation to account for, or to return, Collections, or any interest collected pursuant thereto, to the Seller.

          (f) The Purchaser shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Acquired Assets, and all of the Purchaser's right, title and interest in, to and under this Agreement, on whatever terms the Purchaser shall determine, whether pursuant to the Credit Agreement or otherwise.

          (g) As between the Seller and the Purchaser, the Purchaser shall have the sole right to retain any gains or profits created by buying, selling or holding the Acquired
     Assets.

          SECTION 6.2. Further Action Evidencing Transfers. The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and docu-ments, and take all further action that the Purchaser may reasonably request in order to perfect, protect or more fully evidence the Purchaser's interest in the Acquired Assets, or to enable the Purchaser to exercise or enforce any of its rights hereunder or under any related document. Without limiting the generality of the foregoing, the Seller will mark its master data processing records evidencing such Acquired Assets with a legend, acceptable to the Purchaser, evidencing that the Purchaser has acquired an ownership interest therein as provided in this Agree-ment and, upon the request of the Purchaser, will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Purchaser may reasonably request. The Seller hereby authorizes the Purchaser to file one or more financing or continuation state-ments, and amendments thereto and assignments thereof, relative to all or any of the Acquired Assets now existing or hereafter arising without the signature of the Seller where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Acquired Assets, or any part thereof, shall be sufficient as a financing statement. If the Seller fails to perform any of its agreements or obligations under this Agreement, the Purchaser may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Purchaser incurred in connection therewith shall be payable by the Seller upon the Purchaser's demand therefor; provided, however, prior to the Termination Date, prior to taking any such action, the Purchaser shall give notice of such intention to the Seller and provide the Seller with a reasonable opportunity to take such action itself.

          SECTION 6.3. Responsibilities of the Seller. Anything herein to the contrary notwithstanding, the Seller shall
(i) perform all of its obligations under the Loan Documents relating to the Acquired Assets to the same extent as if such Loan Documents had not been transferred to the Purchaser hereunder, and the exercise by the Purchaser or its assigns of their respective rights hereunder shall not relieve Seller from such obligations and (ii) pay when due any taxes, including without limitation, sales, excise and personal property taxes payable in connection with the Acquired Assets, unless the Seller is contesting the payment of such taxes in good faith and by appropriate proceedings and with respect to which no Lien has been asserted or filed.

          SECTION 6.4. Application of Collections. Any payment by an Obligor in respect of any Advance of such Obligor included in the Acquired Assets or other indebtedness owed by it to the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law, be applied, first, as a Collection of such Advance and second, to any other indebtedness of such Obligor to the Seller.

          SECTION 6.5. Power of Attorney Relating to Loan Documents. The Seller hereby grants to the Purchaser an irrevocable power of attorney, with full power of substitution, coupled with an interest, at any time upon and after the Termination Date, to terminate on behalf of the Seller any Loan Document, in accordance with the terms thereof, with an Obligor that is an Obligor with respect to any Acquired Assets.


                            ARTICLE VII

                        TERMINATION EVENTS

          SECTION 7.1.  Termination Event.  If any of the
following events ("Events of Termination") shall occur:

          (a)  The occurrence of a Servicer Default; or

          (b) The Seller shall fail to forward or make any payment or deposit to be made by it when due hereunder, which failure shall remain unremedied for three Business
     Days after written notice from the Purchaser; or

          (c) The Seller (i) shall fail to perform or observe any term, covenant or agreement contained in Section 5.3(a), 5.3(d), 5.3(e), or 5.3(i), or (ii) shall fail to perform or observe any other term, covenant or agreement contained in Sections 5.1 or 5.3 which failure described in this clause
     (ii) shall remain unremedied for five Business Days after written notice from the Purchaser; or

          (d) Any representation or warranty made or deemed to be made by the Seller or any of its officers or employees, under or in connection with this Agreement or any other Facility Document, shall prove to have been false or incorrect in any material respect when made or deemed made; or

          (e) The Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Facility Document on its part to be performed or observed and any such failure shall remain unremedied for five Business Days after written notice from the Purchaser; or

          (f) The Purchaser shall cease or otherwise fail to have good and valid title to (or, to the extent that Article
     9 of the UCC is applicable to the Purchaser's acquisition thereof, a valid perfected security interest in) the Acquired Assets; or

          (g) (i) An Insolvency Event shall occur with respect to the Seller or any of its Subsidiaries; or (ii) either of the Seller or any of its Subsidiaries shall take any corporate action to authorize the filing of any such Insolvency Proceeding; or

          (h) Any "Event of Default" shall occur under the Credit Agreement;

then, and in any such event, the Purchaser may by notice to the Seller declare the Termination Date to have occurred, except that, in the case of any event described in clause (i) of subsection (g) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Purchaser shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.


                           ARTICLE VIII

                          INDEMNIFICATION

          SECTION 8.1.  Indemnities by the Seller.   Without
limiting any other rights which the Purchaser may have hereunder or under applicable law, the Seller hereby agrees to defend and indemnify the Purchaser, its successors and assigns, and their respective officers, directors, employees and agents (each, an "Indemnified Party") from and against any and all costs, expenses, losses, damages, claims and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement, any other Facility Document, or any transaction contemplated hereby or thereby, or from any action taken, or failure to take any action by the Seller with respect to this Agreement or any other Facility Document, including, but not limited to, any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising as a result of or otherwise in connection with:

          (i)  any breach by the Seller of any of its
     representations, warranties, covenants or other obligations under this Agreement or any other Facility Document;

          (ii) the failure to vest in the Purchaser good and valid title to (or, to the extent Article 9 of the UCC is applicable to the Purchaser's acquisition thereof, a first priority perfected ownership interest in) the Acquired Assets, free and clear of any Lien created by or through the Seller (other than Permitted Encumbrances and any Liens created by the Purchaser under the Credit Agreement);

          (iii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to perfection of the Purchaser's interests in any Acquired Assets;

          (iv) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Advance (including, without limitation, a defense based on such Advance not being a legal, valid and binding obligation of the Obligor thereof, enforceable against it in accordance with its terms), or any other claim resulting from the sale of an Advance;

          (v) any products liability, consumer liability, personal injury, any related claim by any third party, or other claim arising out of or in connection with any Advance, Related Security, this Agreement or any other Facility Document;

          (vi) the commingling of Collections at any time with any other funds;

          (vii) any failure of the Seller to perform its duties or obligations in accordance with applicable law;

          (viii) any action or omission by the Seller, reducing or impairing the rights of the Purchaser with respect to any Advance, or the value of any Advance (including, without limitation, any cancellation or modification of any Advance by the Seller);

          (ix) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of the Purchase Price or in respect of any Advance; or

          (x) any environmental liability which may arise or be incurred (including, without limitation, with respect to investigation, laboratory and consultants' fees) by reason of the ownership of, or any Lien on, any Related Security or other Collateral; or

          (xi) any taxes which may at any time be asserted with respect to the Purchase of any Advances by the Purchaser, or any Grant by the Purchaser of an interest in any Acquired Assets to the Collateral Agent, including, without limitation, any sales, transfer, mortgage, gross receipts, general corporation, personal property, privilege or license taxes and costs, expenses and reasonable counsel fees in defending against the same;

excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse for uncollectible Advances or (c) any income or franchise taxes (or any interest, penalties or additions to tax with respect thereto) incurred by the Purchaser arising out of or as a result of this Agreement.

          SECTION 8.2. Operation of Indemnities. Any indemnifi-cation under this Article VIII shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller has made any indemnity payments to the Purchaser pursuant to this Article VIII and if the Purchaser thereafter collects any of such amounts from any other party to whom it has forwarded such payments, the Purchaser shall promptly repay such amounts collected to the Seller without interest. Notwithstanding anything to the contrary in this Agreement, solely for purposes of the indemnification obligations set forth in Section 8.1, any representations, warranties and covenants made by the Seller in this Agreement or the other Facility Documents which are qualified by or limited to events or circumstances which have, or are reasonably likely to have, given rise to a Material Adverse Effect, or which are otherwise qualified or limited by concepts of materiality, shall not be deemed to be so qualified or limited.


                            ARTICLE IX

                           MISCELLANEOUS

          SECTION 9.1. Amendments, Etc. No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Seller shall in any event be effective unless the same shall be in writing and signed by (i) the parties hereto and the Collateral Agent (with respect to an amendment) or
(ii) the Purchaser and the Collateral Agent (with respect to a waiver or consent by the Purchaser) or the Seller (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement (together with the exhibits hereto) among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

          SECTION 9.2.  Notices, Etc.   All notices and other
communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of delivery by mail, five days after being deposited in the mails, or, in the case of notice by telex, when telexed against receipt of answer back, or in the case of notice by facsimile copy, when verbal communication of receipt is obtained, in each case addressed as aforesaid, except that notices and communications pursuant to
Article II shall not be effective until received.

          SECTION 9.3. No Waiver; Remedies. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.4. Binding Effect; Assignability. (a) This Agreement shall be binding upon the Seller, the Purchaser and their respective successors and permitted assigns (which successors and assigns shall include a trustee in bankruptcy), and shall inure to the benefit of each such Person, and each of their respective successors and permitted assigns. The Seller may not delegate any of its obligations hereunder or any interest herein without the prior written consent of the Purchaser. The Purchaser may at any time assign all or any portion of its rights and obligations hereunder without the prior written consent of the Seller.

          (b) Without limiting the foregoing, the Seller hereby acknowledges that, contemporaneously herewith, the Purchaser is Granting, assigning, setting over and otherwise conveying to the Collateral Agent as security all of the Purchaser's right, title and interest in, to and under the Acquired Assets, this Agreement and all of the other Facility Documents to which the Seller is a party and all of the Purchaser's rights, remedies, powers and privileges, and all claims of the Purchaser against the Seller, under or with respect to this Agreement and the other Facility Documents (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity), including, without limitation, (i) the right to determine whether or not a Termination Event or Unmatured Termination Event has occurred and is continuing, (ii) the right of the Purchaser, at any time, to receive all notices hereunder and to enforce this Agreement against the Seller and the obligations of the Seller hereunder,
(iii) the right to appoint a successor to the Servicer at the times and upon the conditions set forth in the Credit Agreement, and (iv) the right, at any time, to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement, any other Facility Documents or any obligations of the Seller hereunder and thereunder, all of which rights, remedies, powers, privileges and claims may be exercised and/or enforcedsame extent as the Purchaser may do. The Seller further acknowledges that Triple-A has assigned to the providers of liquidity support to Triple-A, the right to exercise, in the place and stead of the Purchaser or Triple-A (as applicable), certain of the actions and rights of such Person under this Agreement and under certain related documents, instruments and agreements, and the parties hereto irrevocably consent to any such assignments. The Seller acknowledges and agrees that, as assignees of the Purchaser's rights hereunder, the Collateral Agent, Triple-A, the Surety and the Administrative Agent are third party beneficiaries of this Agreement and the other Facility Documents to which the Seller is a party, and may rely on the Seller's representations, warranties and indemnities made herein and therein as if made directly to them, including without limitation, the indemnities made in
Section 9.7.

          (c) The Seller hereby agrees (i) to execute all agreements, instruments and documents, and to take all other action, that the Purchaser or the Collateral Agent reasonably determines is necessary or appropriate to evidence its consent described in paragraph (b) above and (ii) to give to the Collateral Agent, at the time and in the manner given to the Purchaser, copies of all notices, consents, requests and other writings to be given to the Purchaser by the Seller under this Agreement. To the extent that the Seller has granted Purchaser any powers of attorney under this Agreement, the Seller agrees that the Collateral Agent may exercise all such powers of attorney on behalf of the Purchaser as provided in the Credit Agreement and the Seller agrees to cooperate fully with the Collateral Agent in the exercise of such rights.

          (d) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Termination Date, as the Collection Date shall occur; provided, however, that the rights and remedies with respect to any breach of any representations, warranties or covenants made by the Seller, and the indemnification and payment provisions of Article VIII and Section 9.7, shall be continuing and shall survive any termination of this Agreement; provided further, however, that to the extent that a payment, transfer or deposit is made by or on behalf of the Seller to the Purchaser which payment, transfer or deposit (or any part thereof) is subsequently invalidated, declared to be fraudulent or preferential or set aside and required to be repaid to any of the Seller or its respective estate, trustee or receiver or any other Person, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such repayment, all rights and obligations of the parties hereunder in respect of such payment, transfer or deposit shall be reinstated and con-tinued in full force and effect as if such initial payment, transfer or deposit had never been made.

          SECTION 9.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE PURCHASER IN THE ACQUIRED ASSETS OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          SECTION 9.6. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THE SELLER HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE SELLER AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE
(5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID, AND, BY SERVICE UPON CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, WHICH THE SELLER HEREBY IRREVOCABLY APPOINTS AS ITS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS. THE SELLER HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE SELLER AND THE PURCHASER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. WITH RESPECT TO THE FOREGOING CONSENT TO JURISDICTION, THE SELLER HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 9.6 SHALL AFFECT THE RIGHT OF THE PURCHASER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PURCHASER TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

          SECTION 9.7. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification under Article VIII hereof, subject to certain agreements with respect to limitations on the fees and out-of-pocket expenses of counsel for Triple-A, the Collateral Agent, the Administrative Agent and the Surety with respect the preparation, execution and delivery of this Agreement and the related documents, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing and any requested amendments, waivers or consents) of this Agreement and the other documents to be deliv-ered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser (and the Collateral Agent) with respect thereto and with respect to advising the Purchaser (and the Collateral Agent) as to its rights and remedies under this Agreement, and the other agreements executed pursuant hereto and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other agreements and documents to be delivered hereunder.

          (b) In addition, the Seller shall pay any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other agreements and documents to be delivered hereunder, and agrees to indemnify the Purchaser and its assignees against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          SECTION 9.8. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 9.9. No Proceedings. (a) The Seller hereby covenants and agrees that it will not institute against the Purchaser any Insolvency Proceeding so long as the Collection Date shall not have occurred or there shall not have elapsed one year plus one day since the Collection Date. The foregoing shall not limit the right of the Seller to file any claim in or otherwise take any action with respect to any Insolvency Proceeding that was instituted against the Purchaser by any Person other than the Seller or an Affiliate of the Seller.

          (b) The Seller hereby agrees that it will not institute against Triple-A, or join any other Person in instituting against Triple-A, any Insolvency Proceeding so long as any commercial paper issued by Triple-A shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding. The foregoing shall not limit the right of the Seller to file any claim in or otherwise take any action with respect to any Insolvency Proceeding that was instituted against Triple-A by any Person other than the Seller or an Affiliate of the Seller.

          SECTION 9.10. Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


SELLER/SERVICER:              AG SERVICES OF AMERICA, INC.


                              By:________________________________
                                 Name:
                                 Title:

                              Address:  P.O. Box 668
                                        2302 West First Street
                                        Cedar Falls, Iowa 50613
                                   Attn:  Hank Jungling



PURCHASER:                    AG ACCEPTANCE CORPORATION



                              By:________________________________
                                 Name:
                                 Title:

                              Address:  P.O. Box 668
                                        2302 West First Street
                                        Cedar Falls, Iowa 50613
                                   Attn:  Brad Schlotfeldt

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